UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.     )

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ODYSSEY MARINE EXPLORATION, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Fellow Stockholder:

It is an exciting time to be a part of Odyssey Marine Exploration, and I am honored to be the Chief Executive Officer at the helm. We are continuing our evolution to build on our past operational successes by focusing on enhancing stockholder value through economic success. During the past 20 years, our team has done extraordinary things in the deep ocean, from setting world records for exploration and recovery projects to solving mysteries that had confounded the world for centuries.

Odyssey started out focusing on historic shipwreck projects. We have a passion for conducting best-in-class deep-ocean archaeology and have had more success in this field than anyone else in the world. We share our exciting work through archaeological papers, traveling and virtual exhibits, television documentaries, books and media coverage. Odyssey has built an international brand synonymous with excellence in deep-ocean exploration. Five years ago we began a program to leverage our core competencies and expand into the recovery of cargo from commodity shipwrecks and mineral exploration. We now have the opportunity to build Odyssey into something much bigger than we ever could have accomplished by relying solely on historic shipwreck projects.

The commodity shipwreck projects in our portfolio, while generally under $100 million in value each, can advantageously be grouped by region to spread the expense and risk over several projects. Monetization of the cargo can generally be accomplished on a much quicker timeline than with historic shipwreck projects, as evidenced by our work on the Gairsoppa project, which was monetized in the same calendar year as the offshore operations.

A successful mineral project can be worth many multiples of even the most valuable shipwreck projects. While these mineral projects can take longer than a shipwreck project to reach production or outright sale of the deposit, there are opportunities to sell equity in projects at earlier stages, as we did with Oceanica. In the first year of this project, we sold $27.5 million of equity in the project at a point in time that we had only invested approximately $8 million in the venture.

Seafloor mineral exploration is where we now believe the most important and promising opportunities for Odyssey lie. I want to be clear that we are not abandoning our shipwreck roots. However, as I promised when I assumed the role of Chief Executive Officer, we have an increased focus on financial discipline aimed at reducing operating costs and more closely matching the timing of our investments to nearer term returns. To this end, we are being more selective in both the shipwreck and mineral projects we undertake in order to lower the risk profile on these projects.

Over the past few years, Odyssey has discreetly researched and analyzed many mineral deposits around the globe. Based upon these activities, we have developed a database of information relating to potential opportunities covering a variety of different minerals that may be commercially viable. One of the principal gating factors to begin harvesting these potential opportunities has been access to necessary capital and our need to remain focused on fully developing one of these deposits as the proof-of-concept to establish our credentials in this emerging field. Armed with this credibility, we believe the potential for success in the development of all subsequent seafloor mineral projects will be greatly enhanced.

The recently announced financing arrangement with strategic investor Minera del Norte S.A. de C.V. (MINOSA) and Penelope Mining LLC, its wholly owned subsidiary, has the potential to provide us with the capital necessary to begin harvesting the portfolio of deep-ocean mineral deposits that we have

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ODYSSEY MARINE EXPLORATION • 5215 WEST LAUREL STREET • TAMPA, FL 33607

(P)813.876.1776 • (F)813.876.1777 • WWW.ODYSSEYMARINE.COM

Page Two

been identifying. Taking these potential opportunities from the exploration stage to fully permitted seafloor mineral extraction projects is a complicated and highly speculative endeavor. Assuming we are successful with the development of these deposits, by not selling mineral assets outright at early stage valuations, we will be able to participate in the value creation that occurs as these potential opportunities advance from early development stage through to production stage. By staying involved in these projects, we expect to have the opportunity to capture new revenue streams, initially through offshore exploration contracts targeted at gathering mining feasibility and resource assessment data, and, if the projects are successful, ultimately through fees generated from the oversight and management of extraction operations. In addition, our current projects could be a source of near-term revenue as they may require additional exploration and test mining work to be performed inside this calendar year.

As you’ll see in the attached proxy, two highly-qualified individuals affiliated with MINOSA, Jim Pignatelli and John Abbott, are proposed as candidates for Odyssey’s Board of Directors. Reviewing their biographies will give you a sense of why we expect that these new Board members will provide our management team with invaluable advice and insight to help grow our business.

I want to emphasize that Odyssey’s management team and Board of Directors spent considerable time exploring all of the options available to the Company prior to making the decision to move forward on the transaction with MINOSA. Collectively, we believe that this transaction is the most beneficial for the Company and our stockholders. We believe it has the potential to transform Odyssey and increase stockholder value dramatically by not only providing the capital necessary to execute our current pipeline of offshore projects, but, more importantly, through the potential strategic guidance and resources that we believe will be a crucial catalyst to our future success.

As stockholders, you now have the opportunity to vote on whether you think we have made the best choice. I encourage you to review the attached proxy carefully, and if you have any questions, call the information telephone number noted. I am highly confident that this path forward is one that will permanently strengthen Odyssey so that we will stand the test of time and enjoy outstanding success as the world’s premier deep-ocean exploration company.

We encourage you to vote FOR all of the proposals included in the attached proxy statement.

We appreciate your ongoing support and belief in the Odyssey team, and thank you for your trust in our stewardship of your company.

Sincerely,

Odyssey Marine Exploration, Inc.

Mark D. Gordon

President, Chief Executive Officer,
and Member of the Board of Directors

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ODYSSEY MARINE EXPLORATION • 5215 WEST LAUREL STREET • TAMPA, FL 33607

(P)813.876.1776 • (F)813.876.1777 • WWW.ODYSSEYMARINE.COM

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 9, 2015

To the Stockholders of Odyssey Marine Exploration, Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), will be held at the Holiday Inn – Tampa, located at 700 North West Shore Boulevard, Tampa, Florida 33609, on Tuesday, June 9, 2015, at 9:30 a.m., Eastern Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following matters:

1.	to elect seven directors to serve as members of the Company’s Board of Directors for one to three-year terms, if Proposal 3(c) is approved, or, if Proposal 3(c) is not approved, for one-year terms until the next Annual Meeting or until their successors are elected;

2.	to adopt and approve, for purposes of Nasdaq Listing Rule 5635, the Purchase Agreement dated March 11, 2015 (as amended, the “Purchase Agreement”), a copy of which is attached as Appendix A, among the Company, Minera del Norte, S.A. de C.V. (“MINOSA”), and Penelope Mining LLC (the “Investor”), including the issuance of up to 31,300,297 shares of the Company’s Class AA Preferred Stock and the issuance of up to 31,300,297 shares of the Company’s common stock issuable upon conversion of the Class AA Preferred Stock, in each case calculated after giving effect to the one-for-six reverse stock split contemplated by Proposal 3(b) (the “Transaction Proposal”);

3.	to adopt an amendment to the Company’s articles of incorporation (the “Articles Amendment Proposal”), in the form attached as Appendix B (the “Certificate of Amendment”), with the following sub-proposals:

(a)	a proposal to provide that the aggregate number of shares the Company is authorized to issue is 150,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Capitalization Proposal”);

(b)	a proposal to implement a one-for-six reverse stock split whereby each six issued and outstanding shares of the Company’s common stock will be combined into one share of the Company’s common stock (the “Reverse Split Proposal”);

(c)	a proposal to classify the membership of the Company’s Board of Directors into three classes, as nearly equal in number as possible with one class to be elected annually for staggered three-year terms (the “Classified Board Proposal”);

(d)	a proposal limiting the liability of the Company’s directors and officers to the fullest extent permitted by Nevada law and that requires the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding involving alleged acts or omissions of such officer or director be paid as they are incurred (the “Liability Limitation Proposal”); and

(e)	a proposal that allocates corporate opportunities among the Company and directors of the Company who are not officers, employees, or other members of management of the Company, and that otherwise modifies the corporate opportunity policy that previously applied to the Company under its amended and restated bylaws (the “Unaffiliated Director Proposal”);

4.	to hold a non-binding advisory vote to approve named executive officer compensation;

5.	to approve the Company’s 2015 Stock Incentive Plan, as amended;

6.	to ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered public accounting firm; and

7.	a proposal to grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Annual Meeting to adopt the proposals or (b) a quorum is not present at the Annual Meeting (the “Adjournment Proposal”).

These matters are described in the proxy statement accompanying this Notice. We are required to seek stockholder approval of Proposals 1 through 3 above pursuant to the terms of the Purchase Agreement and, with respect to Proposal 2 above, in order to comply with the rules and regulations of The NASDAQ Stock Market.

If Odyssey’s stockholders wish to approve all the proposals contemplated by the Purchase Agreement, they must approve Proposal 1 relating to the election of directors, Proposal 2 adopting and approving the terms of the Purchase Agreement, including the issuance of the Company’s Class AA Preferred Stock and common stock to the Investor, and Proposal 3 relating to the amendment to our articles of incorporation, including each of the sub-proposals.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” EACH OF THE ABOVE PROPOSALS

(INCLUDING EACH OF THE RELATED SUB-PROPOSALS UNDER PROPOSAL 3).

There are no “dissenters” or “appraisal” rights available to our stockholders in connection with these proposals.

Only holders of record of the Company’s common stock at the close of business on April 15, 2015, will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournment or adjournments thereof.

The Company has retained Okapi Partners LLC (“Okapi”) to act as its proxy solicitor to solicit proxies on its behalf in connection with the Annual Meeting. The cost of soliciting proxies in the enclosed form will be borne by the Company. Okapi may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders, and other fiduciaries.

Whether or not you expect to attend the Annual Meeting in person, we urge you to vote as soon as possible. As an alternative to voting at the Annual Meeting in person, you may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card in the postage-paid envelope enclosed with it. For detailed information on how you can vote, refer to the section entitled “How do I vote?” in the Proxy Statement. The giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. You may change your proxy vote automatically by voting in person at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Gordon
Chief Executive Officer, President and Board Member
April 29, 2015

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Therefore, most stockholders will not receive paper copies of our proxy materials. Instead, we will send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting by use of the Internet. The Notice of Internet Availability of Proxy Materials also informs stockholders how to get paper copies of our proxy materials if they wish to do so. We believe this method of proxy distribution will make the proxy distribution process more efficient, less costly, and will contribute to the conservation of natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via e-mail unless you change your election.

Appendixes:

A	–	Purchase Agreement and Amendment No. 1 thereto
B	–	Certificate of Amendment
C	–	Promissory Note and Amendment No. 1 thereto
D	–	Pledge Agreement
E	–	Certificate of Designation
F	–	Stockholder Agreement
G	–	Indemnification Agreement
H	–	Voting Agreement
I	–	Oceanica Call and Amendment No. 1 thereto
J	–	Hyde Park Capital Advisors Fairness Opinion
K	–	2015 Stock Incentive Plan, as amended
L	–	Annual Report on Form 10-K

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 9, 2015

ABOUT THE MEETING

This Proxy Statement is being made available to stockholders beginning April 29, 2015.

Who is entitled to vote at the Annual Meeting?

All voting rights are vested in the holders of our common stock. Each share of our common stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. Only stockholders of record at the close of business on April 15, 2015, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. On April 15, 2015, a total of 89,582,502 shares of our common stock were outstanding and eligible to vote. Cumulative voting in the election of directors is not permitted, which means that each stockholder may vote no more than the number of shares he or she owns for a single candidate.

How many shares must be present to establish a quorum?

A majority of the voting power, which includes the voting power that is present in person or by proxy, shall constitute a quorum at the Annual Meeting. Shares represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote. Likewise, stock represented by “broker non-votes” will be treated as present for purposes of determining a quorum. Broker non-votes are proxies with respect to shares held in record name by brokers or nominees, as to which instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power under applicable national securities exchange rules or the instrument under which it serves to vote such shares on that matter. Your broker will not have discretion to vote on non-routine matters absent direction from you, including the election of directors, the Transaction Proposal, the Articles Amendment Proposal, the advisory vote to approve our named executive officer compensation, and the approval of the Company’s 2015 Stock Incentive Plan, as amended. If you hold your shares through a broker, your broker is permitted to vote your shares on “routine” matters, which include the ratification of the Independent Registered Public Accounting Firm and the Adjournment Proposal, even if the broker does not receive instructions from you.

How do I vote?

Stockholders of Record: Shares Registered in Your Name

As an alternative to voting in person at the Annual Meeting, stockholders whose shares are registered in their own names may vote without attending the Annual Meeting over the Internet or by mail or telephone as described below:

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2015. Have your proxy card in hand with the 12 Digit Control Number available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

2015 Proxy Statement	1

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.
VOTE BY TELEPHONE
You can transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2015, by telephone following the instructions on your Proxy Card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

Beneficial Owners: Shares Held in “Street Name”

If your shares are registered in the name of a bank or brokerage firm (your record holder), you will receive a notice regarding availability of proxy materials that will tell you how to access our proxy materials and provide voting instructions to your broker over the Internet. It will also tell you how to request a paper or e-mail copy of our proxy materials.

Note to Beneficial Owners: Under applicable laws, a bank, broker or nominee has the discretion to vote on routine matters, which include the Adjournment Proposal and the ratification of the Independent Registered Public Accounting Firm. Securities and Exchange Commission rules do not permit a bank, broker or nominee to vote on behalf of beneficial owners with respect to non-routine matters such as the election of directors, the Transaction Proposal, the Articles Amendment Proposal, the advisory vote to approve our named executive officer compensation, and the approval of the Company’s 2015 Stock Incentive Plan, as amended. If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposals on which your broker does not have discretionary authority to vote. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the Inspector of Elections with your ballot. Stockholders who have elected to receive the proxy materials electronically will receive an e-mail on or about May 1, 2015, with information on how to access stockholder information and instructions for voting.

TO REQUEST PAPER COPIES OF PROXY MATERIALS: If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting or receiving a copy. Please make your request for a copy on or before May 26, 2015, to facilitate timely delivery. Please choose one of the following methods to make your request: (1) BY INTERNET: www.proxyvote.com; (2) BY TELEPHONE: 1-800-579-1639; (3) BY E-MAIL: sendmaterial@proxyvote.com. NOTE: Include the 12 Digit Control Number located on the Notice in the subject line of your e-mail.

Can I change my vote after submitting a Proxy?

You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Odyssey’s corporate secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the Annual Meeting if you obtain a “legal proxy” as described above.

Regardless of how your shares are held and whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure that your vote is counted. Please note that you may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

2015 Proxy Statement	2

Information about attending the Annual Meeting.

If you plan to attend the Annual Meeting, please bring the following:

1.	Proper identification containing recent photograph such as a driver’s license or passport. We may inspect your bags or packages, and we may require you to check them, and, in some cases, we may not permit you to enter the meeting with them. Video and audio recording devices will not be permitted at the Annual Meeting.

2.	“Acceptable Proof of Ownership” if your shares are held in “Street Name.”

Acceptable Proof of Ownership is (a) a letter from your broker stating that you owned Odyssey Marine Exploration, Inc. stock on the record date (April 15, 2015) or (b) an account statement showing that you owned Odyssey Marine Exploration, Inc. stock on the record date.

Street Name means your shares are held of record by brokers, banks or other nominees.

What is the voting requirement to approve each of the proposals?

Proposal No. 1 (Election of Directors) is a non-routine matter.

The election of directors requires the affirmative vote of a plurality of the votes cast by shares represented in person or by proxy and entitled to vote for the election of directors. This means that the nominees receiving the most votes from those eligible to vote will be elected. You may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. Accordingly, votes withheld as to the election of directors will not affect the election of the candidates receiving the plurality of votes.

Proposal 2 (The Transaction Proposal) is a non-routine matter.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will not be considered in the tabulation of votes cast and will not affect the outcome of the Transaction Proposal.

Proposal 3 (The Articles Amendment Proposal, Including Each Sub-Proposal 3(a) Through 3(e)) is a non-routine matter.

The affirmative vote of a majority of the voting power is required to approve this proposal and each of the sub-proposals. Abstentions and broker non-votes will have the same effect as votes against this proposal because the shares are considered outstanding voting power but are not affirmative votes.

Proposal 4 (Advisory Vote on Executive Compensation) is a non-routine matter.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required. Because your vote is advisory, it will not be binding on the Board or the Company; however, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 5 (Approval of the 2015 Stock Incentive Plan, as amended) is a non-routine matter.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will not be considered in the tabulation of votes cast and will not affect the outcome of this proposal.

2015 Proxy Statement	3

Proposal 6 (Ratification of Independent Registered Public Accounting Firm) is a routine matter.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Broker discretionary voting is allowed. Abstentions will not affect the outcome of this proposal.

Proposal 7 (The Adjournment Proposal) is a routine matter.

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Broker discretionary voting is allowed. Abstentions will not affect the outcome of the Adjournment Proposal.

Proposals 1 through 5 are non-routine matters, and, absent instructions from you, the bank, broker or other nominee may not vote your shares at all and your shares will be considered broker non-votes. Proposals 6 and 7 are routine matters, and your bank, broker or other nominee may vote your shares at its discretion.

Other business as may properly come before the Annual Meeting or at any postponement or adjournments thereof.

The affirmative vote of the majority of the votes properly cast at the Annual Meeting, assuming a quorum is present, is necessary for the approval of other business. For other business as may properly come before the Annual Meeting or at any adjournment or adjournments thereof, broker non-votes are not included in the vote totals. If you grant a proxy, the persons named as proxy-holders will have the discretion to vote your shares on any additional business properly presented for a vote at the Annual Meeting. We are not aware of any other business to be acted upon at the Annual Meeting.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and will be subsequently disclosed in a Form 8-K filing with the Securities and Exchange Commission (the “SEC”) within four business days after the Annual Meeting.

Who is soliciting proxies under this proxy statement?

The Company has retained Okapi Partners LLC (“Okapi”) for a fee of $6,500 plus reimbursement of out-of-pocket expenses as its proxy solicitor to solicit proxies on its behalf in connection with the Annual Meeting. The cost of soliciting proxies in the enclosed form will be borne by the Company. Okapi may solicit proxies from individuals, banks, brokers, custodians, nominees, other institutional holders, and other fiduciaries.

Whom should I call if I have any questions?

If you have any questions, or need assistance voting, please contact the Company’s proxy solicitor:

Okapi Partners LLC

Stockholders Call Toll Free: (877) 259-6290

Banks and Brokers Call Collect: (212) 297-0720

Stockholders who wish to receive a separate written copy of this proxy statement, or the Company’s Annual Report on Form 10-K, now or in the future, should submit their written request to the Corporate Secretary, Odyssey Marine Exploration, Inc., 5215 West Laurel Street, Tampa, Florida 33607.

2015 Proxy Statement	4

Proposal 1 - ELECTION OF DIRECTORS

The Board of Directors currently consists of seven members. The Board of Directors recommends the election as directors of the seven nominees listed below, to hold office until the next Annual Meeting and until their successors are elected and qualified or until their earlier death, resignation or removal. Except for Messrs. Abbott and Pignatelli, each of the nominees is currently a director of the Company. The persons named as “Proxies” in the form of Proxy will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the Annual Meeting any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors. Dr. Saul and Mr. Sawyer have delivered to the Company irrevocable, conditional resignations by which each of them has agreed to resign from the Board of Directors contingent upon the occurrence of the Initial Closing under the Purchase Agreement. Notwithstanding their conditional resignations, Dr. Saul and Mr. Sawyer have consented to being named as nominees for director at the Annual Meeting, and they will continue to serve as directors until their resignations are effective or until their successors are duly elected and qualified. If the Initial Closing occurs, the Company expects the Investor to designate two individuals to fill the vacancies created thereby.

In the period from the conclusion of the Annual Meeting to the Initial Closing under the Purchase Agreement, the Company anticipates that: (a) the Company’s Board of Directors will form a special committee comprised of directors who are not affiliated with the Investor (the “Independent Committee”), (b) such Independent Committee will retain the Company’s historical counsel (or other counsel of its choosing) to advise it, and (c) all actions of the Company with respect to the Purchase Agreement will be subject to the approval of the Independent Committee.

PLEASE NOTE that brokers may not vote on the election of directors in the absence of specific client instruction. Those who hold shares in a brokerage account are encouraged to provide voting instructions to their broker.

The table below sets forth the name and age of each nominee for director, indicating all positions and offices with the Company presently held; the period during which each person has served as a director; any additional directorships with public companies; the class which each nominee shall serve under if elected and the expiration of the term of such director, if Proposal 3(c) is approved by the Company’s stockholders; and the key characteristics of each member that are critical to effective board membership.

Under Proposal 3(c), our Board of Directors is seeking the approval of an amendment to our articles of incorporation to classify the membership of the Company’s Board of Directors into three classes, as nearly equal in number as possible, with one class to be elected annually for staggered three-year terms. Subject to the approval of Proposal 3(c), the terms of office of the Class I, Class II and Class III directors will expire in 2016, 2017 and 2018, respectively. If Proposal 3(c) is not approved, each nominee, if elected at the Annual Meeting, will serve as a director until the earlier of the 2016 Annual Meeting of the Company’s stockholders or until his successor is duly elected and qualified.

Name	Age	Positions and Offices Held and Term as a Director	Other Directorships of Public Companies	Classification (Term Expires)
John C. Abbott	45	Nominee for Director	MeetMe, Inc.	Class III (2018)

Key Qualifications:

The board recognizes that Mr. Abbott’s position as a chief financial officer, together with his prior experience as the chief executive officer of a public company and in investment banking, provide him with valuable insight regarding executive leadership, management, finance, and international business. The Board believes his background, experience, and expertise will bring valuable perspectives to the Board’s discussions.

2015 Proxy Statement	5

Mark D. Gordon	55	Chief Executive Officer and President since October 2014; Director since January 2008	None	Class I (2016)

Key Qualifications: The Board recognizes that Mr. Gordon’s position with the Company as CEO and President as well as his innovative entrepreneurship and the strategic planning skills gained in former CEO and president positions provide cutting-edge solutions to drive business growth and turn visionary strategies into success. He has helped guide the management team through the challenges and complexities of building a solid company; and has strategically expanded opportunities for the company, by exploring new concepts and creative solutions to issues facing the company; including funding, investor relations and communications forging lasting alliances across industry and organizational levels. His leadership, management, strategic planning, business development and investor communications activities allow him to understand the complexities of our business and bring a unique direction to the Board’s strategic discussions.

Mark B. Justh	50	Director since July 2013; Chairman of the Audit Committee since June 2014	None	Class II (2017)

Key Qualifications: The Board recognizes that Mr. Justh has results-oriented experience in the investment banking industry for over ten years. He has managed equities and derivatives distribution businesses in both the United States and Asia for J.P. Morgan and worked primarily with the largest global institutional investors and hedge funds. He has significant experience in both primary and secondary equities markets for both domestic and international corporations. The Board recognizes that Mr. Justh has an in-depth knowledge of industry trends, assessing risks and financial management. His background, both domestic and international, allows him to bring a unique perspective to the Board’s strategic and financial discussions.

James S. Pignatelli	71	Nominee for Director	Electro Rent Corporation	Class III (2018)

Key Qualifications: The Board recognizes that, from his prior positions as a chief executive officer and board chairman and his service on the boards of directors of other companies, Mr. Pignatelli has significant management, operations, and finance experience and expertise. The Board believes his experience, background and knowledge will be valuable assets to the Board and the Company.

David J. Saul	75	Director since October 2001	None	Class III (2018)

Key Qualifications: The Board recognizes that Dr. Saul’s distinguished career as Bermuda’s Premier and Minister of Finance brings to the Board and the Company valuable and extensive international board and leadership experience. His past senior posts with Fidelity Investments and his ongoing involvement with Fidelity’s main international board contribute a wealth of knowledge and insight regarding government, politics, business, investments, international strategy and finance. The Board of Directors and management benefit from the knowledge and experience acquired by Dr. Saul during his long and successful business career.

Jon D. Sawyer	69	Director since November 2009	None	Class II (2017)

Key Qualifications: The Board recognizes that Mr. Sawyer’s expertise in securities law, including past experience with the Securities and Exchange Commission, and extensive knowledge of the management of public companies on various issues such as financing, corporate governance, disclosure issues, executive compensation reporting, and mergers and acquisitions, provide the Board valuable insights regarding governance, government processes and law. His experience, background and knowledge are valuable assets to the Board and the Company that give him further insight into chairing the Compensation Committee.

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Gregory P. Stemm	57	Chairman of the Board since October 2014; Director since May 1994	None	Class I (2016)

Key Qualifications: The Board recognizes that Mr. Stemm has over 20 years of leadership and management experience from his past positions in the Company as CEO and on the Board as Chairman. This experience has provided him with an in-depth knowledge of the Company’s business, operations, strategy and management team, as well as his historical perspective on the Company’s business. Acclaimed as a pioneer in deep-ocean exploration with a broad spectrum of experience in all phases of exploration and recovery, he plays an important role in the development of tools and technology as well as setting private sector standards for underwater resource management. He is a published author on shipwrecks and underwater exploration and has participated in the discovery of hundreds of shipwrecks throughout the world. Mr. Stemm brings an extraordinary depth of knowledge and a unique expertise to the Board of Directors.

There are no family relationships among any of the directors or the executive officers of the Company.

BOARD RECOMMENDATION

THE ELECTION OF DIRECTORS IS A NON-ROUTINE MATTER, SO YOUR BROKER MAY NOT VOTE

YOUR SHARES ON THIS PROPOSAL WITHOUT RECEIVING INSTRUCTIONS FROM YOU.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

DIRECTOR NOMINEES AND EXECUTIVE

OFFICERS OF THE COMPANY

The following sets forth biographical information as to the business experience of each of the Company’s executive officers and nominees for director for at least the last five years.

John C. Abbott is a nominee for director. He is the Chief Financial Officer of Altos Hornos de Mexico, S.A.B de C.V. (AHMSA), parent company of MINOSA. Previously, John served as Chief Executive Officer of MeetMe, Inc. (Nasdaq: MEET), the leading U.S. social network for meeting new people. John currently serves as MeetMe’s Chairman of its Board of Directors. From 1992 to 2005, John held several positions within JP Morgan’s Latin America Mergers & Acquisitions team, working in both New York and Sao Paulo. John earned his A.B. from Stanford University and MBA from Harvard Business School.

Mark D. Gordon was appointed as Chief Executive Officer and President in October 2014. He has served as President and Chief Operating Officer from October 2007 to October 2014 and as a Director since January 2008. He was named Executive Vice President of Sales in January 2007, in which capacity he was responsible for the Attraction, Business Development and Retail Merchandising operations for the Company. He joined the Company in June 2005 as Director of Business Development. Prior to joining Odyssey, Mr. Gordon started, owned, and managed four different entrepreneurial ventures from 1987 to 2003, including Synergy Networks, which he founded in 1993 and served as Chief Executive Officer until September 2003, when the company was sold to the Rockefeller Group. He continued to serve as President of Rockefeller Group Technology Services Mid Atlantic (RGTSMA), a member of Rockefeller Group International, until December 2004. Mr. Gordon received a B.S. degree in Business Administration in 1982 and an M.B.A. degree in 1983 from the American University. As a shipwreck diver with the National Diving Center in Washington, D.C., he has conducted hundreds of dives and explorations on shipwrecks and was the first person to discover and dive on the wreck of the S.S. Proteus, a ship that had been missing since the early 1900s. Mr. Gordon has been a featured guest on several prominent international television and radio programs as well as interviewed by some of the most prestigious publications in the world. Discovery Channel profiled Mr. Gordon and Odyssey in 2009 as they explored the English Channel in a 12-part documentary series called Treasure Quest.

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Mark B. Justh joined Odyssey’s Board in July 2013. Mr. Justh was appointed Chairman of the Audit Committee in June 2014. Mr. Justh served as Managing Director at J.P. Morgan, Hong Kong, for over ten years. Prior to that, Mr. Justh was a Partner at HPJ Media Ventures/DeNovo Capital from 2000 to 2002, where he managed a $25 million fund that made private investments in media properties. From 1994 to 2000 he was a Vice President at Goldman Sachs International responsible for Institutional Equity Sales coverage of Switzerland and France for the U.S. equity product. Mr. Justh earned his Bachelor’s degree from Princeton University, his Master’s degree from New York University and his M.B.A. degree from INSEAD (France). Mr. Justh was also honorably discharged from the U.S. Army Reserve as a First Lieutenant in the Medical Service Corps.

James S. Pignatelli is a nominee for director. From July 1998 until his retirement in January 2009, Mr. Pignatelli was Chairman of the Board, Chief Executive Officer and President of Unisource Energy Corporation, an electric utility holding company, and Chairman of the Board, Chief Executive Officer and President of Tucson Electric Power Company, its principal subsidiary. Previously he served those companies as Senior Vice President and Chief Operating Officer. Mr. Pignatelli has served as a director of Electro Rent Corporation, one of the largest global organizations devoted to the rental, lease and sale of new and used electronic test and measurement equipment, since 2002 and serves on the Board of Directors of Altos Hornos de Mexico, S.A. and Blue Cross-Blue Shield of Arizona. Mr. Pignatelli holds a B.A. in accounting from Claremont Men’s College and a J.D. from the University of San Diego.

Dr. David J. Saul, who is retired, has served as a member of our Board of Directors since October 2001. Dr. Saul was Bermuda’s Minister of Finance from 1989 to 1995 and Premier of Bermuda from 1995 to 1997. In addition to his public service background, Dr. Saul held two senior posts with Fidelity Investments, from 1984 through 1995, as the President of Fidelity Bermuda and Executive Vice President of Fidelity International. He retired from the firm in 1999 but remains a Director of Fidelity’s main international Board, and a Director of approximately 40 other Fidelity companies around the world - including the U.K., Bermuda, Jersey, Tokyo, Hong Kong, Cayman Islands, Luxembourg and Taiwan. Dr. Saul’s professional activities include two stints as a Director of the Bermuda Monetary Authority (Bermuda’s Central Bank), and until 2010 as a Director of Lombard Odier Darier Trust Ltd. (Bermuda), a subsidiary of the Swiss Bank, and until 2010 as a Director of the London Steam Ship Owners’ Mutual Insurance Association (Bermuda) Ltd., at which time he retired from these two boards. A keen oceanographer with a passion for shipwrecks and the sea, he was a founding Trustee of the Bermuda Underwater Exploration Institute and a founding Director of the Professional Shipwreck Explorers Association.

Jon D. Sawyer joined the Board of Directors in November 2009 and has served as chairman of the Governance and Nominating Committee from June 2010 until June 2011 and the Compensation Committee since March 2011. Mr. Sawyer opened his own securities law firm in January 2014 in Denver, Colorado. Prior to that he was a practicing securities attorney with the firm of Jin, Schauer & Saad, LLC in Denver, Colorado, where he worked since March 2009. He started his securities law career working for the Denver Regional Office of the Securities and Exchange Commission as a trial attorney for three years from 1976 to 1979. He worked the next 27 years practicing securities law in private practice, and during this time he served as securities counsel for Odyssey from 1997 to 2006. He was a partner with the Denver law firm of Krys Boyle, P.C. from November 1996 until June 2007. From June 2007 until March 2009 he was a co-owner and worked full time in various capacities including President and general counsel for Professional Recovery Systems, LLC, a privately held financial services firm engaged in the business of purchasing, selling and collecting portfolios of consumer charged-off debt.

Gregory P. Stemm was appointed as Chairman of the Board of Directors in October 2014. Previously he served as Chief Executive Officer from January 2008 to October 2014, and Chairman from 2008 to 2010. He also served as Co-Chairman from 2006 to 2008 and as a Director and Executive Vice President since May 1994. During that time he was responsible for research and operations on all shipwreck projects. Mr. Stemm has extensive experience in managing shipwreck exploration operations since entering the field in 1986, including deep-ocean search and robotic archaeological excavation on a number of projects. A panelist at the 1998 Law of the Sea Institute, Mr. Stemm was appointed for four consecutive terms to the United States delegation to the United Nations Educational, Scientific and Cultural Organization (UNESCO) expert meeting to negotiate the “Draft Convention for the Protection of Underwater Cultural Heritage.” He was selected as a Fellow of the Explorers Club, and was the founder and past-president of the Professional Shipwreck Explorers Association (ProSEA). Mr. Stemm served as a founding director (1986-1993) and international president (1992-1993) of YEO (Young Entrepreneurs Organization) and was also a founding member of the World Entrepreneurs Organization, where he served on the International Board of Directors (1997-1998).

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Laura L. Barton (age 53) was appointed as Executive Vice President and Director of Communications in June 2012 and formerly served as Vice President of Communications from November 2007 to June 2012. With over 30 years of marketing, advertising, PR and media experience, Ms. Barton directs branding communications and content development for the Company. Previously, Ms. Barton served as Director of Corporate Communications and Marketing for Odyssey since July 2003. During her tenure, 17 hours of prime time television programming detailing the Company’s projects were produced for PBS, National Geographic, Discovery Channel and C5, and national promotions were conducted with Walt Disney Pictures for two theatrical releases. From June 1994 to July 2003, she was President of LLB Communications, a marketing and communications consulting company that served a variety of broadcast networks, stations and distributors as well as Odyssey. She also taught as an adjunct instructor at the University of South Florida. Prior to founding LLB Communications, Ms. Barton served in various marketing, promotions, publicity and creative services positions in local and network television since 1983. Ms. Barton received a B.A. degree in Mass Communication from the University of South Florida.

Philip S. Devine (age 48) was appointed Chief Financial Officer in September 2013 and formerly served as CFO of various publicly listed companies with operations in Europe and the United States. Most recently, he worked as a financial consultant via Decofi sprl (2010-2013), and as the CFO of two biotechnology companies, MDxHealth SA (NYSE Euronext: MDXH) from 2003-2012, and Tibotec-Virco N.V. (sold to Johnson & Johnson) from 2001-2002. Earlier in his career, he worked primarily as a strategy consultant at McKinsey & Company (1994-2000) and as an auditor/CPA at Deloitte & Touche (1988-1992). Mr. Devine obtained his M.B.A. degree at INSEAD (France), his CPA license in Massachusetts, his M.S.A. degree at Bentley College, and his B.A. degree at Dartmouth College. Mr. Devine is a U.S. citizen who was born in Brazil and who has worked and lived in the United States, Europe, and Latin America. He is fluent in English, French, and Portuguese.

John D. Longley (age 48) was appointed Chief Operating Officer in October 2014. Previously, Mr. Longley served as Senior Vice President since 2012 and Director of Business Operations since 2005 when he joined the Company. With over 25 years of marketing and business strategy experience, he has been integral in growing the Company’s business opportunities including its attractions, the monetization of valuable shipwreck finds and exploring new deep-ocean opportunities that utilize Odyssey’s core competencies. Mr. Longley has an instrumental role in executing major marketing programs and projects at Odyssey. Following the Gairsoppa silver recovery operations, Mr. Longley led the program to monetize the 110 tons of shipwreck silver bullion, which constituted the world’s largest precious metals recovery from a shipwreck in history. Mr. Longley also orchestrated the development of Odyssey’s global distribution network for shipwreck coins and collectibles, which now reaches millions of shipwreck collectible buyers, and directs Odyssey’s traveling exhibit SHIPWRECK! which has been on a tour through 13 North American cities since 2005 and continues today.

Melinda J. MacConnel (age 50) was appointed Executive Vice President, General Counsel and Secretary in June 2012 and formerly served as Vice President and General Counsel from 2008 to June 2012. She joined Odyssey in March 2006 as a Legal Consultant and became Odyssey’s General Counsel in January 2007. Prior to joining the Company, Ms. MacConnel practiced law as a Litigation Consultant, providing counsel to attorneys in all areas of law. She has also served as a professor of legal research and writing and has worked as a congressional assistant for the United States House of Representatives, in Washington, D.C. Since joining Odyssey, Ms. MacConnel has been successful in negotiating several key agreements and contracts for the Company, as well as overseeing all admiralty proceedings and managing a team of international legal consultants. Ms. MacConnel graduated cum laude from St. Mary’s College, Notre Dame, in 1986 with bachelor’s degrees in International Government, French and Theology. In 1990, Ms. MacConnel received her J.D. degree from the University of Florida College of Law. She is a member of the Florida Bar and the Hillsborough County Bar Association and is admitted to practice before the United States District Court for the Middle District of Florida and the United States Supreme Court.

Jay A. Nudi (age 51) has served as Treasurer since June 2010 and Principal Accounting Officer of the Company since January 2006. Mr. Nudi has been with the Company since May 2005 as Corporate Controller and has over 20 years of accounting and management experience. Mr. Nudi is a certified public accountant. Prior to joining the Company, Mr. Nudi served as Controller for The Axis Group in Atlanta where he began in 2003. The Axis Group provides logistic solutions and services to the automotive industry. From 2001 to 2003, he served as a

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consultant to various companies on specific value-added tasks. From 2000 to 2001, Mr. Nudi was Director of Financial Reporting for OneSource, Inc., a leading provider of facilities management. From 1997 to 2000, he served as Corporate Controller for Acsys, Inc., a national recruiting firm that was publicly held until it was acquired in 2000. Mr. Nudi received a B.S. degree in Accounting from Pennsylvania State University in 1985.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to, among others, its principal executive, financial and accounting officers, and other persons, if any, performing similar functions. Our Code of Ethics can be obtained from the Company, without charge, by written request to the Chief Financial Officer at the Company’s address and is posted on the Company’s Internet web site (http://odysseymarine.com).

CORPORATE GOVERNANCE

Board of Directors and Executive Officers

The Board of Directors held nine scheduled meetings and four executive sessions of independent directors during the fiscal year ended December 31, 2014. Each director attended at least 95% of the aggregate number of meetings held by the Board of Directors, its committees and its private sessions during the time each such Director was a member of the Board or of any committee of the Board.

Directors standing for election are expected to attend the Annual Meeting. All of the seven directors standing for election at the 2014 Annual Meeting attended that meeting.

Executive officers are chosen by the Board of Directors to hold office until the next Annual Meeting of the Company, which will be held June 9, 2015. Except as described in Proposal 2, there are no known arrangements or understandings between any director or executive officer and any other person pursuant to which any of the above-named executive officers or directors was selected as an officer or director of the Company. No event occurred during the past ten years which is material to an evaluation of the ability or integrity of any director or person nominated to be director or executive officer of the Company.

Board Leadership Structure

Chairman/Chief Executive Officer

Our Board does not have a policy regarding whether the roles of Chairman and Chief Executive Officer should be separate because our Board believes it is in the best interests of our Company to retain the flexibility to have a separate Chairman and Chief Executive Officer or, if circumstances dictate, to combine the roles of Chairman and Chief Executive Officer.

Our current leadership structure is comprised of a non-independent director serving as Chairman of the Board (Greg Stemm), an independent director serving as Lead Director (Brad Baker), a Company employee serving as Chief Executive Officer and President (Mark Gordon), and strong, active independent directors serving on and chairing our Board committees. We believe that this structure is appropriate for the Company because it allows one person, our CEO, to concentrate on the day-to-day operations of the Company and to speak for and lead the Company, while providing for effective oversight by an independent Lead Director, Chairman and Board. The Lead Director is responsible for the strategic operations of the Board and sets the agenda for and presides over Board meetings. For a company like Odyssey that is focused worldwide on deep-ocean shipwreck exploration, archaeological recovery operations, as well as subsea mineral exploration, we believe our CEO is in the best position to lead our management team and to respond to the current pressures and needs of the company at the current stage of growth and development. Our Lead Director is in the best position to focus the Board’s attention on the broader issues of corporate governance. We believe that splitting the roles of Chairman and CEO and adding an independent Lead Director maximizes the effectiveness of our management and governance processes to the benefit of our stockholders.

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Executive Sessions

Our independent directors of the Board of Directors meet regularly in executive session without employee-directors or other executive officers present. The Lead Director presides at these meetings. In 2014, the independent directors met four times.

Board Diversity

The Company understands and appreciates that a Board of Directors, consisting of individuals with diverse profiles, personal characteristics, experiences, skills, and attributes, contributes positively to corporate governance and enhancing stockholder value. While the Company has no express diversity policy in the identification of nominees for director, diversity is just one of many factors that the Board of Directors considers in identifying candidates. Further qualifications are written in the Charter and Guidelines of the Governance and Nominating Committee.

Service on Other Boards of Directors

Our Board of Directors believes that each director of the Company should be allowed to sit on the board of not more than two publicly traded for-profit companies without the prior approval of the Board of Directors. It is the position of the Board that approval of a director to sit on more than two boards simultaneously while sitting on Odyssey’s Board will be limited to special circumstances, provided that the arrangement will not interfere with the director carrying out the duties to the Board of the Company. None of our Directors currently sits on the board of more than two publicly traded companies.

Independence of Board Committee Members

The Company currently has five directors, Bradford B. Baker, Max H. Cohen, Mark B. Justh, David J. Saul and Jon D. Sawyer, who are independent directors as defined in Section 5605 of the listing standards of the NASDAQ Stock Market, although Messrs. Baker and Cohen are not nominees for election at the Annual Meeting. The Board of Directors affirmatively determined, from its review of the completed Directors and Officers Questionnaires, that each of the three current independent directors nominated for election at the Annual Meeting continues to meet the standards for independence under NASDAQ Rules 5605(a)(2), 5605(d)(3), and 5605A(d), IM-5605A-6, and Rule 10A-3(b)(1)(ii)(A) under the Exchange Act and that Messrs. Abbott and Pignatelli also meet those standards.

Risk Oversight

Risk assessment and oversight is a key function of our Board of Directors. In plenary meetings of the Board, risk assessment and oversight issues are a frequent issue of discussion and action. Because of its significance, the task of risk assessment and oversight is operationally shared by Management, the Audit Committee and the Governance and Nominating Committee. Because of the small size of the Company’s Board and its current operating practices, there is no separate Board committee for compliance or risk oversight.

In 2014, efforts to evaluate risk areas in terms of their likelihood of occurrence and the potential impact on the organization continued. The list of potential risks we face was reviewed, updated, and evaluated by Management, the Board of Directors and Key Employees through an Enterprise Risk Management survey process. The survey was finalized in 2014 and the results were compiled and analyzed in the first quarter 2015. A final review of the top risks was reported to the Board of Directors in March 2015.

The review of the survey results from the Company’s 2014 Enterprise Risk Management Survey indicated that financial risks are the most pressing concern for the Company at this time. The Committee recommends that we review the top ten risks identified in each category and continue to monitor these risks at our regular meetings. It was also concluded that the Company’s incentive compensation plans are not structured toward performance activities which would encourage risk-oriented activities by officers and key employees.

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Annual Board Self-Assessments

In the best interest of the Company and its stockholders, the Board of Directors performs an annual assessment. Each Director, the Board’s function itself, and its Committees are reviewed and assessed. The 2014 self-evaluation was completed in January 2015. The results were positive, especially considering the market forces and significant changes that the Board faced in 2014. The evaluation process is helpful in measuring the overall effectiveness of the Board, each member’s role and contribution to the function of the Board, and any potential areas for improvement.

The evaluation strongly suggests that all of the members possess the necessary knowledge and expertise to serve competently, and their dedication has contributed to the success of the Company. There were no performance issues raised in respect to individual Directors or Committees.

There were a few minor immaterial recommendations offered to improve the process and procedure of the overall Board’s role. This year, the Board took decisive action on a number of significant issues including managing a leadership change and establishing a Special Committee and process to thoroughly analyze and negotiate a potential transformational investment and partnership transaction in the best interests of the stockholders.

Director Stock Ownership Policy

The directors adopted a Director Stock Ownership Policy in 2013 to ensure that the ongoing interest of our directors is in alignment with those of our stockholders. The policy requires each director, within five years of the applicable date, to hold an amount of our common stock valued at four times the amount of the annual retainer for the year the policy first applies to them.

Clawback Policy

The directors adopted a Clawback Policy in 2013 that applies to performance-based compensation linked to our reported financial results. Under this policy, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, we may, at the discretion of the Compensation Committee, seek to recover from any executive officer who received cash-based or equity-based incentive compensation during the three-year period preceding the date on which we are required to prepare an accounting restatement, the amount by which such person’s cash-based or equity-based incentive compensation for the relevant period exceeded the lower payment that would have been made based on the restated financial results.

Committees of the Board

The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee and the Governance and Nominating Committee. The table below provides current membership for each of these committees.

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
Bradford B. Baker (I)	X *	X	X
Max H. Cohen (I)	X	X	X C
David J. Saul (I)	X	X	X
Jon D. Sawyer (I)	X	X C	X
Mark B. Justh (I)	X C	X	X
Number of meetings in 2014	8	5	3

Indicates:	(C) Chairperson	(I) Independent Director	(X) Member	(*) Audit Committee Financial Expert

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Governance and Nominating Committee

The Governance and Nominating Committee Charter and Guidelines was adopted in May 2006 and has been reviewed, amended and updated by the Board of Directors from time to time as necessary. The Charter and Guidelines received its annual review and was amended by the Board of Directors on March 2, 2015. While the changes are not material in nature, they provide further clarification to the Charter and Guidelines. A copy of the Governance and Nominating Committee Charter and Guidelines is available on our web site at (http://odysseymarine.com).

The Governance and Nominating Committee presently consists of Max H. Cohen, Chairman, Bradford B. Baker, Mark B. Justh, David J. Saul and Jon D. Sawyer. The purpose of the committee is to provide assistance to the Board of Directors in fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company including (i) identification and recommendation of qualified candidates for election to its Board of Directors and its committees; (ii) development and recommendation of appropriate corporate governance guidelines for the Company; (iii) recommendation of appropriate policies and procedures to ensure the effective functioning of the Board of Directors; (iv) recommendations regarding the appointment of corporate officers and the adoption of appropriate processes to ensure management succession and development plans for the principal officers of the Company and its key subsidiaries; and (v) recommendations regarding proposals submitted by stockholders of the Company. During the fiscal year ended December 31, 2014, the committee held three meetings.

The nomination process for incumbent members of the Board consists of an annual review by the committee in which the committee reviews each member’s (i) ability and willingness to continue service on the Board; (ii) past performance as a member of the Board; and (iii) continued Board eligibility and independence. In the event that a director vacancy arises, the committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant or for election at the stockholders’ annual meeting. A director nominee shall meet the director qualifications as determined by the Board from time to time, including that the director nominee possesses personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The committee uses a Director Nomination Form and Corporate Director Questionnaire to assess the background and qualification of prospective candidates.

A candidate may be nominated for appointment or election to the Board by the committee or by a stockholder who has continuously held for at least one year by the date it submits the proposal at least $2,000 market value or one percent, whichever is less, of the company’s shares. Stockholders who wish to recommend persons to the committee for the 2016 Annual Meeting should submit a letter addressed to the Chairman of the Governance and Nominating Committee no later than December 31, 2015, that sets forth the name, age, and address of the person recommended for nomination; the principal occupation or employment of the person recommended for nomination; a statement that the person is willing to be nominated and will serve if elected; and a statement as to why the stockholder believes that the person should be considered for nomination for election to the Board of Directors and how the person meets the criteria to be considered by the committee described above.

In addition to fulfilling its responsibility with respect to oversight of the appropriate and effective governance of the Company, the committee also participated with management in a Risk Assessment project to assess major risk areas of our business, and to formulate response guidelines in the event of a crisis.

Audit Committee

The Audit Committee presently consists of Mark B. Justh, Chairman, Bradford B. Baker, Max H. Cohen, David J. Saul and Jon D. Sawyer, who are independent directors (as defined in Section 5605 of the listing standards of the NASDAQ Stock Market and also meet the independence standards of SEC Rule 10a-3(b)(1)). Mr. Baker serves as the Audit Committee Financial Expert. The Audit Committee assists the Board of Directors in fulfilling its responsibilities to stockholders concerning the Company’s financial reporting and internal controls. It also facilitates open communication between the Audit Committee, the Board of Directors, Odyssey’s independent registered public accounting firm and management. The Audit Committee is responsible for reviewing the audit process and

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evaluating and retaining the independent registered public accounting firm. The independent registered public accounting firm meets with the Audit Committee to review and discuss various matters pertaining to the audit, Odyssey’s financial statements, the report of the independent registered public accounting firm on the results, scope and terms of their work, and their recommendations concerning the financial practices, controls, procedures and policies employed by Odyssey. The Audit Committee is charged with the treatment of complaints for the confidential, anonymous submission by Odyssey employees regarding potential questionable accounting or auditing matters. The Audit Committee has a written charter outlining its duties, responsibilities and practices it follows.

The Audit Committee Charter was adopted in January 2003 and has been reviewed, amended and updated by the BOD from time to time as necessary. In 2015 the Charter and the accompanying Responsibilities Checklist received its annual review and was amended by the Board of Directors on March 2, 2015. While the changes are not material in nature, they provide further clarification to the evolving oversight responsibilities described in the Charter and its Checklist. A copy of the charter and responsibilities checklist is available on the Company’s web site at (http://odysseymarine.com). During the fiscal year ended December 31, 2014, the Audit Committee held eight meetings: four private executive meetings with the independent registered public accounting firm without management, and four regular Audit Committee meetings in which all aspects of its oversight role were discussed. The report of the Audit Committee is included in this Proxy Statement.

Audit Committee Financial Expert

The Board of Directors has determined that Mr. Baker is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, by virtue of the fact that, among other things, he was past Audit Committee Chair for Dobi Medical International, Inc., past Chief Executive Officer of a public company, authored a general ledger accounting software package, was the past Executive Secretary of the Resolution Trust Corporation Oversight Board (“RTC”) and attended numerous audit-related training seminars, and in that capacity has acquired the relevant experience and expertise and has the attributes set forth in the applicable rules in order to constitute him as an audit committee financial expert.

Compensation Committee

The Company has a standing Compensation Committee of the Board of Directors. The Compensation Committee presently consists of Jon D. Sawyer, Chairman, Bradford B. Baker, Max H. Cohen, Mark B. Justh and David J. Saul, who are independent directors (as defined in Section 5605 of the listing standards of the NASDAQ Stock Market). The Compensation Committee Charter was adopted by the Board of Directors in April 2005 and has been reviewed, amended and updated by the BOD from time to time as necessary. The Charter received its annual review and was amended by the Board on March 2, 2015. While the amendment is not material in nature, it provides clarification to the hiring and retention of compensation advisers in response to SEC Rule 10C-1. A copy of the revised charter is available on the Company’s web site at (http://odysseymarine.com). The Compensation Committee reviews and recommends to the Board compensation plans, policies and benefit programs for employees including stock options, distribution of stock in any form, incentive awards and termination agreements. The Committee reviews the compensation arrangements for our executive officers and directors and makes recommendations to the Board of Directors. During the fiscal year ended December 31, 2014, this Committee held five meetings: four regular meetings and one special session. The Compensation Committee’s report on 2015 executive compensation is included in this Proxy Statement.

Compensation Committee Interlocks and Insider Participation

There were no interlocks or other relationships among our executive officers and directors that are required to be disclosed under applicable executive compensation disclosure requirements.

Stockholder Communications with the Board of Directors

Stockholders wishing to contact the Board of Directors or specified members or committees of the Board should send correspondence to the Corporate Secretary, Odyssey Marine Exploration, Inc., 5215 West Laurel Street, Tampa, Florida 33607. All communications so received from stockholders of the Company will be forwarded to the members of the Board of Directors, or to a specific Board member or committee if so designated by the stockholder.

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A stockholder who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman. All stockholders are also encouraged to communicate directly with both executive officers and directors regarding issues affecting the Company at the Annual Meeting.

Report of the Audit Committee

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight of the quality and integrity of accounting, auditing and reporting. The role of the Audit Committee includes appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm, approving and review of fees of the independent registered public accounting firm, evaluating the accounting policies and internal controls, review of Foreign Corrupt Practices Act and UK Bribery Act compliance, review of significant financial transactions, and compliance review with significant applicable legal, ethical and regulatory requirements. Although the full Board of Odyssey has the ultimate authority for effective corporate governance, including the oversight of corporate management, the Audit Committee’s role also includes inquiring about significant risks, reviewing risk management, and assessing the steps management has taken to mitigate or control these risks.

Management is considered responsible for the preparation, presentation and integrity of Odyssey’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting, and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of Odyssey’s system of internal controls. The Audit Committee, in fulfilling its oversight responsibilities, reviewed with management and the independent registered public accounting firm the audited financial statements and the footnotes thereto in the Company’s quarterly reports on Form 10-Q and the annual report on Form 10-K for the fiscal year ended December 31, 2014. The Committee discussed with management and the outside auditors, qualitative aspects of financial reporting in the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements to the stockholders.

The Company’s outside independent registered public accounting firm, Ferlita, Walsh, Gonzalez & Rodriguez, P.A., is responsible for performing an independent audit of Odyssey’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB) and expressing an opinion on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles accepted in the United States (GAAP). The Audit Committee reviewed and discussed with the independent registered public accounting firm their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the Audit Committee with the Company’s independent registered public accounting firm under Statement on Auditing Standards 61, as amended (AICPA, Professional Standards Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Company’s independent registered public accounting firm has expressed the opinion that the Company’s audited financial statements conform, in all material respects, to accounting principles generally accepted in the United States and included a going concern paragraph at the end of the unqualified audit opinion. The independent registered public accounting firm has full and free access to the Audit Committee.

The Audit Committee recognizes the importance of maintaining the independence of Odyssey’s independent registered public accounting firm. The Company bans its auditors from performing non-financial consulting services, such as information technology consulting or internal audit services. The Audit Committee Chairman discussed with the Company’s independent registered public accounting firm their independence from management and the Company, and received from them the written disclosures and the letter concerning the independent registered public accounting firm’s independence required by PCAOB Rule 3526 and the federal securities laws administered by the Securities and Exchange Commission.

During the fiscal year ended December 31, 2014, the Audit Committee fulfilled its duties and responsibilities as outlined in its Charter. The Audit Committee held a total of eight meetings: four private executive meetings with the independent registered public accounting firm without management, and four regular Audit Committee meetings in which all aspects of its oversight role were discussed. The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plan of the audit. The Audit Committee met with the independent registered public accounting firm to discuss the results of their audit, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

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The Committee takes seriously its role as corporate watchdog. The Audit Committee has a formal policy to receive complaints from employees regarding internal controls or financial reporting matters. This Whistleblower process is communicated to both employees and consultants and is monitored by the Audit Committee. The Audit Committee has spent considerable time reviewing and monitoring controls regarding the Foreign Corrupt Practices Act (FCPA) and the UK Bribery Act 2010.

The Audit Committee has a written charter outlining its duties, responsibilities and practices it follows. The Audit Committee Charter was adopted in January 2003 and has been reviewed, amended and updated by the BOD from time to time as necessary. In 2015 the Charter and the accompanying Responsibilities Checklist received its annual review and was amended by the Board of Directors on March 2, 2015. While the changes are not material in nature, they provide further clarification to the evolving oversight responsibilities described in the Charter and its Checklist. A copy of the charter and responsibilities checklist is available on the Company’s web site at (http://odysseymarine.com).

The members of our Audit Committee are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting or legal counsel, as it determines appropriate, apart from counsel or advisers hired by management in order to assist in its performance and duties. An extensive review of the Audit Committee’s process was completed by an outside expert. He found no issues and complimented the Audit Committee on its functioning.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board and the Board has approved that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for filing with the Securities and Exchange Commission. The Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing Odyssey’s independent registered public accounting firm. The Audit Committee selected Ferlita, Walsh, Gonzalez & Rodriguez, P.A., to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2015, and is presenting the selection to the stockholders for ratification. The Audit Committee and Board of Directors are recommending that stockholders ratify this selection at the Annual Meeting.

Members of the Audit Committee

Bradford B. Baker	David J. Saul
Max H. Cohen	Jon D. Sawyer
Mark B. Justh, Chairman

The report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

Report of the Compensation Committee

The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K. Based upon our review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

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Members of the Compensation Committee

Bradford B. Baker	David J. Saul
Max H. Cohen	Jon D. Sawyer, Chairman
Mark B. Justh

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

2014 Highlights and 2015 Outlook

Throughout 2014, via its majority-owned subsidiaries, Odyssey continued to validate and develop a seabed mineralized phosphate deposit off the coast of Mexico. Odyssey conducted numerous technical and environmental tests on the mineralized deposit, allowing the Company to publish technical reports and to submit an environmental impact assessment to the Mexican government. In addition, the Mexican government granted to Odyssey two additional tenement areas adjacent to the Company’s existing mineralized phosphate tenement area. In 2015, Odyssey expects to receive a decision from the Mexican government on its environmental permit application and to conduct preparations for future commercial development of the mineralized phosphate deposit.

From April until September 2014, the Odyssey team performed an archaeological exploration and excavation of the SS Central America shipwreck off the coast of South Carolina under a contract with the salvor-in-possession, Recovery Limited Partnership (“RLP”). The SS Central America was carrying passengers and gold back to New York during the California gold rush era and sank during a hurricane in 1857. Using the company-owned Odyssey Explorer science and recovery vessel, Odyssey recovered over 15,500 gold and silver coins, 45 gold bars, a large quantity of gold nuggets and gold dust, jewelry, and various artifacts. The recovered cargo is expected to be monetized in 2015.

Despite various successful activities in 2014, such as the cargo recovery on the SS Central America shipwreck, technical validation of the Oceanica mineralized phosphate material, and a 28% reduction in total consolidated operating expenses compared to the previous year, the Company experienced an increased net loss and a significant decline in its share price. These business, financial, and stock market results were taken into consideration when determining the Executive Compensation for 2014. The named executive officers of 2014 received a total compensation in 2014 that was 18% lower than the total compensation paid to the named executive officers in 2013.

Odyssey expects to begin work in 2015 on the archaeological excavation of the British HMS Victory shipwreck once it receives the permission to do so from the UK Ministry of Defence and the UK Marine Management Organization. The HMS Victory sank off the coast of England in 1744 and was discovered by Odyssey in 2008. Our company-owned Odyssey Explorer vessel is expected to perform the work on the HMS Victory. In 2015 we expect to continue to develop the Don Diego project and to pursue other subsea mineral projects.

In the fourth quarter of 2014, Odyssey made certain changes to its senior management team. As part of a long-term succession plan, the co-founder of Odyssey, Greg Stemm, stepped down as CEO on September 30, 2014, and was appointed Chairman of the Board of Directors. On October 1, 2014, Mark Gordon assumed the position of CEO, John Longley was appointed COO, and Bradford Baker was appointed Lead Director. The impact of these changes on executive compensation is discussed below under “CEO Transition in 2014.”

Executive Summary

The Compensation Committee believes that executive compensation needs to be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, our executive compensation is designed to enable the Company to attract and retain critical executive talent and motivate employees who play a significant role in the organization’s current and future success.

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The Compensation Committee believes that long-term equity awards are effective tools for aligning management and stockholder interests in order to increase overall stockholder value. In addition, the named executive officers are often asked to implement long-term initiatives for the Company that, by definition, require more than one fiscal year to accomplish. Stability and continuity among the named executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the named executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate executives to achieve Company objectives and to attract and retain talented executives. The Compensation Committee decided that although management achieved some of their objectives for 2014, there would be no payout for annual incentive awards due to the Company’s financial condition and the share price performance.

To ensure pay is competitive with market practices, we conduct benchmarking analyses each year that are used, in conjunction with individual performance, to set base salary, annual incentive target opportunities, and LTI target opportunities for the year. As part of our philosophy, each element of compensation is benchmarked against our current peer group. Because of our history of operating losses, we believe base salary cash compensation should be below the midpoint of the range (i.e., 50% salary range penetration) and annual performance-based incentives and long-term incentives should be at the higher end of the recommended ranges so that the total compensation package should be near the median of the peer group.

We remain focused on advancing the strategic direction of our business and motivating our executives to achieve strong business results and drive stockholder value through our executive compensation program. We do not believe our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Oversight of Executive Compensation Plan

The Compensation Committee of our Board of Directors oversees our executive compensation program. This includes compensation paid to our Chief Executive Officer (CEO) and all other officers named in the Summary Compensation Table. Our Compensation Committee is made up of independent, non-management members of our Board of Directors. The Compensation Committee is responsible for reviewing, assessing and approving all elements of compensation for our named executive officers.

Throughout this proxy statement, the individuals who served as the Company’s CEO and Chief Financial Officer (CFO) during 2014, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers” or “NEOs.” The Company has entered into an employment agreement with the Company’s current CEO (see “CEO Transition in 2014” below for details), but has not entered into employment agreements with any of the other named executive officers.

Role of the Executive Officers in Compensation Decisions

The CEO assesses the performance of the NEOs. He then recommends to the Compensation Committee a base salary, performance-based incentives and long-term equity awards at levels for each NEO that are included in the executive compensation plan, including himself, based upon that assessment. The CFO supports the CEO and the Compensation Committee in providing appropriate analyses, peer group reviews and coordination with any outside consultants which may be retained to review the executive compensation program.

General Executive Compensation Philosophy

We have adopted a compensation program designed to attract, motivate and retain key executive employees, to drive business success and to create long-term stockholder value. We compensate our executive officers with base salary, annual incentive compensation and long-term incentive compensation planned to be competitive in the marketplace and to align our executive officers with the financial interest of our stockholders. We have designed our compensation program to balance short-term and long-term financial objectives, to encourage building stockholder value and to reward individual and company performance. We target base salary at levels to attract and retain qualified individuals, to encourage long-term commitments and to discourage turnover of key personnel. Annual incentive compensation is paid to reward executives for Company and personal achievement. The long-term incentive component of compensation is designed to encourage our executives to think like stockholders by taking a long-term interest in the financial success of the Company and to encourage retention

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through vesting provisions of long-term incentives. We also target annual incentive awards and long-term incentive awards to be a greater part of the compensation package. Since our Company is still operating at a loss, we take into account our ability to pay as a factor when determining base or incentive compensation that is to be paid in cash. The Compensation Committee considers the use of cash and the current financial conditions of the Company when approving cash-based compensation. In certain cases it may be necessary to pay annual incentive award compensation in equity depending upon the Company’s current situation. Although management achieved some of their objectives under the 2014 Annual Incentive Plan, after considering the Company’s financial position and the Company’s share price performance, the Compensation Committee decided that there would be no payout for the annual incentive awards for 2014.

General Stock Option or Restricted Stock Award Philosophy

Stock options and/or restricted stock are awarded to strengthen the relationship between the long-term value of our stock and potential financial incentives to our executive officers. Stock options only become valuable if the recipient continues to be employed by us and if the value of our common stock rises to a level above the option exercise price established by the Compensation Committee on the grant date of the award. Stock options or restricted stock can vest based on time or time plus performance. While our Compensation Committee can set option prices as low as the fair market value on the date of grant, we have many times in the past awarded options at a premium over fair market value as an incentive to our executive officers to strive for long-term improvement in the financial condition of our Company.

When stock options and/or restricted stock are awarded to officers as part of our long-term incentive compensation plan, the awards are to be granted as close to January 1st of each year as is reasonably practical. The awards are made as early as practical in the year so that the time associated with any performance criteria is maximized. This practice avoids market timing of the grant of options around expected news releases. For 2014, awards were granted on January 3, 2014. For 2015, the awards were granted on January 2, 2015.

Setting Executive Compensation and Market Compensation Assessment

2014 Market Assessment

For purposes of benchmarking executive compensation, for many years we used a peer group of 20 companies originally obtained in 2007 from the Bloomberg database of AMEX and NASDAQ companies with $125 - $175 million in market capitalization and under $10 million in revenue. Since 2009, we have used the Equilar executive compensation database which provides benchmarking and tracking for executive compensation, equity grants and award policies and compensation practices. Equilar products and custom research services enable us to accurately compare pay packages across our own peer group as well as thousands of public companies using SEC and exclusive survey data. In January 2014, we decided to update our peer group to reflect changes in our own company and to assure that the original peer group was still relevant. We started the update by using a list of 16 companies identified by ISS as our peers in 2013. We removed three companies from the ISS list upon determining that these companies no longer had sufficient market capitalizations. We added three new companies that are early-stage mineral and energy exploration companies to reflect our business expansion into the mineral exploration sector. In our final list of peer group companies for 2014, we retained 13 companies suggested by ISS, 7 of which were in our former peer group.

Following is a list of the 16 companies that were in the peer group we used in determining our executive compensation for 2014:

2014 Peer Group

Alexza Pharmaceuticals Inc.	Dune Energy Inc.	Pendrell Corporation
BPZ Resources, Inc.	FX Energy Inc.	Peregrine Pharamceuticals, Inc.
Cytori Therapeutics Inc.	Inovio Pharmaceuticals, Inc.	Repros Therapeutics Inc.
CytRx Corp.	Nautilus Minerals, Inc.	Sarepta Therapeutics, Inc.
Depomed Inc.	OncoGenex Pharmaceuticals, Inc.	Threshold Pharmaceuticals Inc.
Discovery Laboratories Inc.

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The characteristics of most of the above companies in the peer group, at the time the group was defined in January 2014, include market capitalization similar to the Company’s, negative earnings per share, and research or exploration activities. These characteristics are indicative of companies with long-term growth prospects and market value potential. Because of unique aspects of the business and objectives, benchmarking may not always be appropriate as a stand-alone tool for setting compensation. However, we generally believe that gathering this type of information and providing it to the Compensation Committee is an important part of our executive compensation decision-making process. While the peer group companies were utilized to benchmark base salaries, they were not used for other compensation elements such as annual and long-term incentives.

CEO Transition in 2014

Incoming CEO

In its Quarterly Report on Form 10-Q for the period ended June 30, 2014, Odyssey disclosed that Mark D. Gordon, then Odyssey’s President and Chief Operating Officer, would replace Gregory P. Stemm as Chief Executive Officer. On August 8, 2014, Odyssey and Mr. Gordon entered into an employment agreement providing for Mr. Gordon to assume the position of Chief Executive Officer, and Mr. Gordon assumed that position on October 1, 2014. The employment agreement is for an initial term of three years and will automatically renew for successive one-year periods unless terminated by Odyssey or Mr. Gordon upon notice given prior to the end of the initial term or any renewal term.

Pursuant to the employment agreement, Mr. Gordon will be paid a salary of not less than $350,000, subject to review at least annually. Mr. Gordon is also entitled to participate in Odyssey’s performance-based annual bonus plan (which provides for a target bonus of no less than 70.0% of Mr. Gordon’s salary) and Odyssey’s long-term annual incentive program (which provides for a target value of no less than 125.0% of Mr. Gordon’s salary). Mr. Gordon also received the following equity awards under Odyssey’s 2005 Stock Incentive Plan:

•	a restricted stock award of 100,000 shares of common stock that vested immediately, having a value of $1.27 per share on the date of grant; and

•	a restricted stock unit representing 500,000 shares of common stock that will vest in 25.0% increments when the average closing share price of Odyssey’s common stock for any 20 consecutive trading days reaches $3.50, $4.00, $4.50, and $5.00, subject to Mr. Gordon’s continued employment and any unvested portion of the restricted stock unit will be forfeited five years after the date of grant.

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause (as defined in the employment agreement) or by Mr. Gordon with or without good reason (as defined in the employment agreement). If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renew term, Mr. Gordon will be entitled to receive (a) his salary and earned annual bonus or long-term incentive compensation through the date of termination (the “Accrued Obligations”); (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards (other than the initial grant described above) will become fully vested, and 50.0% of the initial grant of restricted stock will become fully vested, with the balance to vest or be forfeited in accordance with the initial award agreement.

If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renew term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations.

The employment agreement further provides for the vesting of all outstanding unvested stock options and restricted stock awards (other than the initial grant described above) upon a change-in-control, which is defined in the employment agreement to include (a) a person or group acquiring 40.0% or more of the fair market value or voting power of the Company’s stock, (b) a person or group acquiring 25.0% or more of the voting power of the

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Company’s stock during a twelve-month period, and (c) a majority of the members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorse by a majority of the Board of Directors before the date of election or appointment. Accordingly, Mr. Gordon’s outstanding unvested stock options and restricted stock awards (other than the initial grant) will vest if the Investor’s ownership exceeds the threshold in clause (a) or (b) through the purchase of Class AA Preferred Stock under the Purchase Agreement. If Mr. Gordon’s employment is terminated by him for good reason or by Odyssey without cause (excluding death or disability) within 24 months after a change-in-control, Mr. Gordon will be entitled to receive (w) the Accrued Obligations; (x) an amount equal to 250.0% of his salary and target annual incentive award for the year in which termination occurs; (y) a prorated incentive award or bonus for the year in which termination occurs; and (z) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards will become fully vested, with all options being exercisable for the remainder of their full term.

Outgoing CEO

Mr. Greg Stemm stepped down as CEO effective September 30, 2014. Mr. Stemm received his base salary until September 30, 2014 and did not receive any long-term incentive awards, annual incentive awards, or severance payments in 2014 for his role as CEO. There was no accelerated vesting of outstanding options or awards due to Mr. Stemm’s continuing role with the Company. Mr. Stemm was appointed Chairman of the Board of Directors effective October 1, 2014. At that time, the Board of Directors entered in to a three-month arrangement with Mr. Stemm for consulting services to include the following: working under the direction of the new CEO and with Odyssey’s management team and Board to provide support and guidance on business strategies; communicating with partners and associates of the Company to facilitate smooth transition of working relationships (as directed by the CEO); and exploring and developing potential business relationships and opportunities for Odyssey related to deep-ocean exploration and recoveries including mining opportunities.

On November 11, 2014, Mr. Stemm was appointed to the Special Committee, comprised of three directors, which negotiated and worked extensively on the transaction with Penelope Mining and MINOSA which was executed on March 11, 2015. In calculating Mr. Stemm’s consulting fee, the Compensation Committee and Board of Directors considered the total compensation opportunity for the current CEO and determined to pay a consulting fee to Mr. Stemm equivalent to his prior salary level since that level of compensation would be significantly lower than 65% of the current total regular annual compensation opportunity for the current CEO (which consists of a consulting base salary component and related incentive awards). Mr. Stemm’s consulting compensation on an annual basis for 2014 was equal to 30% of the current CEO’s 2014 total compensation and is projected to stay below 65% of the CEO’s compensation opportunity for 2015.

The negotiations with Penelope Mining and MINOSA continued longer than anticipated and the Board determined to continue extending Mr. Stemm’s consulting arrangement as long as the negotiations were ongoing since Mr. Stemm was actively involved in the negotiations. Once the agreement was signed the consulting arrangement was extended until June 15, 2015, which is after the stockholders will have a chance to vote on the transaction. It is expected that Mr. Stemm’s future role with the Company and future compensation will be based in part upon Penelope Mining’s direction and input should the transaction receive stockholder approval.

Components and Results of the 2014 Compensation Plan

Base salary

Base salary is intended to provide our executive officers with a level of assured cash compensation that is reasonably competitive in the marketplace. It is based on the individual’s qualifications and experience with the Company, past performance taking into account all relevant criteria, value to the Company, the Company’s ability to pay and relevant competitive market data. Because of the Company’s history of operating losses, we believe base salary cash compensation should be below the midpoint of the range (i.e., 50% salary range penetration) and annual performance-based incentives and long-term incentives should be at the higher end of the recommended ranges. The base salary ranges for the CEO and CFO were established based upon the competitive and benchmarking data from the peer group whereby the average peer group base salary is aligned to the midpoint of the executive officer salary range. These NEO positions were the most common throughout our peer group analysis. This does not mean that the NEO’s base salary will be in the midpoint range (as the following tables will illustrate), but the peer group analysis is used as a basis for establishing salary ranges or salary bands for each position.

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Results for 2014. Compensation ranges were established to coincide with the results of the peer group compensation analysis for the CEO and CFO. Average base salary for the peer group companies was utilized in establishing the midpoint of the executive officer salary range. The executive compensation program for 2014 utilized a similar process as in prior years to determine target ranges for executive compensation. The analysis resulted in an increase to the midpoint of the salary range of 8.6% for the CEO and 1.8% for the CFO.

All the NEOs volunteered to freeze their salaries in 2014. When Mark Gordon succeeded Greg Stemm as CEO effective October 1, 2014, Mr. Gordon received a new base salary. Mr. Stemm ceased receiving a salary on September 30, 2014, and became Chairman of the Board of Directors and a consultant as of October 1, 2014, at the same monthly amount as his previous CEO position. The tables below show the annual salary amounts for each of these individuals, even though the salaries were only paid based on a share of the approximate percent of the year they served in this position.

The following identifies the 2014 and 2013 50th percentile (midpoint) of the salary range for each NEO as of March 2014:

Name	Position	Base Salary 50th Percentile 2014	Base Salary 50th Percentile 2013
Mark D. Gordon	CEO & President (Oct. 2014-present)	$505,200	$465,000
	COO & President (Jan.-Sep. 2014)	$342,000	$315,000
Gregory P. Stemm	CEO (Jan.-Sep 2014)	$505,200	$465,000
Philip S. Devine	Chief Financial Officer	$290,300	$285,000
Melinda J. MacConnel	EVP General Counsel & Secretary	$188,400	$185,000
Laura L. Barton	EVP Communications	$173,200	$170,000
Jay A. Nudi	Treasurer & Principal Accounting Officer	$152,800	$150,000

Actual base salaries for the NEOs continued to remain well below the 50th percentile or midpoint of our peer group companies as follows:

Name	Position	Base Salary 2014	2013 Salary Range Penetration[1]
Mark D. Gordon	CEO & President (Oct. 2014-present)	$350,000	0%[2]
	COO & President (Jan.-Sep. 2014)	$295,000	31%
Gregory P. Stemm	Chief Executive Officer (Jan.-Sep 2014)	$425,000	23%
Philip S. Devine	Chief Financial Officer	$260,000	27%
Melinda J. MacConnel	EVP General Counsel & Secretary	$165,000	24%
Laura L. Barton	EVP Communications	$157,000	28%
Jay A. Nudi	Treasurer & Principal Accounting Officer	$154,000	31%

1	The salary range penetration represents where the NEO base salary is relative to the four quartiles with the midpoint representing the 50th percentile.
2	Mr. Gordon’s Salary Range Penetration is below the lowest base CEO salary in the peer group.

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Annual Incentive Compensation and Targets

Annual incentive compensation is intended to provide a component of total cash compensation that represents an award for meeting corporate key objectives and achievement of individual strategic objectives. Annual incentive compensation is expressed as target amounts that can be earned as a percentage of base salary. The amount of these targets is based on the individual’s qualifications and experience with the Company, past performance of duties, value to the Company, and the Company’s ability to pay. For NEOs the annual incentive targets are weighted 75% toward the ability to meet key performance indicators of the Company and 25% toward attainment of individual strategic objectives. An executive’s individual strategic objectives are defined based upon the contribution such executive’s role and expertise can bring to achieving the Company’s overall strategic objectives. The individual strategic objectives are reviewed by the Compensation Committee.

Attainment of Company key performance indicators, which comprise 75% of the annual incentive awards for all NEOs are based upon three separate categories which include revenue, earnings per share and overall cash flow. Within each category several performance threshold targets were established whereby ranges of target incentives could be achieved as noted below. Target incentives for revenue ranged from 0% to 60%, while target incentives for earnings per share (EPS) and cash flow ranged from 0% to 40%. In order to achieve the upper range percentages of target incentives, significant stretch performance levels would need to be achieved. For example in 2014, to achieve 60% of target incentive, revenue would need to be greater than $20 million; to achieve 40% of target incentive, earnings per share would need to be positive or net cash flow and cash flow from operations would need to be greater than budget. While the sum of the various key performance indicator categories could reach 140%, the intent was that NEOs could achieve at or near target incentives by achieving stretch performance levels in only several categories or above average levels for all three categories.

The following table illustrates the key performance indicators for 2014:

Revenue (up to 60%)
1) less than $0.1 million	0%
2) $0.1 - $5 million	1% - 10%
3) $5 - $10 million	11% - 25%
4) $10 - $20 million	26% - 40%
5) greater than $20 million	41% - 60%

Cash Flow (CF) (up to 40%)
1) worse than $30 million net negative CF	0%
2) better than $30 million net negative CF	1% - 20%
3) better than $16 million operating and net negative CF	21% - 40%

EPS (up to 40%)
1) EPS worse than -$0.30 per share	0%
2) between -$0.30 EPS and -$.13 EPS	1% - 10%
3) better than -$.13 EPS	11% - 25%
4) positive EPS	25% - 40%

While it is intended that the Compensation Committee will follow the incentive award guidelines, the Committee has the discretion to increase or decrease the amounts based upon extenuating or unforeseen circumstances, or to deny annual incentive awards whether or not performance targets are achieved, as it deems appropriate. The attainment of individual strategic objectives is evaluated by the Compensation Committee. The overall annual incentive award is determined following a review of the performance of each NEO relative to the individual strategic objectives and the attainment of the Company’s key performance indicators. There is no maximum amount established and the incentive awards are at the discretion of the Compensation Committee.

The Compensation Committee evaluates the Company’s performance with the assistance of the CFO and evaluates the individual performance for all officers based upon input provided by the NEOs and the CEO. Based upon review of these factors, the Compensation Committee is provided with recommendations and determines the annual incentive amounts.

Achievement of Performance Indicators and Annual Award Payouts in 2014. For 2014, all NEOs qualified for 32.85% of the target award, which was comprised of 7.85% for company key performance indicators and 25% for individual strategic objectives. The key performance criteria achieved in 2014 was overall revenue which was allotted a 2.6% performance weight because actual revenue was within the range of $0.1 - $5 million per category 2 under revenue performance indicators (actual $1.3 million). Earnings per share (EPS) was allocated a 0% performance weight because actual EPS was below the target within category 1 under EPS performance factors.

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Cash Flow was allotted a 7.9% performance weight having scored within category 2 of the Cash Flow performance factors having been better than the budgeted net cash outflow of $30 million (actual $18.2 million net cash outflow). The total of the performance factor weighting was 10.47%, but since it represented only 75% of the annual incentive target for the NEOs, the overall target annual incentive percentage earned for Company performance criteria was 7.85%.

Until 2014, the Compensation Committee has consistently followed the annual incentive compensation results that are based upon the actual key performance indicators which are part of the executive compensation plan. Upon consideration of the Company’s stock price performance in 2014 and the Company’s financial position at year-end 2014, the Board of Directors, as recommended by the Compensation Committee, decided NEOs would receive no annual incentive compensation for 2014.

The following table identifies the target award as a percentage of base salary for each NEO in accordance with the executive compensation plan, the weighting between Company and individual performance, and the actual incentive award payout based upon the recommendation of the Compensation Committee. Mark Gordon was appointed as Chief Executive Officer on October 1, 2014, with the same annual incentive program as the out-going Chief Executive Officer, Gregory Stemm.

Name	Position	Target Award as % Salary	Company/ Individual Performance Weighting	Target Incentive Award Per Plan	2014 Actual Incentive Award Payout	Incentive Payout as % Base Salary

Gregory P. Stemm(1)	Ex-Chief Executive Officer	70% - 100%	75%/25%	$340,000	$0	0%
Mark D. Gordon(2)	President and Chief Executive Officer	70% - 100%	75%/25%	$280,000	$0	0%
Philip S. Devine	Chief Financial Officer	60% - 80%	75%/25%	$182,000	$0	0%
Melinda J. MacConnel	EVP General Counsel & Secretary	50% - 70%	75%/25%	$99,000	$0	0%
Laura L. Barton	EVP Communications	50% - 70%	75%/25%	$94,200	$0	0%
Jay A. Nudi	Treasurer & Principal Accounting Officer	50% - 70%	75%/25%	$92,400	$0	0%

(1)	Chief Executive Officer from January 1 – September 30, 2014.
(2)	President and Chief Operating Officer from January 1 – September 30, 2014, Chief Executive Officer and President from October 1, 2014 to present. Table reflects CEO target, award, and salary amounts.

Long-Term Incentive Targets and Awards

Long-Term Incentive Awards for 2014. Long-term incentive targets are intended to provide an equity component of total compensation in the form of stock options and/or restricted stock that vest based on time, performance or both. The value of these targets is set by the Compensation Committee based on the individual’s qualifications and experience with the Company, past performance of duties and value to the Company. On January 3, 2014, when the closing price of our stock was $2.06, the Board of Directors, as recommended by the Compensation Committee approved grants of stock options with a ten-year term and three-year service vesting, with an exercise price of $2.20 per share, and restricted stock awards with three-year service vesting, to the following NEOs:

		2014 Long-Term Incentive Awards
Name	Position	Stock Options	Restricted Stock
Gregory P. Stemm(1)	Ex-Chief Executive Officer	0	0
Mark D. Gordon(2)	President and Chief Executive Officer	255,930	92,188
Philip S. Devine	Chief Financial Officer	155,057	91,250
Melinda J. MacConnel	EVP General Counsel & Secretary	78,721	41,250
Laura L. Barton	EVP Communications	154,905	39,250
Jay A. Nudi	Treasurer & Principal Accounting Officer	73,473	38,500

2015 Proxy Statement	24

(1)	Mr. Stemm served as Chief Executive Officer from January 1 – September 30, 2014.
(2)	Mr. Gordon served as President and Chief Operating Officer from January 1 – September 30, 2014 and Chief Executive Officer and President from October 1, 2014 to present. Table reflects the annual grant of Long-Term Incentive Awards and excludes awards received by Mr. Gordon associated with his transition to the role of CEO.

The long-term incentive stock option awards are valued based upon the Black-Scholes valuation model on the date of grant. The restricted stock awards are valued based upon the stock price on the date of grant.

The following table includes the target long-term incentive award expressed as a percentage of base salary range and the actual long-term incentive awarded on January 3, 2014, as a percentage of base salary in effect at the date of the award.

Name	Position	Target Long-Term Incentive Award as % of Base Salary	Actual Long-Term Incentive Award as a % of 2014 Base Salary
Gregory P. Stemm(1)	Ex-Chief Executive Officer	125% - 150%	0%
Mark D. Gordon(2)	President and Chief Executive Officer	100% - 125%	179%
Philip S. Devine	Chief Financial Officer	100% - 125%	150%
Melinda J. MacConnel	EVP General Counsel & Secretary	75% - 100%	114%
Laura L. Barton	EVP Communications	75% - 100%	182%
Jay A. Nudi	Treasurer & Principal Accounting Officer	75% - 100%	114%

(1)	Mr. Stemm served as Chief Executive Officer from January 1 – September 30, 2014.
(2)	Mr. Gordon served as President and Chief Operating Officer from January 1 – September 30, 2014, Chief Executive Officer and President from October 1, 2014 to present. Table reflects CEO annual Long-Term Incentive target and award amounts and excludes awards received by Mr. Gordon associated with his transition to the role of CEO. The long-term incentive award made January 3, 2014, was based on the base salary and target range at the date of the award.

The Board of Directors awarded long-term incentive awards in 2014 that as a percentage of base salary exceeded the target range of the long-term incentive plan in that year upon considering numerous factors such as the desire to retain and motivate certain managers, the fact that salaries were being kept unchanged for 2014, and the fact that the CEO position was not awarded any long-term incentives at the award date of January 3, 2014.

Retirement Plans and All Other Compensation

We do not have any deferred compensation or retirement plans at this time. During 2014, we did not pay perquisites exceeding $10,000 in the aggregate to our Chief Executive Officer or other NEOs. Our officers participated in non-discriminatory life and health insurance plans as did all other employees.

On September 30, 2014, Mr. Greg Stemm stepped down as CEO. Since October 1, 2014, Mr. Stemm has been paid $35,417 per month for consulting services provided to the Company and as Chairman of the Board of Directors, plus the Company pays or reimburses Mr. Stemm for the premium amount of his COBRA insurance. This consulting arrangement with Mr. Stemm has been extended until June 15, 2015.

2015 Proxy Statement	25

The Role of the Stockholder Advisory Vote

At our annual meeting in 2011, our stockholders cast an advisory vote of 90% in favor of holding an annual advisory vote on our executive officer compensation. In 2012, 2013 and 2014, our stockholders cast an advisory vote of 97.2%, 97.8% and 95.2%, respectively, in support of the compensation of our NEOs set forth in the CD&A, the summary compensation table and related compensation tables and narratives in last year’s proxy statement. Our Compensation Committee took the results of the favorable advisory vote of our stockholders into account as a factor in maintaining the current structure of our executive compensation program.

At the Annual Meeting in 2015, our stockholders will again be provided the opportunity to cast an advisory vote to approve the compensation of our named executive officers. This vote is set forth in Proposal 4 in this proxy statement. Although this Say-on-Pay stockholder vote is non-binding, the Compensation Committee, as it did last year, will consider the outcome of the vote when making future compensation decisions regarding our named executive officers.

Summary of 2015 Executive Compensation Program

Because our 2012 and 2013 executive compensation plans received widespread support from our stockholders at our annual meetings in 2013 and 2014, we did not make any material changes to the 2015 executive compensation plan. The 2015 plan utilizes a similar process as in 2013 and 2014 to determine target ranges for executive compensation. However, we have updated the peer group of companies used to benchmark base salaries. Based on the peer group analysis, the NEOs could have been awarded salary increases for 2015; however, given the share price performance of the Company in recent months and the Company’s financial position at year-end 2014, the NEOs volunteered to have their salaries remain unchanged for 2015. Except for the new NEO position in 2014, the salaries of the NEOs have remained unchanged for two consecutive years since the NEOs volunteered to have their salaries also remain unchanged in 2014. While the Compensation Committee accepted the proposal of the NEOs concerning their salaries for 2014 and 2015, the Committee also noted that the NEOs had worked exceedingly hard in achieving many key objectives of the Company in both years. The base salary for 2015 for each NEO is as follows:

		Base Salary (effective 1-1-15)
Name	Position	2015	% Change from 2014
Mark D. Gordon(1)	President and Chief Executive Officer	$350,000	0%
Philip S. Devine	Chief Financial Officer	$260,000	0%
Melinda J. MacConnel	EVP General Counsel & Secretary	$165,000	0%
Laura L. Barton	EVP Communications	$157,000	0%
Jay A. Nudi	Treasurer & Principal Accounting Officer	$154,000	0%

(1)	Mark Gordon assumed the position of CEO on October 1, 2014 and at that date received a base salary increase of 19% compared to his previous COO position base salary of $295,000. Mr. Gordon’s current CEO base salary is 21% lower than the $425,000 base salary of the previous CEO.

2015 Proxy Statement	26

The Board of Directors, as recommended by the Compensation Committee on January 2, 2015, approved grants of stock options with a ten-year term and three-year service vesting, and an exercise price of $1.04 per share, and restricted stock units with three-year service vesting, and performance-based restricted stock units (“PRSUs”) to the following NEOs:

		2015 Long-Term Incentive Awards
Name	Position	Stock Options	Restricted Stock Units	Performance Restricted Stock Units
Mark D. Gordon	Chief Executive Officer and President	472,000	137,700	15,300
John D. Longley	Chief Operating Officer	215,000	62,100	6,900
Philip S. Devine	Chief Financial Officer	320,000	91,800	10,200
Melinda J. MacConnel	EVP General Counsel & Secretary	142,000	40,500	4,500
Laura L. Barton	EVP Communications	135,000	39,150	4,350
Jay A. Nudi	Treasurer & Principal Accounting Officer	113,000	32,400	3,600

The long-term incentive stock option awards are valued based upon the Black-Scholes valuation model on the date of grant. The restricted stock units are valued based upon the stock price on the date of grant.

The PRSUs will vest only if the Company Total Stockholder Return, measured by the increase or decline of the closing stock price, is higher than the Total Stockholder Return of the Russell 3000 Index companies for the period beginning December 16, 2014 through December 15, 2015 (the “Performance Criteria”), measured by the increase or decline of the Russell 3000 Index. The restricted stock units and PRSUs will vest in a number of shares equal to 1/3 of the total shares awarded on each of December 20, 2015 through 2017. If the Performance Criteria is not achieved, the PRSUs will terminate on December 15, 2015. If the 2015 Plan is not approved by our stockholders by January 2, 2016, all equity awards set forth in the table above will be cancelled and forfeited in their entirety.

Company key performance criteria did not change in substance for 2015; however, criteria quantitative ranges were adjusted based upon the 2014 actual results and the 2015 budget.

Compensation Tables

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding the compensation paid to or earned by the Company’s Chief Executive Officer and the other NEOs for services rendered to the Company and its subsidiaries for the fiscal years ended December 31, 2012, 2013 and 2014. Expense related to Annual Incentive Awards that were paid after the fiscal year ending date are included in compensation expense for each year.

Name and Principal Position (1)	Year	Salary ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Gregory P. Stemm, Former Chief Executive Officer, Chairman (6)	2014	318,750	—	106,500	—	106,874	425,624
	2013	422,393	326,732	335,775	225,250	1,548	1,311,698
	2012	405,333	289,192	329,102	205,870	1,290	1,230,787

Mark D. Gordon, President and Chief Executive Officer (7)	2014	308,750	771,376	342,946	—	737	1,423,809
	2013	291,987	183,969	185,625	136,806	805	799,192
	2012	272,917	124,543	141,732	114,835	615	654,642

Philip S. Devine, Chief Financial Officer (8)	2014	260,000	182,500	207,776	—	649	650,925
	2013	76,226	144,500	124,000	30,144	63	374,933

Melinda MacConnel, EVP, General Counsel & Secretary	2014	165,000	82,500	105,486	—	412	353,398
	2013	163,654	82,955	250,375	65,588	204	562,776
	2012	153,833	52,681	59,953	55,335	187	321,989

2015 Proxy Statement	27

Name and Principal Position (1)	Year	Salary ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)

Laura L. Barton, EVP of Communications	2014	157,000	78,500	207,573	—	392	443,465
	2013	156,154	80,278	78,750	62,408	292	377,882
	2012	149,250	52,681	59,953	53,550	274	315,708

Jay Nudi, Principal Accounting Officer, Treasurer	2014	154,000	77,000	98,454	—	384	329,838
	2013	153,393	59,407	55,500	59,270	284	327,854
	2012	147,417	52,681	59,953	43,070	175	303,296

(1)	The offices held by each named executive officer are as of December 31, 2014.
(2)	The amounts reported reflect the fair value of restricted stock awards, in accordance with Accounting Standards Codification topic 718—Stock Compensation (“ASC 718”), awarded under the 2005 Stock Incentive Plans. For each restricted stock award, fair value is calculated using the closing price of the common stock on the date of grant. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.
(3)	The amounts reported are the fair value of option awards as determined using a Black-Scholes valuation model in accordance with ASC 718, disregarding any estimates of forfeitures related to service-based vesting conditions. The assumptions used to calculate the value of option awards are detailed in Note O under the caption “Stock-Based Compensation” to the Company’s Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2014. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.
(4)	At the meeting of the Compensation Committee held March 2, 2015, it was determined that there would be no payout of Annual Incentive Plan compensation for 2014 even though the performance criteria under the Plan was partially achieved in 2014.
(5)	The amounts shown reflect amounts for life insurance premiums paid by the Company on behalf of each NEO for the fiscal years 2012, 2013 and 2014, except for Mr. Stemm for whom the 2014 amount also includes $106,250 paid to Mr. Stemm for consulting services for the period October 1, 2014 through December 31, 2014.
(6)	Mr. Stemm served as Chief Executive Officer through September 30, 2014, and was appointed Chairman of the Board on October 1, 2014. He ceased to be an employee of the Company on September 30, 2014. He has been providing consulting services to the Company since October 1, 2014. See footnote (5) above.
(7)	Mr. Gordon assumed the position of Chief Executive Officer on October 1, 2014. He previously held the position of Chief Operating Officer until September 30, 2014. He remained President throughout the full year 2014. The value of Mr. Gordon’s 2014 Stock Awards includes the value of 500,000 PRSUs that he received on October 1, 2014, which were valued assuming the maximum level of performance is achieved in the future. The PRSUs were valued as described in footnote (2) above.
(8)	Mr. Devine was appointed Chief Financial Officer of the Company in September 2013.

2015 Proxy Statement	28

2014 GRANTS OF PLAN-BASED AWARDS

The following table sets forth the estimated future payouts under non-equity incentive plan awards and actual number of stock and option awards granted to the named executive officers for the fiscal year ended December 31, 2014, and the grant date fair value of these awards.

Name		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payout under Equity Incentive Plan Awards: Number of Shares of Stock	All Other Stock Awards: No. of Shares of Stock or Units (#) (1)	All Other Option Awards: No. of Securities Underlying Options (#) (2)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (3)
	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Maximum (#)
Gregory P. Stemm		297,500	340,000	425,000
Mark D. Gordon		245,000	280,000	350,000
RSU	1/3/14					92,188			184,376
RSU	8/13/14					100,000			127,000
RSU (4)	10/1/14				500,000				460,000
Options	1/3/14						255,930	2.20	342,946
Philip S. Devine		156,000	182,000	208,000
RSU	1/3/14					91,250			182,500
Options	1/3/14						155,057	2.20	207,776
Melinda J. MacConnel		82,500	99,000	115,500
RSU	1/3/14					41,250			82,500
Options	1/3/14						78,721	2.20	105,486
Laura L. Barton		78,500	94,200	109,900
RSU	1/3/14					39,250			78,500
Options	1/3/14						154,905	2.20	207,573
Jay Nudi		77,000	92,400	107,800
RSU	1/3/14					38,500			77,000
Options	1/3/14						73,473	2.20	98,454

(1)	Stock awards granted to our NEOs provide long-term incentive compensation as reflected in the 2014 Summary Compensation Table. The awards were granted from the 2005 Stock Incentive Plan.
(2)	Stock options granted to our NEOs provide long-term incentive compensation as reflected in the 2014 Summary Compensation Table. The awards were granted from the 2005 Stock Incentive Plan.
(3)	The amounts reported are the fair value of option awards as determined using a Black-Scholes valuation model in accordance with ASC 718, disregarding any estimates of forfeitures related to service-based vesting conditions. The assumptions used to calculate the value of option awards are detailed in Note O under the caption “Stock-Based Compensation” to the Company’s Consolidated Financial Statements set forth in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2014. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.
(4)	The number of shares and the value of Mr. Gordon’s grant of 500,000 PRSUs assumes the maximum level of performance is achieved in the future.

2015 Proxy Statement	29

The Summary Compensation Table and Grants of Plan-Based Awards Table provide details of cash and non-cash compensation reportable for our named executive officers. The tables include the base salaries paid to our NEOs and compensation cost calculated under ASC 718 attributed to the award or grant of the long-term component of executive compensation during the year. The below table indicates the ratios of base salary, compensation cost calculated under ASC 718 and all other compensation to total compensation.

Name	Salary as a Percentage of Total Compensation	Non-Equity Incentive Plan Compensation as a Percentage of Total Compensation	Fair Value of Equity Awards as a Percentage of Total Compensation	All Other Compensation as a Percentage of Total Compensation

Gregory P. Stemm	60%	0%	20%	20%
Mark D. Gordon	22%	0%	78%		*
Philip S. Devine	40%	0%	60%		*
Melinda J. MacConnel	47%	0%	53%		*
Laura L. Barton	35%	0%	65%		*
Jay A. Nudi	47%	0%	53%		*

*	= less than 1%

All of our NEOs’ salaries and life insurance premiums were paid in cash. The fair value of equity awards for each NEO is the aggregate fair value of stock awards or options determined as of the date of grant. These amounts reflect the aggregate accounting fair value on the date of grant and do not correspond to the actual value that may be recognized by the named executive.

2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows the number of shares of common stock covered by outstanding stock option awards that are exercisable and unexercisable, and the number of shares of common stock covered by unvested restricted stock awards for each of our named executive officers as of December 31, 2014.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (2)

Gregory P. Stemm	191,776		2.74	12/26/2015	(4)
	228,543		2.73	12/26/2016	(5)
	149,234	74,616	2.89	12/31/2017	(6)

Mark D. Gordon	76,645		2.74	12/26/2015	(7)
	98,425		2.73	12/26/2016	(8)
	82,500	41,250	2.89	12/31/2017	(9)
	83,310	170,620	2.20	12/31/2023	(10)
						61,459	57,157	500,000	$465,000

Philip S. Devine	33,333	66,667	3.25	9/16/2018	(11)
	51,686	103,371	2.20	12/31/2023	(12)
						60,833	56,575

Melinda J. MacConnel	31,720		2.74	12/31/2015	(13)
	41,634		2.73	12/26/2016	(14)
	20,000		3.90	7/3/2017	(15)
	36,166	18,084	2.89	12/31/2017	(16)
	100,000		3.50	12/31/2017	(17)
	26,240	52,481	2.20	12/31/2023	(18)
						27,500	25,575

2015 Proxy Statement	30

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (2)

Laura L. Barton	31,720		2.74	12/26/2015	(19)
	41,634		2.73	12/26/2016	(20)
	35,000	17,500	2.89	12/31/2017	(21)
	51,635	103,270	2.20	12/31/2023	(22)
						26,167	24,335

Jay Nudi	31,720		2.74	12/26/2015	(23)
	41,634		2.73	12/26/2016	(24)
	24,666	12,334	2.89	12/31/2017	(25)
	24,491	48,982	2.20	12/31/2023	(26)
						25,667	23,870

(1)	For each stock award in this column, the remaining unvested shares reported will vest on December 20, 2015 and 2016.
(2)	The market value of the restricted stock awards that have not vested is calculated by multiplying the number of shares represented by the stock awards by the closing price of our common stock on December 31, 2014, which was $0.93.
(3)	The Award will vest as follows: 125,000 restricted shares will vest when the average closing share price of the common stock for any 20 consecutive trading days is $3.50 or higher; 125,000 restricted shares will vest when the average closing share price for any 20 consecutive trading days is $4.00 or higher; 125,000 of the restricted shares will vest when the average closing share price for any 20 consecutive trading days is $4.50 or higher; and 125,000 restricted shares will vest when the average closing share price for any 20 consecutive trading days is $5.00 or higher.
(4)	This option vested as to 63,925 shares on each December 26, 2011 and 2012 and 63,926 shares on December 26, 2013.
(5)	This option vested as to 76,181 shares on each of December 26, 2012 through 2014.
(6)	This option vests as to 74,617 shares on each of December 31, 2013 and 2014, and 74,616 on December 31, 2015.
(7)	This option vested as to 25,548 shares on each of December 26, 2011 and 2012 and 25,549 shares on December 26, 2013.
(8)	This option vested as to 32,808 shares on each of December 26, 2012 and 2013 and 32,809 on December 26, 2014.
(9)	This option vests as to 41,250 shares on each of December 31, 2013 through 2015.
(10)	This option vests as to 83,310 shares on December 31, 2014, 2015 and 2016.
(11)	This option vests as to 33,333 shares on September 16, 2014 and 2015 and as to 33,334 shares on September 16, 2016.
(12)	This option vests as to 51,686 shares on December 31, 2014 and 2015 and to 51,685 shares on December 31, 2016.
(13)	This option vested as to 10,573 shares on each of December 26, 2011 and 2012 and 10,574 shares on December 26, 2013.
(14)	This option vested as to 13,878 shares on each of December 26, 2012 through 2014.

2015 Proxy Statement	31

(15)	This option vested as to 10,000 shares on each of July 3, 2013 and 2014.
(16)	This option vests as to 18,083 shares on December 31, 2013 and 2014 and 18,084 shares on December 31, 2015.
(17)	This option vested as to 100,000 shares on March 6, 2013.
(18)	This option vests as to 26,240 shares on December 31, 2014 and 2015 and to 26,241 shares on December 31, 2016.
(19)	This option vested as to 10,573 shares on each of December 26, 2011 and 2012 and 10,574 shares on December 26, 2013.
(20)	This option vested as to 13,878 shares on each of December 26, 2012 through 2014.
(21)	This option vests as to 17,500 shares on each of December 31, 2013 through 2015.
(22)	This option vests as to 51,635 shares on December 31, 2014, 2015 and 2016.
(23)	This option vested as to 10,573 shares on each of December 26, 2011 and 2012 and 10,574 shares on December 26, 2013.
(24)	This option vested as to 13,878 shares on each of December 26, 2012 through 2014.
(25)	This option vests as to 12,333 shares on December 31, 2013 and 2014 and to 12,334 shares on December 31, 2015.
(26)	This option vests as to 24,491 shares on December 31, 2014, 2015 and 2016.

2014 OPTION EXERCISES AND STOCK VESTED

The following table sets forth certain information regarding options exercised and stock awards vested during 2014 for the named executive officers.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Gregory P. Stemm	—	—	56,528	58,224
Mark D. Gordon	—	—	162,557	191,434
Philip S. Devine	—	—	55,417	56,330
Melinda J. MacConnel	—	—	28,102	28,945
Laura L. Barton	—	—	26,972	27,781
Jay Nudi	—	—	23,111	23,870

POTENTIAL PAYMENTS UPON TERMINATION

OR CHANGE-IN-CONTROL

None of our NEOs, other than Mr. Gordon, has an employment contract or agreement, whether written or unwritten, that provides for payments at, following, or in connection with a change-in-control of the Company or termination of employment. Under our 2005 Stock Incentive Plan, the Compensation Committee has the discretion, but not the obligation, to accelerate the vesting or to compensate holders of otherwise unvested stock incentives in the event of a change-in-control. Only options or restricted stock awards not assumed by the entity taking control are subject to potential acceleration of vesting under a change-in-control.

2015 Proxy Statement	32

Termination

Mr. Gordon’s employment may be terminated at any time by Odyssey with or without cause or by Mr. Gordon with or without good reason. If Mr. Gordon’s employment is terminated by Odyssey without cause, by Mr. Gordon with good reason, as a result of Mr. Gordon’s disability, or if Odyssey elects not to renew the employment agreement at the end of the initial term or any renewal term, Mr. Gordon will be entitled to receive (a) the Accrued Obligations; (b) an amount equal to 200.0% of his salary and target annual incentive award for the year in which termination occurs; (c) a prorated incentive award or bonus for the year in which termination occurs; and (d) reimbursement for the monthly COBRA premium paid by Mr. Gordon for group health insurance coverage for him and his dependents. All outstanding unvested stock options and restricted stock awards (other than the initial grant described above under “CEO Transition in 2014—Incoming CEO”) will become fully vested, and 50.0% of the initial grant of restricted stock will become fully vested, with the balance to vest or be forfeited in accordance with the initial award agreement. If Mr. Gordon’s employment is terminated by Odyssey with cause, by Mr. Gordon without good reason, as a result of Mr. Gordon’s death, or if Mr. Gordon elects not to renew the employment agreement at the end of the initial term or any renewal term, Odyssey will have no further payment obligations to Mr. Gordon other than for the Accrued Obligations. Payments that would have been due to Mr. Gordon and the value of equity awards that would have vested had he been terminated on December 31, 2014 are shown in the table below. None of our other NEOs have employment agreements that provide for payments upon termination.

Severance Benefit Due to Mr. Gordon Upon Termination	Without Cause; For Good Reason; Disability; Company Non-Renewal $	For Cause; Without Good Reason; Death; Mr. Gordon Non-Renewal $
Accrued Obligations	—	—
Cash Severance (1)	1,260,000	—
Equity (2)	289,657	—
COBRA (3)	48,600	—

(1)	The Cash Severance consists of two times the sum of Mr. Gordon’s base salary in effect on December 31, 2014, and his target annual incentive award, calculated at 80.0% of base salary, calculated as follows: 2 x ($350,000 + $280,000). No annual incentive award was actually paid to Mr. Gordon in respect of 2014.
(2)	Upon termination at December 31, 2014, Mr. Gordon would vest in 311,459 restricted stock units valued at $0.93 per share which was the closing price of our common stock on December 31, 2014.
(3)	COBRA payments are estimated over a two-year period and would be reimbursable to Mr. Gordon monthly.

At December 31, 2014, there were life insurance policies that would have paid the following benefits upon the death of our NEOs as follows:

Name	Life insurance benefits payable upon the death of or our NEOs as of December 31, 2014 ($)
Mark D. Gordon	300,000
Philip S. Devine	260,000
Melinda J. MacConnel	165,000
Laura L. Barton	157,000
Jay Nudi	154,000

Change-in-Control

Mr. Gordon’s employment agreement also provides for the vesting of all outstanding unvested stock options and restricted stock awards (other than the restricted stock units representing 500,000 shares which were granted on the signing of the employment agreement (the “Initial Grant”)) upon a change-in-control, which is defined in the employment agreement to include (a) a person or group acquiring 40.0% or more of the fair market value or voting power of the Company’s stock, (b) a person or group acquiring 25.0% or more of the voting power of the Company’s stock during a twelve-month period, and (c) a majority of the members of the Company’s Board of Directors is replaced by directors whose appointment or election is not endorse by a majority of the Board of Directors before the date of election or appointment. Accordingly, Mr. Gordon’s outstanding unvested stock options and restricted stock awards (other than the Initial Grant) will vest if the Investor’s ownership exceeds the threshold in clause (a) or (b) through the purchase of Class AA Preferred Stock under the Purchase Agreement.

At December 31, 2014, our closing stock price was $0.93 per share. There were no in-the-money stock options that could have become immediately exercisable due to a change-in-control if the Compensation Committee acted to accelerate the vesting on the unvested options. At December 31, 2014, there were 258,154 unvested restricted stock awards having a value of $240,083 that could have been purchased by the Company in cash or in stock in the event of a change-in-control at the discretion of the Compensation Committee. The number and value of such options and restricted stock awards is shown in the table below. The amounts shown are the cost that would

2015 Proxy Statement	33

have been recognized by the Company in the event of a change-in-control on December 31, 2014, if the Compensation Committee approved compensating each officer for the value of the options and restricted stock awards shown, and for Mr. Gordon according to the terms of his employment agreement.

	Option Awards		Stock Awards
Name	Number of In the Money Options Exercisable on Change-in- Control (#)	Potential Payment or Exercise Value Realizable upon Change-in- Control ($)	Number of Shares Acquired on Vesting upon Change-in- Control (#)	Potential Payment or Value Realizable on Change-in- Control ($)

Mark D. Gordon	—	—	61,459	57,157
Philip S. Devine	—	—	60,833	56,575
Melinda J. MacConnel	—	—	27,500	25,575
Laura L. Barton	—	—	26,167	24,335
Jay Nudi	—	—	25,667	23,870

DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation paid to directors for 2014. The Compensation Committee used the same peer group as was used for executive officers to benchmark total compensation for directors.

2014 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)
Bradford B. Baker (3)	81,500	30,829	10,650	—	122,979
Max H. Cohen (4)	68,000	23,771	7,100	—	98,871
Mark B. Justh (5)	68,000	23,648	42,600	—	134,248
Dr. David J. Saul (6)	62,500	20,057	7,100	—	89,657
Jon D. Sawyer (7)	68,000	23,771	7,100	—	98,871

(1)	The amounts reported are the fair value of option awards as determined using a Black-Scholes valuation model in accordance with ASC 718, disregarding any estimates of forfeitures related to service-based vesting conditions. To calculate the value of the option awards, we assumed a risk-free interest rate of 1.78%, an expected volatility of common stock of 64.47%, a dividend yield of 0%, and an expected life of options of 6.1 years. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.
(2)	The amounts reported reflect the fair value of restricted stock awards, in accordance with Accounting Standards Codification topic 718 - Stock Compensation (“ASC 718”), awarded under the 2005 and 2015 Stock Incentive Plans. For each restricted stock award, fair value is calculated using the closing price of the common stock on the date of grant. These amounts reflect the accounting expense for these awards and do not necessarily correspond to the actual value that will be recognized by the NEOs, which may be higher or lower based on a number of factors including stock price fluctuations and applicable vesting.
(3)	Mr. Baker had 10,000 stock options and no stock awards outstanding as of December 31, 2014.
(4)	Mr. Cohen had 10,000 stock options and no stock awards outstanding as of December 31, 2014.
(5)	Mr. Justh had 10,000 stock options and no stock awards outstanding as of December 31, 2014.
(6)	Dr. Saul elected to receive 26,622 shares of common stock for $40,000 of the fees earned in cash. He had 10,000 stock options and no stock awards outstanding as of December 31, 2014.
(7)	Mr. Sawyer had 10,000 stock options and no stock awards outstanding as of December 31, 2014.

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For services rendered during 2014, the directors were granted the following equity awards on January 2, 2015, the values of which are included in the above table:

Non-Employee Director	Options (1)	Exercise Price	Termination Date	Restricted Stock Units (2)
Mr. Baker	15,000	1.04	12/31/2024	29,643
Mr. Cohen	10,000	1.04	12/31/2024	22,857
Mr. Justh	60,000	1.04	12/31/2024	22,738
Dr. Saul	10,000	1.04	12/31/2024	19,286
Mr. Sawyer	10,000	1.04	12/31/2024	22,857

(1)	Provided that the 2015 Plan is approved by our stockholders, the directors will become vested in the right to exercise all of the options granted on December 31, 2015. The exercise price is $1.04 per share, and the options expire on December 31, 2024. If the 2015 Plan is not approved by our stockholders by January 2, 2016, these options will be cancelled and forfeited in their entirety.
(2)	Each restricted stock unit will vest upon approval of the 2015 Plan. If the 2015 Plan is not approved by our stockholders by January 2, 2016, these restricted stock units will be cancelled and forfeited in their entirety.

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Compensation of Directors

For the year ended December 31, 2014, our outside directors were compensated according to the following structure:

•	Each outside director received $40,000 annually as a retainer. Additional annual retainers were paid as follows for chairmanship duties:

Lead Director	$12,000
Audit Committee Chairman	$10,000
Compensation Committee Chairman	$5,000
Governance and Nominating Committee Chairman	$5,000

•	Each director has the option to receive cash or common stock for the amount of retainers. Retainers are paid quarterly in advance unless stock is awarded. When stock is awarded, the number of shares is calculated by dividing the dollar amount otherwise due in cash by the fair market value of the stock on the first day of each quarter when cash payments are due. The stock is restricted until the service period ends.

•	In addition, outside directors received $1,000 per meeting attended on behalf of the Board of Directors including full board meetings, and audit committee, governance and nominating committee and compensation committee meetings.

•	Meetings attended telephonically earned compensation of $500 for attendance.

•	We do not pay amounts that would be classified as perquisites or other compensation to our directors, and there are no existing or potential change-in-control, retirement or legacy obligations.

•	Directors were reimbursed for out-of-pocket expenses in connection with attending meetings of the Board of Directors or committees.

•	Directors will be compensated for 2015 under a similar plan as for 2014. The following table provides an estimate of director compensation for 2015.

ESTIMATED DIRECTOR COMPENSATION FOR 2015

	Lead Director	Audit Chair	Compensation Chair	Governance Chair	Committee Member
Total retainer	$62,000	$50,000	$45,000	$45,000	$40,000
Estimated fees (1)	$25,000	$25,000	$25,000	$25,000	$25,000
Estimated equity value	$34,750	$29,500	$24,000	$24,000	$20,250
Estimated total compensation	$121,750	$104,500	$94,000	$94,000	$85,250

(1)	Assumes the following meetings per year:

Board	8	Governance	4
Audit	8	Telephonic	2
Compensation	4

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2015, the beneficial ownership of each person known by the Company to be the beneficial owner of five percent or more of our common stock, each named executive officer and director individually and all executive officers and directors of the Company as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Percentage of beneficial ownership is based on the number of shares of common stock outstanding as of March 31, 2015. Shares of common stock issuable upon conversion of convertible preferred stock, or the exercise of stock options or warrants currently exercisable, or exercisable within 60 days after March 31, 2015, are deemed outstanding for the purpose of computing the percentage ownership of the person holding such shares, options or warrants, but are not deemed outstanding for computing the percentage ownership for any other persons.

Name of Beneficial Owner	Amount of Beneficial Ownership (1)		Percentage of Class
Gregory P. Stemm, Chairman of Board	2,990,559	(2)	3.3
Dr. David J. Saul, Director	1,140,293	(3)	1.3
Mark D. Gordon, CEO, President & Director	684,906	(4)	*
Melinda J. MacConnel, EVP, General Counsel and Secretary	377,772	(5)	*
Laura L. Barton, EVP of Communications	358,123	(6)	*
Jon D. Sawyer, Director	240,849	(7)	*
Jay A. Nudi, Treasurer and Principal Accounting Officer	243,322	(8)	*
Bradford B. Baker, Director	212,022	(9)	*
Philip S. Devine, CFO	158,599	(10)
Mark B. Justh, Director	132,801	(11)	*
John Longley, Jr., COO	79,009	(12)	*
Max H. Cohen, Director	59,905	(13)	*
All Officers and Directors as a group (12 persons)	6,678,160		7.3%

Brinker Capital Inc. 1055 Westlakes Dr., Ste. 250 Berwyn, PA 19312	12,516,951	(14)	14.67%

Columbus Capital Management, LLC	6,113,277	(15)	7.2%
And Matthew D. Ockner 1 Market Street, Spear Tower, Suite 3790 San Francisco, CA 94105

Ori Uziel	5,210,750	(16)	6.1%
510 LaGuardia Place, 5th Floor New York, NY 10012

*	Represents less than 1% beneficial ownership.

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(1)	Unless otherwise noted, the nature of beneficial ownership consists of sole voting and investment power.
(2)	Consists of 1,298,447 shares held jointly by Mr. Stemm and his wife; 1,122,559 shares held by Adanic Capital, Ltd., a limited partnership for which Mr. Stemm serves as general partner; and 569,553 shares underlying currently exercisable stock options. Mr. Stemm has pledged 500,000 shares of common stock as collateral for a personal loan.
(3)	Consists of 1,111,007 shares held jointly by Dr. Saul and his wife and 10,000 shares underlying currently exercisable stock options and 19,286 restricted stock units held by Dr. Saul.
(4)	Includes 342,027 shares held by Mr. Gordon and 342,879 shares underlying currently exercisable stock options held by Mr. Gordon.
(5)	Includes 122,012 shares held by Ms. MacConnel and 255,760 shares underlying currently exercisable stock options held by Ms. MacConnel.
(6)	Consists of 198,134 shares held jointly by Mrs. Barton and her husband and 159,989 shares underlying currently exercisable stock options held by Mrs. Barton.
(7)	Consists of 82,535 shares held jointly by Mr. Sawyer and his wife, 125,457 shares held by Sawyer Family Partners, Ltd., a limited partnership of which Mr. Sawyer serves as the general partner, and 10,000 shares underlying currently exercisable stock options and 22,857 restricted stock units held by Mr. Sawyer.
(8)	Includes 120,811 shares held by Mr. Nudi and 122,511 shares underlying currently exercisable stock options held by Mr. Nudi.
(9)	Consists of 29,000 shares held by the Bristol Edward Rudolph Revocable Trust, a trust of which Mr. Baker is the sole trustee, 143,379 shares held by Mr. Baker and 10,000 shares underlying currently exercisable stock options and 29,643 restricted stock units held by Mr. Baker.
(10)	Includes 73,580 shares held by Mr. Devine and 85,019 shares underlying currently exercisable stock options held by Mr. Devine.
(11)	Consists of 100,063 shares held by Mr. Justh, 10,000 shares held by Hybrid Equity Partners LLC, a limited liability company of which Mr. Justh is a member, and 22,738 restricted stock units held by Mr. Justh.
(12)	Includes 16,494 shares held by Mr. Longley and 62,515 shares underlying currently exercisable stock options held by Mr. Longley.
(13)	Includes 27,048 shares held by Mr. Cohen and 10,000 shares underlying currently exercisable stock options and 22,857 restricted stock units held by Mr. Cohen.
(14)	Based upon Schedule 13G filed by Brinker Capital Inc. on February 17, 2015.
(15)	Based upon Schedule 13G filed by Columbus Capital Management, LLC and Mr. Ockner on February 13, 2015.
(16)	Based upon Schedule 13G filed by Mr. Uziel on February 13, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of Forms 3 and 4 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2014, and Form 5 and amendments thereto furnished to the Company with respect to the fiscal year ended December 31, 2014, and certain written representations, no persons who were either a director, executive officer or beneficial owner of more than 10% of the Company’s common stock, failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the fiscal year ended December 31, 2014.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy on Review, Approval or Ratification of Transactions with Related Parties

In March 2007, our Board of Directors adopted the following policy governing transactions with related parties.

Transactions involving related parties present a risk to us of being improperly valued or of exposing us to conflicts of interest. To reduce the potential for these risks, the Board has adopted this policy which must be followed in connection with all related party transactions involving us or our subsidiaries when the dollar amount of the transaction or a series of similar related transactions exceeds or is expected to exceed $120,000 during a fiscal year. All completed or proposed related party transactions are to be reported to the Company’s internal Disclosure Committee no later than the end of the current quarter and the Committee will present the transactions or proposed transactions to the Board of Directors for review, ratification or approval.

Related party transactions may be entered into or continued only if approved as follows:

If the related party transaction is in the normal course of our business and is (a) entered into on terms no less favorable to us than those generally being provided to or available for unrelated third parties, or (b) is fair to us in taking into account the totality of the relationships between the parties involved including other transactions that may be particularly favorable or advantageous to us, then the CEO or CFO may approve the transaction, provided the approving individual is not a party to the transaction. Such transactions will then be presented to the disinterested members of the Board of Directors for ratification.

Any other related party transaction may only be approved by a majority of the disinterested Board of Directors.

Prior to adoption of the policy, related party transactions were reviewed by the Board of Directors as these transactions were contemplated or occurred.

SECURITIES RESERVED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth information about the Company’s common stock that was available for issuance under all of the Company’s existing equity compensation plans as of December 31, 2014:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (# )	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance (# )

Equity compensation plans approved by security holders (1)	4,531,703	2.17	14,917

Equity compensation plan not approved by security holders	—	—	—

(1)	Includes the issuance of 3,693,486 stock options and 838,217 stock awards under the 2005 Stock Incentive Plan approved by stockholders.

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Each outstanding stock option and stock award may be settled in stock on a one-for-one basis. The weighted average exercise price excluding the 838,217 restricted stock awards, which are issuable for no consideration when vested, is $2.67. The shares available for issuance under the 2005 Stock Incentive Plan are available for Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights. The 2005 Stock Incentive Plan expires on August 3, 2015, after which there can be no further grants or awards of the shares remaining in the plan. Options or awards then outstanding may be vested or exercised until they expire or terminate.

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BACKGROUND OF PROPOSALS 1 THROUGH 3 AND RELATED MATTERS

Background of Proposals 1 Through 3

The Company is a world leader in deep-ocean exploration using innovative methods and state-of-the-art technology for shipwreck projects and mineral exploration. Deep-ocean exploration is a capital-intensive business. Recognizing the need for capital to continue the Company’s operations, throughout the past year, the Company’s management met with representatives of various potential sources of capital. During these meetings, a variety of different financing transactions were discussed on a preliminary basis. The potential transactions discussed included, among other things:

•	borrowing against the Company’s unencumbered assets;

•	borrowing against future projects;

•	convertible debt financing;

•	sales of the assets of the Company or its subsidiaries; and

•	sales of the equity securities of the Company or its subsidiaries.

None of these meetings and discussions resulted in a viable offer to provide capital to the Company. During this period, the Company’s management was also evaluating ways to reduce the Company’s operating expenses, recognizing that reducing expenses could also significantly impair the Company’s ability to pursue its business plan.

Members of the Company’s management team were introduced to representatives of MINOSA in early September 2014, and representatives of MINOSA and the Company met on September 11, 2014. During this meeting, MINOSA’s representatives indicated a possible interest in investing in or otherwise considering a transaction involving Oceanica Resources, S. de R.L. (“Oceanica”), a subsidiary in which the Company holds approximately a 54.0% interest.

After learning more about the Company’s business, MINOSA’s representatives and representatives of the Company’s management met on October 8, 2014. During this meeting, MINOSA’s representatives advised the Company that MINOSA would give further consideration to a proposal to finance the Company’s entire business through the acquisition of a majority equity interest in the Company. MINOSA’s representatives and representatives of the Company’s management met on October 26, 2014, to further discuss the Company’s business and financing needs.

On October 30, 2014, representatives of the Company, MINOSA, and their respective legal counsel and other advisors met in New York City. During this meeting, representatives of the Company provided MINOSA and its legal counsel and advisors with an overview of the Company’s business and operations based upon publicly available information. The Company’s representatives also discussed the Company’s intended business plans and liquidity needs. The parties discussed structuring an investment by MINOSA through either an equity investment in the Company or an investment directly in, or acquisition of the Company’s stake in, Oceanica. At the end of the meeting, MINOSA advised the Company that it would consider the information provided and decide whether to put forth a formal investment proposal, and the Company agreed to provide additional information for MINOSA’s consideration.

On October 31, 2014, MINOSA’s legal counsel sent an initial draft of a nondisclosure agreement to the Company’s legal counsel. Thereafter, MINOSA and the Company, through their respective legal counsel, discussed and negotiated the terms of the nondisclosure agreement, which was entered into on November 18, 2014. Following the entry into the nondisclosure agreement, MINOSA, its affiliates and advisors were provided access to a virtual data room and other non-public information regarding the Company and Oceanica.

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On November 8, 2014, MINOSA’s legal counsel provided the Company’s legal counsel with a draft of a preliminary investment proposal. The Company’s legal counsel reviewed the draft with management, and the draft was generally discussed at a regularly scheduled meeting of the Company’s Board of Directors on November 10, 2014. Following their discussion of the preliminary investment proposal, the Board of Directors formed a committee of the board (the “Special Committee”), consisting of Messrs. Gordon, Justh, and Stemm (with Mr. Gordon serving as chairman), with the power and authority to negotiate the terms of a transaction with MINOSA and its affiliates.

On November 12, 2014, the Special Committee, with the assistance of the Company’s independent legal counsel, held a meeting and engaged in a thorough review and discussion of the preliminary investment proposal. Following this meeting, at the direction of the Special Committee, the Company’s legal counsel sent an annotated copy of the preliminary investment proposal identifying issues to be discussed to MINOSA’s legal counsel.

On November 13, 2014, MINOSA’s and the Company’s legal counsel had a conference call to discuss the Company’s annotations to MINOSA’s initial investment proposal, and on the following day, the Company’s legal counsel sent MINOSA’s legal counsel a revised term sheet reflecting the Company’s suggested revisions.

On November 21, 2014, members of the Special Committee and other representatives of the Company, representatives of MINOSA, and their respective legal counsel met at the Company’s offices in Tampa, Florida. During the meeting, the parties discussed the Company’s business plan and capital structure and revisions to the investment proposal. Following this meeting, legal counsel to MINOSA sent a revised draft of the investment proposal to the Company.

During the week of November 24, 2014, the Special Committee considered the engagement of an investment banking firm to provide a fairness opinion relating to the proposed transaction with MINOSA. The Special Committee considered several investment banking firms for the project, and, after carefully reviewing the possible candidates, selected Hyde Park Capital Advisors, LLC (“Hyde Park Capital”). The factors considered by the Special Committee in selecting Hyde Park Capital included its independence, experience and expertise rendering fairness opinions, existing familiarity with the Company’s business and operations, reputation, and proposed staffing for the project. After exchanging drafts of an engagement letter during the week, the Special Committee and Hyde Park Capital entered into an engagement letter on November 28, 2014.

On November 29, 2014, the Company delivered a business plan to MINOSA.

Following the distribution of the revised investment proposal by legal counsel to MINOSA on November 21, 2014, MINOSA and the Special Committee, through their respective legal counsel, further discussed and negotiated the terms set forth in the preliminary investment proposal, and additional drafts of the investment proposal and indicative terms were exchanged between the parties. The Special Committee met several times during this period to carefully review revised drafts of the preliminary investment proposal with the assistance of the Company’s outside legal counsel.

As of November 30, 2014, the Company had unrestricted cash on hand of $2.2 million, a working capital deficit of $15.1 million, indebtedness of $20.9 million, of which $7.7 million was scheduled to mature within six months, and little prospect for revenue for the ensuing six months.

On December 4, 2014, the parties agreed upon a non-binding, preliminary investment proposal providing for both a debt and equity transaction. The debt transaction would consist of an initial $20 million loan to be made by MINOSA to the Company to be secured by a pledge of 38 million shares of Oceanica, in exchange for which MINOSA would also receive a redeemable warrant to purchase a number of shares of common stock equal to 19.9% of the outstanding common stock of the Company at a price of $0.01 per share exercisable seven months after the initial funding (the “Odyssey Warrant”). In addition, MINOSA was to receive an option to purchase shares in Oceanica on the same terms granted to Monaco Financial, LLC in connection with its loan dated August 8, 2014 (the “Oceanica Call”).

In the equity transaction, following the approval of the Company’s stockholders, the Investor would commit to purchase three series of convertible preferred stock (collectively, the “Series AA Preferred Stock”) that

2015 Proxy Statement	42

would be convertible into 65.0% of the fully diluted common stock of the Company. The first series would be in the amount of $20.0 million and would be sold at a price per share of Series AA Preferred Stock of $1.07, which price was determined based on a 90-day volume weighted average price (“90-day VWAP”). The proceeds of the first series were to be used to repay the indebtedness incurred in the debt transaction. The second series would be a number of shares of Series AA Preferred Stock sufficient to provide MINOSA with a majority of the fully diluted equity capitalization of the Company. The second series would be sold at a price per share of Series AA Preferred Stock of $1.23, which price was determined based on a 15.0% premium to 90-day VWAP. Based on the capitalization numbers included as an exhibit to the preliminary investment proposal, the total investment represented by the first and the second series of Series AA Preferred Stock would have been approximately $121.0 million. The third series would be a number of shares of Series AA Preferred Stock sufficient to provide MINOSA with 65.0% of the fully diluted equity capitalization of the Company. The third series would be sold at a price per share of Series AA Preferred Stock of $1.39, which price was determined based on a 30.0% premium to 90-day VWAP. Based on the capitalization numbers included as an exhibit to the preliminary investment proposal, the total investment represented by the third series would have totaled approximately $120 million. Funding of the second and third series were to be subject to milestones to be based on a business plan to be drafted by the Company and approved by MINOSA. The Series AA Preferred Stock would have a liquidation preference equal to its purchase price plus an accretion at the rate of 8% per annum and would be convertible into common stock on a 1:1 basis. The preliminary investment proposal provided that the Company would deal exclusively with MINOSA, but that the Company could terminate such exclusivity obligation at any time after January 15, 2015. The preliminary investment proposal also contained other terms and conditions typical for transactions of this type.

Following the execution and delivery of the investment proposal, MINOSA, with the assistance of its legal counsel and other advisors, continued their due diligence on the Company and its business, operations, projects, prospects, financial condition, and liquidity needs. MINOSA’s legal counsel also began preparing the Purchase Agreement and other documents related to the transaction. On December 13, 2014, the parties executed and delivered an amended and restated preliminary investment proposal to reflect additional agreed terms relating to Oceanica. On December 19, 2014, MINOSA’s legal counsel transmitted initial drafts of the Purchase Agreement and certain other transaction documents to the Company’s legal counsel.

On December 20, 2014, the Special Committee held a meeting to thoroughly review and discuss the Purchase Agreement and other transaction documents with the assistance of the Company’s legal counsel. Following this meeting, the Company’s legal counsel sent comments on and proposed revisions to the Purchase Agreement and other transaction documents to MINOSA’s legal counsel. On December 23, 2014, legal counsel for the Company and MINOSA’s legal counsel held a lengthy telephone conference during which they clarified, discussed, and negotiated the comments and proposed revisions.

On December 29, 2014, MINOSA’s legal counsel transmitted revised drafts of the Purchase Agreement and certain other transaction documents to the Company’s legal counsel. On December 30, 2014, the Special Committee met with the Company’s legal counsel to thoroughly review the revised drafts received the preceding day. During this meeting, the Special Committee noted the requested revisions to the initial drafts that were now reflected in the revised drafts, as well as new terms that had been incorporated into the transaction documents. After the meeting, the Company’s legal counsel called MINOSA’s legal counsel to discuss the Special Committee’s comments and proposed revisions on the revised drafts of the Purchase Agreement and other transaction documents.

During the year ended December 31, 2014, the Company generated revenue of only $1.3 million, incurred a net loss of $26.5 million, and had negative cash flows from operating activities of $28.6 million. As of December 31, 2014, the Company had unrestricted cash on hand of $3.1 million, a working capital deficit of $7.6 million, indebtedness of $23.3 million, of which $7.7 million was scheduled to mature within six months, and little prospect for revenue for the ensuing six months.

Throughout January and February 2015, MINOSA and its advisors continued their due diligence activities, the Company’s share price declined, and its financial position continued to deteriorate. The Company also informed MINOSA of the adoption of the 2015 Stock Incentive Plan. During this period the parties also negotiated other terms of the transaction, including the reduction of the Odyssey Warrant from 19.9% of the outstanding capital to 4.0 million shares of common stock, replacing the milestone conditions for MINOSA’s investment with a scheduled funding time line, increasing the number of Odyssey shares securing the initial loan, and increasing the number of

2015 Proxy Statement	43

shares subject to, and the exercise price for, the Odyssey Call. On January 26, 2015, MINOSA’s legal counsel transmitted further revised drafts of the Purchase Agreement and certain other transaction documents to the Company’s legal counsel. The following day, the Special Committee held a meeting to review and discuss the further revised drafts. During this meeting, the Special Committee developed a list of issues on which they wanted clarification, and the Company’s legal counsel communicated those issues to MINOSA’s legal counsel after the meeting.

On January 29, 2015, the Company’s legal counsel received further revised drafts of the Purchase Agreement and certain other transaction documents from MINOSA’s legal counsel. After reviewing these documents, the Company’s legal counsel sent the members of the Special Committee a written summary of the changes in the documents and recommendations on how to respond to the changes. The following day, at the direction of the Special Committee, the Company’s legal counsel transmitted comments on the most recent drafts of the Purchase Agreement and other transaction documents to MINOSA’s legal counsel.

During January and February 2015, the Special Committee held eleven meetings, as well as additional, less formal telephone conferences, to thoroughly review and discuss revised drafts of the various transaction documents with the Company’s legal counsel, as well as to discuss timing matters, the Company’s financial condition and liquidity needs, negotiating strategies, and other related topics. During the same period, members of the Special Committee and representatives of MINOSA exchanged correspondence, held telephone conferences, and met in person on several occasions to discuss the terms of the proposed transaction, the Company’s financial condition, due diligence matters, and other related topics. Throughout January and February, the Special Committee and the Company’s legal counsel provided updates to Hyde Park Capital regarding the status of the negotiations with MINOSA and related matters.

As of January 31, 2015, the Company had unrestricted cash on hand of $1.3 million, a working capital deficit of $17.5 million, indebtedness of $22.8 million, of which $7.7 million was scheduled to mature within six months, and little prospect for revenue for the ensuing six months.

On February 11, 2015, MINOSA proposed revised pricing and structuring of the equity investment whereby the Investor would commit to purchase only a majority ownership stake in the Company for approximately $121.0 million and have the option (but not commitment) to purchase up to an additional 15.0% equity interest in the Company. Under the terms of this new proposal, the conversion rate of the first two series of the Series AA Preferred Stock would increase upon the Investor’s purchase of the optional 15.0%, preventing the dilution of MINOSA’s original investment by any additional optional purchase. The effect of this anti-dilution adjustment would be to reduce MINOSA’s cost of increasing its ownership from 50.0% to 65.0% from $120.0 million to approximately $60.0 million.

The Company and MINOSA, through their legal advisors, exchanged counterproposals over the following days with respect to the purchase price of the equity to be acquired by the Investor.

On February 16, 2015, the Company proposed a transaction whereby MINOSA would commit to acquire a majority equity interest in the Company for approximately $121.0 million with an option to acquire an additional 15.0% interest in the Company for approximately $60.0 million, subject to certain conditions.

On February 17, 2015, legal counsel to MINOSA delivered a revised calculation of the 90-day VWAP for the Company’s common stock, calculated based on calendar days. Under the revised calculation, the purchase price for the majority equity interest would be $1.10 per share or $111 million. Later in the day, the Company informed MINOSA that they disagreed with the revised calculation of the 90-day VWAP and that the purchase price should be based on 90 trading day calculation consistent with the February 16 proposal. On February 18, 2015, MINOSA reiterated its position to the Company regarding the calculation of the Company’s 90-day VWAP. Nevertheless, the parties continued to negotiate the terms of the transaction and MINOSA continued its due diligence examination of the Company.

As of February 28, 2015, the Company had unrestricted cash on hand of $336,000, a working capital deficit of $19.8 million, indebtedness of $22.8 million, of which $7.7 million was scheduled to mature within six months, and little prospect for revenue for the ensuing six months.

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On March 2, 2015, the Company delivered to MINOSA a draft of the second amended and restated investment proposal that had been developed by the Special Committee based on discussions with MINOSA and consultation with Hyde Park Capital and the Company’s legal counsel. The proposal provided for, among other things: (a) a $2.0 million deposit payable upon signing of the second amended and restated investment proposal, (b) a $15.0 million advance towards the purchase of the Series AA Preferred Stock payable over 60 days, (c) a $5.0 million purchase price for the Odyssey Call, with the Odyssey Call having an exercise price of $45.0 million, (d) an Odyssey Warrant for 4.0 million shares of Company common stock at a price of $0.01 per share that MINOSA would use to acquire the Mako warrants on Oceanica common equity, (e) a commitment by MINOSA to purchase a number of shares of Series AA Preferred Stock sufficient to provide MINOSA with a majority of the fully diluted equity capitalization of the Company, sold at a price of $1.18 per share, for a total investment of approximately $121.0 million, and (f) an option, exercisable only if the Odyssey common stock traded above $1.39 for 20 consecutive trading days, for MINOSA to purchase a number of shares of Series AA Preferred Stock sufficient to provide MINOSA with 65.0% of the fully diluted equity capitalization of the Company, which would be sold at a price of $0.50 per share, for an additional investment of approximately $43 million. The drafts delivered to MINOSA on March 2, 2015, were discussed at length at the regularly scheduled meeting of the Company’s Board of Directors on March 2 and 3, 2015. During March 3 and March 4, 2015, the parties exchanged proposals regarding certain other terms of MINOSA’s investment.

On March 4, 2015, MINOSA delivered a revised draft of the Purchase Agreement to the Company and communicated other material deal terms to representatives of the Company. The terms included, among other things: (a) $14.75 million of loans from MINOSA to the Company, of which $2.0 million would be advanced at an Initial Closing, with the balance to be advanced over time at MINOSA’s sole discretion, (b) a $1.00 purchase price for the Odyssey Call having an exercise price of $40.0 million, (c) a warrant for 4.0 million shares of Company common stock at a price of $0.01 per share that MINOSA would use to acquire the Mako warrants on Oceanica common stock, (d) a commitment by MINOSA to purchase a number of shares of Series AA Preferred Stock sufficient to provide MINOSA with a majority of the fully diluted equity capitalization of the Company, sold at a price of $1.10 per share, for a total investment of approximately $111.0 million; provided that the obligation to make the investment was contingent upon MINOSA’s satisfaction in its sole discretion with the nature of the consent of its creditors and with viability of the Don Diego West offshore phosphate project (the “Don Diego Project”), (e) an option, exercisable only if the common stock traded above $1.40 for 20 consecutive trading days, for MINOSA to purchase a number of shares of Series AA Preferred Stock sufficient to provide MINOSA with 65.0% of the fully diluted equity capitalization of the Company, sold at a price of $0.50 per share, for an additional investment of approximately $43.0 million, and (f) a requirement that the Company amend its bylaws to provide, among other things, for an exclusive forum and fee shifting in the case of certain stockholder suits. Representatives from Odyssey responded, among other things, that: (x) the loan should be funded on an agreed upon schedule, and (y) that the condition to funding the equity should be based on MINOSA’s receipt of specified creditor consents and not MINOSA’s satisfaction in its sole discretion with such consents.

On March 5, 2015, MINOSA’s legal counsel informed legal counsel to the Company that, considering MINOSA’s view of the Company’s financial condition, MINOSA would no longer be willing to proceed with the transaction as then contemplated, but MINOSA would be willing to provide debtor-in-possession financing for the purposes of keeping the Company’s estate running and developing the Oceanica business, but not the Company’s other activities, if the Company were to seek protection from creditors. From March 4 through March 6, members of the Special Committee and MINOSA discussed the potential transaction and the basis on which MINOSA would be willing to proceed with the transaction as originally structured. On March 6, the parties reached a non-binding agreement to proceed on the basis of MINOSA’s March 4 draft of the Purchase Agreement subject to: (a) the $14.75 million of loans would be made pursuant to an express schedule, with Odyssey limited in its use of proceeds to an agreed budget, (b) in the event that MINOSA exercised its option in its sole discretion not to fund the equity commitment based on the consent of its creditors or the state of the development of the Don Diego Project, the Odyssey Call would terminate and the maturity of the loan would be extended to March 31, 2016, (c) MINOSA would not be able to exercise the Oceanica Call if the initial equity closing occurred, so long as the conditions to continued equity funding were satisfied, and (d) the Odyssey Warrant would be eliminated, and the Company would be responsible for terminating the Mako warrants on Oceanica shares for consideration not in excess of 4.0 million shares of Odyssey common stock. From March 6 through March 9, representatives of the parties worked to finalize the documents governing the transaction.

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On March 9, 2015, the Special Committee held a meeting to review, with the assistance of the Company’s legal counsel, the terms of the Purchase Agreement and the other documents governing the transaction, and determined to recommend that the Company’s Board of Directors approve the Purchase Agreement, such other documents, and the transaction contemplated thereby. Later on March 9, the Board of Directors met to receive the recommendation of the Special Committee relating to the Purchase Agreement and the transactions contemplated thereby and a presentation by Hyde Park Capital relating to its fairness opinion. At the meeting, Hyde Park Capital delivered its presentation, following which it delivered its written opinion that, as of March 9, 2015, the consideration to be received by the Company pursuant to the Purchase Agreement, including the $1.10 per share of Series AA Preferred Stock to be purchased by MINOSA, is fair, from a financial point of view, to the stockholders of the Company. After the delivery of the fairness opinion, the Company’s legal counsel provided the Board of Directors with a detailed review of the terms of the Purchase Agreement and the other documents to be signed. Following this presentation, the Board of Directors engaged in a lengthy discussion regarding the terms of the Purchase Agreement and the other documents and the proposed transactions contemplated thereby. During this discussion, the members of the Board of Directors asked questions of, and received answers from, the Special Committee, Hyde Park Capital, and the Company’s legal counsel regarding various matters related to the Purchase Agreement and the other documents and the proposed transactions contemplated thereby. Following this discussion, upon a motion duly made and seconded, the Company’s Board of Directors, by unanimously adopted resolutions, (a) determined and declared that the Purchase Agreement and the transactions contemplated thereby, including the issuance of the Class AA Preferred Stock and the adoption of the amendments to the Company’s articles of incorporation, are advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved the execution, delivery, and performance by the Company of the Purchase Agreement and the other transaction documents to which the Company is a party; and (c) directed that the approval of the issuance of the Class AA Preferred Stock and the adoption of the Purchase Agreement, the amendments to the Company’s articles of incorporation, the reverse stock split, and certain related matters be submitted to a vote at a meeting of the Company’s stockholders.

On March 9, 2015, after the Company’s board meeting, MINOSA’s legal counsel informed legal counsel to the Company that MINOSA was not willing to proceed with the transaction with the price of the initial series of Series AA Preferred Stock being $1.10 per share (approximately $111.0 million in the aggregate), which represented an approximate 100% premium to the closing market price on the preceding trading day, but that it would be willing to proceed with a price of $0.95 per share of Series AA Preferred Stock (approximately $96.0 million in the aggregate).

On March 10, 2015, after further negotiations, the parties agreed to proceed with the price of the initial series of Series AA Preferred Stock being $1.00 per share (approximately $101.0 million in the aggregate), and the remaining business issues relating to the proposed transaction were resolved. MINOSA’s legal counsel circulated definitive drafts of the Purchase Agreement and the other transaction documents to be signed. Later on March 10, the members of the Board of Directors were briefed on the new terms and were provided written, updated versions of Hyde Park Capital’s presentation and fairness opinion and the Company’s legal counsel’s written description of the terms of the Purchase Agreement and the other transaction documents, in each case updated to reflect the revised deal terms that had been agreed earlier in the day.

On March 11, 2015, the Company’s Board of Directors adopted, by unanimous written consent, resolutions (a) determining and declaring that the Purchase Agreement and the transactions contemplated thereby, including the issuance of the Class AA Preferred Stock and the adoption of the amendments to the Company’s articles of incorporation, are advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorizing and approving the execution, delivery, and performance by the Company of the Purchase Agreement and the other transaction documents to which the Company is a party; and (c) directing that the approval of the issuance of the Class AA Preferred Stock and the adoption of the Purchase Agreement, the amendments to the Company’s articles of incorporation, the reverse stock split, and certain related matters be submitted to a vote at a meeting of the Company’s stockholders.

The documents relating to the transaction were signed after the close of the market on March 11, 2015.

On April 10, 2015, the Company, MINOSA, and the Investor entered into amendments to the Purchase Agreement, the Note, and the Oceanica Call. See “—Purchase Agreement and Related Agreements.”

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Reasons for the Transaction

The Company’s Board of Directors has determined that the Purchase Agreement, the Certificate of Amendment, the other agreements entered into in connection with the Purchase Agreement and the transactions contemplated by each of these agreements are fair to, and in the best interests of, Odyssey and its stockholders. In approving these agreements and the transactions, the Board of Directors consulted with its financial advisors with respect to the financial aspects and fairness of the transactions to Odyssey from a financial point of view and with its legal counsel as to its fiduciary duties and the terms of the Purchase Agreement and the other agreements entered into in connection with the Purchase Agreement, including the Certificate of Amendment. In reaching its determination to approve these agreements and the transactions contemplated by these agreements, the Odyssey Board of Directors, with advice from the Special Committee of the Odyssey Board of Directors, Odyssey’s executive officers and Odyssey’s financial and legal advisors, considered a number of factors, including the following material factors:

•	The immediate liquidity available to the Company under the Purchase Agreement through the short-term loans provided by MINOSA, which has avoided the Company’s need to seek protection from its creditors.

•	The prospect of the steady future financing available to the Company through the purchase of Class AA Preferred Stock by the Investor over the next three years.

•	The Company’s inability to obtain capital from other sources during the past year.

•	The fact that if the Investor funds capital to the Company to pursue offshore mining activities, our existing stockholders will be able to participate in the recurring cash flows and value created through these activities.

•	The potential strategic value that the Investor and its affiliates may bring to the future development of deep-sea resource development.

•	The business experience and expertise of the Investor’s proposed nominees for election to our Board of Directors.

•	Hyde Park Capital’s opinion that the consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Company’s stockholders.

•	The current status of the Company’s major projects.

•	The potential risks associated with the transactions contemplated by the Purchase Agreement, including those set forth under “Risk Factors” beginning on page 67 of this proxy statement.

The foregoing discussion of the factors considered by Odyssey’s Board of Directors is not intended to be exhaustive, but does set forth the principal factors considered by Odyssey’s Board of Directors. Odyssey’s Board of Directors collectively reached the unanimous conclusion to approve the Purchase Agreement and related transactions in light of the various factors described above and other factors that each member of Odyssey’s Board of Directors deemed relevant. Odyssey’s Board of Directors made its decision based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.

The above explanation of the reasoning of Odyssey’s Board of Directors and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 86 of this proxy statement.

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Purchase Agreement and Related Agreements

Unless otherwise stated, the share and per-share information set forth in this description of the transactions contemplated by the Purchase Agreement gives effect to the proposed one-for-six reverse stock split contemplated by the Reverse Split Proposal.

The following includes a summary of the material provisions of the Purchase Agreement, the Note, the Pledge Agreement, the Designation, the Stockholder Agreement, the Indemnification Agreement, the Voting Agreement, and the Oceanica Call (in each case as defined below), copies of which are attached to this proxy statement as Appendix A, C, D, E, F, G, H, and I, respectively, and which we incorporate by reference into this proxy statement. This summary may not contain all of the information about the Purchase Agreement and the other documents (collectively, the “Transaction Documents”) that is important to you. We encourage you to read carefully the Purchase Agreement and other documents in their entirety, as the rights and obligations of the parties thereto are governed by the express terms of the Purchase Agreement and other documents and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Transaction Documents

The following summary of the Purchase Agreement and other documents, and the copies thereof attached as appendixes to this proxy statement, are intended to provide information regarding their terms, although the SEC has taken the position that the Purchase Agreement and other documents (when included in filings made with the SEC) and the related summary constitute public disclosures. The Purchase Agreement contains representations and warranties by the parties thereto that were made as of specified dates and for purposes of the Purchase Agreement (notwithstanding that the Purchase Agreement has been included in filings made with the SEC, and the SEC has taken the position that its representations and warranties therefore constitute disclosures), including establishing the circumstances in which a party to the Purchase Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, rather than establishing matters as facts. The representations, warranties and covenants in the Purchase Agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may apply contractual standards of materiality or material adverse effect that generally differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, and subsequent information may have been included in this proxy statement or reflected in the Company’s other public disclosures. Moreover, the descriptions of the Purchase Agreement and other documents below does not purport to describe all of the terms thereof and are qualified in their entirety by reference to the full text of the Purchase Agreement and other documents, copies of which are attached to this proxy statement as Appendix A, C, D, E, F, G, H, and I and incorporated herein by reference. Any material change to the terms of the Purchase Agreement or other documents will be disclosed in subsequent filings by the Company with the SEC.

Additional information about the Company may be found elsewhere in this proxy statement and the Company’s other public filings. See “Where You Can Find Additional Information” beginning on page 86 of this proxy statement.

Purchase Agreement

Issuance and Sale of Class AA Preferred Stock

The Purchase Agreement provides for the Company to issue and sell to the Investor shares of the Company’s preferred stock up to the amounts and at the prices set forth below:

Series	No. of Shares	Price per Share
Series AA-1	16,854,007	$6.00
Series AA-2	14,446,290	$3.00

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The purchase and sale of 5,833,334 shares of Series AA-1 Preferred Stock will occur at an initial closing (the “Initial Closing”) to be held on the later of (a) 150 days after the signing of the Purchase Agreement, and (b) three business days after stockholder and any other necessary approvals are obtained, and the satisfaction or waiver of the other conditions to the Initial Closing set forth in the Purchase Agreement (as applicable, the “Initial Closing Date”). The Purchase Agreement provides for the purchase and sale of the remaining 11,020,673 shares of Series AA-1 Preferred Stock at subsequent closing (each, a “Subsequent Closing”) according to the following schedule:

Date	No. Series AA-1 Shares	Total Purchase Price
March 1, 2016	3,613,978	$21,683,868
September 1, 2016	3,613,978	21,683,868
March 1, 2017	3,035,741	18,214,446
March 1, 2018	756,976	4,541,856

The Investor may elect to purchase all or a portion of the Series AA-1 Preferred Stock before the dates set forth above.

Pursuant to the Purchase Agreement, the Investor also has the right, but not the obligation, to purchase all or a portion the 14,446,290 shares of Series AA-2 Preferred Stock at any time after the closing price of the common stock on The NASDAQ Stock Market (“NASDAQ”) has been $7.56 (or $1.26, before giving effect to the one-for-six stock split) for more for 20 consecutive trading days. The Investor’s right to purchase the shares of Series AA-2 Preferred Stock will terminate on the fifth anniversary of the Initial Closing Date. Each date on which the Investor purchases shares of Series AA-1 Preferred Stock after the Initial Closing Date or purchases shares of Series AA-2 Preferred Stock is referred to in this proxy statement is referred to as a “Subsequent Closing Date.”

Representations and Warranties

The Purchase Agreement contains representations and warranties of the Company as to, among other things:

•	corporate organization, existence, good standing, and power and authority to carry on its business;

•	the power and authority of the Company and its subsidiaries to enter into the Purchase Agreement and the other transaction documents to which each is a party and to consummate the transactions contemplated thereby;

•	the absence of certain violations, defaults, or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the Purchase Agreement;

•	required regulatory filings and authorizations, consents or approvals of governmental entities;

•	the capitalization of the Company and the capitalization of and other matters related to Oceanica;

•	the Company’s subsidiaries;

•	matters relating to the Company’s filings with the SEC, financial statements, and liabilities;

•	the absence of certain litigation, orders and judgments, and governmental proceedings and investigations related to the Company;

•	compliance with laws during the last three years and possession of necessary permits and authorizations by the Company and its subsidiaries;

•	material contracts of the Company and its subsidiaries;

•	employee matters;

•	absence of related party transactions;

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•	intellectual property;

•	tax matters;

•	environmental matters;

•	insurance policies of the Company and its subsidiaries;

•	compliance with the Foreign Corrupt Practices Act and other anti-corruption and anti-money laundering laws;

•	the absence of certain changes or events since December 31, 2014;

•	the absence of any undisclosed fees owed to investment bankers, financial advisors or brokers in connection with the transactions contemplated by the Purchase Agreement;

•	the issuance of the Class AA Preferred Stock and the shares of common stock issuable upon conversion thereof and related matters;

•	matters relating to information to be included in required filings with the SEC in connection with the transactions contemplated by the Purchase Agreement;

•	the receipt by the Company of an opinion from Hyde Park Capital Advisors, LLC; and

•	certain provisions of Nevada law.

The Purchase Agreement contains representations and warranties of the Investor as to, among other things:

•	its organization, existence, good standing, and power and authority to carry on its business;

•	the power and authority of the Investor to enter into the Purchase Agreement and the other transaction documents to which the Investor is a party and to consummate the transactions contemplated thereby;

•	the absence of certain violations, defaults, or consent requirements under certain contracts, organizational documents and law, in each case arising out of the execution and delivery of, and consummation of the transactions contemplated by, the Purchase Agreement;

•	required regulatory filings and authorizations, consents or approvals of governmental entities;

•	the Investor’s receipt of certain information;

•	the Investor’s knowledge and experience;

•	the Investor’s status as an “accredited investor”;

•	securities law matters;

•	the absence of certain litigation, orders and judgments, and governmental proceedings and investigations related to the Investor; and

•	its ownership of shares of the Company’s common stock.

Conduct of Business Pending the Initial Closing

The Purchase Agreement provides that during the period from the signing of the Purchase Agreement to the Initial Closing Date, subject to certain exceptions in the Purchase Agreement, the Company will, and will cause each of its subsidiaries to, conduct its business according to its ordinary and usual course of business consistent with past practice, use its commercially reasonable efforts to preserve substantially intact its business organization, keep available the services of and maintain good relationship with its current officers and employees and preserve its relationships with governmental agencies, maintain in effect all of its material Permits, maintain in full force and effect all material insurance policies, conduct its business through certain subsidiaries, and not incur any liabilities, except for those arising from its status as a public company. The Purchase Agreement further provides that during such period, the Company will not take, and will not permit any of its subsidiaries to take, the following actions (subject, in some cases, to certain exceptions):

•	repurchase, redeem or otherwise acquire or split, combine, reclassify or amend the terms of any of the Company’s securities or equity equivalents;

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•	increase or accelerate the vesting, payment or exercise of the compensation or benefits payable or available, including under any stock option, restricted stock, phantom, or other equity-based plan, to any current or former employee or other service provider;

•	transfer or create or suffer to exist any liens on the direct or indirect equity in certain subsidiaries or amend, modify, extend or waive the terms of any warrant, option or other right in favor of a third party to acquire any direct or indirect equity in Oceanica;

•	declare, set aside, make or pay any dividends or other distributions with respect to shares of their respective capital stock;

•	propose or adopt any amendment to its certificate of incorporation, articles of association, bylaws or other organizational documents, as applicable;

•	fail to maintain insurance consistent with past practice to the extent available on commercially reasonable terms;

•	amend, modify or waive any term or provision of specified agreements;

•	commence a voluntary case or other proceeding seeking liquidation, reorganization with respect to itself or its debts under any bankruptcy, insolvency or other similar law or permit such a case or proceeding to be commenced; or

•	authorize, or agree or announce any intention to take, any of the foregoing actions.

Other Covenants and Agreements

Proxy Statement; Stockholder Meeting. The Company is required pursuant to the Purchase Agreement to take all action necessary to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of obtaining the Company’s stockholders’ approval of Proposal 1 through Proposal 3. The Company may only adjourn or postpone the stockholder meeting to the extent necessary to ensure that any required supplement or amendment to this proxy statement is provided to the stockholders or, if as of the time for which the stockholder meeting is originally scheduled, there are insufficient shares of common stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting.

Alternative Proposals. The Purchase Agreement contains certain restrictions, subject to certain exceptions described below, on the Company’s ability to initiate, solicit or knowingly encourage or facilitate an alternative acquisition proposal, to participate in any discussions or negotiations regarding an alternative acquisition proposal, or to enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement relating to an alternative acquisition proposal. These restrictions will continue until the earlier to occur of the termination of the Purchase Agreement pursuant to its terms and the time at which the Initial Closing occurs. Notwithstanding this limitation, prior to the time stockholder approval is obtained, the Company may under certain circumstances provide information to third parties and participate in discussions and negotiations with respect to any unsolicited alternative acquisition proposal that the Company’s Board of Directors has determined constitutes or could reasonably be expected to result in a “Superior Proposal” (which is generally defined to refer to a bona fide written acquisition proposal that the Board of Directors determines, in its good faith judgment, after consultation with its outside legal counsel and financial advisor, is (a) more favorable to the Company’s stockholders from a financial point of view than the transactions contemplated by the Purchase Agreement, taking into account all of the terms and conditions of acquisition proposal (including any conditions to any related financing), and (b) is reasonably likely of being completed in a timely manner in accordance with its terms.

Investigations and Access. Subject to certain exceptions and limitations, the Company must afford to the Investor and to its representatives reasonable access during normal business hours, during the period prior to the Initial Closing Date, to the officers, employees, properties, offices, facilities and books and records of the Company and its subsidiaries and permit the Investor and its representatives to conduct such further examination or investigation of the assets, liabilities, business, operations, properties, offices and books and records of the Company and its subsidiaries, as the Investor may reasonably request.

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Certain Filings; Commercially Reasonable Efforts. Each of the Company and the Investor must use its commercially reasonable efforts to take, or to cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable under applicable laws and regulations or otherwise to consummate the transactions contemplated by the Purchase Agreement as promptly as practicable, including using commercially reasonable efforts with respect to:

•	timely making all filings with, and timely seeking all consents, permits, authorizations or approvals from, governmental agencies as necessary or appropriate to consummate the transactions contemplated by the Purchase Agreement;

•	ensuring that the conditions with respect to the Initial Closing are satisfied and to consummate the Initial Closing as soon as reasonably possible;

•	taking, or causing to be taken, all actions necessary, proper or advisable to obtain all consents and provide all notices required in connection with the transactions contemplated by the Purchase Agreement under any contracts to which the Company or the Investor is a party or by which its assets or properties are bound; and

•	the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging any of the transactions contemplated by the Purchase Agreement.

Other Covenants. The Purchase Agreement contains additional agreements between the Company and the Investor relating to, among other matters:

•	certain “fair price,” “moratorium,” “business combination” or “control share acquisition” statute or other similar statute or regulation that is or may become applicable to the transactions contemplated by the Purchase Agreement;

•	the filing of an amendment to the articles of incorporation of Oceanica;

•	an amendment to the Company’s 2015 stock incentive plan; and

•	the Company’s use of the proceeds from the Initial Closing.

Conditions to the Initial Closing

The obligation of each of the Company and the Investor to consummate the Initial Closing is subject to the satisfaction of the following conditions:

•	the Company’s stockholders shall have approved Proposal 1 through Proposal 3 by the requisite vote;

•	the absence of any judgment, writ, decree, injunction, or order of any governmental agency or other law enjoining or prohibiting the consummation of the transactions contemplated by the Purchase Agreement;

•	the Certificate of Amendment shall have been filed;

•	no change of control of or insolvency event with respect to the Company shall have occurred; and

•	the Purchase Agreement shall not have been terminated.

The obligation of the Investor to consummate the Initial Closing is also subject to the satisfaction of the following conditions:

•

(i) the representations and warranties of the Company with respect to organization, existence and good standing, authorization, absence of conflicts or violations, governmental consents and approvals, capitalization and voting rights, Oceanica, the Company’s SEC reports, financial statements, and undisclosed liabilities, anti-corruption and anti-money laundering laws, the offering of securities, the

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opinion of the company’s financial advisor, and certain provisions of Nevada law shall be true and correct in all material respects on and as of the Initial Closing Date as though such representations and warranties were made anew on and as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date; and (ii) all other representations and warranties of the Company shall be true and correct (without regard to any “materiality” or “material adverse effect” qualifications contained in them) on and as of the Initial Closing Date as though such representations and warranties were made anew on and as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•	the Company shall have complied in all material respects with its covenants contained in the Purchase Agreement to be complied with prior to the Initial Closing Date;

•	holders of greater than 5% of the Company’s outstanding common stock shall not have exercised (or notified the Company of their intention to exercise) appraisal rights in connection with the transactions contemplated by the Purchase Agreement, and there shall not be pending any proceeding seeking damages from the Company or any person indemnified by the Company based upon, or arising out of, the transactions contemplated by the Purchase Agreement;

•	since September 30, 2014, there shall not have been any act, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•	the common stock issuable upon conversion of the Class AA Preferred Stock shall have been approved for listing on NASDAQ;

•	the Company shall have delivered to the Investor a certificate, signed by an executive officer of the Company, certifying the matters above;

•	the Company shall have received and delivered to the Investor copies of certain third party consents;

•	the Investor shall have received the consent of certain of its parent entity’s creditors, and such consents shall be satisfactory to the Investor in its sole discretion; and

•	the Investor shall, in its sole discretion, be satisfied with the viability of the Don Diego Project.

The obligation of the Company to consummate the Initial Closing is also subject to the satisfaction of the following conditions:

•	the representations and warranties of the Investor shall be true and correct (without regard to any “materiality” or “material adverse effect” qualifications contained in them) on and as of the Initial Closing Date as though such representations and warranties were made anew on and as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Investor;

•	the Investor shall have complied in all material respects with its covenants contained in the Purchase Agreement to be complied with prior to the Initial Closing Date; and

•	the Investor shall have delivered to the Company a certificate, signed by an executive officer of the Investor, certifying the matters above.

Conditions to the Subsequent Closings Closing

The obligation of each of the Company and the Investor to consummate each Subsequent Closing is subject to the satisfaction of the following conditions:

•	the absence of any judgment, writ, decree, injunction, or order of any governmental agency or other law enjoining or prohibiting the consummation of the transactions contemplated by the Purchase Agreement;

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•	no change of control of or insolvency event with respect to the Company shall have occurred;

•	the Purchase Agreement shall not have been terminated; and

•	specified governmental agency approvals, notifications, waiting periods and conditions, to the extent required to consummate such Subsequent Closing, shall have been obtained, complied with and/or satisfied.

The obligation of the Investor to consummate such Subsequent Closing is also subject to the satisfaction of the following conditions:

•	(i) the representations and warranties of the Company with respect to organization, existence and good standing, authorization, capitalization and voting rights, the Company’s SEC reports, financial statements, and undisclosed liabilities, anti-corruption and anti-money laundering laws, and the offering of securities, as though such representations and warranties were made anew on and as of such Subsequent Closing, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date; and (ii) all other representations and warranties of the Company shall be true and correct (without regard to any “materiality” or “material adverse effect” qualifications contained in them) on and as of such Subsequent Closing as though such representations and warranties were made anew on and as of such Subsequent Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•	the Company shall have complied in all material respects with its covenants contained in the Purchase Agreement to be complied with prior to such Subsequent Closing Date;

•	there shall not be pending any proceeding seeking damages from the Company or any person indemnified by the Company based upon, or arising out of, the transactions contemplated by the Purchase Agreement;

•	since September 30, 2014, there shall not have been any act, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company;

•	trading in the Company’s common stock shall not have been suspended by NASDAQ;

•	the Company shall have delivered to the Investor a certificate, signed by an executive officer of the Company, certifying the matters above;

•	the Company shall have received and delivered to the Investor copies of certain third party consents;

•	the Investor shall have received the consent of certain of its parent entity’s creditors, and such consents shall be satisfactory to the Investor in its sole discretion; and

•	the Investor shall, in its sole discretion, be satisfied with the viability of the Don Diego Project.

The obligation of the Company to consummate such Subsequent Closing is also subject to the satisfaction of the following conditions:

•	the representations and warranties of the Investor shall be true and correct (without regard to any “materiality” or “material adverse effect” qualifications contained in them) on and as of such Subsequent Closing Date as though such representations and warranties were made anew on and as of such Subsequent Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Investor;

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•	the Investor shall have complied in all material respects with its covenants contained in the Purchase Agreement to be complied with prior to such Subsequent Closing Date; and

•	the Investor shall have delivered to the Company a certificate, signed by an executive officer of the Investor, certifying the matters above.

Termination

The Purchase Agreement may be terminated and the transactions contemplated thereby may be abandoned prior to the Initial Closing as follows:

•	by mutual written consent of the Company and the Investor;

•	by the Investor or the Company, by written notice to the other, if:

•	there shall be any final and non-appealable judgment, writ, decree, injunction, or order, which prohibits or restrains the Investor and/or the Company from consummating the Initial Closing or any of the other transactions contemplated by the Purchase Agreement; or

•	following the Stockholder Meeting, if the Company’s stockholders shall have failed to approve Proposal 1 through Proposal 3; or

•	by the Company, by written notice to the Investor, if:

•	at any time prior to receipt of the stockholder approval, the Board of Directors has determined to enter into an alternative acquisition agreement with respect to a Superior Proposal; provided that the Company shall not be entitled to terminate the Purchase Agreement in such event unless the Company has complied with specified requirements of the Purchase Agreement and concurrently with such termination, the Company pays the specified termination fee; or

•	at any time, after September 30, 2015, provided that the Company’s right to terminate after such date shall not be available if the Company’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement has been a principal cause of, or resulted in, the failure of the Initial Closing to take place on or before such date; or

•	by the Investor, by written notice to the Company, if:

•	prior to obtaining the approval of the Company’s stockholders at the stockholder meeting, the Board of Directors changes, withholds, withdraws, qualifies or modifies, in a manner adverse to the Investor, its recommendation;

•	at any time, the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Purchase Agreement such that the conditions with respect to the Initial Closing would not be satisfied and either (a) such breach is not reasonably capable of being cured or (b) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (i) twenty (20) days following notice of such breach and (ii) July 9, 2015;

•	at any time, if the Investor, in its sole discretion, determines that it is not satisfied with the consent of its creditors and with viability of the Don Diego Project;

•	at any time after July 9, 2015, provided that the Investor’s right to terminate the Purchase Agreement shall not be available if the Investor’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement has been a principal cause of, or resulted in, the failure of the Initial Closing to take place on or before such date; or

•	at any time, if the condition to the Initial Closing relating to the resignation of two of the Company’s directors has not been satisfied, and the other conditions to the Initial Closing, other than those that by their terms are to be satisfied at the Initial Closing, have been satisfied or are reasonably capable of being satisfied if the Initial Closing were to occur at such time.

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Termination Fees

The Company will pay the Investor a termination fee of $4.0 million in the event that:

•	the Purchase Agreement is terminated by the Company because the Board of Directors has determined to enter into an alternative acquisition agreement with respect to a Superior Proposal;

•	the Purchase Agreement is terminated by the Investor because, prior to obtaining the approval of the Company’s stockholders at the stockholder meeting, the Board of Directors changes, withholds, withdraws, qualifies or modifies, in a manner adverse to the Investor, its recommendation;

•	the Purchase Agreement is terminated by the Investor because the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Purchase Agreement such that the conditions with respect to the Initial Closing would not be satisfied and either (a) such breach is not reasonably capable of being cured or (b) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (i) twenty (20) days following notice of such breach and (ii) July 9, 2015;

•	(a) the Purchase Agreement is terminated (i) by the Company because the Initial Closing has not occurred by September 30, 2015, so long as the Company’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement has not been a principal cause of, or resulted in, the failure of the Initial Closing to take place on or before such date, (ii) by the Company or the Investor because the meeting of the Company’s stockholders has concluded and the approval of the proposal to adopt and approve the Purchase Agreement by the required vote of the stockholders has not been obtained or (iii) by the Investor because the Initial Closing has not occurred by July 9, 2015, so long as the Investor’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in the Purchase Agreement has not been a principal cause of, or resulted in, the failure of the Initial Closing to take place on or before such date; (b) the Company or any other person shall have publicly disclosed or announced an acquisition proposal on or after the date of the Purchase Agreement but prior to the date of termination of the Purchase Agreement; and (c) within twelve months of such termination, the Company enters into a definitive agreement with respect to an acquisition proposal or an acquisition proposal is consummated (in each case whether or not the acquisition proposal was the same acquisition proposal referred to in clause (b)) except that for purposes of this clause (c), the references to “15%” in the definition of “acquisition proposal” shall be deemed references to “50%”; or

•	the Purchase Agreement is terminated by the Investor because the condition to the Initial Closing relating to the resignation of two of the Company’s directors has not been satisfied, and the other conditions to the Initial Closing, other than those that by their terms are to be satisfied at the Initial Closing, have been satisfied or are reasonably capable of being satisfied if the Initial Closing were to occur at such time.

Fees, Costs and Expenses

Upon the first to occur of the Initial Closing Date and termination of the Purchase Agreement, the Company will reimburse the Investor for its and its affiliates’ reasonable, out-of-pocket expenses incurred in connection with the transactions contemplated by the Purchase Agreement. Except as expressly provided otherwise in the Purchase Agreement or any other transaction document, all fees, costs and expenses incurred in connection with the Purchase Agreement and the other transaction documents and the transactions contemplated thereby shall be paid by the party incurring such fees, costs and expenses, whether or not the contemplated transactions are consummated. In the event of termination of the Purchase Agreement or any other transaction document, the obligation of each party to pay its own fees, costs and expenses will be subject to any rights of such party arising from a breach of the Purchase Agreement or any other transaction document by any other party.

Loans

Subject to the terms set forth in the Purchase Agreement, MINOSA agreed to provide the Company, through a subsidiary of the Company, with loans of up to $14.75 million, the outstanding amount of which, plus accrued interest, will be repaid from the proceeds from the sale of the shares of Series AA-1 Preferred Stock at the initial closing. MINOSA loaned the company $2.0 million upon the signing of the Purchase Agreement and $6.0 million on or about March 31, 2015. Additional loans will be made according to the following schedule, subject to the satisfaction or waiver of specified conditions set forth in the Purchase Agreement:

Date	Loan Amount
April 30, 2015	$3,000,000

May 31, 2015	$2,000,000

June 30, 2015	$1,750,000

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The obligation to repay the loans is evidenced by a promissory note (as amended, the “Note”) in the amount of up to $14.75 million and bears interest at the rate of 8.0% per annum, and, pursuant to a pledge agreement (the “Pledge Agreement”) between MINOSA and Odyssey Marine Enterprises Ltd., an indirect, wholly owned subsidiary of the Company (“OME”), is secured by a pledge of 54.0 million shares of Oceanica Resources S. de R.L., a Panamanian limitada (“Oceanica”), held by OME. The Note matures and all amounts borrowed thereunder and principal thereon are due and payable on September 30, 2015, or, if the Purchase Agreement is terminated by the Investor under specified circumstances, on the date of such termination or March 30, 2016. The Purchase Agreement contemplates that the amounts due under the Note as of the Initial Closing Date will be cancelled, and the purchase price for the Series AA-1 shares acquired at the Initial Closing will be correspondingly reduced.

Certificate of Designation of Class AA Preferred Stock

Pursuant to a certificate of designation (the “Designation”) to be filed with the Nevada Secretary of State, each share of Series AA-1 Preferred Stock and Series AA-2 Preferred Stock (collectively, the “Class AA Preferred Stock”) will be convertible into one share of common stock at any time and from time to time at the election of the holder. Each share of Class AA Preferred Stock will rank pari passu with all other shares of Class AA Preferred Stock and senior to shares of common stock and all other classes and series of junior stock. If the Company declares a dividend or makes a distribution to the holders of common stock, the holders of the Class AA Preferred Stock will be entitled to participate in the dividend or distribution on an as-converted basis.

Each share of Class AA Preferred Stock shall entitle the holder thereof to vote, in person or by proxy, at any special or annual meeting of stockholders, on all matters voted on by holders of common stock, voting together as a single class with other shares entitled to vote thereon. So long as a majority of the shares of the Class AA Preferred Stock are outstanding, the Company may not, without the approval of the holders of a majority of the outstanding shares of Class AA Preferred Stock:

•	amend, alter, modify or repeal the Designation or the Company’s organizational documents or amend the organizational documents of any of the Company’s material subsidiaries;

•	create, or authorize the creation of, any additional class or series of capital stock of the Company (or any security convertible into or exercisable for any class or series of capital stock of the Company) or issue or sell, or obligate itself to issue or sell, any securities of the Company or any of the Company’s material subsidiaries (or any security convertible into or exercisable for any class or series of capital stock of the Company or any of the Company’s material subsidiaries), including any class or series of capital stock of the Company that ranks superior to or in parity with the Class AA Preferred Stock in rights, preferences or privileges;

•	issue any shares of Class AA Preferred Stock other than pursuant to the Purchase Agreement;

•	approve or consummate any change of control, merger, or other business combination, or liquidation, winding up, or bankruptcy involving the Company (or any of its material subsidiaries), or sell all or substantially all of the Company’s consolidated assets or all or substantially all of the equity in, or assets of, any of the Company’s material subsidiaries;

•	transfer any equity in Oceanica or any equity in any of the Company’s subsidiaries that directly or indirectly owns any equity in Oceanica, other than pursuant to specified agreements, or amend or consent to the amendment of the articles of incorporation or member agreement of Oceanica;

•	incur any indebtedness, or guarantee the indebtedness, liabilities or obligations of any other person, in an amount in the aggregate greater than $10,000,000;

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•	make any single or series of related acquisitions or dispositions during any twelve-month period that, individually or in the aggregate, exceed $10,000,000;

•	redeem, purchase, acquire, retire or repurchase any equity or rights to acquire equity in the Company or any of its subsidiaries, other than (A) the acquisition of options or common stock upon the net exercise of any options for common stock; or (B) the purchase equity from former employees upon the termination of their employment;

•	issue any equity or rights to acquire equity as compensation to employees since January 1, 2015, in excess of 433,887 shares of common stock;

•	engage in any transaction with any affiliates of the Company (including affiliates of family members of such affiliates), either (a) in an amount greater than $50,000, other than compensation approved by the Company’s Board of Directors, or (b) other than on an arms’-length basis;

•	approve, enter into, modify, amend or terminate any employment agreement with, or consummate any employment agreement involving, the chief executive officer, chief operating officer, or chief financial officer of the Company, whether or not the person in question holds such title; or

•	agree or commit to do any of the foregoing.

In the event of the liquidation of the Company, each holder of shares of Class AA Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the greater of (a) the amount paid to the Company for such holder’s shares of Class AA Preferred Stock, plus an accretion thereon of 8.0% per annum, compounded annually, and (b) the amount such holder would be entitled to receive had such holder converted such shares of Class AA Preferred into common stock immediately prior to such time at which payment will be made or any assets distributed.

Stockholder Agreement

The Purchase Agreement provides that, at the Initial Closing, the Company and the Investor will enter into a stockholder agreement (the “Stockholder Agreement”). The Stockholder Agreement will provide that (a) in connection with each meeting of the Company’s stockholders at which directors are to be elected, the Company will (i) nominate for election as members of the Company’s Board of Directors a number of individuals designated by the Investor (“Investor Designees”) equivalent to the Investor’s proportionate ownership of the Company’s voting securities (rounded up to the next highest integer) less the number of Investor Designees who are members of the Board of Directors and not subject to election at such meeting, and (ii) use its reasonable best efforts to cause such nominees to be elected to the Board of Directors; (b) the Company will cause one of the Investor Designees to serve as a member of (or at such Investor Designee’s election, as an observer to) each committee of the Company’s Board of Directors; and (c) each Investor Designee shall have the right to enter into an indemnification agreement with the Company (an “Indemnification Agreement”) pursuant to which such Investor Designee is indemnified by the Company to the fullest extent allowed by Nevada law if, by reason of his or her serving as a director of the Company, such Investor Designee is a party or is threatened to be made a party to any proceeding or by reason of anything done or not done by such Investor Designee in his or her capacity as a director of the Company. In addition, the Stockholders Agreement provides that two of the Investor Designees shall serve on the governing body of Oceanica.

The Stockholder Agreement will provide the Investor with pre-emptive rights with respect to certain equity offerings of the Company and restricts the Company from selling equity securities until the Investor has purchased all the Class AA Preferred Stock or no longer has the right or obligation to purchase any of the Class AA Preferred Stock. The Stockholder Agreement will also provide the Investor with certain “first look” rights with respect to certain mineral deposits discovered by the Company or its subsidiaries. Pursuant to the Stockholder Agreement, the Company will grant the Investor certain demand and piggy-back registration rights, including for shelf registrations, with respect to the resale of the shares of common stock issuable upon conversion of the Class AA Preferred Stock.

Voting Agreement

Concurrently with the execution of the Purchase Agreement, each of the Company’s executive officers and directors, who hold in the aggregate approximately 5.5% of the Company’s issued and outstanding shares of

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common stock have entered into a voting agreement (the “Voting Agreement”) with the Investor pursuant to which they have agreed to vote their shares in favor of the Transaction Proposal, the Articles Amendment Proposal, and other reasonable and related matters put before the stockholders of the Company.

Oceanica Call

Concurrently with the execution of the Purchase Agreement, OME and MINOSA entered into a call option agreement (as amended, the “Oceanica Call”), pursuant to which OME granted MINOSA an option to purchase the 54.0 million shares of Oceanica held by OME for an exercise price of $40.0 million at any time during the one-year period after the Oceanica Call was executed and delivered by the parties. The Oceanica Call will terminate if the Investor elects to terminate the Purchase Agreement under specified circumstances. If the Investor elects to terminate the Purchase Agreement under other specified circumstances, the exercise price of the Oceanica Call will be reduced to $20.0 million and the exercise period will be extended by one year.

Opinion of Hyde Park Capital Advisors, LLC

On November 28, 2014, the Special Committee, on behalf of the Company, retained Hyde Park Capital Advisors, LLC to provide a fairness opinion with respect to the transactions contemplated by the Purchase Agreement. The factors considered by the Special Committee in selecting Hyde Park Capital included its independence, experience and expertise rendering fairness opinions, existing familiarity with the Company’s business and operations, reputation, and proposed staffing for the project.

At the meeting of the Board on March 9, 2015, Hyde Park Capital rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in such opinion, the consideration to be received by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the stockholders of the Company. Hyde Park Capital confirmed its March 9, 2015 oral opinion by delivering its written opinion to the Board, dated as of the same date, that, as of such date, the consideration to be received by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the stockholders of the Company.

On March 9, 2015, after the meeting of the Board, MINOSA’s counsel informed counsel to the Company that MINOSA was not willing to proceed with the transaction with the price of the Series AA-1 Preferred Stock being $6.60 per share (approximately $111.0 million in the aggregate), which represented an approximate 100% premium to the closing market price on the preceding trading day, but that it would be willing to proceed with a price of $5.70 per share of Series AA-1 Preferred Stock (approximately $96.0 million in the aggregate). On March 10, 2015, after further discussions, the parties agreed to proceed with the price of the Series AA-1 Preferred Stock being $6.00 per share (approximately $101.0 million in the aggregate). Later on March 10, 2015, the Company advised Hyde Park Capital of the reduction in the price for the Series AA-1 Preferred Stock, and Hyde Park Capital delivered its updated written opinion to the Board, dated as of the same date, that, as of such date, the consideration to be received by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the stockholders of the Company.

Prior to its retention, Hyde Park Capital had no material relationship with the Company or any of its affiliates. No limitations were imposed by the Board or the Special Committee upon Hyde Park Capital with respect to the investigations made or procedures followed by it in rendering its opinion. Our Board of Directors relied on Hyde Park Capital’s opinion in part in approving the transactions contemplated by the Purchase Agreement.

In connection with its opinion, Hyde Park Capital made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Hyde Park Capital:

•	reviewed the Purchase Agreement and other related transaction documents;

•	reviewed certain publicly available business and financial information relating to the Company;

•	reviewed certain other information relating to the Company provided to or discussed with Hyde Park Capital by the Company, including (a) financial forecasts relating to the Company, (b) certain non-public interim financial statements, and (c) certain industry and business information thereto prepared by the management of the Company;

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•	discussed the past and present operations and financial condition and the prospects of the Company with its senior executives;

•	reviewed and compared the multiples, margins, and growth rates and compared that data with similar data for other publicly held companies in businesses Hyde Park Capital deemed relevant in evaluating the Company;

•	considered, to the extent publicly available, the financial terms of certain other merger or acquisition transactions, which Hyde Park Capital deemed to be relevant, which have been effected or announced; and

•	considered such other information and performed such other financial studies, analyses and investigations and financial, economic and market criteria that Hyde Park Capital deemed relevant for purposes of its opinion.

In preparing its opinion, Hyde Park Capital relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax, and other information reviewed by it, and Hyde Park Capital did not assume any responsibility for the independent verification of, nor did Hyde Park Capital independently verify, any of such information. With respect to the financial forecasts provided to or discussed with Hyde Park Capital by the Company’s management and the unaudited financial statements and other financial information prepared and provided to Hyde Park Capital by the Company’s management, Hyde Park Capital assumed that they were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the Company’s management. Hyde Park Capital assumed no responsibility for the assumptions, estimates and judgments on which such forecasts and interim financial statements and other financial information were based. In addition, Hyde Park Capital was not requested to make, and did not make, an independent evaluation or appraisal of the Company’s assets or liabilities (contingent, derivative, off-balance sheet or otherwise), nor was Hyde Park Capital furnished with any such evaluations or appraisals. With regard to the information provided to Hyde Park Capital by the Company, Hyde Park Capital relied upon the assurances of the members of the Company’s management that they were unaware of any facts or circumstances that would make such information materially incomplete or misleading. Hyde Park Capital also assumed that there had been no material change in the Company’s assets, liabilities, business, condition (financial or otherwise), results of operations or prospects since the date of the most recent financial statements made available to Hyde Park Capital. Hyde Park Capital also assumed that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the transactions contemplated by the Purchase Agreement, no modification, delay, limitation, restriction or condition would be imposed that will have an adverse effect on Company, or the transactions contemplated by the Purchase Agreement, and that such transactions would be consummated in accordance with the terms of the Purchase Agreement, without waiver, modification or amendment of any term, condition or agreement therein that is material to Hyde Park Capital’s analysis. Representatives of the Company advised Hyde Park Capital, and Hyde Park Capital further assumed, that the final terms of the Purchase Agreement would not vary materially from those set forth in the draft reviewed by Hyde Park Capital. Hyde Park Capital’s opinion was necessarily based on financial, economic, market and other conditions as they existed on and the information made available to Hyde Park Capital as of March 10, 2015. Although subsequent developments may affect its opinion, Hyde Park Capital has no obligation to update, revise or reaffirm its opinion. Hyde Park Capital made each of the assumptions set forth above with the consent of the Board.

Hyde Park Capital’s opinion was for the use and benefit of the Board in connection with the transactions contemplated by the Purchase Agreement. Hyde Park Capital’s opinion may not be used by any other persons for any other purpose and was not intended to and did not confer any rights or remedies upon any other person. Hyde Park Capital’s opinion should not be construed as creating any fiduciary duty on the part of Hyde Park Capital to the Company, the Board, the Special Committee, the Company’s stockholders or any other party. Hyde Park Capital’s opinion only addressed the fairness from a financial point of view of the consideration to be received by the Company pursuant to the Purchase Agreement in the transactions contemplated by the Purchase Agreement and did not address any other terms, aspects or implications of such transactions or any agreements, arrangements or understandings entered into in connection with such transactions or otherwise. In addition, Hyde Park Capital’s opinion did not address the relative merits of the transactions contemplated by the Purchase Agreement as compared to other transaction structures, transactions or business strategies that may have been available to the Company, the Board, or the Company’s stockholders, nor did it address or constitute a recommendation regarding the decision of the Board to enter into the Purchase Agreement or to engage in the transactions contemplated by the Purchase

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Agreement. Hyde Park Capital’s opinion had been authorized for issuance by the Fairness Opinion Committee of Hyde Park Capital. Hyde Park Capital’s opinion did not constitute advice or a recommendation to any stockholder of the Company as to how such person or entity should vote or act on any other matter relating to the transactions contemplated by the Purchase Agreement. Hyde Park Capital expressed no opinion about the amount or nature of the compensation to the Company’s officers, directors or employees, or class of such persons, in connection with the transactions contemplated by the Purchase Agreement relative to the consideration in such transactions.

The following is a summary of the material financial analyses performed by Hyde Park Capital in connection with Hyde Park Capital’s opinion dated March 10, 2015. The order of analyses does not represent relative importance or weight given to those analyses by Hyde Park Capital. The financial analyses summarized below include information presented in tabular format. In order to fully understand Hyde Park Capital’s financial analyses, the tables must be read together with the text of each summary.

The tables alone do not constitute a complete description of the financial analyses. Considering the data in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying and the qualifications and evaluations affecting the analyses, could create a misleading or incomplete view of Hyde Park Capital’s financial analyses.

Discounted Cash Flow Analysis

Hyde Park Capital conducted a discounted cash flow analysis for the purpose of determining the fully diluted equity value per share for the Company’s common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” “Present value” refers to the current value of one or more future cash payments from the asset, which is referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macroeconomic assumptions and estimates of risk, the weighted cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the capitalized value of all cash flows from an asset for periods beyond the final forecast period.

For purposes of estimating the Company’s unlevered free cash flows, Hyde Park Capital determined, based upon its experience and expertise, that it was appropriate to separately estimate the future unlevered free cash flows generated by the Company’s shipwreck business and the Company’s deep-sea mining business, and then combine the estimates. Hyde Park Capital calculated the unlevered free cash flows that the Company is expected to generate during the time period from 2015 through 2024 for (a) the Company’s shipwreck business, on the basis of Shipwreck Case 1 and Shipwreck Case 2, and (b) the Company’s deep-sea mining business, on the basis of DSM Case 1 and DSM Case 2. Each of these cases is discussed in more detail below under “—Assumptions Underlying Cases.”

Hyde Park Capital also calculated a range of terminal asset values of (a) the Company’s shipwreck business, by (i) multiplying the projected cash flow of the business in 2023 by the long-term cash flow growth rate of the business plus 1.0%, then dividing the product thereof by (ii) the difference between the weighted average cost of capital of the business and the long-term cash flow growth rate of the business; and (b) the Company’s deep-sea mining business, by (i) multiplying the projected cash flow of the business in 2024 by the long-term cash flow growth rate of the business plus 1.0%, then dividing the product thereof by (ii) the difference between the weighted average cost of capital of the business and the long-term cash flow growth rate of the business. The unlevered free cash flows and the range of terminal asset values were then discounted to present values using a range of discount rates from (a) for the Company’s shipwreck business, from 22.8% to 30.8%, and (b) for the Company’s deep-sea mining business, from 21.8% to 29.8%. Hyde Park Capital arrived at the discount rate ranges in the foregoing sentence by analyzing the weighted average cost of capital for the capital structures of the companies set forth below:

For the Company’s shipwreck business:

Endurance Exploration Group, Inc.

Seafarer Exploration Corp.

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For the Company’s deep-sea mining business:

Nautilus Minerals, Inc.

FX Energy, Inc.

Arianne Phosphate, Inc.

Chatham Rock Phosphate Ltd.

BPZ Resources, Inc.

The present value of the unlevered free cash flows and the range of terminal asset values were then adjusted for the Company’s debt as of December 31, 2014 (as provided by the Company’s management).

A summary of the implied valuation ranges of the common stock that Hyde Park Capital derived from such analyses is set forth below. All amounts in the following table are expressed in millions, except for per share data, which is presented without giving effect to the one-for-six stock split contemplated by Proposal 3(b).

Shipwreck Analysis:	Enterprise Value	Equity Value
Case 1	$ 0.2 - $ 8.0	$ 0.0 - $ 0.0

Case 2	75.0 - 91.7	51.7 - 68.4

Average	37.6 - 49.8	25.9 - 34.2

Deep-Sea Mining Analysis:	Enterprise Value	Equity Value
Case 1	$16.6 - $ 35.7	$ 2.0 - $11.7

Case 2	94.0 - 181.9	41.3 - 86.0

Average	55.5 - 108.8	21.6 - 48.8

	Enterprise Value	Equity Value	Price per Share
Combined average enterprise value Case 1	$ 16.8 - $43.7	$ 2.0 - $ 11.7	$0.02 - $0.12

Combined average enterprise value Case 2	169.0 - 273.5	93.0 - 154.3	0.92 - 1.53

Combined average enterprise value	92.9 - 158.6	47.5 - 83.0	0.47 - 0.82

Assumptions Underlying Cases

As noted above, Hyde Park Capital calculated the unlevered free cash flows that the Company is expected to generate during the time period from 2015 through 2024 based upon two cases for the Company’s shipwreck business and two cases for the Company’s deep-sea mining business. The following tables summarize the assumptions used by Hyde Park Capital in each of the cases. All dollar amounts in the following tables are expressed in millions, except per ton data.

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Shipwreck Business

	Case 1	Case 2
Revenue

•       $14.5 in 2015

•       $14.0 from Project X

•       $0.5 from SS Republic

•       $32.5 per year for 2016-2024

•       $40.0 of gross value recovered (average of 2011-2013)

•       80.0% of recoveries monetized

•       $0.5 from SS Republic through 2024

•       14.5 in 2015

•       $14.0 from Project X

•       $0.5 from SS Republic

•       $106.5 Monetized from Project X in 2016 and 2017

•       Additional $0.5 from SS Republic

•       $32.5 per year for 2016-2024

•       $40.0 of gross value recovered (average of 2011-2013)

•       80.0% of recoveries monetized

•       $0.5 from SS Republic through 2024

Operations and Research	• Monthly cost of $1.1 for vessel • Ship support of $4.0 per year • Lease of vessel every other year for $9.0 per year • $3.0 per month for three months	• Monthly cost of $1.1 for vessel • Ship support of $4.0 per year • Lease of vessel every other year for $9.0 per year • $3.0 per month for three months

Marketing, general and administrative	$7.0 per year through 2024	$7.0 per year through 2024

CAPEX	• $4.0 in 2015 for new equipment • $2.0 per year maintenance CAPEX through 2014 • New ROV purchased in 2020 for $2.0	• $4.0 in 2015 for new equipment • $2.0 per year maintenance CAPX through 2014 • New ROV purchased in 2020 for $2.0

Depreciation and amortization	$2.5 per year	$2.5 per year

Deep-Sea Mining Business

	Case 1	Case 2
Revenue

•       Stand-alone filler market (rock concentrate production)

•       Low end of concentration range

•       Worldwide market of 30.0 million tons per year

•       Sales price of $80.00 per ton

•       Projecting less demand for low concentrate product

•       500,000 tons in 2018

•       1.0 million tons in 2019

•       1.5 million tons for 2020-2024

•       Not projecting future tenements based upon funding requirements

•       Stand-alone filler market (rock concentrate production)

•       Low end of concentration range

•       Worldwide market of 30.0 million tons per year

•       Sales price of $100.00 per ton

•       Three-year revenue ramp up due to certain administrative requirements

•       1.0 million tons in 2018

•       2.0 million tons in 2019

•       3.0 million tons for 2020-2024

•       Not projecting future tenements based upon funding requirements

Cost of Goods Sold	• $50.0 per ton • $5.0 million engineering fee in 2016	• $50.0 per ton • $5.0 million engineering fee in 2016

Selling, general and administrative	• Selling expense of 7.0% of revenue including tenement renewal • General and administrative of $3.0 million through 2024	• Selling expense of 7.0% of revenue including tenement renewal • General and administrative of $3.0 million through 2024

CAPEX	None	None

Depreciation and amortization	None	None

NWC	2.0% of revenue	2.0% of revenue

2015 Proxy Statement	63

Premium Paid Analysis

Hyde Park Capital analyzed the purchase price per share to be paid by the Investor for the shares of Series AA-1 Preferred Stock and the shares of Series AA-2 Preferred Stock pursuant to the Purchase Agreement compared to the closing price of the Company’s common stock on March 9, 2015 (the last trading day before Hyde Park Capital rendered its fairness opinion on March 10, 2015), the closing price of the Company’s common stock on various dates between 5 and 90 days prior to March 9, 2015, the volume weighted average price per share of the Company’s common stock for various periods between 5 and 180 days prior to March 9, 2015, the volume weighted average price per share of the Company’s common stock for the 52-week period prior to March 9, 2015, the high closing price for the 52 weeks preceding March 9, 2015, and the low closing price for the 52 weeks preceding March 9, 2015. The results of the premium paid analysis are summarized as follows:

Purchase Price – Per Share		Series AA-1 $0.95 (1)	Series AA-2 $0.50	50% Control $0.95 (2)	65% Control $0.74 (2)
Closing Share Price as of 3/9/15	$0.60	58.3%	(16.7)%	58.3%	23.3%
5-Day Prior	0.64	48.4	(21.9)	48.4	15.6
10-Day Prior	0.59	61.0	(15.3)	61.0	25.4
30-Day Prior	0.95	0.0	(47.4)	0.0	(22.1)
60-Day Prior	0.95	0.0	(47.4)	0.0	(22.1)
90-Day Prior	1.29	(26.4)	(61.2)	(26.4)	(42.6)
5-Day Volume Weighted Average	0.60	57.7	(17.0)	57.7	22.9
10-Day Volume Weighted Average	0.63	51.0	(20.5)	51.0	17.6
30-Day Volume Weighted Average	0.73	29.3	(31.9)	29.3	0.7
60-Day Volume Weighted Average	0.84	13.7	(40.2)	13.7	(11.5)
90-Day Volume Weighted Average	0.95	(0.3)	(47.6)	(0.3)	(22.4)
180-Day Volume Weighted Average	1.19	(20.2)	(58.0)	(20.2)	(37.8)
52-Week Volume Weighted Average	1.49	(36.1)	(66.3)	(36.1)	(50.2)
52-Week High	2.51	(62.2)	(80.1)	(62.2)	(70.5)
52-Week Low	0.55	72.7	(9.1)	72.73	4.5

(1)	Represents the price per share the Investor indicated it was willing to pay before the parties agreed on the price of $1.00 per share.
(2)	Represents average price per share to be paid by the Investor to reach percentage ownership indicated.

2015 Proxy Statement	64

Hyde Park Capital reviewed implied premiums paid involving publicly held target companies relative to the historical closing stock prices of such target companies one day, five trading days and one month prior to public announcement of the relevant transaction. Hyde Park Capital reviewed the median implied premiums paid for comparable transactions within the oil and gas exploration, oil and gas production, and diversified metals and mining industries and for all deals under $250 million market capitalization one day prior to the respective transaction announcement, in each case during the last three years. The results of the premium analysis are summarized as follows:

	Median of Implied Premium Paid in Selected Transactions
	One Day	One Week	One Month
Comparable Industry Transactions	16.2%	21.4%	22.3%
Comparable Industry Transactions - No Discounts (1)	44.2	37.2	38.0
All Transactions under $250 million Market Cap	12.4	13.4	14.0
All Transactions under $250 million Market Cap - No Discounts (1)	26.2	25.1	28.3
Odyssey Control Premium (2)	58.3%	48.4%	0.0%

(1)	Excludes transactions closed or announced at a discount.
(2)	Based upon average price per share paid for control of $0.95.

Asset Value Analysis

Hyde Park Capital also reviewed the value of the assets of the Company’s shipwreck business and deep-sea mining business, based upon estimates of the Company’s management, in order to estimate the Company’s implied equity value.

A summary of the asset values that Hyde Park Capital reviewed is set forth below. All amounts in the following table are expressed in millions.

Shipwreck Assets:
Coins from SS Republic	$7.4	$9.9
Equipment	4.0	6.0
Buildings	2.1	3.1
Shipwreck database	0.3	1.0
Rights to Proceeds – Project X	5.0	10.0

Deep-Sea Mining Assets:
Oceanica interest	$20.0	$50.0
Chatham shares	0.5	1.0
Neptune shares	0.0	1.0
Factored receivables	0.5	1.5

Total	39.7	83.4
Less: Debt	23.3	23.3

Implied equity value	$16.4	$60.1

Implied equity value per share	$0.16	$0.59

The foregoing summary does not purport to be a complete description of the analyses performed by Hyde Park Capital or its presentation to the Board. The preparation of an opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Hyde Park Capital’s opinion. In arriving at its determination, Hyde Park Capital considered the results of all of its analyses. Hyde Park Capital made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. Because of the lack of industry-specific data points, Hyde Park Capital did not use a comparable public company analysis or a precedent merger and acquisition transaction analysis in preparing its opinion. These analyses were not useful because of insufficient industry-specific data points. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the transactions contemplated by the Purchase Agreement.

Hyde Park Capital prepared these analyses for purposes of providing its opinion to the Special Committee and the Board as to the fairness from a financial point of view to the Company’s stockholders of the consideration to

2015 Proxy Statement	65

be received by the Company pursuant to the Purchase Agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Hyde Park Capital or any other person assumes responsibility if future results are materially different from those forecast.

The consideration to be received by the Company pursuant to the Purchase Agreement was determined through arm’s-length negotiations between the Special Committee and MINOSA and was approved by the Board. Hyde Park Capital provided advice to the Special Committee during these negotiations. Hyde Park Capital did not, however, recommend any specific amount or type of consideration to the Company, the Special Committee, or the Board or that any specific amount or type of consideration constituted the only appropriate consideration for the transaction contemplated by the Purchase Agreement.

As described above, Hyde Park Capital’s opinion to the Board was one of many factors taken into consideration by the Special Committee and the Board in making their determination to approve the Purchase Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Hyde Park Capital in connection with its opinion and is qualified in its entirety by reference to the written opinion of Hyde Park Capital attached as Appendix J to this proxy statement.

Hyde Park Capital and its affiliates provide a range of investment banking and financial services and, in that regard, Hyde Park Capital and its affiliates may in the future provide investment banking and other financial services to the Company, MINOSA and their respective affiliates for which Hyde Park Capital or its affiliates would expect to receive compensation. Prior to its engagement by the Board in connection with a proposed transaction involving the Company, Hyde Park Capital has not provided services to either the Company or MINOSA for which Hyde Park Capital received compensation.

The Company agreed to pay Hyde Park Capital a $250,000 fee for rendering its opinion. In addition, the Company agreed to indemnify Hyde Park Capital against certain liabilities that may arise out of its engagement.

Financial Statements

Our Consolidated Financial Statements (including the notes thereto) as of December 31, 2013 and 2014, and for each of the years in the three-year period ended December 31, 2014, as included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, are hereby incorporated by reference herein. A copy of our Annual Report on Form 10-K is attached as Appendix L to this proxy statement and is available at www.proxyvote.com for those stockholders who received a Notice of Internet Availability of Proxy Materials.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations that appear in our Annual Report on Form 10-K for the year ended December 31, 2014, is hereby incorporated by reference herein. A copy of our Annual Report on Form 10-K is attached as Appendix L to this proxy statement is available at www.proxyvote.com for those stockholders who received a Notice of Internet Availability of Proxy Materials.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants required to be disclosed pursuant to Item 304 of Regulation S-K.

Quantitative and Qualitative Disclosures About Market Risk

Information regarding our quantitative and qualitative disclosures about market risk, as set forth in Item 7A of our Annual Report on Form 10-K for the year ended December 31, 2014, is hereby incorporated by reference

2015 Proxy Statement	66

herein. A copy of our Annual Report on Form 10-K is attached as Appendix L to this proxy statement and is available at www.proxyvote.com for those stockholders who received a Notice of Internet Availability of Proxy Materials.

Risk Factors

Stockholders should carefully consider the following risks and all other information contained in this proxy statement and the documents incorporated by reference before deciding how to vote on Proposals 1 through 3. We have included a discussion of each material risk that we have identified as of the date of this proxy statement. However, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also be relevant to Proposals 1 through 3.

Upon a sale or liquidation of the Company, the purchase price of the Series AA Preferred Stock must be repaid in full plus an 8% return prior to our stockholders receiving any value.

Upon a liquidation, dissolution or sale of the Company, the Series AA Preferred Stock is entitled to receive the greater of: (a) purchase price of the Series AA Preferred Stock must be repaid in full plus an 8% return, and (b) the value it would receive in the event that the Series AA Preferred Stock was converted into common stock. In the event that the value of the Company grows at less than 8% per annum, the Series AA Preferred Stock would be entitled to an ever increasing share of the value of the Company. These differing economic terms may provide the holders of the Series AA Preferred Stock with the incentive to seek a liquidation, dissolution or sale of the Company in which the holders of common stock would receive little or no consideration.

Upon consummation of the proposed transaction, the Company will be controlled by MINOSA.

After giving effect to the transactions contemplated by the Purchase Agreement, a majority of the members of our Board of Directors will be persons affiliated with MINOSA, and pursuant to the terms of the Purchase Agreement, MINOSA has the right to acquire a majority of the voting power of the Company. MINOSA may not exercise its rights as the Company’s controlling stockholder in a manner consistent with your interests. By virtue of its ownership of the Company’s Shares and the existence of MINOSA’s affiliates on the Board of Directors, MINOSA is in a position to influence the company’s actions for its own benefit.

Our public stockholders may experience dilution as a consequence of the issuance of any shares of Class AA Preferred Stock pursuant to the Purchase Agreement.

Upon completion of the Initial Closing and all Subsequent Closings relating to the Series AA-1 Preferred Stock, MINOSA will own a majority of the fully diluted capital of the Company. MINOSA will have the option to purchase additional shares of Series AA-2 Preferred Stock at a price of $0.50 per share (which is less than the lowest closing price of our common stock during the year preceding the signing of the Purchase Agreement). The purchase of the Series AA-2 Preferred Stock will result in substantial economic dilution of the value of our common stock.

The Investor’s obligation to consummate the Initial Closing and Subsequent Closings is subject to third-party consents over which the Investor and Odyssey have no control.

Pursuant to the Purchase Agreement, the Investor’s obligation to consummate the Initial Closing and Subsequent Closings is conditioned upon the consent of certain third parties over which Odyssey and the Investor have no control. The consent of such third parties is not guaranteed and the lack thereof could prevent the Investor from being obligated to consummate either the Initial Closing or any of the Subsequent Closings.

The Investor may decline to consummate the Initial Closing and Subsequent Closings but retain control of our Board of Directors (and in certain circumstances the option to purchase Odyssey’s shares in Oceanica).

Pursuant to the Purchase Agreement, the Investor may, depending on its satisfaction, in its sole discretion, with certain conditions, decline to consummate the Initial Closing or the Subsequent Closings. If the Investor declines to consummate such closings, it will maintain control of Odyssey’s Board of Directors until its appointees’ tenure on the Board of Directors expires. Additionally, in certain circumstances MINOSA will retain the option to purchase all of Odyssey’s shares in Oceanica Resources S. de R.L. after such decision to not consummate the closings.

2015 Proxy Statement	67

The likelihood of Odyssey’s shareholder obtaining an acquisition premium from a subsequent transaction is diminished.

As a result of the transactions contemplated by the Purchase Agreement, MINOSA will acquire majority ownership of the Company. Such ownership decreases the likelihood that the Company’s stockholders will obtain an acquisition premium on their shares in connection with another transaction.

2015 Proxy Statement	68

Proposal 2 - THE TRANSACTION PROPOSAL

The Proposal

Our Board of Directors is seeking the approval for purposes of Nasdaq Listing Rule 5635, of a proposal for our stockholders to adopt and approve the Purchase Agreement and ratify, adopt, and approve the transactions contemplated by the Purchase Agreement, including the issuance of up to 31,300,297 shares of the Company’s Class AA Preferred Stock and up to 31,300,297 shares of the Company’s common stock issuable upon conversion of the Class AA Preferred Stock, in each case calculated after giving effect to the one-for-six reverse stock split contemplated by Proposal 3(b) (the “Transaction Proposal”).

As discussed above, on March 11, 2015, the Company entered into the Purchase Agreement with MINOSA and the Investor. The Purchase Agreement provides that the adoption and approval of the Purchase Agreement, including the issuance of the Company’s Class AA Preferred Stock and common stock to the Investor by the Company’s stockholders is one of the conditions to the initial purchase and sale of shares of the Company’s Class AA Preferred Stock. The Purchase Agreement further provides, among other things:

•	for the Company to issue and deliver to the Investor up to 31,300,297 shares of the Company’s Class AA Preferred Stock (or 187,801,782 shares, calculated without giving effect to the one-for-six stock split); and

•	as a condition to the initial purchase and sale of shares of the Company’s Class AA Preferred Stock, that individuals designated by the Investor and reasonably acceptable to the Company (the “Investor Designees”) be elected to the Company’s Board of Directors and that such Investor Designees constitute a majority of the Board of Directors.

Because the Company’s common stock is listed on the NASDAQ Capital Market, the Company is subject to Nasdaq Listing Rule 5635, which requires stockholder approval prior to the issuance of securities:

•	in connection with a transaction, other than a public offering, involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) equal to 20.0% or more of the common stock or 20.0% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock; or

•	when the issuance or potential issuance will result in a change of control of the Company.

As of March 11, 2015, the Company had 89,582,502 shares of common stock outstanding (which is the equivalent of 14,930,417 shares, after giving effect to the one-for-six stock split contemplated in this proxy statement), and on that date the consolidated closing bid price of the Company’s common stock was $0.6201 per share (which is the equivalent of $3.7206 per share, after giving effect to the one-for-six stock split contemplated in this proxy statement). Of the 31,300,297 shares of the Company’s Class AA Preferred Stock that may be purchased by the Investor under the Purchase Agreement (after giving effect to the one-for-six stock split), 16,854,007 are shares of Series AA-1 Preferred Stock with a purchase price of $6.00 per share and 14,446,290 are shares of Series AA-2 Preferred Stock with a purchase price of $3.00 per share. Both the Series AA-1 and Series AA-2 Preferred Stock are convertible into an equal number of shares of the Company’s common stock and therefore if issued and converted would represent 67.7% percent of number of shares of the Company’s common stock outstanding as of March 11, 2015, after giving effect to the one-for-six stock split contemplated in this proxy statement and the dilution to the existing stockholders of the Company.

Under Nasdaq’s interpretation of Listing Rule 5635, a “change of control” would occur when, as a result of the issuance of securities, an investor or a group would own, or have the right to acquire, 20.0% or more of the outstanding shares of common stock or voting power and such ownership or voting power would be the largest ownership position. However, Nasdaq will consider all facts and circumstances concerning a transaction, including whether there are any other relationships or agreements between the company and the investor or group. As noted above, the shares of Class AA Preferred Stock that may be purchased by the Investor under the Purchase Agreement represent significantly more than 20.0% of the Company’s outstanding shares of common stock, and one of the conditions to the initial purchase and sale of shares of the Company’s Class AA Preferred Stock is that Investor Designees be elected to the Company’s Board of Directors.

2015 Proxy Statement	69

Effect of Proposal 2

If Proposal 2, together with Proposals 1 through 3, including sub-proposals 3(a) through 3(e) is approved, the Company, the Investor, and MINOSA may proceed to complete the transactions contemplated by the Purchase Agreement, on the terms and subject to the conditions set forth therein. If Proposal 2 is not approved by the Company’s stockholders, then the conditions set forth in the Purchase Agreement will not be satisfied, and the Company and the Investor will have the right to terminate the Purchase Agreement in accordance with its terms. If the Agreement is terminated, the Company will be obligated to repay the amounts borrowed from MINOSA, as well as accrued interest, and MINOSA will retain the right to exercise the Oceanica Call, but the issuance and sale of the Class AA Preferred Stock will not be consummated.

Vote Required

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the Transaction Proposal. Abstentions and broker non-votes will not be considered in the tabulation of votes cast and will not affect the outcome of the Transaction Proposal.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 2.

2015 Proxy Statement	70

Proposal 3 - THE ARTICLES AMENDMENT PROPOSAL Including Each Sub-Proposal 3(a) through 3(e)

In connection with the Investor’s investment in the Company under the Purchase Agreement, the Company and the Investor agreed that the Company would make certain amendments to its Articles of Incorporation and certain other changes to its governance documents. The consummation of the Initial Closing under the Purchase Agreement requires amending the Company’s articles of amendment as described in sub-proposals 3(a) through 3(e) (collectively, the “Articles Amendment Proposal”). In order to comply with applicable rules of the SEC in connection with proxy statements, we have presented each amendment to the Company’s Articles of Incorporation as separate for approval; however, unless each sub-proposal and thus the Certificate of Amendment is approved, the conditions to consummating the Initial Closing under the Purchase Agreement will not be satisfied.

Sub–Proposal 3(a): The Authorized Capitalization Proposal

Our Board of Directors is seeking the approval of an amendment to our articles of incorporation to provide that the aggregate number of shares the Company is authorized to issue, after giving effect to the 1-for-6 reverse stock split described in Proposal 3(b), is 150,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Capitalization Proposal”). The full text of the proposed amendment is set forth in the form of Certificate of Amendment attached as Appendix B to this proxy statement.

Sub–Proposal 3(b): The Reverse Split Proposal

Our Board of Directors is seeking the approval of an amendment to our articles of incorporation to implement a one-for-six reverse stock split whereby each six issued and outstanding shares of the Company’s common stock will be combined into one share of the Company’s common stock (the “Reverse Split Proposal”). The full text of the proposed amendment is set forth in the form of Certificate of Amendment attached as Appendix B to this proxy statement.

In addition to the Purchase Agreement providing that the approval of the Reverse Split Proposal is one of the conditions to the Initial Closing, our Board of Directors believes a reverse stock split is also desirable for the following reasons:

•	Compliance with Nasdaq Listing Rule 5550(a)(2). On March 9, 2015, the Company received a letter from the Listing Qualifications Staff (the “Staff”) of The NASDAQ Stock Market notifying the Company that, because the closing bid price of its common stock had been below $1.00 for 30 consecutive business days, it no longer complies with the requirements for continued listing on the NASDAQ Capital Market set forth in Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days, or until September 5, 2015, in which to regain compliance. In order to regain compliance with the minimum bid price requirement, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during this 180-day period. If the Company does not demonstrate compliance with Listing Rule 5550(a)(2) by September 5, 2015, the Staff will determine whether the Company meets the applicable market value of publicly held shares requirement for continued listing and all other applicable standards for initial listing on the NASDAQ Capital Market (except the bid price requirement). If the Company meets such criteria, it may be eligible for an additional 180 day compliance period. If the Company does not regain compliance, its common stock will be subject to delisting. Our Board of Directors has concluded that a reverse stock split will strengthen our ability to regain compliance with this Listing Rule 5550(a)(2).

•	Increased Share Price. A reverse stock split may increase the trading price of shares of our common stock, potentially making them more attractive investments generally and to institutional investors in particular.

•	Reduced Stockholder Transaction Costs. Because investors typically pay commissions based on the number of shares traded when they buy or sell shares of our common stock, these investors may pay lower commissions for trading a given dollar amount of our common stock if the reverse stock split occurs.

2015 Proxy Statement	71

Potential Risks Associated with a Reverse Stock Split

The following is a non-exhaustive list of potential risks associated with effecting a reverse stock split:

•	No Guarantee of Increased Share Price. There are no assurances that the trading price of our common stock will increase upon the effectiveness of any reverse stock split approved by the board. The future performance of our common stock will be based on our performance and other factors that are unrelated to the number of issued and outstanding shares of our common stock. If the trading price of shares of our common stock does not increase by an amount that is commensurate with the reduction in our shares issued and outstanding as a result of the reverse stock split, the total market capitalization of the Company will decrease.

•	Increased Number of Odd-Lot Holders. A reverse stock split is likely to result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

•	Reduced Liquidity is Possible. The liquidity of our common stock could be adversely affected by the reduced number of shares that would be issued and outstanding if the reverse stock split is approved.

Effect of a Reverse Stock Split

The principal effect of the reverse stock split would be to reduce the number of issued and outstanding shares of the Company’s common stock based upon a 1-for-6 exchange ratio. Assuming a 1-for-6 reverse stock split, each stockholder holding 600 shares of our common stock (par value $0.0001 per share) immediately prior to the reverse stock split taking effect will become a holder of 100 shares of our common stock (par value $0.0001 per share) after the reverse stock split is consummated.

The reverse stock split itself will not change the proportionate equity interests of our stockholders, nor will the respective voting rights or other rights of stockholders be altered in any way by the reverse stock split, other than as a result of the treatment of fractional shares as described below. The common stock issued pursuant to the reverse stock split will remain fully paid and non-assessable. The number of authorized shares of the Company’s common stock will not change solely by virtue of implementing the Reverse Split Proposal.

If the Investor purchases all the shares of Class AA Preferred Stock, then, after giving effect to the 1-for-6 reverse stock split described in this Proposal 3(b), but without giving effect to the conversion of such shares of Class AA Preferred Stock or our other outstanding shares of preferred stock, we would have outstanding 14,930,417 shares of common stock and an aggregate of 31,305,697 shares of preferred stock (including 31,300,297 shares of Class AA Preferred Stock), and 1,449,597 shares of common stock will be issuable upon the exercise of outstanding options and warrants or the settlement of restricted stock units.

Except as otherwise discussed in this proxy statement, we have no arrangements, agreements, understandings or plans at the current time for the issuance of additional shares of common stock following the reverse stock split. The issuance of additional shares of common stock could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

The unreserved shares of authorized and unissued common stock following the reverse stock split will be available for issuance in connection with such corporate transactions and purposes as may, from time to time, be considered advisable by our Board of Directors. Except as discussed herein, however, we have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of common stock that will be available following the reverse stock split. Having such shares available for issuance in the future will allow the shares to be issued as determined by our board without further stockholder action, unless the

2015 Proxy Statement	72

circumstances require that we seek stockholder approval under the rules of the NASDAQ Capital Market. The issuance of additional shares of common stock for such corporate transactions and purposes could have a dilutive effect on earnings per share and the book or market value of our outstanding common stock, depending on the circumstances, and would likely dilute a stockholder’s percentage voting power in the Company. Our Board of Directors intends to take these factors into account before authorizing any new issuance of shares.

Potential Anti-Takeover Effects

If the reverse stock split is approved, the increased proportion of authorized but unissued shares of our common stock to the issued and outstanding shares thereof could, under certain circumstances, have an anti-takeover effect. For example, such a change could permit future issuances of our common stock that would dilute the stock ownership of a person seeking to effect a change in composition of our board or contemplating a tender offer or other transaction for the combination of the Company with another entity. We could also use the additional shares in ways that could be effective in resisting or frustrating a potential transaction that would have provided an above-market premium and that would have been favored by a majority of our independent stockholders.

Mechanics of Reverse Stock Split

If the Reverse Split Proposal is approved by stockholders and a 1-for-6 reverse stock split is implemented, stockholders will be entitled to exchange their stock certificates after the reverse stock split takes place. Stockholders may exchange their stock certificates by contacting our transfer agent:

Mailing Addresses:	Telephone and Facsimile:

Computershare	Toll-free in the U.S.: (800) 962-4284
P.O. Box 30170	Outside the U.S.: (781) 575-3120
College Station, TX 77842-3170	Facsimile: (312) 604-2312

Overnight correspondence should be sent to:

Computershare
211 Quality Circle
Suite 210
College Station, TX 77845

Otherwise, stock certificates representing pre-reverse stock split shares of our common stock will be exchanged for certificates evidencing post-reverse stock split shares at the first time they are presented to the transfer agent for transfer.

Effect on Equity Incentive Plans, Options, Warrants and Convertible Securities

If the Reverse Split Proposal is approved by stockholders and a 1-for-6 reverse stock split is implemented, the number of shares of our common stock that may be issued upon the exercise of conversion rights held by holders of securities convertible into our common stock will be reduced proportionately based upon the 1-for-6 exchange ratio. Proportionate adjustments will also be made to the per-share exercise price and the number of shares of our common stock issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase shares of our common stock. Finally, the number of shares reserved for issuance under our equity incentive plans will be reduced proportionately based on the 1-for-6 exchange ratio.

Fractional Shares

We will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded to the next whole share.

Accounting Matters

Because the reverse stock split will not change the par value of shares of our common stock, our stated capital attributable to common stock on our balance sheet will be reduced to approximately 16.7% of its present amount assuming an exchange ratio of 1-for-6. Additional paid-in capital will increase by the dollar amount by which stated capital decreases. We have not distributed cash dividend to the holders of our common stock.

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Certain Federal Income Tax Consequences of a Reverse Stock Split

IN ACCORDANCE WITH 31 C.F.R. § 10.35(b)(5), THE DISCUSSION OF THE TAX ASPECTS PROVIDED HEREIN HAS NOT BEEN PREPARED, AND MAY NOT BE RELIED UPON BY ANY PERSON, FOR PROTECTION AGAINST ANY FEDERAL TAX PENALTY. THE TAX DISCUSSION HEREIN IS WRITTEN TO THE REVERSE SPLIT PROPOSAL, AND EACH STOCKHOLDER SHOULD SEEK ADVICE BASED ON SUCH STOCKHOLDER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following is a summary of certain United States federal income tax consequences of the reverse stock split generally applicable to beneficial holders of shares of our common stock. This summary addresses only stockholders who hold their pre-reverse stock split shares as capital assets and will hold the post-reverse stock split shares as capital assets. This discussion does not address all United States federal income tax considerations that may be relevant to particular stockholders in light of their individual circumstances or to stockholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign stockholders. The following summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, applicable Treasury Regulations thereunder, judicial decisions, and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed in this summary. Each stockholder should consult its tax advisor as to the particular facts and circumstances which may be unique to such stockholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse stock split. We have not and will not seek a ruling from the Internal Revenue Service or an opinion of counsel regarding the United States federal income tax consequences of the proposed reverse stock split. Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service, and there can be no assurance that such income tax consequences, if challenged, would be sustained.

Subject to the above, the United States federal income tax consequences of the proposed reverse stock split may be summarized as follows:

•	The reverse stock split would qualify as a tax-free recapitalization under the Internal Revenue Code. Accordingly, a stockholder should not recognize any gain or loss for United States federal income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

•	The shares of post-reverse stock split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse stock split common stock held by the stockholder immediately prior to the reverse stock split.

•	A stockholder’s holding period for the post-reverse stock split common stock should include the holding period of the pre-reverse stock split common stock exchanged.

Sub–Proposal 3(c): The Classified Board Proposal

Our Board of Directors is seeking the approval of an amendment to our articles of incorporation to classify the membership of the Board of Directors into three classes, as nearly equal in number as possible, with one class to be elected annually for staggered three-year terms (the “Classified Board Proposal”). The full text of the proposed amendment is set forth in the form of Certificate of Amendment attached as Appendix B to this proxy statement.

In addition to the Purchase Agreement providing that the approval of the Reverse Split Proposal is one of the conditions to the Initial Closing, our Board of Directors believes that having a classified Board of Directors will help ensure continuity and stability in the board’s leadership and policies by ensuring that, at any given time, a majority of the directors will have prior experience with the Company and, therefore, will be familiar with its business and operations. The Company has not experienced continuity problems in the past, and the Board of

2015 Proxy Statement	74

Directors wishes to ensure that the Board’s past continuity will continue. The Board of Directors also believes that the classified board amendment will assist the board in protecting the interests of the Company’s stockholders in the event of an unsolicited offer for the Company by encouraging any potential acquirer to negotiate directly with the Board of Directors.

To preserve the classified board structure, the amendment to our articles of incorporation relating to the Classified Board Proposal also provides that a director appointed by the Board of Directors to fill a vacancy holds office until the next election of the class for which such director has been chosen, and until that director’s successor has been elected and qualified or until his or her earlier death, resignation, retirement or removal. Presently, all of the directors of the Company are elected annually and all of the directors may be removed, with or without cause, by a majority of the voting power of the Company.

Unless a director is removed or resigns, three annual elections would be needed to replace all of the directors on the classified board. The classified board amendment may, therefore, discourage an individual or entity from acquiring a significant position in the Company’s stock with the intention of obtaining immediate control of the Board of Directors. If the Classified Board Proposal is approved, these provisions will be applicable to each annual election of directors, including the elections following any change of control of the Company.

Having a classified board may increase the amount of time required for a takeover bidder to obtain control of the Company without the cooperation of the board, even if the takeover bidder were to acquire a majority of the voting power of the Company’s outstanding common stock. Without the ability to obtain immediate control of the board, a takeover bidder will not be able to take action to remove other impediments to its acquisition of the Company. Thus, having a classified board could discourage certain takeover attempts, perhaps including some takeovers that stockholders may feel would be in their best interests. Further, having a classified board will make it more difficult for stockholders to change the majority composition of the board of the board, even if the stockholders believe such a change would be desirable. Because of the additional time required to change the control of the Board of Directors, having a classified board could be viewed as tending to perpetuate present management.

Although this proposal could make it more difficult for a hostile bidder to acquire control over the Company, the Board of Directors believes that by forcing potential bidders to negotiate with the board for a change of control transaction, the board will be better able to maximize stockholder value in any change of control transaction.

Sub–Proposal 3(d): The Liability Limitation Proposal

Our Board of Directors is seeking the approval of an amendment to our articles of incorporation to provide that the liability of the Company’s directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by Nevada law and that the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding involving alleged acts or omissions of such officer or director shall be paid as they are incurred (the “Liability Limitation Proposal”). The full text of the proposed amendment is set forth in the form of Certificate of Amendment attached as Appendix B to this proxy statement.

Sub–Proposal 3(e): The Unaffiliated Director Proposal

Our Board of Directors is seeking the approval of an amendment to our articles of incorporation to provide that each director of the Company who is not an officer, employee or other member of management of the Company, and each agent and affiliate thereof, will have the right: (a) to directly or indirectly engage in any activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Company and its subsidiaries, (b) to directly or indirectly do business with any client or customer of the Company and its subsidiaries, and (c) not to present potential transactions, matters, or business opportunities to the Company or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for himself or herself, and to direct any such opportunity to another person (the “Unaffiliated Director Proposal”). The full text of the proposed amendment is set forth in the form of Certificate of Amendment attached as Appendix B to this proxy statement.

2015 Proxy Statement	75

Effect of Proposal 3, including Sub-Proposal 3(a) through Sub-Proposal 3(e)

If Proposal 3, including each of the sub-proposals 3(a) through 3(e), together with Proposals 1 and 2, is approved, the Company, the Investor, and MINOSA may proceed to complete the transactions contemplated by the Purchase Agreement, on the terms and subject to the conditions set forth therein. If Proposal 3, including each of the sub-proposal 3(a) through 3(e) is not approved by the Company’s stockholders, then the conditions set forth in the Purchase Agreement will not be satisfied, and the Company and the Investor will have the right to terminate the Purchase Agreement in accordance with its terms. If the Agreement is terminated, the Company will be obligated to repay the amounts borrowed from MINOSA, as well as accrued interest, and MINOSA will retain the right to exercise the Oceanica Call, but the issuance and sale of the Class AA Preferred Stock will not be consummated.

If the Liability Limitation Proposal is approved, the liability of the Company’s directors and officers shall be eliminated or limited to the fullest extent permitted by Nevada law and that the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding involving alleged acts or omissions of such officer or director shall be paid as they are incurred

Vote Required

The affirmative vote of a majority of the voting power is required to approve Proposal 3, including each of the sub-proposals 3(a) through 3(e). Abstentions and broker non-votes will have the same effect as votes against this proposal because the shares are considered outstanding voting power but are not affirmative votes.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

VOTE “FOR” PROPOSAL 3,

INCLUDING EACH OF THE SUB-PROPOSALS 3(A) THROUGH 3(E).

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Proposal 4 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) requires the Company to seek a non-binding advisory vote from its stockholders to approve the compensation of its named executive officers (“Say-on-Pay vote”) as disclosed in the Compensation Discussion & Analysis (“CD&A”) and accompanying compensation tables and the related narrative disclosure in this Proxy Statement. Because the required vote is advisory, the result of the vote is not binding upon the Board of Directors.

We believe that executive compensation should be linked to the Company’s performance and aligned with the interests of the Company’s stockholders. In addition, executive compensation is designed to allow the Company to recruit, retain and motivate employees who play a significant role in the organization’s current and future success.

As a focus on the Company’s long-term performance, we believe that long-term equity awards are effective tools for aligning management and stockholder interests in order to increase overall stockholder value. In addition, the executive officers are often asked to implement long-term initiatives for the Company that, by definition, takes more than one fiscal year to accomplish. Stability and continuity among the executive officers aids the Company in its implementation of such long-term initiatives. However, a portion of the executive officers’ annual compensation is also linked to the short-term success of the Company in order to motivate and reward executives to achieve Company objectives and to attract and retain talented executives.

Proposal

At the 2011 annual meeting, the Board of Directors recommended stockholders approve holding a “Say-on-Pay” vote every year. Our stockholders supported that recommendation. Accordingly, we will hold a “Say-on-Pay” vote annually until the 2017 annual meeting when stockholders will be asked to vote again on how frequently we should hold the “Say-on-Pay’ vote.

The Company is presenting this proposal, which gives you as a stockholder the opportunity to express your view on our executive compensation by voting for or against the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures contained in the Company’s 2015 Proxy Statement, is hereby APPROVED.”

Position of Board of Directors

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

BY VOTING “FOR” THE ABOVE PROPOSAL.

As discussed in the Compensation Discussion and Analysis contained in this Proxy Statement, the Compensation Committee of the Board of Directors believes that the executive compensation for the year ended December 31, 2014, is reasonable and appropriate, is justified by the performance of the Company and is the result of a carefully considered approach. While our total stockholder return during the period was not positive, the Committee recognizes and believes that significant accomplishments during 2014 in marine operations and development of future projects will bring long-term benefits to our stockholders.

Effect of Vote

Because your vote is advisory, it will not be binding upon the Company, the Compensation Committee or the Board of Directors; however, we value stockholders’ opinions, and we will consider the outcome of the Say-on-Pay vote when determining future executive compensation arrangements.

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Proposal 5 - APPROVAL OF THE 2015 STOCK INCENTIVE PLAN, AS AMENDED

Background

The Company’s Board of Directors is asking our stockholders to approve the 2015 Stock Incentive Plan, as amended (the “2015 Plan”), under which 5,400,000 shares of our common stock will be reserved for issuance. The Board of Directors has approved the 2015 Plan, subject to approval from our stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal as a result of the Awards that may be granted to them under the 2015 Plan.

The 2015 Plan is designed to enable the continued use of the same type of awards that are currently provided for under our 2005 Stock Incentive Plan (the “2005 Plan”) and to incorporate additional protection for the interests of our stockholders through new Plan provisions and limitations. The 2015 Plan will permit awards of both incentive and nonqualified stock options and restricted stock awards, as well as awards of restricted stock units, performance shares, performance units and stock appreciation rights (collectively referred to as an “Award” or “Awards”).

The 2015 Plan will replace the 2005 Stock Incentive Plan. The Board of Directors intends that, upon approval by our stockholders, all future awards will be granted under the 2015 Plan. Therefore, if the stockholders approve the 2015 Plan, no further awards will be granted under the 2005 Plan; however, any awards outstanding under the 2005 Plan will remain subject to its terms and conditions. In addition, any shares reserved for the 2005 Plan not currently subject to outstanding awards or not issued upon the exercise of such awards will not be used for the grant of any future awards. The 2005 Plan currently has 4,531,703 shares reserved for options and restricted stock currently outstanding and 14,917 shares available for grant.

If our stockholders do not approve the 2015 Plan, future equity awards will continue to be granted under the 2005 Plan to the extent shares continue to remain available for granting and provided the Plan has not expired or been terminated by the Board of Directors. The 2005 Plan expires on August 3, 2015.

Importance of the 2015 Plan

Equity-based compensation is a vital part of our compensation policy since it provides employees with long-term exposure to the Company’s performance, aligns employees’ interests with those of our stockholders and discourages imprudent risk-taking. Adoption of the 2015 Plan will permit us to continue to grant equity compensation awards to our employees, officers, and directors in furtherance of this policy.

In assessing the appropriate terms of the 2015 Plan and the importance of equity as a component of our compensation program, our Board of Directors considered, among other items, protecting the interests or our stockholders, our compensation philosophy and practices, and input from AON Hewitt, the Compensation Committee’s independent compensation consultant. As a result, the 2015 Plan incorporates the following design features:

•	No “evergreen” provision;

•	Prohibits liberal share recycling;

•	No repricing or below-market grants of stock options and stock appreciation rights permitted without stockholder approval;

•	No stock option reload features;

•	No excise tax gross-up protection features;

•	Double trigger equity vesting acceleration subsequent to a Change-in-Control; and

•	No dividends or dividend equivalents on unearned performance Awards.

2015 Proxy Statement	78

The 2015 Plan authorizes 5,400,000 shares for issuance pursuant to Awards, which constitutes approximately 6.3% of our outstanding shares of common stock. Based on forecasting of the number of shares likely needed for newly hired employees and executives as well as ongoing grants to our current employees, executives, and members of our Board of Directors, as well as considering (i) the dilutive impact of awards that have been granted under the 2005 Plan and that may be granted under the 2015 Plan, (ii) the expected value transfer and dilution of such grants, (iii) compliance with Section 162(m) of the Internal Revenue Code of 1986 as amended, and (iv) input from our compensation consultant, the Board of Directors anticipates that the number of shares available under the 2015 Plan will provide sufficient shares for equity awards for approximately the next three years .

The annual share usage under the 2005 Plan during our three previous fiscal years was as follows:

	Fiscal Year 2014	Fiscal Year 2013	Fiscal Year 2012
Stock Options Granted	1,026,286	1,233,822	771,969
Full Value Awards Granted	1,076,813	411,383	515,884

Total Shares Granted	2,103,099	1,645,205	1,287,853
Basic Weighted Average Common Shares Outstanding	84,870,635	80,128,827	73,889,112
Annual Burn Rate	2.48%	2.05%	1.74%

Based on the above analysis, our Board of Directors believes the 2015 Plan will allow the Company to maintain and recruit qualified employees and that the Plan has been designed to be fair to our Stockholders.

Description of the 2015 Plan

On January 2, 2015, the Board of Directors approved the establishment of the 2015 Plan subject to approval of the Company’s stockholders. After further consultation with our compensation consultant, and as required by the Purchase Agreement, our Board approved amendments to the 2015 Plan on April 7, 2015, subject to approval of the Company’s stockholders. The Board of Directors believes that the 2015 Plan will advance the interests of the Company by encouraging and providing for the acquisition of an equity interest in the Company by employees, officers, directors and consultants, and by providing additional incentives and motivation toward superior Company performance and in enabling the Company to attract and retain the services of key employees, officers, directors and consultants. The following is a summary of the material features of the 2015 Plan, which is qualified in its entirety by reference to the 2015 Plan. The 2015 Plan was filed with the Securities and Exchange Commission as an exhibit to the Company’s Form 8-K filed with the SEC on January 2, 2015, and a summary of the amendments to the 2015 Plan is set forth in the Company’s Form 8-K filed with the SEC on April 9, 2015. A copy of the 2015 Plan, as amended, can also be obtained by contacting the Company’s Secretary, Melinda J. MacConnel.

General

The total number of shares that may be issued pursuant to stock incentives under the 2015 Plan shall not exceed Five Million Four Hundred Thousand (5,400,000), which may be issued pursuant to Option Awards, Restricted Stock Awards, Restricted Stock Units or Stock Appreciation Rights, subject to adjustment in the event of certain recapitalizations, reorganizations and similar transactions.

The 2015 Plan will be administered by the Compensation Committee. The Compensation Committee has full and exclusive power within the limitations set forth in the 2015 Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines; and interpreting the 2015 Plan. The Compensation Committee will determine the appropriate mix of stock options and stock awards to be granted to best achieve the objectives of the 2015 Plan. The 2015 Plan may be amended by the Board of Directors or the Compensation Committee, without the approval of stockholders, but no such amendments may increase the number of shares issuable under the 2015 Plan or adversely affect any outstanding awards without the consent of the holders thereof.

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Eligibility

Key employees, directors, consultants or advisors of the Company or its subsidiaries are eligible to receive awards under the 2015 Plan.

Types of Awards

The Compensation Committee may determine the type and terms and conditions of awards under the 2015 Plan. Awards may be granted in a combination of stock options, stock appreciation rights, and/or stock awards. Such awards may have terms providing that the settlement or payment of one type of award automatically reduces or cancels the remaining award. Awards under the 2015 Plan may include the following:

Stock Options. Stock options entitle their holders to purchase shares of common stock at a specified price for a specified period. The exercise price of each option may not be less than 100% of fair market value of the Company’s common stock on the date of grant. Fair market value for purposes of the 2015 Plan means the closing price reported on a national securities exchange of a share as reported in the appropriate composite listing for such exchange. Options may be in the form of Non-Qualified Stock Options or Incentive Stock Options.

Any stock option granted in the form of an incentive stock option will be intended to comply with the requirements of Section 422 of the Internal Revenue Code of 1986, as amended. Only options granted to employees qualify for incentive stock option treatment. No stock option shall be granted under the 2015 Plan after January 2, 2025, which is 10 years from the date the 2015 Plan was initially adopted. A stock option may be exercised in whole or in installments, which may be cumulative. Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of the exercise in cash or such other consideration determined by the Compensation Committee. Payment may include tendering shares of common stock or surrendering of a stock award, or a combination of methods.

Stock Appreciation Rights. A stock appreciation right is the right to receive a payment equal to the excess of the fair market value of a specified number of shares of common stock on the date the stock appreciation right is exercised over the fair market value on the date of grant of the stock appreciation right. Any stock appreciation rights granted under the 2015 Plan will require that payment upon exercise be in the form of common stock of the Company.

Stock Awards. Stock awards are awards made in common stock or denominated in common stock units which entitle the recipient to receive future payments in either shares, cash, or a combination thereof. Awards may be subject to conditions established by the Compensation Committee and set forth in the award agreement, and may include, but are not limited to, continuous service with the Company, achievement of specific business objectives, and other measurements of performance. Awards may be subject to restrictions and contingencies regarding vesting and eventual payment as the Compensation Committee may determine.

Terms of Awards. All awards made under the 2015 Plan may be subject to vesting and other contingencies as determined by the Compensation Committee and will be evidenced by agreements approved by the Compensation Committee which set forth the terms and conditions of each award. The Compensation Committee, in its discretion, may accelerate or extend the period for the exercise or vesting of any awards.

The 2015 Plan provides that the Compensation Committee has the authority to grant awards intended to qualify as “performance based compensation” under Section 162(m) of the Code. Performance goals with respect to awards intended to qualify as “performance based compensation” will be based on one or more of the following performance measures: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owner’s equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total stockholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, including revenue growth, as compared with a peer group or other benchmark; and/or (1) share price (including, but not limited to, growth measures and total stockholder return). In setting performance goals using these performance measures, the Compensation Committee may exclude the effect of changes in accounting standards and non-recurring unusual events specified by the Compensation Committee, such as write offs, capital gains and losses and acquisitions and dispositions of businesses.

Generally, all awards granted under the 2015 Plan shall be nontransferable except by Will or in accordance with the laws of descent and distribution or pursuant to a domestic relations order. During the life of the participant, awards can be exercised only by the participant. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2015 Plan upon the participant’s death.

2015 Proxy Statement	80

Change-in-Control

Upon the occurrence of an event constituting a Change-in-Control of the Company as defined in the 2015 Plan, outstanding awards may become immediately vested, or they may vest in the event of a qualified termination in conjunction with the Change-in-Control. However, the 2015 Plan provides that the execution and delivery of the Purchase Agreement shall not constitute a Change-in-Control for purposes of the 2015 Plan or any individual award agreement evidencing an award under the 2015 Plan.

Tax Consequences

The following are the federal tax consequences generally arising with respect to awards granted under the 2015 Plan. The grant of an option will create no tax consequences for an optionee or the Company. The optionee will have no taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. Upon exercising an option other than an incentive stock option, the optionee must recognize ordinary income equal to the difference between the exercise price and the fair market value of the stock on the date of exercise; the Company will be entitled to a tax deduction for the same amount. The tax treatment for an optionee on a disposition of shares acquired through the exercise of an option depends on how long the shares have been held and whether such shares were acquired by exercising an incentive stock option or by exercising an option other than an incentive stock option (i.e., a Non-Qualified Stock Option).

Generally, there will be no tax consequences to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a tax deduction in the case of a disposition of shares acquired under the incentive stock option before the applicable incentive stock option holding periods have been satisfied.

With respect to other awards granted under the 2015 Plan that are settled either in cash or in stock or other property that is either transferable or not subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the cash or fair market value of shares, and the Company will be entitled to a deduction for the same amount. With respect to awards that are restricted as to transferability or subject to substantial risk of forfeiture, the participant must recognize ordinary income equal to the fair market value of the shares received at the time the shares or other property became transferable or not subject to substantial risk of forfeiture, whichever occurs earlier; and the Company will be entitled to a deduction for the same amount.

Modifications to Performance Goal Criteria. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance criteria under the 2015 Plan without obtaining Stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining Stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance Based Exception, the Committee may make such grants without satisfying the requirements under Section 162(m) of the Code to qualify for the Performance Based Exception.

Achievement of Performance Goals. The Committee shall have the discretion to determine whether a certain performance goal has been attained and the Committee may delegate this authority to management in those cases where it elects to do so, provided however, that with respect to Performance Based Exceptions under Section 162(m) of the Code, the Committee shall make the determination whether a certain performance goal has been attained.

Notwithstanding any provision in the Plan to the contrary, for grants of options or awards under the Plan intended to comply with Section 162(m) of the Code, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000, and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more Awards payable in cash shall be $2,000,000. The maximum number of shares that may be used for Incentive Stock Options under the Plan shall be 5,400,000.

2015 Proxy Statement	81

Awards Granted Under the 2015 Plan

As of March 31, 2015, there were stock options covering 1,652,000 shares outstanding with a weighted average exercise price of $1.04 and a weighted average remaining term of 9.7 years, restricted stock units covering 951,381 shares outstanding, and 2,796,619 shares remaining available for grant under the 2015 Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information regarding our equity compensation plans as of March 31, 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options warrants and rights	Weighted Average exercise price of outstanding options warrants and rights	Number of Securities remaining available for future issuance
Equity compensation plans approved by security holders (1)	4,531,703	$2.17	14,917
Equity compensation plans not approved by security holders (2)	2,603,381	$0.66	2,796,619
Total	7,135,084	$1.62	2,811,536

(1)	2005 Stock Incentive Plan approved by stockholders.
(2)	2015 Stock Incentive Plan adopted by Board of Directors January 2, 2015.

NEW PLAN BENEFITS TABLE

The table below shows the number of options, restricted stock units and performance-based restricted stock units that will be granted to the individuals and groups named below if the 2015 Plan is approved by our stockholders.

Name	Position	Stock Options	Restricted Stock Unit	Performance Restricted Stock Unit
Gregory P. Stemm	Director and Former Chief Executive Officer	150,000	—	—
Mark D. Gordon	Chief Executive Officer and President	472,000	137,700	15,300
Philip S. Devine	Chief Financial Officer	320,000	91,800	10,200
Melinda J. MacConnel	EVP General Counsel & Secretary	142,000	40,500	4,500
Laura L. Barton	EVP Communications	135,000	39,150	4,350
Jay A. Nudi	Treasurer & Principal Accounting Officer	113,000	32,400	3,600
All Named Executive Officers as a Group		1,332,000	341,550	37,850
All Non-Executive Directors as a Group		105,000	117,381	—
Non-Executive Officer Employees as a Group		215,000	447,600	6,900

2015 Proxy Statement	82

Position of Board of Directors

In order to approve the 2015 Plan, the proposal must receive the affirmative vote of at least a majority of the votes cast at the Annual Meeting, either in person or by proxy. The Board of Directors received advice from independent compensation consultants with regard to the design and features of the 2015 Plan and believes the 2015 Plan is consistent with applicable proxy advisor and institutional investor guidelines.

Vote Required

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Abstentions and broker non-votes will not be considered in the tabulation of votes cast and will not affect the outcome of this proposal.

BOARD RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS

APPROVE OUR 2015 STOCK INCENTIVE PLAN

BY VOTING “FOR” THE ABOVE PROPOSAL.

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Proposal 6 - RATIFICATION OF THE APPOINTMENT OF THE

COMPANY’S INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee has selected the independent registered public accounting firm of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. to audit the financial statements of the Company for the year ended December 31, 2015. Ferlita, Walsh, Gonzalez & Rodriguez, P.A. served as our independent registered public accounting firm for the fiscal year 2014. Although the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, we are requesting, as a matter of good corporate governance, that the stockholders ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered public accounting firm. If the stockholders do not ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A., the appointment of auditors will be reconsidered by the Board of Directors.

It is expected that representatives of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. will be present at the Annual Meeting and will be given an opportunity to make a statement if they so desire, as well as to respond to appropriate questions from our stockholders.

Vote Required

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Discretionary broker voting is allowed. Abstentions will not affect the outcome of this proposal.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE

APPOINTMENT OF FERLITA, WALSH, GONZALEZ & RODRIGUEZ, P.A. AS THE

COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2015.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

The following table presents aggregate fees billed for professional services rendered by Ferlita, Walsh, Gonzalez & Rodriguez, P.A. for the audit of the Company’s annual financial statements for the years ended December 31, 2014, and December 31, 2013, and fees billed for other services rendered by them during those periods.

	2014	2013
Audit Fees (1)	$196,120	$183,214
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—
Total	$196,120	$183,214

(1)	Fees for professional services performed by Ferlita, Walsh, Gonzalez & Rodriguez, P.A. for the audit of the Company’s annual financial statements and review of financial statements included in the Company’s Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

Independence of Principal Accountant and Other Audit Committee Considerations

The Audit Committee reviews at least annually the independent auditors’ qualifications, performance and independence including that of the lead partner. On December 11, 2014, our Audit Committee received written confirmation from Ferlita, Walsh, Gonzalez & Rodriguez, P.A. that the firm is independent of the Company in compliance with PCAOB Rule 3526 and within the meaning of the federal securities laws administered by the Securities and Exchange Commission.

2015 Proxy Statement	84

Proposal 7 - THE ADJOURNMENT PROPOSAL

General

A proposal may be submitted to stockholders at the Annual Meeting to authorize the chairperson of the Annual Meeting to adjourn or postpone the Meeting, if necessary, to solicit additional proxies in the event (a) there are not sufficient affirmative votes present at the time of the Annual Meeting to approve the proposals, or (b) a quorum is not present at the time of the Annual Meeting. Any adjournment or postponement of the Annual Meeting may be made without notice, other than by an announcement made at the Annual Meeting. Any adjournment or postponement of the Annual Meeting for the purpose of soliciting additional proxies will allow stockholders who have already sent in their proxies to revoke them at any time prior to their use.

Vote Required

The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve this proposal. Broker discretionary voting is allowed. Abstentions will not affect the outcome of the Adjournment Proposal.

BOARD RECOMMENDATION

YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” PROPOSAL 7.

2015 Proxy Statement	85

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Company’s independent registered public accounting firm may not be engaged to provide non-audit services that are prohibited by law or regulation to be provided by it, nor may the Company’s principal accountant be engaged to provide any other non-audit service unless it is determined that the engagement of the principal accountant provides a business benefit resulting from its inherent knowledge of the Company while not impairing its independence. The Audit Committee must pre-approve the engagement of the Company’s principal accountant to provide both audit and permissible non-audit services. No non-audit services were provided by the independent registered public accounting firm during the past two fiscal years.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented pursuant to Rule 14a-8 under the Exchange Act at our 2016 Annual Meeting must be received at the offices of the Company, 5215 West Laurel Street, Tampa, Florida 33607, on or before December 31, 2015, in order to be considered for inclusion in the Company’s proxy statement for that meeting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

Statements contained in this proxy statement that are not purely historical are forward-looking statements, including, but not limited to, statements regarding our expectations, hopes, beliefs, intentions or strategies regarding the future. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including, without limitation, those described in this proxy statement. The forward-looking statements are made as of the date of this proxy statement and we undertake no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

We caution you not to place undue reliance on any forward-looking statements made by, or on behalf us in this proxy statement or in any of our filings with the SEC or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and in our other current and subsequent filings with the SEC.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document that we file with the SEC at its public reference room at 100 F Street, NE, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room and their copy charges.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of the Stockholders: This proxy statement is available for viewing on the Internet at www.proxyvote.com for those stockholders who received a Notice of Internet Availability of Proxy Materials and also available on our website at www.odysseymarine.com. If you view the proxy materials through the Internet, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

2015 Proxy Statement	86

The Company has retained Okapi Partners LLC to act as its proxy solicitor to solicit proxies on its behalf in connection with the Annual Meeting. If you have any questions, or need assistance voting, please contact Okapi Partners:

Okapi Partners LLC

Stockholders Call Toll Free: (877) 259-6290

Banks and Brokers Call Collect: (212) 297-0720

BY ORDER OF THE BOARD OF DIRECTORS

MARK D. GORDON
Chief Executive Officer, President and Board Member
April 29, 2015

2015 Proxy Statement	87

Appendix A

STOCK PURCHASE AGREEMENT

BY AND AMONG

ODYSSEY MARINE EXPLORATION, INC.,

PENELOPE MINING LLC

AND

MINERA DEL NORTE, S.A. DE C.V., AS GUARANTOR AND LENDER

DATED AS OF MARCH 11, 2015

A-( i )

A-( ii )

A-( iii )

ADDENDA

ANNEXES

Annex A	Definitions

Annex B	Cross Reference Sheet of Terms Defined Herein

Annex C	Milestones

Annex D	Subsequent Loan Funding Schedule

EXHIBITS – FORMS OF

Exhibit A	Certificate of Designation

Exhibit B	Articles Amendment and Amended and Restated Bylaws

Exhibit C	Stockholder Agreement

Exhibit D	Indemnification Agreement

Exhibit E	Oceanica Articles Amendment and Membership Agreement

Exhibit F	Note

Exhibit G	Pledge Agreement

A-( iv )

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of March 9, 2015, by and among Odyssey Marine Exploration Inc., a Nevada corporation (the “Company”), Penelope Mining LLC, a Delaware limited liability company (the “Investor”), and Minera del Norte S.A. de C.V., a Mexican societe anonime, (with respect to Article X, the “Guarantor” and with respect to Article XI, the “Lender”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in Annex A hereto. For the convenience of the parties a cross-reference sheet of terms defined herein is attached as Annex B hereto.

RECITALS:

WHEREAS, the Company has authorized the sale and issuance of an aggregate of: up to 16,854,007 shares of Series AA-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series AA-1 Preferred Stock”) and up to 14,446,290 shares of Series AA-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series AA-2 Preferred Stock” and, together with the Series AA-1 Preferred Stock, the “Class AA Preferred Stock”);

WHEREAS, the Company desires to sell the Class AA Preferred Stock to the Investor, and the Investor desires to purchase the Class AA Preferred Stock from the Company, on the terms and subject to the conditions set forth herein;

WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Lender is willing to make Loans to BahamasCo at the direction of the Company;

WHEREAS, on the date hereof, Investor has purchased a call option (the “Oceanica Call”) from BahamasCo to purchase all of BahamasCo’s equity in Oceanica;

WHEREAS, concurrently herewith, Oceanica and all of its members have amended the articles of incorporation of Oceanica (the “Oceanica Articles Amendment”) and the membership agreement of Oceanica (the “Oceanica Membership Agreement”) to be in the form included as Exhibit E hereto, and Oceanica and Investor have entered into a Mandate Agreement relating to the business of Oceanica (the “Mandate Agreement”);

WHEREAS, the Company has informed the Investor that without the Loans and the Contemplated Transactions, it would be subject to financial distress;

WHEREAS, the board of directors of the Company has unanimously determined that this Agreement, the Oceanica Call and the Contemplated Transactions are advisable and fair to, and in the best interests of, the Company and its stockholders and has resolved to recommend that the Company’s stockholders grant the Stockholder Approval and has directed that a meeting be called for the purposes of obtaining the Stockholder Approval; and

WHEREAS, the Company has amended and restated its bylaws prior to executing and delivering this Agreement, in the form as Exhibit B hereto (the “Amended and Restated Bylaws”);

WHEREAS, concurrently herewith, and as a condition and inducement to the willingness of Investor and Guarantor to enter into this Agreement, each of the directors and executive officers of the Company have entered into a voting agreement (each a “Voting Agreement”) with Investor pursuant to which, among other things, each such person, on the terms and subject to the conditions set forth in the Voting Agreement, has agreed to (a) vote their shares of Common Stock in favor of adoption of the Stockholder Approval and (b) take certain other actions as contemplated by the Voting Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

PURCHASE AND SALE OF SHARES

Section 1.1. Investor Commitment. On the terms and subject to the conditions set forth in this Agreement, Investor commits to purchase up to $101,124,042.00 (the “Commitment”) of Class AA Preferred Stock as follows:

(a) Investor shall purchase at the Initial Closing 5,833,334 shares of Series AA-1 Preferred Stock (the “Initial Closing Shares”) at a purchase price of $6.00 per share (the “Series AA-1 Price”); and

(b) Following the purchase of the Initial Closing Shares, at the Subsequent Closings Investor shall purchase at the Series AA-1 Price 11,020,673 shares of Series AA-1 Preferred Stock (together with the Initial Closing Shares “Committed Series AA-1 Shares”).

It is understood and agreed that the number of shares of Class AA Preferred Stock available for purchase by the Investor and the purchase price therefor set forth in this Agreement are calculated after giving effect to the Preliminary Transactions and no adjustment of such share numbers or purchase price shall be made based on the consummation of the Preliminary Transactions.

Section 1.2. Initial Closing. The closing of the purchase and sale of the Initial Closing Shares (the “Initial Closing”) shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York at 10:00 a.m. Eastern Time on the later of (a) the third Business Day following the satisfaction or waiver of the conditions to the Initial Closing set forth in Article VI (other than those conditions that by their terms are to be satisfied by actions taken at the Closing) and (b) 150 days following the date of this Agreement; provided, that (i) Investor may waive the requirements of clause (b), and (ii) the Initial Closing may occur on such other date or at such other time and place as the Company and Investor may mutually agree in writing in their sole discretion. The date on which the Initial Closing actually occurs is referred to as the “Initial Closing Date.”

Section 1.3. Deliveries at the Initial Closing.

(a) At the Initial Closing, the Company shall deliver to Investor:

(i) a certified copy of the Certificate of Designation for the Class AA Preferred Stock in the form of Exhibit A hereto, evidencing its filing with, and acceptance by, the office of the Secretary of State of the State of Nevada subsequent to the consummation of the Preliminary Transactions (the “Certificate of Designation”);

(ii) a certified copy of the amendment (the “Articles Amendment”) of the Articles of Incorporation of the Company, as amended from time to time (the “Articles”), in the form of Exhibit B hereto, evidencing its filing with, and acceptance by, the office of the Secretary of State of the State of Nevada;

(iii) a stock certificate representing the Initial Closing Shares, duly executed by the Company, registered in the name of Investor or its nominee;

(iv) an opinion of Nevada counsel to the Company as to the valid issuance, full payment for, and non-assessability of the Class AA Preferred Stock to be issued by the Company pursuant to the terms of this Agreement, including the Initial Closing Shares being issued by the Company to Investor on the Initial Closing Date, and as to such other customary matters as Investor shall request;

(v) a counterpart of the Stockholder Agreement, duly executed by the Company, in the form of Exhibit C hereto (the “Stockholder Agreement”);

(vi) evidence reasonably satisfactory to Investor as to the election of the Investor Designees to the Company’s Board of Directors, and that such Investor Designees constitute a majority of the Board of Directors;

(vii) a counterpart of an Indemnification Agreement in favor of each Investor designee to the Company’s Board of Directors, in the form of Exhibit D hereto, duly executed by the Company (the “Indemnification Agreement”); and

(viii) all other instruments and certificates that the Company is required to deliver pursuant to the terms of this Agreement.

(b) At the Initial Closing, Investor shall deliver to the Company:

(i) payment in full of the purchase price for the Initial Closing Shares, which shall be delivered in the form of wire transfer of immediately available funds to an account designated in writing by the Company; provided, however, that the Company hereby irrevocably instructs Investor to deduct from such wire and pay over to Lender such amount as is sufficient to pay all amounts due with respect to the Loans or under the Note.

(ii) a counterpart of the Stockholder Agreement, duly executed by the Investor; and

(iii) all other instruments and certificates that Investor is required to deliver pursuant to the terms of this Agreement.

Section 1.4. Preliminary Transactions. Prior to the consummation of the Initial Closing, the Company shall undertake the following transactions (the “Preliminary Transactions”):

(a) file, or cause to be filed, the Articles Amendment with the Secretary of State of the State of Nevada providing for, among other things: (i) a 1-for-6 reverse stock split of the Common Stock, upon which every six shares of issued and outstanding Common Stock shall be automatically combined into one issued and outstanding share of Common Stock, without any change in the par value per share; and (ii) classifying the Company’s Board of Directors (the “Board of Directors”) into three different classes, with the entire Board of Directors being elected at the Stockholder Meeting, and thereafter, with one Class subject to election in each year, with Class I being subject to election in 2016; and

(b) include in the Proxy Statement designees of Investor, reasonably acceptable to the Board of Directors (the “Investor Designees”), for election as the Class III Directors and as a majority of the Class II Directors (and in the aggregate constituting a majority of the Board of Directors).

Section 1.5. Investor Observer Rights. From and after the date hereof and until the earlier to occur of (a) the Initial Closing and (b) the failure to obtain Stockholder Approval at the Stockholder Meeting, the Investor shall have the right to designate one (1) representative (the “Investor Observer”) to attend and observe all meetings of the Board of Directors and any committees thereof (excluding any committee formed to consider a transaction between the Investor and the Company). The Investor Observer shall be given notice of (in the same manner that notice is given to other members of the Board of Directors) all meetings (whether in person, telephonic or otherwise) of the Board of Directors, including all committee meetings. The Investor Observer shall receive a copy of all notices, agendas and other material information distributed to the Board of Directors and any committees thereof (excluding any committee formed to consider a transaction between the Investor and the Company), whether provided to directors in advance or, during or after any meeting, regardless of whether the Investor Observer shall be in attendance at the meeting.

ARTICLE II.

SUBSEQUENT CLOSINGS

Section 2.1. Funding at Subsequent Closings. During the Takedown Period, Investor shall purchase from the Company Series AA-1 Preferred Stock at the Series AA-1 Price at one or more Subsequent Closings at such times and in such amounts as set forth on Annex C. For the avoidance of doubt, Investor shall not be obligated to: (i) purchase a number of shares of Series AA-1 Preferred Stock in excess of the Committed Series AA-1 Shares less the number of shares of Series AA-1 Preferred Stock previously purchased at a Subsequent Closing, or (ii) purchase Class AA Preferred Stock with an aggregate purchase price greater than Investor’s Commitment less the aggregate purchase price for Class AA Preferred Stock previously paid hereunder (the “Remaining Commitment”).

Section 2.2. Investor Call Right. During the Takedown Period, Investor shall have the right (the “Investor Call Right”), but not the obligation, at any time and from time to time, to require the Company to sell to it: (i) all or any portion of the unissued Committed Series AA-1 Shares at the Series AA-1 Price (which shall reduce Investor’s obligation to purchase such Committed Series AA-1 Shares at Subsequent Closings), and (ii) subject to the closing price of the Common Stock on the NASDAQ having been greater than or equal to $7.56 per share for a period of twenty (20) consecutive Business Days on which the NASDAQ is open, up to 14,446,290 shares of Series AA-2 Preferred Stock at a purchase price of $3.00 per share. Investor may exercise the Investor Call Right by providing written notice to the Company specifying a proposed Subsequent Closing Date not less than ten (10) Business Days subsequent to the date of such notice. The notice may provide that closing of the Investor Call Right is subject to the satisfaction of one or more conditions.

Section 2.3. Subsequent Closings.

(a) The closing of the purchase and sale of shares of Class AA Preferred Stock pursuant to Section 2.1 or the exercise of an Investor Call Right (each a “Subsequent Closing”) shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York at 10:00 a.m. Eastern Time on the later of: (i) the date specified in Annex C or the notice exercising the Investor Call Right, as applicable, (ii) the Business Day following the satisfaction or waiver of the conditions to the Subsequent Closing set forth in Article VII (other than those conditions that by their terms are to be satisfied by actions taken at the Subsequent Closing), and (iii) such later date as determined pursuant to paragraph (b) below; provided, that a Subsequent Closing may occur on such other date or at such other time and place as the Company and Investor may mutually agree in writing in their sole discretion. The date on which a Subsequent Closing actually occurs is referred to as a “Subsequent Closing Date.”

(b) The Company shall delay any Subsequent Closing Date until the expiration or termination of governmentally imposed waiting periods and the obtaining of governmental approvals, including pursuant to the HSR Act, if any, to allow the Company to make one or more required governmental filings or obtain one or more required governmental approvals and to allow the Investor to make and obtain such filings and approvals, in connection with such Subsequent Closing (provided that the Investor reasonably believes, based on the advice of counsel, that such Investor must make or obtain any such filings or approvals, and the Company shall use its reasonable efforts to make each such required governmental filing and seek each such required governmental approval as promptly as possible). In no event shall the Investor be deemed to be in breach of this Agreement as a result of the Investor’s inability to consummate a Subsequent Closing prior to such compliance by the Company.

Section 2.4. Deliveries at Each Subsequent Closing.

(a) At each Subsequent Closing, the Company shall deliver to Investor:

(i) a stock certificate representing the Class AA Preferred Stock being purchased, duly executed by the Company, registered in the name of Investor or its nominee; and

(ii) all other instruments and certificates that the Company is required to deliver pursuant to the terms of this Agreement.

(b) At each Subsequent Closing, Investor shall deliver to the Company:

(i) wire transfer of immediately available funds, to an account designated by the Company, the purchase price for the Class AA Preferred Stock to be purchased by Investor on the Subsequent Closing Date; and

(ii) all other instruments and certificates that Investor is required to deliver pursuant to the terms of this Agreement.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on the correspondingly numbered section of the Disclosure Schedule delivered to the Investor in connection herewith, the Company represents and warrants to the Investor the following:

Section 3.1. Organization, Existence and Good Standing.

(a) The Company is duly organized and is validly existing and in good standing under the Laws pursuant to which it was formed, and has all requisite corporate power and corporate authority to carry on its businesses as now conducted and as presently proposed to be conducted. The Company is duly licensed or qualified to transact business as a foreign corporation or other equivalent entity and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for those jurisdictions where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have a material adverse effect on the business, prospects, condition (financial or otherwise), affairs, properties, assets or Liabilities of the Company and its Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(b) The Company is not, nor has it been within the past five (5) years, an “investment company” within the meaning of the Investment Company Act of 1940.

(c) On or prior to the date hereof, the Amended and Restated Bylaws (i) have been approved and adopted by the Board of Directors as the bylaws of the Company and (ii) are in full force and effect.

Section 3.2. Authorization.

(a) The Company and each of its Subsidiaries, as applicable, has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to carry out the provisions of this Agreement and the other Transaction Documents to which it is a party, including with respect to the Company, the power and authority to issue and sell the Class AA Preferred Stock and to issue the Common Stock issuable upon conversion thereof.

(b) Except with respect to the Stockholder Approval, all action on the part of the Company and each of its Subsidiaries, as applicable, their respective officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement and the other Transaction Documents to which the Company and each of its Subsidiaries, as applicable, is a party, and the performance of all obligations of the Company and its Subsidiaries hereunder and thereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Class AA Preferred Stock in accordance with this Agreement and the Common Stock issuable upon conversion thereof has been taken. This Agreement has been duly and validly executed and delivered by the Company, and the other Transaction Documents to which the Company or any Subsidiary is a party, when executed and delivered, will constitute, assuming this Agreement and the other Transaction Documents have been duly authorized, executed and delivered by Investor, and are, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms except: (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the “Enforceability Exceptions”).

(c) The Board of Directors of the Company (the “Board of Directors”), by resolutions unanimously adopted at a meeting duly called and held, has (i) determined and declared that this Agreement and the Contemplated Transactions, including the issuance of the Class AA Preferred Stock and the adoption of the Articles Amendment, are advisable and fair to, and in the best interests of, the Company and its Stockholders, (ii) authorized and approved the execution, delivery and performance of this Agreement and the Transaction Documents, (iii) directed that the approval of the issuance of the Class AA Preferred Stock and the adoption of this Agreement, the Articles Amendment and the Preliminary Transactions be submitted to a vote at the Stockholder Meeting, and (iv) recommended to the Stockholders that they grant the Stockholder Approval. Such resolutions have not been rescinded, modified or withdrawn in any way as of the date of this Agreement.

Section 3.3. No Conflict or Violation. The execution, delivery and performance by the Company and its Subsidiaries of this Agreement and the other Transaction Documents to which they are a party and the consummation by the Company and its Subsidiaries of the Contemplated Transactions in accordance with the terms hereof or thereof will not (with notice or lapse of time, or both) (a) conflict with or violate any provision of (i) the Articles or bylaws of the Company or (ii) any equivalent organizational or governing document of any Subsidiary of the Company, (b) require any consent or approval under, violate, conflict with or result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties, rights or assets of the Company or any of its Subsidiaries, (c) conflict with or violate any Order binding upon the Company or any of its Subsidiaries, or (d) assuming that all consents listed on Schedule 3.4 have been obtained and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries, except in the case of each of the foregoing clauses (a)(ii), (b), (c) and (d), for such violations, conflicts, breaches, defaults, impairments or revocations that would not reasonably be expected to be material.

Section 3.4. Governmental Consents and Approvals. Except as set forth on Schedule 3.4, the execution, delivery and performance by the Company and its Subsidiaries of this Agreement and the other Transaction Documents to which they are a party and the consummation by the Company and its Subsidiaries of the Contemplated Transactions in accordance with the terms hereof or thereof will not (with notice or lapse of time, or both) require any Permit or filing or registration with or notification to any Governmental Agency with respect to the Company and its Subsidiaries except (a) for the filing of the Certificate of Designation and the Articles Amendment with the Secretary of State of the State of Nevada, (b) the filing of the Oceanica Articles Amendment with the Public Registry of the Republic of Panama and (c) where the failure to obtain such Permits, or to make such filings, registrations or notifications would not reasonably be expected to be material.

Section 3.5. Capitalization and Voting Rights.

(a) As of the date hereof, the equity capitalization of the Company consists of:

(i) 150,000,000 authorized shares of common stock par value $.0001 per share (the “Common Stock”), of which 89,582,502 shares are issued and outstanding; and

(ii) 9,810,000 shares of preferred stock par value $.0001 per share, 134,800 of which have been designated as “Series D Preferred Stock” (together with the Class AA Preferred Stock, the “Preferred Stock”) and 32,400 of which are issued and outstanding. Each share of Series D Preferred Stock is convertible into one share of Common Stock.

(b) The outstanding Common Stock and Preferred Stock have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in accordance with the registration or distribution provisions of the applicable securities Laws or pursuant to valid exemptions therefrom.

(c) As of the date hereof, except as set forth on Schedule 3.5(c) there is no:

(i) outstanding option, warrant, right (contingent or other, including conversion, exchange, participation, right of first refusal, co-sale or pre-emptive rights or rights regarding phantom stock or stock appreciation rights) or agreement for the purchase or acquisition from the Company of any Common Stock, Preferred Stock or any other shares or securities of the Company, or any options, warrants or rights convertible into or exchangeable for any thereof;

(ii) commitment by the Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities or other such rights or to distribute to holders of its equity securities any evidence of indebtedness or assets;

(iii) bond, debenture, note or other indebtedness of the Company that entitles the holder thereof to vote (or is convertible into, or exchangeable or exercisable for, securities having the right to vote) with the Stockholders on any matter;

(iv) outstanding contractual obligations, commitments or arrangements of any character (contingent or otherwise) that are binding on the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company; or

(v) obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of the Company’s capital stock or other equity or voting securities under the Securities Act.

(d) After giving effect to the Preliminary Transaction, the outstanding equity capitalization of the Company will consist of:

(i) 150,000,000 authorized shares of Common Stock, of which except as a result of the exercise of options or warrants or the settlement of restricted stock units, in each case, as listed on Schedule 3.5(c), 14,930,418 shares will be issued and outstanding and 618,068 will be issuable upon the exercise of outstanding options or settlement of restricted stock units; and

(ii) 50,000,000 shares of Preferred Stock, (x) 9,810,000 of which will have been designated as “Series D Preferred Stock” and 32,400 of which will be issued and outstanding, (y) 16,854,007 of which will have been designated as “Series AA-1 Preferred Stock” and none of which will be issued and outstanding and (z) 14,446,290 of which will have been designated as “Series AA-2 Preferred Stock” and none of which will be issued and outstanding.

(iii) Each outstanding option, warrant, right (contingent or other, including conversion, exchange, participation, right of first refusal, co-sale or pre-emptive rights or rights regarding phantom stock or stock appreciation rights) or agreement for the purchase or acquisition from the Company of any Common Stock listed on Schedule 3.5(c), shall become exercisable for, or convertible into, one-sixth of the number of shares of Common Stock for which it was exercisable or convertible prior to the Preliminary Transactions and for a price no less than six times the applicable price in effect immediately prior to the Preliminary Transactions.

(e) The Company has not and does not intend to accelerate any rights or waive any conditions existing under any outstanding option, warrant, right or agreement (contingent or otherwise, including exercise, vesting, payment, conversion, exchange, participation, right of first refusal, co-sale or pre-emptive rights or rights regarding phantom stock or stock appreciation rights) for the purchase or acquisition from the Company of any Common Stock, Preferred Stock or any other shares or securities of the Company, or any options, warrants or rights convertible into or exchangeable for any thereof.

Section 3.6. Subsidiaries. Schedule 3.6 sets forth, as of the date hereof, a true and complete list of all Subsidiaries of the Company, including the jurisdiction of organization of each such Subsidiary. Except as set forth on Schedule 3.6, the Company or a wholly-owned Subsidiary of the Company owns all of the issued and outstanding equity interests in each Subsidiary. The Company has made available to Investor true and complete copies of the articles of incorporation and bylaws, or equivalent organizational documents, of each Subsidiary. Each Subsidiary of the Company: (a) is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (b) has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own, lease and operate its properties and assets and to carry on its businesses as now conducted and (c) is duly qualified or licensed to do business in every jurisdiction in which its ownership, leasing or operation of property or assets or the conduct of businesses as now conducted requires it to be qualified or licensed, other than in the case of the Intermediate Holdcos, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.7. Oceanica. As of the date hereof and as of the Initial Closing Date:

(a) The Company owns all of the issued and outstanding membership interests in Marine Exploration Holdings, LLC, a Nevada limited liability company (“MEH”), free and clear of all Liens, and MEH owns all of the issued and outstanding shares of Odyssey Marine Enterprises, Ltd., a Bahamian company (“BahamasCo” and together with MEH, the “Intermediate Holdcos”) free and clear of all Liens. BahamasCo owns 54,000,000 shares of Oceanica, free and clear of all Liens except as set forth on Schedule 3.7.

(b) The outstanding equity capitalization of Oceanica is as set forth on Schedule 3.7(b). The Company has terminated the Mako Option for no consideration other than up to 4,000,000 shares of Common Stock (the “Mako Option Termination”).

(c) As of the date hereof, except as set forth on Schedule 3.7(c) there is no:

(i) outstanding option, warrant, right (contingent or other, including conversion, exchange, participation, right of first refusal, co-sale or pre-emptive rights or rights regarding phantom stock or stock appreciation rights) or agreement for the purchase or acquisition from any of the Intermediate Holdcos or Oceanica of any equity, or any options, warrants or rights convertible into or exchangeable for any such equity;

(ii) commitment by the Intermediate Holdcos or Oceanica to issue shares, subscriptions, warrants, options, convertible or exchangeable securities or other such rights or to distribute to holders of its equity securities any evidence of indebtedness or assets;

(iii) bond, debenture, note or other indebtedness of the Intermediate Holdcos or Oceanica that entitles the holder thereof to vote (or is convertible into, or exchangeable or exercisable for, securities having the right to vote) with the holders of equity in the Intermediate Holdcos or Oceanica on any matter;

(iv) outstanding contractual obligation, commitment or arrangement of any character (contingent or otherwise) that are binding on the Intermediate Holdcos or Oceanica to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in the Intermediate Holdcos or Oceanica; and

(v) obligation, contingent or otherwise, by reason of any agreement to register the offer and sale or resale of any of the capital stock of the Intermediate Holdcos or Oceanica under the Securities Act.

(d) Set forth on Schedule 3.7(d) is a true and complete list of each Permit Oceanica has obtained, or made filings to obtain, in connection with the construction, development and operation of the Don Diego Project (each, a “Project Permit”). True and complete copies of all such Permits and filings and all material written correspondence with any Governmental Agency regarding any Project Permit has been furnished to Investor. No Governmental Agency has provided the Company, Oceanica or any of their Subsidiaries, or to the knowledge of the Company any other Person, written notice that such Governmental Agency does not intend to issue any Project Permit or any other Permit that is reasonably necessary for the construction, development and operation of the Don Diego Project. There is no Proceeding pending or threatened (in writing or otherwise) (i) with respect to any alleged error or omission contained in any filing related to any Project Permit, or (ii) following the issuance of any Project Permit, with respect to any alleged failure to be in compliance with the terms thereof, or which is likely to result in the revocation or termination of such Project Permit.

(e) Oceanica or a Subsidiary thereof has the exclusive ownership of the mineral rights related to the Don Diego Project covering not less than 300,000 hectares, each of which are listed on Schedule 3.7(e) (the “Project Mineral Rights”), free and clear of any Liens other than Permitted Liens. The Project Mineral Rights are sufficient to conduct the Don Diego Project in a manner consistent with the business plans of the Company.

(f) The Company is not aware of any facts or circumstances that would cause the Technical Report: Revised Assessment of the Don Diego West Phosphorite Deposit, Mexican Exclusive Economic Zone (EEZ), dated June 30, 2014, to not be true and correct in all material respects.

Section 3.8. Company Reports; Financial Statements; Undisclosed Liabilities.

(a) The filings, including all material forms, registration, proxy and information statements, prospectuses, reports, agreements (oral or written) and all documents, exhibits, amendments and supplements appertaining thereto, filed or furnished by the Company since January 1, 2014 under the Securities Act or the Exchange Act (the “Company Reports”), have been timely filed or furnished (as applicable) with the SEC and complied, as of their respective filing dates, in all material respects with all applicable requirements of the statutes and the rules and regulations thereunder, in each case as in effect on the dates so filed, including any amendments of such Company Reports filed with the SEC. None of the Company Reports contained, at the time such Company Report was filed, or if amended or restated, at such time when finally amended, restated or subsequently mailed to securityholders, any untrue statement of any material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All such Company Reports complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be.

(b) As of the date hereof, there are no outstanding or unresolved comments in comment letters from the SEC staff with respect to the Company Reports, and to the Knowledge of the Company, neither the Company nor any Company Report is the subject of an ongoing SEC review or outstanding SEC investigation.

(c) Each of the consolidated financial statements, consolidated balance sheets, consolidated statements of operations and consolidated statements of cash flows (including, in each case, any related notes and schedules thereto) of the Company included in or incorporated by reference into the Company Reports: (i) complied, as of the respective filing dates thereof, in all material respects with the applicable rules and regulations of the SEC with respect thereto as in effect on the respective filing dates thereof, (ii) were prepared in accordance with U.S. generally accepted accounting principles consistently applied during the periods involved (“GAAP”), except as may be footnoted therein, (iii) fairly presented, in all material respects, the consolidated financial position of the Company, as of the respective dates thereof, and the consolidated results of operations, retained earnings (accumulated deficit) and cash flows, as the case may be, of the Company for the respective periods then ended (subject, in the case of unaudited financial statements, to normal year-end adjustments). Neither the Company nor any of its Subsidiaries has received, in writing, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls. To the Knowledge of the Company, no attorney representing the Company or its Subsidiaries has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors or any committee thereof pursuant to the rules of the SEC adopted under Section 307 of the Sarbanes-Oxley Act of 2002.

(d) The Company has (A) implemented and maintains (x) disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to ensure that material information relating to the Company and its Subsidiaries is made known on a timely basis to the management of the Company and (y) a system of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and (B) disclosed to the Company’s outside auditors and the audit committee of the Board of Directors (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s and its Subsidiaries’ ability to record, process, summarize and report financial data and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(e) There are no Liabilities of the Company or its Subsidiaries of a nature (whether accrued, absolute, contingent or otherwise) other than: (i) Liabilities set forth in the consolidated balance sheet, including the notes thereto, of the Company included in the most recent Company Reports; (ii) Liabilities or obligations incurred in the ordinary course of business consistent with past practices since the date of such balance sheet; (iii) Liabilities under Contracts, none of which arise out of any breach, default or non-performance by the Company or its Subsidiaries; and (iv) Liabilities disclosed on the Schedules to this Agreement.

Section 3.9. Orders and Proceedings. Except as set forth on Schedule 3.9, there are no outstanding Orders to which the Company or any of its Subsidiaries or any of their respective properties or assets is subject or bound that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or to which any of their respective properties or assets is subject or bound that, if adversely determined, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.10. Permits; Compliance with Laws.

(a) The Company and its Subsidiaries hold all Permits necessary to own, lease and operate their respective properties and assets, and to lawfully carry on and operate their respective businesses as currently conducted, and all such Permits are in full force and effect except where the failure to hold such Permits has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms of all such Permits, except for such non-compliance as has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written notice during the period beginning on the date that is three (3) years prior to the date of this Agreement from any Governmental Agency threatening to suspend, revoke, withdraw, not renew, impose any sanctions or fines in connection with, modify in any material and adverse respect or limit any Permit, except where such notice would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Except as set forth on Schedule 3.10: (i) the Company and its Subsidiaries are, and for the past three years have been, in material compliance with all material Laws applicable to them; and (ii) during the past three years, neither the Company nor any of its Subsidiaries has received written notice from any Governmental Agency or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to materially comply with, any material Law, except for such non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.11. Contracts.

(a) Except for Contracts filed as exhibits to the Company Reports or as set forth on Schedule 3.11, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to, and neither the Company or any of its Subsidiaries nor any of their respective properties or assets, are expressly bound by any Contract that:

(i) is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Securities Act);

(ii) contains any covenant limiting, to a degree that is material to the Company and its Subsidiaries, the ability of the Company or any of its Subsidiaries to engage in any line of business, or to compete with any Person or in any geographic area;

(iii) contains any indemnification of, advancement of expenses (other than the advancement of business expenses in the ordinary course) to or exculpation of Liability of any current or former director, officer or employee of the Company and its Subsidiaries;

(iv) requires the future acquisition from another Person or future disposition to another Person of assets or capital stock or other equity interest of another Person;

(v) relates to an acquisition or similar transaction which contains indemnities or “earn-out” obligations after the date hereof with respect to the Company and its Subsidiaries;

(vi) provides for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(vii) provides for the employment of any stockholder, director, officer, consultant or key employee not terminable without penalty or Liability arising from such termination or any severance or change-in-control contract or arrangement;

(viii) relates to the Don Diego Project; or

(ix) relates to cleanup, abatement or other actions in connection with any Liability under any Environmental Laws.

Each Contract of the type described in this Section 3.11, including any such Contract entered into after the date hereof, is referred to herein as a “Material Contract.”

(b) A true and complete copy of each Material Contract in effect as of the date of this Agreement, including any material amendments thereto, has been made available to Investor.

(c) Neither the Company nor any of its Subsidiaries is in breach of or default under the terms of any Material Contract where such breach or default has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Knowledge of the Company, no other party to any Material Contract is in breach of or default under the terms of any Material Contract where such breach or default would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as would not have or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Material Contract is a valid and binding obligation of the Company or its Subsidiary party thereto, and, to the Knowledge of the Company, of each other party thereto, and is in full force and effect; provided, that such enforcement may be subject to the Enforceability Exceptions.

Section 3.12. Employees; Employee Compensation.

(a) Neither the Company nor its Subsidiaries are delinquent in payments to any of the employees, former employees or any independent contractors of either of the Company or its Subsidiaries for any wages, salaries, commissions, bonuses or other direct compensation for any services performed for the Company or its Subsidiaries as of the date hereof or amounts required to be reimbursed to such employees, former employees or independent contractors. There is no strike or other labor dispute involving the Company or its Subsidiaries pending or, to the Knowledge of the Company, threatened, nor are the Company or its Subsidiaries aware of any labor organization activity involving the employees of either.

(b) Neither the Company nor its Subsidiaries have contributed to or are required to contribute to any multiemployer plan within the meaning of and subject to section 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code (a “Multiemployer Plan”). Neither the Company nor any ERISA Affiliate (as defined below) has incurred any Liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any Liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Knowledge of Company, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

(c) None of the Company, any of its Subsidiaries, any corporation, trade, business, or entity that would be deemed a “single employer” with the Company or any Subsidiary within the meaning of Section 414(b), (c), (m), or (o) of the Code or Section 4001 of ERISA (each, an “ERISA Affiliate”), or any of their respective predecessors has contributed to, contributes to, has been required to contribute to, or otherwise participated in or participates in or in any way has any Liability, directly or indirectly, with respect to any plan subject to Section 412, 430 or 4971 of the Code, Section 302 or Title IV of ERISA, including, without limitation, a “multiple employer plan” (as defined in Section 413 of the Code), a “multiple employer welfare arrangement (as defined in Section 3(40) of ERISA), any single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) which is subject to Sections 4063, 4064 and 4069 of ERISA or Section 413(c) of the Code, or a plan maintained in connection with any trust described in Section 501(c)(9) of the Code.

(d) Each Plan complies with, and has been established, operated and administered in accordance with its terms and the requirements of, ERISA, the Code and other applicable laws.

(e) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA with respect to any Plan.

(f) Each Plan which is intended to qualify under Section 401(a) of the Code has received an IRS determination letter concluding that such Plan so qualifies in form, and no event has occurred and no condition exists that, to the Company’s Knowledge, would cause such Plan to lose its qualified status.

(g) Except as may be required under Section 4980B of the Code, Section 601 of ERISA or other applicable foreign, state or local law, the Company does not have any Liability for post-retirement medical or life insurance benefits or coverage for any current or former employee, officer or director of the Company or any Subsidiary thereof or any dependent of any such employee.

Section 3.13. Related Party Transactions. Except as specifically disclosed in the Company Reports:

(a) No employee, officer, stockholder or director of the Company or any of its Subsidiaries, or member of his or her immediate family, is indebted to the Company or any of its Subsidiaries, nor are the Company or any of its Subsidiaries indebted (or committed to make loans or extend or guarantee credit) to any of them, other than: (i) for payment of salary for services rendered to the Company or its Subsidiaries by officers, directors or employees; (ii) reimbursement for reasonable expenses incurred by officers, directors or employees on behalf of the Company or its Subsidiaries; and (iii) for other standard employee benefits made generally available to all employees.

(b) To the Company’s Knowledge, none of such persons has any ownership interest, directly or indirectly, in any firm, corporation or other entity with which the Company or its Subsidiaries are affiliated or with which the

Company or its Subsidiaries have a business relationship, or in any firm, corporation or other entity that competes with the Company or any of its Subsidiaries, except: (i) that employees, stockholders, officers or directors of the Company or its Subsidiaries and members of their immediate families may have an immaterial beneficial ownership interest in publicly traded companies that may compete with the Company or its Subsidiaries; and (ii) non-employee directors of the Company or its Subsidiaries may serve as directors or managers of, and may have ownership interests in, any Person that competes with the Company or its Subsidiaries.

(c) To the Knowledge of the Company, no officer, director or stockholder or any member of their immediate families is a party to or is, directly or indirectly, interested in any agreement, understanding or proposed transaction with the Company or its Subsidiaries (other than such written agreements as relate to any such person’s ownership of securities of the Company or any Subsidiary).

Section 3.14. Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, all Intellectual Property used in the operation of and that is material to the business of the Company and its Subsidiaries is either (i) owned by the Company and its Subsidiaries (the “Owned Intellectual Property”) or (ii) used by the Company and its Subsidiaries pursuant to a valid Contract or other right (the “Licensed Intellectual Property”). The Owned Intellectual Property and the Licensed Intellectual Property is sufficient to conduct the business of the Company and its Subsidiaries.

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the Company and its Subsidiaries own and possess all right, title and interest in and to the Owned Intellectual Property free and clear of all Liens.

(c) The Company and its Subsidiaries have taken commercially reasonable actions to maintain and protect each item of Owned Intellectual Property (including all material trade secrets and confidential information), except to the extent that the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and to the Knowledge of the Company, there has not been any unauthorized use, disclosure or appropriation of the Owned Intellectual Property or Licensed Intellectual Property, that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each current and past employee, officer or consultant or any other Person who developed any Owned Intellectual Property has executed all Contracts necessary to transfer such Owned Intellectual Property to the Company or a Subsidiary of the Company.

(e) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the conduct of the business of the Company and its Subsidiaries and the use of the Owned Intellectual Property does not misappropriate, infringe, induce infringement of or otherwise violate any Intellectual Property or other proprietary rights of any other Person, and there is no such Proceeding pending or, to the Knowledge of the Company, threatened and, to the Knowledge of the Company, there is no existing fact or circumstance that would be reasonably expected to give rise to any such Proceeding. To the Knowledge of the Company, no Person is infringing or otherwise violating any Owned Intellectual Property or any rights of the Company and its Subsidiaries in any Licensed Intellectual Property and there is no pending claim challenging the ownership or validity of any Owned Intellectual Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.15. Taxes. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(a) Each of the Company and its Subsidiaries has timely filed or joined in the filing of (taking into account extensions) all Tax Returns required to have been filed by it and all such Tax Returns are true, correct and complete. Each of the Company and its Subsidiaries has timely paid all Taxes owed by it and, with respect to any period for which Tax Returns have not yet been filed or for which Taxes of the Company and its Subsidiaries are not yet due or owing, adequate accruals for such Taxes on the most recent consolidated financial statements, as disclosed in the Company Reports, as required by GAAP have been made.

(b) There are no pending actions or actions threatened in writing for the assessment or collection of Taxes with respect to any of the Company and its Subsidiaries and all deficiencies for Taxes asserted or assessed in writing against any of the Company and its Subsidiaries have been fully and timely paid, settled or properly reflected in the most recent consolidated financial statements.

(c) There are no Liens for Taxes against any of the assets of any of the Company and its Subsidiaries, other than Permitted Liens.

(d) Each of the Company and its Subsidiaries has complied with all applicable Tax laws relating to the payment and withholding of Taxes and has duly and timely withheld and remitted to the appropriate taxing authority all amounts required to be so withheld and remitted under all applicable Tax laws.

(e) None of the Company and its Subsidiaries is a party to any agreement or arrangement relating to the apportionment, sharing, assignment or allocation of any Taxes (other than (i) a Contract among the Company and its Subsidiaries or (ii) any agreement or arrangement pertaining to the sale or lease of assets of the Company and its Subsidiaries or pursuant to any commercial financing arrangement or any other agreement or arrangement where the inclusion of a Tax allocation or indemnification provision is customary or incidental to an agreement or arrangement the primary nature of which is not Tax sharing or indemnification).

(f) None of the Company and its Subsidiaries has been a member of an affiliated, consolidated, combined or unitary group for Tax purposes (other than the group the common parent of which is the Company).

(g) Since January 1, 2009, neither the Company nor any of its Subsidiaries has entered into any transaction that constitutes (i) a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b) or (ii) a “confidential corporate tax shelter” within the meaning of Treasury Regulations Section 301.6111-2(a)(2).

Section 3.16. Environmental Matters.

(a) Except to the extent that violations or non-compliance do not have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries have complied with and are in compliance with all Laws applicable to it or any of its properties, assets, operations and businesses relating to the environment or environmental protection (collectively, “Environmental Laws”) including Environmental Laws relating to air, water and land and the generation, storage, use, handling, transportation, treatment or disposal of “Hazardous Wastes”, “Hazardous Materials” and “Hazardous Substances” (as such terms are defined in any applicable Environmental Law) including petroleum and petroleum products.

(b) Neither the Company nor any of its Subsidiaries have received any notice from any Governmental Agency of any contravention by the Company or any of its Subsidiaries of any Environmental Laws.

(c) Each of the Company and its Subsidiaries have obtained and adhered to all Permits and other approvals necessary to treat, transport, store, dispose of and otherwise handle Hazardous Wastes, Hazardous Materials and Hazardous Substances, and have reported to the appropriate authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company or any of its Subsidiaries where Hazardous Wastes, Hazardous Materials or Hazardous Substances have been treated, stored, disposed of or otherwise handled.

(d) There have been no releases or threats of releases (as defined in Environmental Laws) at, from, in or on any property owned or operated by the Company or any of its Subsidiaries except as permitted by Environmental Laws (none of which has had, individually or in the aggregate, a Material Adverse Effect).

(e) No on-site or off-site location to which the Company or any of its Subsidiaries have transported or disposed of Hazardous Wastes, Hazardous Materials and Hazardous Substances or arranged for the transportation of Hazardous Wastes, Hazardous Materials and Hazardous Substances is the subject of any federal, state, local or foreign enforcement action or any other investigation which could lead to any material claim against the Company or any of its Subsidiaries for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury.

(f) Neither the Company nor any of its Subsidiaries have any contingent liability in connection with any release of any Hazardous Wastes, Hazardous Materials or Hazardous Substance into the environment.

Section 3.17. Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance policies in such amounts and against such risks as are customary in the industries in which the Company and its Subsidiaries operate and (b) each such insurance policy is legal, valid, binding and enforceable. As of the date of this Agreement, there is no material claim by the Company or any of its Subsidiaries under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed in writing by the underwriters of such policies. All premiums (or installments thereof) due as of the date hereof under all such insurance policies have been paid in full, and the Company or its Subsidiaries, as applicable, have otherwise complied with the terms and conditions of all such insurance policies, except for any such failure to so pay or otherwise comply that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, the Company has not received written notice from any insurance carrier: (i) threatening a suspension, revocation, termination, cancellation or modification of any such insurance policies or a material increase in any premium in connection therewith, or (ii) informing the Company or any of its subsidiaries that any existing coverage will or may not be available in the future on substantially the same terms as now in effect, in each case except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.18. Anti-Corruption; Anti-Money Laundering.

(a) Neither the Company or any of its Subsidiaries, nor any director or officer of any of the Company or its Subsidiaries, nor, to the Knowledge of the Company, any stockholder, employee, vendor, sub-contractor or representative acting on behalf of any of the Company and its Subsidiaries, has taken any action, directly or indirectly, that would result in a material violation of any Anti-Corruption Law, Anti-Money Laundering Law, or OFAC Law, whether within the United States of America or elsewhere.

(b) The Company has established and maintains procedures and controls that are reasonably designed to ensure that the Company and its Subsidiaries are in compliance in all material respects with any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or OFAC Laws.

(c) None of the Company and its Subsidiaries has found material violations of any Anti-Corruption Law, Anti-Money Laundering Law or OFAC Law in an internal investigation, made a voluntary or other disclosure to a Governmental Agency related to any Anti-Corruption Law, Anti-Money Laundering Law or OFAC Law or received any written official notice, citation, complaint or report related to alleged violations of any Anti-Corruption Law, Anti-Money Laundering Law or OFAC Law and either filed with a court, tribunal, or other Governmental Agency or transmitted by a Governmental Agency. The Company has no Knowledge that it or any of its Subsidiaries is under investigation by any Governmental Agency for possible violations of any Anti-Corruption Law, Anti-Money Laundering Law or OFAC Law.

(d) None of the Company and its Subsidiaries, nor any director or officer of the Company or any of its Subsidiaries and, to the Knowledge of the Company, no employee or agent of any of the Company or any of its Subsidiaries is (i) a blocked person or denied party under any Anti-Money Laundering Law or (ii) a Person with whom dealing or engaging in transactions is prohibited or sanctioned under any Laws of the United States of America or any other applicable jurisdiction. Neither the Company nor any of its Subsidiaries is a party to any Contract or other agreement or has engaged in any transaction or other business dealing with any country that, at the time of the relevant transaction, was subject to comprehensive (as opposed to list-based) OFAC Laws.

Section 3.19. Interim Operations; Absence of Certain Changes. From the date of the most recent balance sheet included in a Company Report prior to the date of this Agreement to the date of this Agreement: (a) the Company and its Subsidiaries have conducted their business, in all material respects, in the ordinary course and consistent with past practice, and have not taken any action that would have been prohibited by Section 5.1 if such Section had been applicable to the Company and its Subsidiaries during such period; and (b) there has not been any occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.20. Brokers. Except as set forth on Schedule 3.20, no person, firm or corporation has or, as a result of any action taken by the Company, its Subsidiaries or any of their authorized representatives, will have, in the context of the transactions contemplated by this Agreement, any right, interest or valid claim against or upon the Company, its Subsidiaries or the Investor for any commission, fee or other compensation as a finder or broker or in any similar capacity.

Section 3.21. Valid Issuance of Preferred Stock and Common Stock.

(a) The shares of Class AA Preferred Stock that are being purchased by the Investor hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, and will be free of all Liens other than restrictions as set forth in this Agreement, the Articles or the other Transaction Documents and under applicable state and federal securities Laws.

(b) The Common Stock issuable upon conversion of the Class AA Preferred Stock being purchased pursuant to this Agreement, upon issuance in accordance with the terms of the Articles, will be duly and validly issued, fully paid and non-assessable and will be free of all restrictions imposed by or through the Company other than restrictions set forth in this Agreement, the Articles or the other Transaction Documents and under applicable state and federal securities Laws.

Section 3.22. Offering. Assuming the accuracy of the Investor’s representations and warranties set forth in this Agreement, the offer, sale and issuance of the shares of Class AA

Preferred Stock as contemplated by this Agreement are exempt from the registration and prospectus requirements of the Securities Act, and any other applicable securities Law, and will be issued in compliance with all applicable federal and state securities and blue sky Laws. Neither the Company nor any Person acting on its behalf will take any action hereafter that would cause the loss of such exemption. The issuance of the Class AA Preferred Stock to the Investor will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

Section 3.23. Information Supplied. None of the information supplied or to be supplied by any of the Company and its Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is first mailed to the Stockholders and at the time of the Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Investor for inclusion or incorporation by reference therein.

Section 3.24. Opinion of Financial Advisor. Prior to the execution of this Agreement, Hyde Park Capital Advisors, LLC has delivered to the Company its opinion, as of the date hereof, to the effect that, as of such date and based upon and subject to the matters set forth therein, the consideration to be received by the Company pursuant to this Agreement and in the Contemplated Transactions is fair, from a financial point of view, to the holders of Common Stock.

Section 3.25. Anti-Takeover Provisions. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 4.11 of this Agreement, the Company has taken all actions necessary to render inapplicable to this Agreement and the Contemplated Transactions, and inapplicable to Investor and the Class AA Preferred Stock to be issued to Investor (and the Common Stock issuable upon conversion of such Class AA Preferred Stock) in connection with this Agreement and the Contemplated Transactions, any and all “fair price,” “moratorium,” “control share acquisition,” “business combination” and other similar statutes or regulations of any state or jurisdiction (collectively, “Takeover Laws”); and without limiting the foregoing, the Board of Directors has taken all actions necessary so that following the receipt of the Stockholder Approval the restrictions on business combinations contained in Sections 78.378-78.3793 and 78.411-78.444 of the Nevada Revised Statutes, and, accordingly, any other section or any other Nevada Takeover Law or similar statute or regulation will not apply with respect to, or as a result of, the execution of this Agreement, the other Transaction Documents or the consummation of the Contemplated Transactions, without any further action on the part of the Stockholders or of the Board of Directors.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor hereby represents and warrants to the Company as of the date hereof that:

Section 4.1. Organization, Existence and Good Standing. Investor is duly organized and is validly existing and in good standing under the Laws pursuant to which it was formed, and has all requisite corporate power and corporate authority to carry on its businesses as now conducted and as presently proposed to be conducted. Investor is duly licensed or qualified to transact business as a foreign corporation or other equivalent entity and is in good standing in each jurisdiction in which the nature of the business transacted by it or the character of the properties owned or leased by it requires such licensing or qualification, except for those jurisdictions where the failure to be so licensed, qualified or in good standing would not reasonably be expected to have an Investor Material Adverse Effect.

Section 4.2. Authorization. Investor has full power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, and to carry out the provisions of this Agreement and the other Transaction Documents to which it is a party. Any and all corporate or partnership action on the part of Investor necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of Investor hereunder at the Closing has been, or will by the Closing have been, taken. This Agreement has been duly and validly executed and delivered and constitutes, and the Transaction Documents to which Investor is a party when executed and delivered will constitute, assuming due execution and delivery by the Company of this Agreement and the Transaction Documents, valid and legally binding obligations of Investor, enforceable against Investor in accordance with their respective terms, subject to the Enforceability Exceptions.

Section 4.3. No Conflict or Violation. Except as set forth in Schedule 4.3, the execution, delivery and performance by Investor and Guarantor of this Agreement and the other Transaction Documents to which they are a party and the consummation by the Investor and Guarantor of the Contemplated Transactions in accordance with the terms hereof, or thereof, will not (with notice or lapse of time, or both) (a) conflict with or violate any provision of (i) the limited liability company agreement of Investor or (ii) any equivalent organizational or governing document of Guarantor, (b) require any consent or approval under, violate, conflict with or result in any breach of or any loss of any benefit under, or constitute a default under, or result in termination or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien upon any of the respective properties, rights or assets of the Investor or Guarantor, (c) conflict with or violate any Order binding upon the Investor or Guarantor, or (d) assuming that all consents listed in Schedule 4.4 have been obtained and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Investor or Guarantor, except in the case of each of the foregoing clauses (b), (c) and (d), for such violations, conflicts, breaches, defaults, impairments or revocations that would not reasonably be expected to have an Investor Material Adverse Effect.

Section 4.4. Governmental Consents and Approvals. Except as set forth on Schedule 4.4, the execution, delivery and performance by the Investor and its Affiliates of this Agreement and the other Transaction Documents to which they are a party and the consummation by the Investor and its Affiliates of the Contemplated Transactions in accordance with the terms hereof or thereof will not (with notice or lapse of time, or both) require any Permit or filing or registration with or notification to any Governmental Agency with respect to the Investor and Guarantor where the failure to obtain such Permits, or to make such filings, registrations or notifications would not reasonably be expected to have an Investor Material Adverse Effect.

Section 4.5. Reliance Upon Investor’s Representations. Investor understands that the Class AA Preferred Stock may not be registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof and/or Rule 506 of the Securities Act.

Section 4.6. Receipt of Information. Investor believes it has received all the information the Investor considers necessary or appropriate for deciding whether to purchase the Class AA Preferred Stock. Investor further represents that Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Class AA Preferred Stock and the business, properties, prospects and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Investor or to which Investor had access. The foregoing, however, does not limit or modify the representations and warranties of the Company in ARTICLE III of this Agreement or the right of Investor to rely thereon.

Section 4.7. Investment Experience. Investor confirms that it has such knowledge and experience in financial and business matters that Investor is capable of evaluating the merits and risks of an investment in the Class AA Preferred Stock and of making an informed investment decision and understands that: this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment; the purchase of the Class AA Preferred Stock to be purchased by the Investor hereunder is a speculative investment which involves a high degree of risk of loss of the entire investment; there are substantial restrictions on the transferability of, and there will be no public market for, the Class AA Preferred Stock, and accordingly, it may not be possible for the Investor to liquidate its investment in case of emergency; and this Agreement and the other Transaction Documents create a complex set of rights and obligations of the Investor.

Section 4.8. Qualifications of Investor. Investor is an “Accredited Investor” as such term is defined in Rule 501(a) under the Securities Act (without reliance on Rule 501(a)(4) thereof). The Investor will provide reasonable information requested by the Company in connection with any filing required to be made with applicable securities regulators in connection with any issuance of Class AA Preferred Stock hereunder. Investor is not a “Bad Actor” within the meaning of Rule 506 of the Securities Act.

Section 4.9. Restricted Securities. Investor understands that no securities of the Company may be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of either an effective registration statement covering the Class AA Preferred Stock or the Common Stock into which it may have been converted, as applicable, compliance with such distribution requirements or an available exemption from registration under the Securities Act, the Class AA Preferred Stock or the Common Stock into which it may have been converted, as applicable, must be held indefinitely. Investor understands that the Class AA Preferred Stock and the Common Stock into which it may have been converted will carry legends required by Law. In particular, the Investor is aware that the Class AA Preferred Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that rule are met.

Section 4.10. Litigation. There are no outstanding Orders to which the Investor or any of its Affiliates or any of their respective properties or assets is subject or bound that would reasonably be expected to, individually or in the aggregate, materially impair or delay the Investor’s or its Affiliates’ ability to perform their respective obligations under this Agreement or the other Transaction Documents to which they are a party or consummate the Contemplated Transactions, and there are no Proceedings pending or, to the knowledge of the Investor, threatened against the Investor or any of its Affiliates or to which any of their respective properties or assets is subject or bound that would, individually or in the aggregate, have an Investor Material Adverse Effect.

Section 4.11. Takeover Laws. As of the date hereof, Investor and its Affiliates do not own, beneficially or of record, greater than 1% of the outstanding Common Stock.

ARTICLE V.

AGREEMENTS OF THE COMPANY

Section 5.1. Interim Operations of the Company.

(a) From the date hereof to the Initial Closing Date, the Company shall, and shall cause each of its Subsidiaries to:

(i) subject to the covenants and agreements contained herein, conduct its business according to its ordinary and usual course of business consistent with past practice;

(ii) use commercially reasonable efforts to (x) preserve substantially intact its business organization, keep available the services of and maintain good relationship with its current officers and employees and preserve its relationships with Governmental Agencies, (y) maintain in effect all of its material Permits, and (z) maintain in full force and effect all material insurance policies; and

(iii) except to the extent prohibited by the terms of Contracts binding on the Company or its Subsidiaries as of the date hereof: (x) conduct all of its business and operations relating to the Don Diego Project through BahamasCo and Oceanica, (y) conduct all of its business and operations not relating to the Don Diego Project through Subsidiaries other than the Intermediate Holdcos, and (z) solely with respect to the Company, shall not incur any liabilities (including guaranteeing any of the obligations of any of its Subsidiaries) or enter into any Contracts, except through its Subsidiaries, except for liabilities and Contracts arising from its status as a public company.

(b) From the date hereof to the Initial Closing Date, the Company shall not, and shall cause each of its Subsidiaries not to (x) take any action requiring the consent of the holders of the Class AA Preferred Stock pursuant to the terms of the Certificate of Designation (as if such restrictions were in effect as of the date hereof), or (y) without limiting the foregoing:

(i) repurchase, redeem or otherwise acquire or split, combine, reclassify or amend the terms of any securities or equity equivalents of the company (other than in connection with the cashless exercise of options for Common Stock);

(ii) increase or accelerate the vesting, payment or exercise of the compensation or benefits payable or available, including under any stock option, restricted stock, phantom, or other equity-based plan, to any current or former employee or other service provider;

(iii) transfer or create or suffer to exist any Liens on the direct or indirect equity in the Intermediate Holdcos or Oceanica or amend, modify, extend or waive the terms of any warrant, option or other right in favor of a third party to acquire any direct or indirect equity in Oceanica;

(iv) other than transactions solely among the Company and its wholly-owned Subsidiaries, declare, set aside, make or pay any dividends or other distributions with respect to shares of their respective capital stock;

(v) propose or adopt any amendment to its certificate of incorporation, articles of association, bylaws or other organizational documents (except to the extent necessary to authorize or permit any actions contemplated by this Agreement or the other Transaction Documents), as applicable;

(vi) fail to maintain insurance consistent with past practice to the extent available on commercially reasonable terms;

(vii) amend, modify or waive any term or provision of the Monaco Option;

(viii) enter into any transaction, arrangement or understanding that would be subject to disclosure pursuant to Item 404 of Regulation S-K;

(ix) engage in an Insolvency Event or permit an Insolvency Event to occur; or

(x) authorize, or agree or announce any intention to take, any of the foregoing actions.

(c) From the date hereof to the date of the Stockholder Approval, the Company shall not, and shall cause each of its Subsidiaries not to:

(i) except as provided on Schedule 5.2(c), make any expenditure greater than $50,000.00; or

(ii) for any expenditure listed on Schedule 5.2(c), exceed the amount budgeted for such expenditure by $50,000.00 or more.

Section 5.2. Proxy Statement; Stockholder Meeting.

(a) The Company shall take all action necessary to duly call, give notice of, convene and hold a meeting of the Stockholders (the “Stockholder Meeting”) as promptly as reasonably practicable following the date hereof for the purpose of obtaining the approval of the holders of a majority of its outstanding Series D Preferred Stock and Common Stock voting as a single class in accordance with applicable Law and NASDAQ Listing Rules of (i) the adoption of this Agreement, (ii) the adoption of the Articles Amendment, (iii) the Preliminary Transaction, (iv) the election of the Investor Designees to the Board of Directors, and (v) the issuance of the Class AA Preferred Stock to Investor (the “Stockholder Approval”). Unless the Board of Directors shall have withdrawn or modified its Recommendation in accordance with, and subject to, the terms and conditions of, Section 5.3(d), the Company shall (A) include in the Proxy Statement the recommendation of the Board of Directors that the Stockholders approve and adopt this Agreement, the issuance of the Class AA Preferred Stock, the Articles Amendment and the election of the Investor Designees (the “Recommendation”) and (B) use its reasonable best efforts to solicit from the Stockholders proxies in favor of the approval of this Agreement and take all other action reasonably necessary or advisable to secure the Stockholder Approval. The Company may only adjourn or postpone the Stockholder Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Stockholders or, if as of the time for which the Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct business at such meeting; provided, that no adjournment may be to a date on or after the Early Outside Date.

(b) In connection with the Stockholder Meeting, the Company shall as promptly as reasonably practicable (i) prepare the Proxy Statement and file the Proxy Statement with the SEC; provided that the Proxy Statement shall be filed not later than ten (10) Business Days following the date hereof, (ii) respond to any comments or requests for additional information received from the SEC with respect to such filing and promptly provide copies of such comments or requests, and any other correspondence with the SEC, to the Investor, (iii) prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) after confirmation from the SEC that it has no further comments on, or that it is not reviewing, the Proxy Statement, use reasonable best efforts to mail to the Stockholders the Proxy Statement and all other customary proxy or other materials for meetings such as the Stockholder Meeting, (v) to the extent required by applicable Law, prepare, file and distribute to the Stockholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Stockholder Meeting and (vi) otherwise use commercially reasonable efforts to comply with all Law applicable to the Stockholder Meeting.

(c) Investor shall cooperate with the Company in connection with the preparation of the Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Proxy Statement under applicable Law. The Company will provide the Investor a reasonable opportunity to review and comment upon the Proxy Statement or, if applicable, any amendments or supplements thereto, prior to filing the Proxy Statement (or such amendments or supplements, as applicable) with the SEC and prior to mailing the Proxy Statement to the Stockholders and the Company shall reasonably consider and incorporate all comments reasonably proposed by Investor with respect to the Proxy Statement and, if applicable, any such amendments or supplements.

Section 5.3. Alternative Proposals.

(a) Except as expressly permitted by this Section 5.3, from the date hereof until the Initial Closing Date, the Company shall not, and the Company shall cause its Subsidiaries and their respective Representatives not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly take any action that would reasonably be expected to encourage or facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to result in, an Alternative Proposal, (ii) participate in any discussions or negotiations with any Person with respect to, or provide any information or data concerning the Company or its Subsidiaries to any Person relating to, any proposal or offer that constitutes, or would reasonably be expected to result in, an Alternative Proposal (other than to state that the Company is not permitted to have discussions), (iii) enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, memorandum of understanding or agreement in principle, or any other agreement (other than an Acceptable Confidentiality Agreement entered into in accordance with Section 5.3(b)) relating to an Alternative Proposal (an “Alternative Acquisition Agreement”) or (iv) publicly propose to do any of the actions prohibited by any of clauses (i), (ii) or (iii). Subject to Section 5.3(b), the Company and its Subsidiaries shall, and the Company shall instruct and use its commercially reasonable efforts to cause its Subsidiaries and their respective Representatives to, immediately cease any solicitations, discussions or negotiations with any Person that may be ongoing with respect to any Alternative Proposal, or any inquiry or proposal that may reasonably be expected to lead to an Alternative Proposal. Promptly following execution of this Agreement, the Company shall request the prompt return or destruction of all confidential information previously furnished to any Person in connection with a potential Alternative Proposal and terminate all physical and electronic dataroom access previously granted to any such Person or his or her Representatives.

(b) Notwithstanding anything to the contrary in this Section 5.3, prior to the time the Stockholder Approval is obtained, if the Company receives a bona fide written Alternative Proposal from any Person, which Alternative Proposal did not result from any breach of this Section 5.3, the Company and its Representatives may correspond with such Person in writing solely to clarify the terms and conditions thereof so as to determine whether such Alternative Proposal constitutes or would reasonably be expected to lead to a Superior Proposal and, subject to compliance with this Section 5.3,

(i) the Company and its Representatives may provide information (including non-public information and data) regarding, and afford access to, the business, properties, assets, books, records and personnel of the Company to such Person if the Company receives from such Person (or has received from such Person) an executed Acceptable Confidentiality Agreement; provided, that the Company shall, substantially concurrently with the time it is provided to such Person, make available the Investor any information concerning the Company or its Subsidiaries that is provided to any Person given such access that was not previously made available to the Investor, and (ii) the Company and its Representatives may engage in, enter into or otherwise participate in any discussions or negotiations with such Person with respect to such Alternative Proposal, if and only to the extent that prior to taking any action described in clause (i) or (ii) above, the Board of Directors determines in good faith (after consultation with outside counsel and its financial advisors) that such Alternative Proposal constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and that the failure to take the actions set forth in clauses (i) and (ii) above would be inconsistent with its fiduciary duties under applicable Law.

(c) The Company shall promptly (and in any event within twenty-four (24) hours) notify the Investor of (i) any request for information from the Company or any of its Representatives by any Person that, to the Knowledge of the Company, is seeking to make, or has made, an Alternative Proposal, (ii) the receipt of any Alternative Proposal, specifying the material terms thereof and the identity of the Person making such Alternative Proposal and (iii) any material modifications to the financial or other material terms and conditions of such Alternative Proposal.

(d) Except as set forth in this Section 5.3, neither the Board of Directors nor any committee thereof shall (x) (A) change, withhold, withdraw, qualify or modify, in a manner adverse to Investor (or publicly propose or resolve to change, withhold, withdraw, qualify or modify), the Recommendation, (B) fail to include the Recommendation in the Proxy Statement, (C) approve or recommend, or publicly propose to approve or recommend to the stockholders of the Company, an Alternative Proposal, (D) if a tender offer or exchange offer for shares of capital stock of the Company that constitutes an Alternative Proposal is commenced, fail to recommend against acceptance of such tender offer or exchange offer by the Company stockholders (including, for these purposes, by disclosing that it is taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer; provided that a customary “stop, look and listen” communication by the Board of Directors pursuant to Rule 14d-9(f) of the Exchange Act shall not be prohibited), within ten (10) Business Days after commencement of such tender offer or exchange offer, (E) within three (3) Business Days of a written request by Investor for the Board of Directors to reaffirm the Recommendation following the date any Alternative Proposal or any material modification thereto is first published or sent or given to the Stockholders, fail to, or fail to cause the Company to, issue a press release that reaffirms the Recommendation (which request may only be made once with respect to any Alternative Proposal and each material modification thereof) or (F) resolve or agree to do any of the foregoing (any action set forth in the foregoing clauses (A) through (F), a “Change of

Recommendation”) or (y) authorize, adopt or approve or publicly propose to authorize, adopt or approve, an Alternative Proposal, or cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement or any other Contract requiring the Company to abandon, terminate or fail to consummate the Contemplated Transactions. Notwithstanding anything to the contrary set forth in this Agreement, prior to the time the Stockholder Approval is obtained, the Board of Directors may, if the Company receives an Alternative Proposal that the Board of Directors determines in good faith (after consultation with its outside counsel and its financial advisors) constitutes a Superior Proposal, to the extent that the failure to do so would be inconsistent with its fiduciary duties under applicable Law, authorize, adopt, or approve such Superior Proposal and cause or permit the Company to terminate this Agreement pursuant to Section 8.1(c)(i) in order to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal; provided, however, that the Board of Directors may take such actions only if:

(i) the Company shall have complied with its obligations under this Section 5.3;

(ii) the Company shall have provided prior written notice to Investor of the Board of Directors’ intention to take such actions at least five (5) Business Days in advance of taking such action (it being understood and agreed that any material change with respect to the financial or other terms and conditions of such Superior Proposal shall require a separate, prior written notice to Investor at least two (2) Business Days in advance of taking such action), which notice shall specify, as applicable, a reasonably detailed description of the material terms and conditions of the Alternative Proposal received by the Company that constitutes a Superior Proposal, including an unredacted copy of the relevant proposed transaction agreements with, and the identity of, the party making the Alternative Proposal;

(iii) after providing such notice and prior to taking such actions, the Company shall have negotiated, and shall have caused its Representatives to negotiate, with Investor and its Representatives in good faith (to the extent Investor desires to negotiate) during such five (5) Business Day period or two (2) Business Day period, as the case may be, to make such adjustments in the terms and conditions of this Agreement and the other Transaction Documents as would permit the Board of Directors not to take such actions; and

(iv) the Board of Directors shall have considered in good faith any changes to this Agreement and the other Transaction Documents that may be offered in writing by the Investor by 5:00 p.m. Eastern Time on the fifth (5th) Business Day of such five (5) Business Day period or the second (2nd) Business Day of such two (2) Business Day period, as the case may be, and shall have determined in good faith, after consultation with outside counsel and its financial advisors, that the Alternative Proposal received by the Company would continue to constitute a Superior Proposal, in each case, if such changes offered in writing by the Investor were given effect.

(e) Subject to the provisos in this Section 5.3(e), nothing contained in this Section 5.3 shall be deemed to prohibit the Company, the Board of Directors or any committee of the Board of Directors, after consultation with its outside legal counsel, from (i) complying with its disclosure obligations under applicable Law with regard to an Alternative Proposal, including taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer), or (ii) making any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company); provided, that in each case or clauses (i) and (ii), the Board of Directors expressly, publicly reaffirms the Recommendation after the issuance of such a statement after or as part of such communication; provided further, that neither the Board of Directors nor any committee thereof shall effect a Change of Recommendation unless the applicable requirements of Section 5.3(d) shall have been satisfied.

(f) The Company acknowledges and agrees that any violation of the restrictions set forth in this Section 5.3 by any Representatives of the Company or any Subsidiary thereof shall be deemed to be a breach of this Section 5.3.

Section 5.4. Investigations; Pre-Closing Access.

Prior to the Initial Closing Date, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Investor and its Representatives reasonable access to the Representatives, properties, offices, facilities and books and records of the Company and its Subsidiaries and (ii) permit Investor and its Representatives to conduct such further examination or investigation of the assets, Liabilities, business, operations, properties, offices and books and records of the Company and its Subsidiaries, as Investor may reasonably request. Any investigation, examination or interview by Investor of employees of the Company and its Subsidiaries or access pursuant to this Section 5.4 shall be conducted or occur at reasonable times during regular business hours upon reasonable prior notice. The Company shall reasonably cooperate with each of Investor’s Representatives in connection with such review and examination and any such investigation, examination or interview shall be subject to this Section 5.4 and the terms and conditions of the Non-Disclosure Agreement and applicable Law.

Section 5.5. Certain Filings; Commercially Reasonable Efforts.

(a) In furtherance and not in limitation of the covenants of the parties contained in this Agreement, each of the Company and Investor shall (A) use commercially reasonable efforts to cooperate with each other in timely making all filings set forth on Schedule 3.4, (B) use commercially reasonable efforts to cooperate with each other in timely making all other filings with, and timely seeking all other consents, permits, authorizations or approvals from, Governmental Agencies as necessary or appropriate to consummate the Contemplated Transactions and (C) supply to any Governmental Agency as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by such Governmental Agency.

(b) HSR. Each of the Company and Investor, as applicable, shall upon the written request of either party in advance of a Subsequent Closing the consummation of which in the opinion of such party, based on the advice of counsel, would require approval, or termination of the waiting period, under the HSR Act, as promptly as practicable and in any event within ten (10) Business Days of the delivery of such notice, file, or cause to be filed (and not withdraw), a Notification and Report Forms under the HSR Act with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “Antitrust Division”) in connection with the Contemplated Transactions and shall use its commercially reasonable efforts to (A) respond as promptly as practicable to all inquiries received from the FTC and the Antitrust Division for additional information or documentation, (B) cause the waiting period under the HSR Act to terminate, be waived or expire at the earliest possible date, and (C) avoid each and every impediment under the HSR Act with respect to the Contemplated Transactions so as to enable the such Subsequent Closing to occur as soon as reasonably possible.

(c) Reservation for Issuance; NASDAQ Listing. The Company shall reserve that number of shares of Common Stock sufficient for issuance upon exercise or conversion of the Class AA Preferred Stock owned at any time by the Investor without regard to any limitation on such exercise or conversion. The Company shall cause the shares of Common Stock reserved for issuance pursuant to the exercise or conversion of the Class AA Preferred Stock to be approved for listing on NASDAQ, subject to official notice of issuance.

(d) Further Actions. In furtherance, and not in limitation, of the covenants of the parties contained in this Agreement:

(i) the Company and Investor shall use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to ensure that the conditions set forth in Article VI are satisfied and to consummate the Initial Closing as soon as reasonably possible (and in no event later than the Early Outside Date), including using commercially reasonable efforts to take all such further action as may be reasonably necessary to resolve such objections, if any, as any antitrust enforcement Governmental Agency or competition Governmental Agency or any other Governmental Agency or Person may assert under any Law with respect to the Contemplated Transactions and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Agency with respect to the Contemplated Transactions so as to enable the Initial Closing to occur as soon as practicable (and in any event no later than the Early Outside Date).

(ii) Subject to applicable Law and the instructions of any Governmental Agency, the Company and Investor shall keep each other apprised of the status of matters relating to the completion of the Contemplated Transactions, including, to the extent permitted by Law, promptly furnishing each other with copies of notices or other communications sent or received by it or any of its Affiliates, to or from any Governmental Agency with respect to such transactions (with any competition sensitive or other confidential information redacted therefrom). The Company and Investor shall each permit the other to review in advance any proposed communication to any Governmental Agency (with any competition sensitive or other confidential information redacted therefrom), and shall consider in good faith their comments thereon. Each of the Company and Investor agrees not to participate in any substantive meeting or discussion, either in person or by telephone, with any Governmental Agency in connection with the Contemplated Transactions unless it consults with the other parties in advance and, to the extent not prohibited by Law or the relevant Governmental Agency, gives the other parties (or their external legal counsel) the opportunity to attend and participate.

(iii) The Company and Investor shall use commercially reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to obtain all consents and provide all notices required in connection with the Contemplated Transactions under any Contracts to which such party is a party or by which its assets or properties are bound; provided that, notwithstanding anything in this Agreement to the contrary, in no event shall Investor or any of its respective Affiliates be required to, and the Company shall not without Investor’s prior written consent, pay any non-de minimis consent fees under, or agree to any material amendments or modifications of, any such Contracts in order to obtain any consents of the counterparties thereto.

(e) If any administrative or judicial action or proceeding or other Order, including any proceeding by a private party, is instituted or made (or threatened to be instituted or made) challenging any of the Contemplated Transactions, each of the Company and Investor shall use commercially reasonable efforts to take promptly any and all steps reasonably necessary to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Contemplated Transactions, and shall cooperate with each other in connection with, and shall keep each other informed of, all such steps. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section shall limit a party’s right to terminate this Agreement pursuant to Section 8.1(b)(i) so long as such party has, prior to such termination, complied with its obligations under this Section.

(f) Investor shall be entitled to direct any proceedings or negotiations with any Governmental Agency or related to any Governmental Agency proceeding where the proceedings or negotiations relate to filings or approvals in connection with the Contemplated Transactions.

(g) Notwithstanding anything to the contrary contained in this Agreement, Investor shall be under no obligation to take any action, refrain from taking any action, or agree to any measure requested or directed by any Governmental Agency, including (i) proposing, negotiating, committing to or effecting, by consent agreement or decree, undertaking, hold separate order or otherwise, the sale, divestiture or disposition of any material assets or businesses of the Investor or its Affiliates or the Company or controlled Affiliates of the Company, or (ii) otherwise taking, or undertaking or committing to take, any actions that would limit the freedom of action of the Investor or its Affiliates or the Company or controlled Affiliates of the Company with respect to, or would impose obligations with respect to the future conduct or would limit its ability to retain, one or more of their respective businesses or assets, in order to obtain or expedite any approval, consent or authorization from a Governmental Agency or other Person pursuant to a Law or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any Proceeding or decision if such action or measure would reasonably be expected to be materially adverse to the business, financial or other condition or prospects of the Investor or its Affiliates or the Company or controlled Affiliates of the Company.

Section 5.6. Transaction Litigation. The Company shall promptly advise the Investor of any Proceeding commenced or, to the Knowledge of the Company, threatened by a Stockholder against the Company or its officers or directors relating to any of the Contemplated Transactions and shall keep the Investor promptly and reasonably informed regarding any such Proceeding. The Company shall give Investor the opportunity to participate in the defense or settlement of any such Proceeding and shall give due consideration to the Investor’s views with respect thereto. Neither the Company nor any of its Representatives shall compromise, settle, come to an arrangement regarding, or offer or agree to compromise, settle or come to an arrangement regarding any such Proceeding or consent to the same, unless Investor shall otherwise have consented in writing (such consent not to be unreasonably withheld, delayed or conditioned).

Section 5.7. State Takeover Laws. If any “fair price,” “moratorium,” “business combination” or “control share acquisition” statute or other similar statute or regulation is or may become applicable to the Contemplated Transactions, the parties shall use reasonable best efforts to (a) take such actions as are reasonably necessary so that Contemplated Transactions may be consummated as promptly as practicable on the terms contemplated hereby and (b) otherwise take all such actions as are reasonably necessary to eliminate or minimize the effects of any such statute or regulation on the Contemplated Transactions.

Section 5.8. Oceanica Articles Amendment. Promptly following the date hereof, the Company shall cause the Oceanica Articles Amendment to be filed with the Public Registry of the Republic of Panama and shall deliver to Investor a certified copy thereof evidencing its filing with, and acceptance by, the Public Registry of the Republic of Panama.

Section 5.9. 2015 Stock Incentive Plan. Prior to the Initial Closing Date, the Company shall amend the Company’s 2015 Stock Incentive Plan to provide that the Contemplated Transactions shall not be deemed to be a “Change in Control” under such plan or any award granted thereunder.

Section 5.10. Use of Proceeds. The Company will directly or indirectly through its Subsidiaries use the proceeds from the sale of the Initial Closing Shares as set forth on Schedule 5.10.

ARTICLE VI.

CONDITIONS TO THE INITIAL CLOSING

Section 6.1. Mutual Conditions. The obligation of each of the Company and Investor to consummate the Initial Closing is subject to the satisfaction of the following conditions:

(a) Stockholder Approval. The Stockholder Approval shall have been obtained.

(b) [Reserved]

(c) Injunction. There shall not be in effect any Order or other Law enjoining or prohibiting the consummation of the Contemplated Transactions.

(d) Preliminary Transactions. The Preliminary Transactions shall have been consummated and, only as a condition to Investor’s obligations, the Investor Designees shall have been elected as members of the Board of Directors and shall constitute a majority of the Board of Directors.

(e) Takedown Period. No event that would cause the termination of the Takedown Period shall have occurred.

Section 6.2. Investor Conditions. The obligation of Investor to consummate the Initial Closing is subject to the satisfaction (or waiver by Investor in its sole discretion) of the following conditions:

(a) Representations and Warranties.

(i) The Fundamental Representations shall be true and correct in all material respects on and as of the Initial Closing Date as though such representations and warranties were made anew on and as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date; and

(ii) The representations and warranties contained in Article III of this Agreement (other than the representations and warranties listed in Section 6.2(a)(i)) shall be true and correct (without regard to any “materiality” or “Material Adverse Effect” qualifications contained in them) on and as of the Initial Closing Date as though such representations and warranties were made anew on and as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Compliance with Covenants. The Company shall have complied in all material respects with its covenants contained in this Agreement to be complied with prior to the Initial Closing Date.

(c) Proceedings. Holders of greater than 5% of the outstanding Common Stock shall not have exercised (or notified the Company of their intention to exercise) appraisal rights in connection with the Stockholder Approval. There shall not be pending any Proceeding seeking damages from the Company or any person indemnified with the Company based upon, or arising out of, the Contemplated Transactions.

(d) No Material Adverse Effect. Since September 30, 2014, there has not been any act, event or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Listing. The Common Stock issuable upon conversion of the Class AA Preferred Stock shall have been approved for listing on NASDAQ. Trading in the Common Stock shall not have been suspended by NASDAQ.

(f) Officer’s Certificate. The Company shall have delivered to Investor a certificate, signed by an executive officer of the Company, dated as of the Initial Closing Date, certifying the matters set forth in Section 6.2(a) through and including (e).

(g) Third Party Consents. The Company shall have received and delivered to Investor copies of the third party consents listed on Schedule 6.2(g).

(h) Investor Consents. Investor shall have received the consent of certain of its parent entity’s creditors, and such consents shall be satisfactory to the Investor in its Sole Discretion.

(i) Don Diego Consent. The Investor shall, in its Sole Discretion, be satisfied with the viability of the Don Diego Project (including, but not limited to, the status of the application for and the terms of all necessary Permits related to the Don Diego Project).

Section 6.3. Company Conditions. The obligation of the Company to consummate the Initial Closing is subject to the satisfaction (or waiver by the Company in its sole discretion) of the following conditions:

(a) Representations and Warranties. The representations and warranties contained in Article IV of this Agreement shall be true and correct (without regard to any “materiality” or “Investor Material Adverse Effect” qualifications contained in them) on and as of the Initial Closing Date as though such representations and warranties were made anew on and as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect.

(b) Compliance with Covenants. Investor shall have complied in all material respects with its covenants contained in this Agreement to be complied with prior to the Initial Closing Date.

(c) Officer’s Certificate. Investor shall have delivered to the Company a certificate, signed by an executive officer of Investor, dated as of the Initial Closing Date, certifying the matters set forth in Section 6.3(a) and (b).

ARTICLE VII.

CONDITIONS TO THE SUBSEQUENT CLOSINGS

Section 7.1. Mutual Conditions. The obligation of each of the Company and Investor to consummate each Subsequent Closing is subject to the satisfaction of the following conditions:

(a) Injunction. There shall not be in effect any Order or other Law enjoining or prohibiting the consummation of such Subsequent Closing.

(b) Initial Closing. The Initial Closing shall have occurred.

(c) Takedown Period. The Takedown Period shall not have terminated.

(d) Governmental Consents and Approvals. The Governmental Agency approvals, notifications, waiting periods and conditions set forth on Schedule 7.1(d), to the extent required to consummate such Subsequent Closing, shall have been obtained, complied with and/or satisfied.

Section 7.2. Investor Conditions. The obligation of Investor to consummate each Subsequent Closing is subject to the satisfaction (or waiver by Investor in its sole discretion) of the following conditions:

(a) Representations and Warranties.

(i) The representations and warranties set forth in Sections 3.1, 3.2, 3.5, 3.8, 3.18, 3.21 and 3.22 shall be true and correct in all material respects on and as of the Subsequent Closing Date as though such representations and warranties were made anew on and as of the Subsequent Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date; and

(ii) The representations and warranties contained in Article III of this Agreement (other than the representations and warranties listed in Section 7.2(a)(i)) shall be true and correct (without regard to any “materiality” or “Material Adverse Effect” qualifications contained in them) on and as of the Subsequent Closing Date as though such representations and warranties were made anew on and as of the Subsequent Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b) Compliance with Covenants. The Company shall have complied in all material respects with its covenants contained in this Agreement and the other Transaction Documents to be complied with prior to the Subsequent Closing Date.

(c) Proceedings. There shall not be pending any Proceeding seeking damages from the Company or any person indemnified with the Company based upon, or arising out of, the Contemplated Transactions.

(d) No Material Adverse Effect. Since September 30, 2014, there has not been any act, event or occurrence that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e) Common Stock. Trading in the Common Stock shall not have been suspended by NASDAQ.

(f) Officer’s Certificate. The Company shall have delivered to Investor a certificate, signed by an executive officer of the Company, dated as of the Subsequent Closing Date, certifying the matters set forth in Section 7.2(a) through and including (e).

(g) Investor Consents. Investor shall have received the consent of certain of its parent entity’s creditors, and such consents shall be satisfactory to the Investor in its Sole Discretion.

(h) Don Diego Consent. The Investor shall, in its Sole Discretion, be satisfied with the viability of the Don Diego Project (including, but not limited to, the status of the application for and the terms of all necessary Permits related to the Don Diego Project).

Section 7.3. Company Conditions. The obligation of the Company to consummate each Subsequent Closing is subject to the satisfaction (or waiver by the Company in its sole discretion) of the following conditions:

(a) Representations and Warranties. The representations and warranties contained in Article IV of this Agreement shall be true and correct (without regard to any “materiality” or “Investor Material Adverse Effect” qualifications contained in them) on and as of the Subsequent Closing Date as though such representations and warranties were made anew on and as of the Subsequent Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date, and except as would not reasonably be expected to have, individually or in the aggregate, an Investor Material Adverse Effect.

(b) Compliance with Covenants. Investor shall have complied in all material respects with its covenants contained in this Agreement and the other Transaction Documents to be complied with prior to the Subsequent Closing Date.

(c) Officer’s Certificate. Investor shall have delivered to the Company a certificate, signed by an executive officer of Investor, dated as of the Subsequent Closing Date, certifying the matters set forth in Section 7.3(a) and (b).

ARTICLE VIII.

TERMINATION PRIOR TO CLOSING

Section 8.1. Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Initial Closing as follows:

(a) at any time, by mutual written consent of the Company and Investor.

(b) by Investor or the Company, by written notice to the other, if:

(i) at any time, there shall be any final and non-appealable Order, which prohibits or restrains Investor and/or the Company from consummating the Initial Closing or any of the other Contemplated Transactions; or

(ii) following the Stockholder Meeting, if the Stockholders shall have failed to approve this Agreement by the Stockholder Approval at the Stockholder Meeting.

(c) by the Company, by written notice to the Investor, if:

(i) at any time prior to receipt of the Stockholder Approval, the Board of Directors has determined to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to and in accordance with the terms and conditions of Section 5.3(d); provided that the Company shall not be entitled to terminate this Agreement pursuant to this Section 8.1(c)(i) unless (A) the Company has complied with the requirements of Section 5.3 and (B) concurrently with such termination, the Company pays the fee specified in Section 8.2(a)(i); or

(ii) at any time, after September 30, 2015 (such date, the “Outside Date”) provided that the Company’s right to terminate this Agreement under this Section 8.1(c)(ii) shall not be available if the Company’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement has been a principal cause of, or resulted in, the failure of the Initial Closing to take place on or before the Outside Date.

(d) by Investor, by written notice to the Company, if:

(i) prior to obtaining the Stockholder Approval at the Stockholder Meeting, a Change of Recommendation occurs;

(ii) at any time, the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement such that the conditions set forth in Section 6.1 or Section 6.2 would not be satisfied and either (1) such breach is not reasonably capable of being cured or (2) in the case of a breach of a covenant or agreement, if such breach is reasonably capable of being cured, such breach shall not have been cured prior to the earlier of (x) twenty (20) days following notice of such breach and (y) the Early Outside Date;

(iii) at any time, if the Investor, in its Sole Discretion, determines that the conditions to closing in Section 6.2(h), Section 6.2(i), Section 7.2(g) or Section 7.2(h), have not been satisfied; or

(iv) at any time after the 120th day following the date of this Agreement (such date, the “Early Outside Date”) provided that the Investor’s right to terminate this Agreement under this Section 8.1(d)(iv) shall not be available if the Investor’s breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement has been a principal cause of, or resulted in, the failure of the Initial Closing to take place on or before the Early Outside Date.

Section 8.2. Effect of Termination.

(a) Fees Payable.

(i) Termination Fee. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) or by the Investor pursuant to Section 8.1(d)(i) or Section 8.1(d)(ii), then the Company shall pay to the Investor the Termination Fee by wire transfer of immediately available funds concurrent with such termination and the written designation by the Investor of the account to which such Termination Fee shall be paid.

(ii) Termination Fee Upon Consummation of Alternative Proposal. In the event that all of the following conditions are met:

(A) this Agreement is terminated pursuant to Section 8.1(c)(ii), Section 8.1(b)(ii) or Section 8.1(d)(iv);

(B) the Company or any other Person shall have made an Alternative Proposal (whether or not publicly announced) on or after the date of this Agreement but prior to the date of termination of this Agreement, and such Alternative Proposal shall not have been withdrawn by the date of termination of this Agreement; provided, that for purposes of this Section 8.2(a)(ii), the references to “15%” in the definition of “Alternative Proposal” shall be deemed to be references to “50%”; and

(C) within twelve (12) months of such termination, the Company shall have entered into, or consented to, a definitive agreement with respect to, or consummated a transaction regarding, any Alternative Proposal (whether or not such Alternative Proposal was received or, if applicable, originally announced, or made known, subsequent to the execution of this Agreement); then the Company shall pay to the Investor the Termination Fee by wire transfer of immediately available funds concurrent with the earlier to occur of the entry into of a definitive agreement with respect to, or the consummation of, such Alternative Proposal and the written designation by the Investor of the account to which such Termination Fee shall be paid.

(b) The Company acknowledges and agrees that the agreements contained in this Section 8.2 are an integral part of the Contemplated Transactions and that without these agreements Investor would not have entered into this Agreement and that the fees payable pursuant to this Section 8.2 are not penalties, but rather are liquidated damages in a reasonable amount that will compensate for the efforts and resources expended and opportunities foregone while negotiating this Agreement, and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby. In addition, if the Company is required to pay a fee pursuant to this Section 8.2, it shall also pay interest on, and the Investor’s cost of collection of, such unpaid amounts for the period commencing on the date such amounts became past due at a rate equal to the rate of interest publicly announced by JPMorgan Chase Bank, N.A., in the City of New York from time to time during such period, as such bank’s Prime Lending Rate.

(c) In no event shall the Company be required to pay to Investor more than one Termination Fee.

Section 8.3. Survival. If this Agreement is terminated and the Initial Closing does not occur, this Agreement shall become null and void and of no further force and effect, and there shall be no Liability or obligation hereunder on the part of the Company, Investor, any Company Related Party or any Investor Related Party or any of their respective successors or assigns; provided that (a) the Non-Disclosure Agreement and the provisions of Section 8.2, this Section 8.3 and Articles IX and XI shall survive any such termination and (b) nothing herein shall relieve the Company of any liability for Losses suffered by the Investor arising out of or relating to any willful or intentional breach by the Company of any of its covenants or agreements contained in this Agreement prior to termination.

ARTICLE IX.

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

Section 9.1. Survival of Representations and Warranties. All of the representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive each Closing Date, and in the case of representations and warranties made on a particular Closing Date (other than Fundamental Representations) shall expire 18 months following such Closing Date; provided that any written notice of breach given prior to the applicable expiration date shall extend the survival of such representation and warranty until the subject of such notice is determined by a final non-appealable Order or settlement between the parties.

Section 9.2. Indemnification by the Company. Subject to the limitations set forth in this Article IX, the Company shall indemnify, defend and hold harmless Investor and the Investor Related Parties (collectively, the “Investor Indemnitees”) from and against:

(a) after the Initial Closing Date, all Losses, resulting from: (i) any breach by the Company of any representations and warranties contained in Article III hereof (it being agreed that for all purposes of this Article IX, any and all “Material Adverse Effect”, “materiality” or similar qualifications that are contained in any of the representations and warranties contained in Article III shall be disregarded), or (ii) any breach by the Company of any covenant or agreement contained in this Agreement; and

(b) all Losses arising out of Covered Litigation.

Section 9.3. Indemnification by Investor. Subject to the limitations set forth in this Article IX, the Investor shall indemnify, defend and hold harmless the Company and the Company Related Parties (collectively, the “Company Indemnitees”) from and against, after the Initial Closing Date, all Losses, resulting from: (i) any breach by Investor of any representations and warranties contained in Article IV hereof, or (ii) any breach by Investor of any covenant or agreement contained in this Agreement.

Section 9.4. Minimum Indemnification Threshold and Limits.

(a) The Company shall not be obligated to indemnify any Investor Indemnitee pursuant to Section 9.2(a) (except with respect to Fundamental Representations) unless and until the aggregate amount of the Losses incurred by such Investor Indemnitee resulting from the matters exceeds $500,000 (the “Deductible”), in which case Company shall have an indemnification obligation for all Losses that exceed the Deductible.

(b) The Company shall not be obligated to indemnify any Investor Indemnitee pursuant to Section 9.2(a) in an amount in excess of the aggregate purchase price by Investor with respect to the Class AA Preferred Stock.

(c) Investor shall not be obligated to indemnify any Company Indemnitee pursuant to Section 9.3 unless and until the aggregate amount of the Losses incurred by such Company Indemnitee resulting from such matters exceeds an amount equal to the Deductible, in which case Investor shall have an indemnification obligation for all such amounts that exceed the Deductible.

(d) Investor shall not be obligated to indemnify any Company Indemnitee pursuant to Section 9.3 in an amount in excess of the Remaining Commitment at the time of indemnification.

Section 9.5. Claims Notice. In the event that either an Investor Indemnitee or a Company Indemnitee wishes to assert a claim for indemnification hereunder with respect to any Liability or Loss, such party seeking indemnification (the “Indemnified Party”) shall deliver written notice (a “Claims Notice”) to the other party no later than ten (10) Business Days after such claim becomes known to the Indemnified Party, specifying the facts constituting the basis for, and the amount (if known) of the claim asserted. Failure to deliver a Claims Notice with respect to a claim in a timely manner, as specified in the preceding sentence, shall not be deemed a waiver of the Indemnified Party’s right to indemnification hereunder for Losses in connection with such claim, but the amount of reimbursement to which the Indemnified Party is entitled shall be reduced by the amount, if any, by which the Indemnified Party’s Losses would have been less had such Claims Notice been timely delivered.

Section 9.6. Covered Litigation.

(a) The Company shall not consent to the entry of any judgment or settle any Covered Litigation to which it is a party unless such settlement includes: (i) no admission of liability on the part of the Investor Indemnitees; (ii) no remedy against the Investor Indemnitees, other than monetary payments that are fully indemnified by the Company hereunder; and (iii) a full release of the Investor Indemnitees.

(b) The Investor Indemnitees may not settle any Covered Litigation without the consent of the Company, not to be unreasonably withheld or delayed, provided that such consent shall not be required if the settlement includes: (i) no admission of liability on the part of the Investor Indemnitees; and (ii) a full release of the Investor Indemnitees.

(c) The Company and the Investor shall make mutually available to each other all relevant information in their possession relating to any Covered Litigation (except to the extent that such action would result in a loss of attorney-client privilege) and shall cooperate with each other in the defense thereof. The Company shall be entitled to participate in (but not to control) the defense of any Covered Litigation.

ARTICLE X.

GUARANTY

Section 10.1. Guaranty. For value received, the Guarantor hereby unconditionally and irrevocably guarantees to the Company all obligations of the Investor pursuant to or arising from this Agreement (collectively, the “Investor Obligations”). The Company may bring a separate action against the Guarantor for any accrued but unpaid Investor Obligations without making any demand upon the Investor, and without separately proceeding against the Investor, and without pursuing any other remedy.

Section 10.2. Certain Guaranty Matters.

(a) The Company shall have the right, without notice to the Guarantor, to: (i) renew, extend, accelerate, waive, compromise, release, restructure and otherwise modify, or refuse to modify, the Investor Obligations, the liability of any Person therefor as principal, guarantor, surety or otherwise, and/or any security therefor; and (ii) pursue or not pursue, or make elections among, the Company’s remedies against any such Persons, even if any rights that the Guarantor may have, including subrogation, reimbursement, indemnity, contribution and/or participation in security, are impaired or extinguished. The Guarantor waives any right or defense that might arise by reason of the Company’s exercise of any such rights.

(b) The Guarantor’s liability shall not be affected by any circumstance constituting legal or equitable discharge of a guarantor or surety other than payment in full of the Investor Obligations. The Guarantor hereby waives, and agrees not to exercise, any rights it may have arising from or based on: (i) any right to require the

Company to proceed against the Investor or any other guarantor or other person, or to pursue any other remedy whatsoever; (ii) any defense based upon any legal disability of, any discharge or limitation of the liability of, any restraint or stay applicable to actions against, or the lack of authority or termination of existence of, the Investor or any guarantor or other Person; (iii) any right of setoff, recoupment or counterclaim, other than any right of setoff that may be applicable under this Agreement; (iv) presentment, protest, notice of acceptance, notice of protest, notice of dishonor and notice of any action or inaction; (v) any defense based upon negligence of the Company, including any failure to file a claim in any bankruptcy; (vi) all rights of subrogation, reimbursement, indemnity and/or contribution, and all rights to enforce any remedy that the Company may have against the Investor or another Person, other than any right of indemnity that may be applicable under this Agreement; and (vii) any defense related to any change in the Person(s) primarily liable for the Investor Obligations, whether by reason of a change in the structure of the Investor, assumption of the Investor Obligations by another Person, or otherwise. The Guarantor will not institute, and will cause its Affiliates not to institute, any Proceedings asserting that the guaranty contained in this Section 10.2 or any term or condition set forth herein is illegal, invalid or unenforceable in accordance with its terms.

(c) The Guarantor’s liability shall continue in effect notwithstanding payment or performance by the Investor such that, if any such payment or performance is avoided or recovered from or returned by the Company in connection with the bankruptcy, insolvency or reorganization of the Investor or otherwise, the Guarantor shall remain liable as though such payment or performance had not occurred. The Company may elect in its sole discretion whether to contest a demand or claim that payment or performance should be avoided, recovered or returned.

(d) The Guarantor’s obligations under this Section 10.2 shall not be altered, limited, stayed or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of the Investor, or by any defense the Investor may have to the Investor Obligations by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. Any stay of enforcement or stay of acceleration of the time for payment of any of the Investor Obligations as against the Investor or any other Person, in bankruptcy or otherwise, shall not affect the Guarantor’s liability under this Agreement or the time for performance by the Guarantor hereunder.

ARTICLE XI.

LOAN

Section 11.1. Loans. On the terms and subject to the conditions set forth in this Agreement, Lender commits to Loan to the Company, in one or more transactions (each such transaction, a “Loan”), up to $14,750,000. The Company has irrevocably instructed Lender that any Loan shall be made directly to BahamasCo.

Section 11.2. Initial Loan Closing. The initial Loan shall be in the amount of $2,000,000 (the “Initial Loan”). The closing of the Initial Loan (the “Initial Loan Closing”) shall be held on the date hereof at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York at 10:00 a.m. Eastern Time, subject to the satisfaction or waiver of the conditions to the Initial Closing set forth in Section 6.1(c) and (e) and Sections 6.2(a), (b), (d), (f), (g) and (i) (other than those conditions that by their terms are to be satisfied by actions taken at the Initial Closing) and the Pledged Oceanica Shares being owned by BahamasCo free and clear of all Liens other than: (i) the Monaco Option and the Monaco Pledge, to the extent enforceable, and (ii) the Oceanica Call (and for the avoidance of doubt the Mako Option Termination shall have occurred); provided, that for purposes of determining the satisfaction of such conditions all references to the “Initial Closing” or the “Initial Closing Date” shall be deemed to be references to the “Initial Loan Closing” or the “Initial Loan Closing Date” as applicable; provided further, that the Initial Loan Closing may occur on such other date or at such other time and place as the Company and Lender may mutually agree in writing in their sole discretion. The date on which the Initial Loan Closing actually occurs is referred to as the “Initial Loan Closing Date.”

Section 11.3. Deliveries at the Initial Loan Closing.

(a) At the Initial Loan Closing, the Company shall, or shall cause BahamasCo to, deliver to Lender:

(i) a promissory note of BahamasCo in favor of Lender in the form of Exhibit F hereto (the “Note”);

(ii) a pledge agreement, pledging 54,000,000 shares of Oceanica stock (the “Pledged Oceanica Shares”), to secure repayment of the Note and performance of the Oceanica Call, in the form of Exhibit G hereto (the “Pledge Agreement”);

(iii) a certificate for the Pledged Oceanica Shares and all other collateral documents required under the terms of the Pledge Agreement;

(iv) customary legal opinions from Klonaris & Co., Bahamian counsel to the Company, and Aleman, Cordero, Galindo & Lee, Panamanian counsel to the Company, in form and substance reasonably satisfactory to Lender;

(v) evidence reasonably satisfactory to Lender that the Amended and Restated Bylaws have been approved and adopted by the Board of Directors as the bylaws of the Company;

(vi) customary secretary’s certificates attaching authorizing resolutions, charter documents and incumbency information relating to BahamasCo, in form and substance reasonably satisfactory to Lender; and

(vii) evidence reasonably satisfactory to Lender that the Mako Option Termination shall have occurred;

(viii) all other instruments and certificates that the Company or BahamasCo is required to deliver pursuant to the terms of this Agreement, the Note or the Pledge Agreement.

(b) At the Initial Loan Closing, Lender shall deliver:

(i) to BahamasCo the Initial Loan by wire transfer of immediately available funds; and

(ii) all other instruments and certificates that Lender is required to deliver pursuant to the terms of this Agreement.

Section 11.4. Subsequent Loan Closing.

(a) The Company agrees to and acknowledges that any additional Loans (each, a “Subsequent Loan”) from Lender shall be made at such times and in such amounts as set forth on Annex D, subject to the satisfaction of the following conditions:

(i) the satisfaction or waiver of the conditions to the Initial Closing set forth in Section 6.1(c) and (e) and Sections 6.2(a), (b), (d), (f), (g) and (i) (other than those conditions that by their terms are to be satisfied by actions taken at the Initial Closing); provided, that for purposes of determining the satisfaction of such conditions all references to the “Initial Closing” or the “Initial Closing Date” shall be deemed to be references to the “Subsequent Loan Closing” or the “Subsequent Loan Closing Date” as applicable.

(ii) the Pledged Oceanica Shares being owned by BahamasCo free and clear of all Liens other than: (i) the Monaco Option and the Monaco Pledge, to the extent enforceable, and (ii) the Oceanica Call (and for the avoidance of doubt the Mako Option Termination shall have occurred);

(iii) there shall be no breach of, or default under, any Transaction Document by the Company or any of its Affiliates; and

(iv) the registration of the Pledge in the Panamanian Public Registry shall be in effect and continuing and there shall be no prior pledge registered.

(b) The closing of any Subsequent Loans (each, a “Subsequent Loan Closing”) shall be held at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York at 10:00 a.m. Eastern Time on such dates and in such amounts as set forth on Annex D, subject to the satisfaction of foregoing conditions. The date on which a Subsequent Loan Closing actually occurs is referred to as the “Subsequent Loan Closing Date.”

(c) At any Subsequent Loan Closing, the Company shall, or shall cause BahamasCo to, deliver to Lender such documents as Lender shall reasonably request.

(d) At any Subsequent Loan Closing, Lender shall deliver to BahamasCo, at the direction of the Company, such Subsequent Loan by wire transfer of immediately available funds.

ARTICLE XII.

MISCELLANEOUS

Section 12.1. Rules of Construction.

(a) When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or a Schedule to this Agreement unless otherwise indicated.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement or any other Transaction Document, they shall be deemed to be followed by the words “without limitation.”

(c) Whenever the word “or” is used in this Agreement, it shall not be deemed exclusive.

(d) All terms defined in this Agreement shall have the defined meanings when used in any other Transaction Document or in any certificate or other document made or delivered pursuant hereto or thereto unless otherwise defined therein. The definitions contained in this Agreement and any other Transaction Document are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(e) Except as expressly stated in this Agreement, all references to any Law are to such Law as amended, modified, supplemented or replaced from time to time, and all references to any section of any Law include any successor to such section.

(f) Except as expressly stated in this Agreement, all references to any agreement are to such agreement and include any exhibits, annexes and schedules attached to such agreement, in each case, as the same is in effect as of the date of this Agreement and in the case of any such agreement to which the parties are other than all of the parties to this Agreement, without giving effect to any subsequent amendment or modification.

(g) All references to “$” or “dollars” mean the lawful currency of the United States of America.

(h) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared in accordance with United States generally accepted accounting principles, as consistently applied by the Company.

(i) No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative.

(j) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as jointly drafted by the parties hereto and thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or any other Transaction Document.

(k) The table of contents and the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the other Transaction Documents.

Section 12.2. Entire Agreement. This Agreement, the other Transaction Documents, the Schedules hereto and thereto, and the other agreements included as exhibits hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and, understandings, among the parties with respect to the subject matter hereof and thereof. In the event of a conflict between the terms of this Agreement and the other Transaction Documents (other than the Certificate of Designation or the Articles Amendment), the terms of this Agreement shall govern.

Section 12.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date sent by facsimile (with confirmation of transmission) or electronic mail if sent during normal business hours of the recipient during a Business Day, and otherwise on the next Business Day, if sent after normal business hours of the recipient, provided that in the case of electronic mail, each notice or other communication shall be confirmed within one Business Day by dispatch of a copy of such notice pursuant to one of the other methods described herein, (c) if dispatched via a nationally recognized overnight courier service (delivery receipt requested) with charges paid by the dispatching party, on the later of (i) the first Business Day following the date of dispatch, or (ii) the scheduled date of delivery by such service, or (d) on the fifth Business Day following the date of mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid to the party to receive such notice, at the following addresses, or such other address as a party may designate from time to time by notice in accordance with this Section.

(a) If to the Company, to:

Odyssey Marine Exploration, Inc.

5215 W. Laurel Street

Suite 210

Tampa, Fl 33607

Attention: Chief Executive Officer

with a copy to:

Akerman LLP

401 E. Jackson Street, Suite 1700

Tampa, FL 33602

Attention: David M. Doney

Facsimile: (813) 218-5404

(b) If to the Investor, to:

Penelope Mining LLC

c/o: Minera del Norte S.A. de C.V.

Campos Eliseos No. 29

Col. Rincon del Bosque

11580 Mexico D.F.

Mexico

Attention: General Counsel

Facsimile: 52 866 633-8050

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Maurice M. Lefkort

Facsimile: (212) 728-8111

(c) If to the Lender or Guarantor, to:

Minera del Norte S.A. de C.V.

Campos Eliseos No. 29

Col. Rincon del Bosque

11580 Mexico D.F.

Mexico

Attention: General Counsel

Facsimile: 52 866 633-8050

Section 12.4. Fees, Costs and Expenses. Upon the first to occur of the Initial Closing Date and termination of this Agreement pursuant to Article VIII, the Company shall reimburse Investor for its and its Affiliates’ reasonable, out-of-pocket expenses incurred in connection with the Contemplated Transaction. Except as expressly provided otherwise in this Agreement or any other Transaction Document, all fees, costs and expenses incurred in connection with this Agreement and the other Transaction Documents and the Contemplated Transactions shall be paid by the party incurring such fees, costs and expenses, whether or not the Contemplated Transactions are consummated. In the event of termination of this Agreement or any other

Transaction Document, the obligation of each party to pay its own fees, costs and expenses will be subject to any rights of such party arising from a breach of this Agreement or any other Transaction Document by any other party.

Section 12.5. Publicity and Reports. Each party agrees that, except as otherwise required by Law, it will not issue any reports, statements or releases, in each case relating to the Contemplated Transactions, without the prior written consent of the other parties hereto, which consent shall not unreasonably be withheld or delayed. To the extent disclosure is required by Law, the non-disclosing party shall have the right to review any report, statement or release as promptly as possible prior to its publication and to reasonably consult with the disclosing party with respect to the content thereof.

Section 12.6. Amendments; Waiver.

(a) This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by each of the parties hereto.

(b) A party may by written instrument signed on behalf of such party: (i) extend the time for the performance of any of the obligations or other acts of another party due to it, (ii) waive any inaccuracies in the representations and warranties made to it contained in this Agreement or any Transaction Document, or (iii) waive compliance with any covenants, obligations, or conditions in its favor contained in this Agreement or in any Transaction Document. No claim or right arising out of this Agreement or any Transaction Document can be waived by a party, in whole or in part, unless made in a writing signed by such party. Neither any course of conduct or dealing nor failure or delay by any party in exercising any right, power, or privilege under this Agreement or any of the Transaction Documents will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. A waiver given by a party will be applicable only to the specific instance for which it is given.

Section 12.7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor any right, duty or obligation of any party hereunder, may be assigned or delegated by the Company without the prior written consent of Investor. Investor may assign its rights and delegate its obligations hereunder; provided that no such assignment or delegation shall relieve Investor of its Investor Obligations. Any purported assignment of rights or delegation of obligations in violation of this Section will be void. References to a party in this Agreement and in any Transaction Document also refer to such party’s successors and permitted assigns.

Section 12.8. No Third-Party Beneficiaries. Except for the Investor Indemnitees and Company Indemnitees pursuant to Article IX and the Persons expressly referenced in Section 12.9, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under, or in respect of, this Agreement the Transaction Documents or any provision contained herein or therein.

Section 12.9. No Recourse Against Nonparty Affiliates. All claims, obligations, liabilities, or causes of action (whether in contract, common or statutory law, equity or otherwise) that arise out of or relate to this Agreement or any other Transaction Document, or the negotiation, execution, or performance of this Agreement or any other Transaction Document (including any representation or warranty made in, in connection with or as an inducement to this Agreement or any other Transaction Document), may be made only against the parties that are signatories to this Agreement or such other Transaction Document, as the case may be (“Contracting Parties”). No Person who is not a Contracting Party, including any officer, employee, member, partner or manager signing this Agreement, the Transaction Documents or any certificate delivered in connection herewith or therewith on behalf of any Contracting Party (“Nonparty Affiliates”) shall have any liability (whether in contract, tort, common or statutory law, equity or otherwise) for any claims, obligations, liabilities or causes of action arising out of, or relating in any manner to, this Agreement or any other Transaction Document or based on, in respect of, or by reason of this Agreement or any other Transaction Document or the negotiation, execution, performance, or breach of the Agreement or any other Transaction Document; and, to the maximum extent permitted by Law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates.

Section 12.10. Governing Law. This Agreement, the other Transaction Documents, and any dispute, controversy or proceeding arising out of or relating to this Agreement, the other Transaction Documents, or the Contemplated Transactions or the subject matter hereof or thereof or the relationship among the parties hereto or thereto in connection herewith or therewith (in each case whether in contract, tort, common or statutory law, equity or otherwise) shall be governed by the substantive Laws of the State of Delaware without regard to conflict of law principles thereof or of any other jurisdiction that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 12.11. Exclusive Forum in Designated Courts. Any dispute, controversy, proceeding or claim arising out of or relating to: (i) this Agreement or any other Transaction Document, or any of the Contemplated Transactions or the subject matter hereof or thereof, (ii) the breach, termination, enforcement, interpretation or validity of this Agreement, or any other Transaction Document, including the determination of the scope or applicability of this agreement to arbitrate, or (iii) the relationship among the parties hereto or thereto, in each case, whether in contract, tort, common or statutory law, equity or otherwise, shall be brought exclusively in either (x) the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware, (y) if such court lacks subject matter jurisdiction, the United States District Court for the District of Delaware, to the extent that such court has subject matter jurisdiction or (z) if such court lacks subject matter jurisdiction, the courts of the State of Delaware (the “Designated Court”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract, common or statutory law, equity or otherwise arising out of or relating to this Agreement or any other Transaction Document or any of the Contemplated Transactions or the subject matter hereof or thereof in any court other than the

Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement or any other Transaction Document, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, any other Transaction Document, or the subject matter hereof or thereof, may not be enforced in or by such Designated Court.

Section 12.12. Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 12.3 and agrees that nothing in this Agreement or any other Transaction Document will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 12.13. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

Section 12.14. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that the awarding of equitable remedies is within the discretion of the applicable court.

Section 12.15. Remedies Cumulative. The rights and remedies of the parties are cumulative and not alternative.

Section 12.16. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 12.17. Signatures/E-delivery; Reproduction of Documents.

(a) A manually signed copy of this Agreement or any other Transaction Documents delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. No legally binding obligation shall be created with respect to a party until such party has delivered or caused to be delivered a manually signed copy of this Agreement.

(b) This Agreement, the other Transaction Documents, and all certificates and documents relating hereto and thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by each party pursuant hereto, and (iii) financial statements and other information previously or hereafter furnished to each party, may be reproduced by each party by electronic digital storage, computer tapes, photographic, photostatic, optical character recognition, microfilm, microcard, miniature photographic or other similar process, and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as would the original itself in any judicial, arbitration or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 12.18. Severability.

(a) If any provision of this Agreement or any other Transaction Document is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement and the other Transaction Documents shall remain in full force, if the essential terms and conditions of this Agreement and the other Transaction Documents for each party remain valid, binding and enforceable. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b) Any provision of this Agreement or any other Transaction Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 12.19. Adjustments for Share Splits, etc. Wherever in this Agreement there is a reference to a specific number of shares of the Company of any Class or series, or a price per share, or consideration received in respect of such shares, then, except in the case of the Preliminary Transactions, upon the occurrence of any subdivision or consolidation of the shares of such Class or series, the specific number of shares or the price so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such Class or series of shares by such subdivision or consolidation. For the avoidance of doubt, all references in the Recitals, Article I and Article II to a number of Shares or a price per share of Common Stock is a reference to a number or price determined after giving effect to the Preliminary Transactions.

Section 12.20. Release. In consideration of, among other things, Investor’s execution and delivery of this Agreement, each of the Company, any party claiming on behalf of the Company, the Company’s equityholders and residual claimants and the respective successors and assigns of each (collectively, the “Releasors”), hereby forever agrees and covenants not to sue or prosecute against the Releasees (as defined in this Section 12.20) and hereby forever waives, releases and discharges each Releasee from, any and all claims (including, without limitation, cross-claims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential and punitive damages, demands, agreements, bonds, bills, specialties, covenants, controversies, torts, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against Investor in any capacity and its shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors, auditors, consultants, Affiliates and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts whether or not now known, existing on or before the date hereof, that relate to, arise out of or otherwise are in connection with this Agreement or any of the Transaction Documents or any transactions contemplated thereby or any acts or omissions in connection therewith or the negotiation thereof, provided, however, that the foregoing shall not release Investor or Guarantor from the express obligations of either under this Agreement or any of the Transaction Documents. The provisions of this Section 12.20 shall survive the expiration and termination of this Agreement and any of the Transaction Documents.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Mark D. Gordon
	Name:	Mark D. Gordon
	Title:	President and CEO

[Signature Page to Stock Purchase Agreement]

INVESTOR:

PENELOPE MINING LLC

By:	/s/ Andres Gonzalez Saravia
	Name:	Andres Gonzalez Saravia
	Title:	Attorney in fact

GUARANTOR, SOLELY WITH RESPECT TO ARTICLE X:

MINERA DEL NORTE S.A. DE C.V.

By:	/s/ Alonso Ancira Elizondo
	Name:	Alonso Ancira Elizondo
	Title:	Authorized Person

LENDER, SOLELY WITH RESPECT TO ARTICLE XI:

MINERA DEL NORTE S.A. DE C.V.

By:	/s/ Alonso Ancira Elizondo
	Name:	Alonso Ancira Elizondo
	Title:	Authorized Person

[Signature Page to Stock Purchase Agreement]

ANNEX A

DEFINITIONS

“Acceptable Confidentiality Agreement” means a confidentiality agreement having provisions that are no less favorable in the aggregate to the Company than those contained in the Non-Disclosure Agreement.

“Affiliate” has the meaning set forth in Rule 12b-2 of the rules and regulations promulgated under the Exchange Act; provided, however, that for purposes of this Agreement, Investor and its Affiliates, on the one hand, and the Company and its Affiliates, on the other, shall not be deemed to be “Affiliates” of one another.

“Alternative Proposal” means (a) any proposal or offer from any Person (other than the Investor) with respect to a merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries representing more than 15% of the consolidated total assets (including equity of securities) of the Company and its Subsidiaries, taken as a whole or (b) any acquisition by any Person or group of Persons (other than the Investor) resulting in, or proposal or offer to acquire by tender offer, share exchange or in any manner (including by spin-off, joint venture, recapitalization, liquidation, dissolution, exclusive lease or license or otherwise), which if consummated would result in, any Person or group of Persons (other than the Investor) becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, equity and/or voting securities representing more than more than 15% of all of the outstanding equity and/or voting securities of the Company (by vote or value) or more than 15% of the consolidated total assets (including equity of securities) of the Company and its Subsidiaries, in each case of clauses (a) and (b), other than the Contemplated Transactions.

“Anti-Corruption Laws” means Laws or Orders relating to anti-bribery and anti-corruption (governmental or commercial) that apply to the business and dealings of the Company or any of its Subsidiaries, including, without limitation, Laws that prohibit the payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any foreign government official, foreign government employee or commercial entity to obtain a business advantage.

“Anti-Money Laundering Laws” means any Laws or Orders relating to anti-money laundering or terrorism financing that apply to the business and dealings of the Company or any of its Subsidiaries.

“Business Day” means any day except (a) a Saturday or Sunday or (b) a day on which the New York Stock Exchange or the NASDAQ Stock Market is closed for trading.

“Change of Control” means the consummation of any transaction or series of related transactions involving (i) any purchase or acquisition (whether by way of tender offer, exchange offer, merger, consolidation, amalgamation, scheme or arrangement, acquisition, business combination or similar transaction or otherwise) by any Person or group (within the meaning of 13(d)(3) of the Exchange Act), other than Guarantor and its Affiliates, of any of (A) securities representing a majority of the outstanding voting power of the Company entitled to elect the Board of Directors or (B) the majority of the outstanding capital stock of the Company, (ii) any sale, lease, exchange, transfer, exclusive worldwide license or disposition of all or substantially all of the assets of the Company, taken together as a whole, to such Person or group, (iii) any merger, consolidation, amalgamation, scheme or arrangement, acquisition, business combination or similar transaction in which the holders of Common Stock of the Company immediately prior to the transaction, as a group, do not hold securities representing a majority of the outstanding voting power entitled to elect the board of directors of the surviving entity in such merger, consolidation, amalgamation, scheme or arrangement, acquisition, business combination or similar transaction or (iv) a liquidation, dissolution or winding up of the Company.

“Class” means any class of capital stock of the Company designated as such in any of the Articles.

“Closing” means the Initial Closing and any Subsequent Closing.

“Closing Date” means any date on which a Closing shall occur.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company Related Party” means any past, present or future director, officer, employee, incorporator, member, manager, general or limited partner, stockholder, Affiliate, agent, attorney or other Representative of the Company, and any its Affiliates (including any person negotiating or executing this Agreement on behalf of the Company).

“Contemplated Transactions” means the transactions contemplated by this Agreement and each of the Transaction Documents, including the Preliminary Transaction.

“Contract” means any contract, lease, deed, mortgage, license, instrument, note, commitment, undertaking, indenture, joint venture or any other agreement, commitment or legally binding arrangement, whether written or oral.

“Covered Litigation” means any claim by a Stockholder against Investor or any Investor Related Party arising out of or related to the Contemplated Transactions.

“Disclosure Schedule” means the disclosure schedule attached hereto.

“Don Diego Project” means the Don Diego West offshore phosphate project, located in the Pacific Ocean approximately 50 km southwest off the coast of Baja California Sur, Mexico.

“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.

“Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fundamental Representations” means those representations and warranties set forth in Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.7, 3.8, 3.18, 3.20, 3.21, 3.22, 3.24 and 3.25.

“Governmental Agency” means any: (x) multinational, federal, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (y) subdivision, agent, commission, board or authority of any of the foregoing; or (z) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Insolvency Event” means:

(a) the Company or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization with respect to itself or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

(b) an involuntary case or other proceeding shall be commenced against the Company or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under bankruptcy, insolvency or other similar Law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or

(c) an order for relief shall be entered against the Company or any of its Material Subsidiaries under the federal bankruptcy Laws now or hereafter in effect or the Company or any of its Subsidiaries admits in writing that it cannot pay its debts when due.

“Intellectual Property” shall mean all of the following, owned, used or licensed by the Company as licensee or licensor: (i) the name “Odyssey Marine Exploration”, all fictional business names, trademarks and service marks (registered or unregistered), trade dress, trade names and other names and slogans embodying business or product goodwill or indications of origin, all applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) patents, patentable inventions, discoveries, improvements, ideas, know-how, formula methodology, processes, technology and computer programs, software and databases (including source code, object code, development documentation, programming tools, drawings, specifications and data) and all applications or registrations in any jurisdiction pertaining to the foregoing, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; (iii) trade secrets, know-how, including confidential and other non-public information, and the right in any jurisdiction to limit the use or disclosure thereof, (iv) copyrights in writings, designs, mask works or other works, and registrations or applications for registration of copyrights in any jurisdiction; (v) licenses, immunities, covenants not to sue and the like relating to any of the foregoing; (vi) Internet websites, domain names and registrations or applications for registration thereof; (viii) social networking accounts; (viii) books and records describing or used in connection with any of the foregoing; and (ix) claims or causes of action arising out of or related to infringement or misappropriation of any of the foregoing.

“Investor Material Adverse Effect” means a material adverse effect on the ability of Investor to perform its obligations under the Transaction Documents.

“Investor Related Party” means any past, present or future director, officer, employee, incorporator, member, manager, general or limited partner, stockholder, Affiliate, agent, attorney or other Representative of the Investor, and any of their respective Affiliates (including any person negotiating or executing this Agreement on behalf of the Investor).

“IRS” means Internal Revenue Service.

“Knowledge” means that a matter is, as of the applicable date, actually known to, or based on their position and responsibilities would reasonably be expected to be known by, an executive officer of the Company.

“Law” means: (1) laws (including common law), statutes, by-laws, rules, regulations, orders, ordinances, codes, treaties, decrees, judgments, awards or requirements, in each case of any Governmental Agency, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Agency; and (2) all policies, notices, guidelines, protocols or directions of any Governmental Agency which are binding on the Person referred to in the context in which it is used.

“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

“Lien” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Losses” means, collectively, any loss, liability, damages, diminution in value, amount paid in settlement, claim, obligation, cost or expense (including reasonable legal fees and expenses and costs of collection), but excluding any special, punitive, incidental, multiple or consequential damages, except to the extent awarded to a third party.

“Mako Option” means the right of Mako Resources, LLC to purchase, on or before March 15, 2015, up to 6,000,000 quotas in Oceanica owned by BahamasCo for a price of $3.38 per quota.

“Material Subsidiary” means a Subsidiary:

(a) that represents 10% or more of the assets or revenues of the Company and its Subsidiaries on a consolidated basis;

(b) for which the Company has guaranteed such Subsidiary’s obligations; or

(c) is an Intermediate Holdco.

“Monaco Option” means, to the extent enforceable under applicable Law, the purported right of Monaco Financial, LLC to purchase, on or before the date that is the maturity date of any outstanding note under the Loan Agreement dated as of August 14, 2014, by and between the Company and Monaco Financial, LLC, up to 3,174,603 quotas in Oceanica owned by BahamasCo for a price equal to the lesser of $3.15 per quota or the price per quota obtained in certain public offerings.

“Monaco Pledge” means, to the extent enforceable under applicable Law, the purported Lien granted to Monaco Financial, LLC by BahamasCo on 10,000,000 quotas in Oceanica, as a security for $10.0 million of indebtedness owed by the Company to Monaco Financial, LLC, pursuant to the Loan Agreement, dated as of August 14, 2014 by and between Monaco Financial, LLC and the Company.

“NASDAQ” means the NASDAQ stock market.

“NASDAQ Listing Rules” means the official listing rules of NASDAQ, as amended from time to time.

“Non-Disclosure Agreement” means that certain Letter Agreement, dated as of November 18, 2014, by and between the Company and Mexicans & Americans Trading Together, Inc.

“Obligations” shall have the meaning set forth in the Note.

“Oceanica” means Oceanica Resources S. de R.L., a Panamanian limitada.

“OFAC Laws” means any statutory and regulatory requirements of the laws administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Order” means any judgment, writ, decree, injunction, order, compliance agreement or settlement agreement of or with any Governmental Agency.

“Permit” means any permit, approval, consent, authorization, license, variance, or permission required by a Governmental Agency under any Law.

“Permitted Liens” means, with respect to any asset, (i) covenants, conditions, restrictions, encroachments, encumbrances, easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other imperfections of title (other than a Lien securing any indebtedness) with respect to such asset which, individually or in the aggregate, does not materially detract from the value of, or materially interfere with the present occupancy or use of, such asset and the continuation of the present occupancy or use of such asset; (ii) unfiled mechanic’s, materialmen’s and similar Liens with respect to amounts not yet due and payable or which are being contested in good faith through appropriate proceedings and, for which adequate reserves in accordance with GAAP are reflected on the consolidated balance sheet of the Company included in the Company Reports; (iii) liens for Taxes not yet delinquent or which are being contested in good faith through appropriate proceedings and, for which adequate reserves in accordance with GAAP are reflected on the consolidated balance sheet of the Company included in the Company Reports; and (iv) liens securing rental payments under capital lease arrangements, which capital lease arrangements are reflected in accordance with GAAP on the consolidated balance sheet of the Company included in the Company Reports.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or any other entity or organization.

“Plan” means an Employee Pension Benefit Plan or an Employee Welfare Benefit Plan, where no distinction is required by the context in which the term is used.

“Proceedings” means any action, suit, litigation, arbitration, legal administrative or other civil or criminal proceeding, at law or in equity, or, to the extent within the Knowledge of the Company or the knowledge of the Investor, as applicable, any investigation by or before any Governmental Agency.

“Proxy Statement” means a proxy statement, together with any amendments or supplements thereto and any other related proxy materials, relating to the Stockholder Approval.

“Representatives” means the directors, officers, employees and independent contractors, agents or advisors (including, without limitation, attorneys, accountants, and investment bankers) of the specified party or any of its Subsidiaries.

“SEC” or “Commission” means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

“Sole Discretion” of a party means the sole discretion of such party, which shall, to the maximum extent permitted by Law, not be subject to the implied covenant of good faith and fair dealing of such party.

“Stockholders” means the stockholders of the Company.

“Subsidiary” means, with respect to a Person other than a natural person: (a) any body corporate of which more than 50% of the outstanding shares ordinarily entitled to elect a majority of the board of directors thereof (whether or not shares of any other class or classes shall or might be entitled to vote upon the happening of a certain event or contingency) are at the time owned directly or indirectly by such specified body corporate, (b) any body corporate, partnership, joint venture or other entity over which the Person in question exercises direction or control or which is in a like relation to a subsidiary described in clause (a); and (c) any “subsidiary” as defined in Rule 405 promulgated under the Securities Act.

“Superior Proposal” means a bona fide, written and binding Alternative Proposal that the Board of Directors determines in good faith (after consultation with its outside financial and legal advisors), taking into account all legal, financial, regulatory and other aspects of the proposal (including any conditions to any related financing) and the Person making the proposal, is (a) more favorable to the Stockholders from a financial point of view than the Contemplated Transactions (after giving effect to all adjustments to the terms thereof that may be offered by the Investor in writing pursuant to Section 8.2) and (b) is reasonably likely to be consummated in a timely manner on the terms proposed in such Alternative Proposal; provided, however, for purposes of this definition of Superior Proposal, the term Alternative Proposal shall have the meaning assigned to such term herein, except that the references to “15%” in such definition shall be deemed references to “50%”.

“Takedown Period” means the period commencing on the Initial Closing Date and ending upon the first to occur of: (a) the date on which the Remaining Commitment of the Investor is zero dollars; (b) the occurrence of a Change of Control; (c) the termination of this Agreement in accordance with Article VIII; (d) the occurrence of an Insolvency Event, or (e) the fifth anniversary of the Initial Closing.

“Tax Return” means any report, return, information return, forms, declarations, claims for refund, statements or other information (including any amendments thereto and including any schedule or statement thereto) required to be supplied to a Governmental Agency in connection with Taxes.

“Taxes” means all federal, state, local, foreign and other taxes, assessments and water and sewer charges and rents, including without limitation, income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, withholding, Social Security, unemployment, real property, personal property, property gains, registration, capital stock, value added, single business, occupation, workers’ compensation, alternative or add-on minimum, estimated, or other tax, including without limitation, any interest, penalties or additions thereto.

“Termination Fee” means $4,000,000.00.

“Transaction Documents” means this Agreement, the Stockholder Agreement, the Indemnification Agreement, Oceanica Call, the Mandate, the Oceanica Articles Amendment, the Oceanica Membership Agreement, the Note, the Pledge Agreement, the Voting Agreement and any and all certificates, agreements, documents or other instruments to be executed and delivered by any Person in connection with such documents, any exhibits, attachments or schedules to any of the foregoing and any other written agreement that is expressly identified as a Transaction Document, as any of the foregoing may be amended, supplemented or otherwise modified from time to time.

“Voting Stock” means shares of the Common Stock and any other securities of the Company having the ordinary power to vote in the election of members of the Board of Directors and any securities convertible, exchangeable for or otherwise exercisable to acquire voting securities.

ANNEX B

CROSS REFERENCE SHEET OF TERMS DEFINED HEREIN

Terms	Section

Agreement	Preamble
Alternative Acquisition Agreement	Section 5.3(a)
Amended and Restated Bylaws	Recitals
Antitrust Division	Section 5.5(b)
Articles	Section 1.3(a)(ii)
Articles Amendment	Section 1.3(a)(ii)
BahamasCo	Section 3.7(a)
Board of Directors	Section 1.4
Certificate of Designation	Section 1.3(a)(i)
Change of Recommendation	Section 5.3(d)
Claims Notice	Section 9.5
Class AA Preferred Stock	Recitals
Claims	Section 12.20
Commitment	Section 1.1
Committed Series AA-1 Shares	Section 1.1(b)
Common Stock	Section 3.5(a)(i)
Company	Preamble
Company Indemnitees	Section 9.3
Company Reports	Section 3.8(a)
Contracting Parties	Section 12.9
Deductible	Section 9.4(a)
Designated Court	Section 12.11
Early Outside Date	Section 8.1(d)(iv)
Enforceability Exceptions	Section 3.2(b)
Environmental Laws	Section 3.16
ERISA Affiliate	Section 3.12(c)
FTC	Section 5.5(b)
GAAP	Section 3.8(c)
Guarantor	Preamble
Indemnification Agreement	Section 1.3(a)(ix)
Indemnified Party	Section 9.5
Information Statement	Section 5.2(b)
Initial Closing	Section 1.2
Initial Closing Date	Section 1.2
Initial Closing Shares	Section 1.1(a)
Initial Loan Closing	Section 11.2(a)
Initial Loan Closing Date	Section 11.2(a)
Intermediate Holdcos	Section 3.7(a)
Investor	Preamble
Investor Call Right	Section 2.2(a)

Terms	Section

Investor Designees	Section 1.4
Investor Indemnitees	Section 9.2
Investor Obligations	Section 10.1
Investor Observer	Section 1.5
Licensed Intellectual Property	Section 3.14(b)
Loan	Section 11.1(a)
Mako Option Termination	Section 3.7
Mandate Agreement	Recitals
Material Adverse Effect	Section 3.1(a)
Material Contract	Section 3.11
MEH	Section 3.7(a)
Milestones	Section 2.1(b)(iii)
Multiemployer Plan	Section 3.12(b)
Nonparty Affiliates	Section 12.9
Note	Section 11.3(a)(i)
Oceanica Articles Amendment	Recitals
Oceanica Call	Recitals
Oceanica Membership Agreement	Recitals
Outside Date	Section 8.1(c)(ii)
Owned Intellectual Property	Section 3.14(b)
Pledge Agreement	Section 11.3(a)(ii)
Pledged Oceanica Shares	Section 11.3(a)(ii)
Preferred Stock	Section 3.5(a)
Preliminary Transaction	Section 1.4
Project Mineral Rights	Section 3.7(e)
Project Permit	Section 3.7(d)
Recommendation	Section 5.2(a)
Releasors	Section 12.20
Releasees	Section 12.20
Remaining Commitment	Section 2.1(a)
Series AA-1 Preferred Stock	Recitals
Series AA-2 Preferred Stock	Recitals
Series AA-1 Price	Section 1.1(a)
Series AA-2 Price	Section 1.1(c)
Stockholder Agreement	Section 1.3(a)(vii)
Stockholder Approval	Section 5.2(a)
Stockholder Meeting	Section 5.2(a)
Subsequent Loan	Section 11.1
Subsequent Loan Closing	Section 11.2(b)
Subsequent Closing	Section 2.3(a)
Subsequent Closing Date	Section 2.3(a)
Takeover Laws	Section 3.25
Voting Agreement	Recitals

ANNEX C

MILESTONES

Date (or if not a Business Day, the immediately succeeding Business Date)	Aggregate Purchase Price	Series AA-1 Shares
March 1, 2016	$21,683,868	3,613,978
September 1, 2016	$21,683,868	3,613,978
March 1, 2017	$18,214,446	3,035,741
March 1, 2018	$4,541,856	756,976

ANNEX D

SUBSEQUENT LOAN FUNDING SCHEDULE

Date	Amount	Total Outstanding Principal
March 31, 2015	$6,000,000.00	$8,000,000.00
April 30, 2015	$3,000,000.00	$11,000,000.00
May 31, 2015	$2,000,000.00	$13,000,000.00
June 30, 2015	$1,750,000.00	$14,750,000.00

EXECUTION VERSION

AMENDMENT NO. 1 TO

STOCK PURCHASE AGREEMENT

This AMENDMENT NO. 1 TO STOCK PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of April 10, 2015, by and among Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), Penelope Mining LLC, a Delaware limited liability company (the “Investor”), and Minera del Norte S.A. de C.V., a Mexican societe anonime (“Minosa”). The Company, Investor and Minosa are referred to herein from time to time collectively as the “Parties”, and each individually, as a “Party”. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Parties entered into a Stock Purchase Agreement, dated as of March 11, 2015 (the “Agreement”);

WHEREAS, the Parties desire to amend certain terms set forth in the Agreement;

WHEREAS, pursuant to Section 12.6 of the Agreement, the Agreement may only be amended by an agreement in writing signed by the Parties.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Amendment, intending to be legally bound, agree as follows:

1.	Amendment of Section 1.3(a)(vi) of the Agreement. Section 1.3(a)(vi) of the Agreement is hereby deleted in its entirety and replaced with the following provision:

“(vi) evidence reasonably satisfactory to Investor that the conditions set forth in Section 6.2(j) and (k) shall have been satisfied.”

2.	Amendment of Section 1.4(b) of the Agreement. Section 1.4(b) of the Agreement is hereby deleted in its entirety.

3.	Amendment of Section 3.5 of the Agreement. Section 3.5 of the Agreement is hereby amended by adding a new paragraph (f) thereof as follows:

“(f). The Company is not an “Issuing Corporation” as such term is defined in Section 78.3788 of the Nevada Revised Statutes by virtue of the fact that either it has less than 200 holders of record and/or it has less than 100 stockholders of record who have addresses in the State of Nevada, in either case, appearing on the stock ledger of the Company.”

4.	Amendment of Section 6.2 of the Agreement. Section 6.2 of the Agreement is hereby amended by inserting at the end of such section:

“(j) Election of Directors. The slate proposed by the Company for election as directors as set forth in the draft preliminary proxy statement, dated April 9, 2015 shall have been elected as directors of the Company at the Stockholders Meeting.

(k) Appointment of Investor Designees. Both (i) Messrs. Saul and Sawyer (or their successors if other than Investor Designees) shall have resigned as directors of the Company, and (ii) designees of Investor, reasonably acceptable to the Board of Directors (the “Investor Designees”), it being understood that Mr. Alonso Ancira and Mr. Daniel Chapman are reasonably acceptable, shall have been appointed to the Company’s Board of Directors as a Class II and a Class III director.”

5.	Amendment of Section 8.1(d) of the Agreement. Section 8.1(d) of the Agreement is hereby amended by deleting “or” at the end of clause (iii), deleting the period at the end of clause (iv) and inserting “; or” in its place and by inserting at the end of such section:

“(v) at any time, if both (x) the conditions to the Initial Closing set forth in Section 6.2 (other than (A) paragraph (k) and (B) those conditions that by their terms are to be satisfied at the Initial Closing) have been satisfied or are reasonably capable of being satisfied if the Initial Closing were to occur at such time, and (y) the condition to the Initial Closing set forth in Section 6.2(k) is not satisfied at such time.”

6.	Amendment of Section 8.2(a)(i) of the Agreement. Section 8.2(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following provision:

“(i) Termination Fee. In the event that this Agreement is terminated by the Company pursuant to Section 8.1(c)(i) or by the Investor pursuant to Section 8.1(d)(i), Section 8.1(d)(ii) or Section 8.1(d)(v), then the Company shall pay to the Investor the Termination Fee by wire transfer of immediately available funds concurrent with such termination and the written designation by the Investor of the account to which such Termination Fee shall be paid.”

7.	Full Force and Effect. From and after the date hereof, all references in the Agreement to “this Agreement,” “hereof” or words of similar import shall mean the Agreement as amended by this Amendment. Except as expressly set forth herein, the Agreement shall remain in full force and effect on the terms and conditions set forth therein.

8.	Miscellaneous. All terms and provisions contained in Article XII of the Agreement, including all related definitions, are incorporated herein by reference to the same extent as if expressly set forth herein.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

ODYSSEY MARINE EXPLORATION, INC.

By:	/s/ Mark D. Gordon
	Name:	Mark D. Gordon
	Title:	Chief Executive Officer

PENELOPE MINING LLC

By:	/s/ Andres Gonzalez Saravia
	Name:	Andres Gonzalez Saravia
	Title:	Attorney in Fact

MINERA DEL NORTE S.A. DE C.V.

By:	/s/ Alonso Ancira Elizondo
	Name:	Alonso Ancira Elizondo
	Title:	Authorized Person

[Signature Page to Amendment No. 1 to Stock Purchase Agreement]

Appendix B

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Odyssey Marine Exploration, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

The first sentence of Article IV (Capital Stock) of the Articles of Incorporation is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“The aggregate number of shares which this Corporation shall have the authority to issue is: One Hundred Fifty Million (150,000,000) shares of $0.0001 par value each, which shares shall be designated “Common Stock”; and Fifty Million (50,000,000) shares of $0.0001 par value each, which shares shall be designated “Preferred Stock” and which may be issued in one or more series at the discretion of the Board of Directors.”

CONTINUATION ON ATTACHED SHEET

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date:	Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X
Signature of Officer

*	If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

B1

ODYSSEY MARINE EXPLORATION, INC.

C18418-1997

AMENDMENT TO ARTICLES OF INCORPORATION

CONTINUATION SHEET

Article VII of the Articles of Incorporation is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“Article VII Indemnification; Director and Officer Liability

In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by the Corporation in its bylaws or by agreement, the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, involving alleged acts or omissions of such officer or director in his or her capacity as an officer or director of the Corporation or while serving in any capacity at the request of the Corporation as a director, officer, employee, agent, member, manager, managing member, partner, or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, trust, or other enterprise, shall be paid by the Corporation or through insurance purchased and maintained by the Corporation or through other financial arrangements made by the Corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. To the extent that an officer or director is successful on the merits in defense of any such action, suit or proceeding, or in the defense of any claim, issue or matter therein, the Corporation shall indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense. Notwithstanding anything to the contrary contained herein or in the bylaws, no director or officer may be indemnified for expenses incurred in defending any threatened, pending, or completed action, suit or proceeding (including without limitation, an action, suit or proceeding by or in the right of the Corporation), whether civil, criminal, administrative or investigative, that such director or officer incurred in his or her capacity as a stockholder.

The liability of directors and officers of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes. If the Nevada Revised Statutes are hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation or of the indemnification provisions of the Bylaws by the Board of Directors or the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing prior to the date when such repeal or modification becomes effective.”

B2

Article X of the Articles of Incorporation is hereby amended by inserting the following:

“Article X BOARD OF DIRECTORS

1. Number of Directors. The total number of directors constituting the entire board of directors of the corporation shall not be less than one (1) nor more than fifteen (15), with the then-authorized number of directors fixed from time to time by the board of directors.

2. Classes of Directors. The board of directors shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III.

3. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected; provided, that each director initially appointed to Class I shall serve for an initial term expiring at the corporation’s first annual meeting of stockholders following the effectiveness of this provision; each director initially appointed to Class II shall serve for an initial term expiring at the corporation’s second annual meeting of stockholders following the effectiveness of this provision; and each director initially appointed to Class III shall serve for an initial term expiring at the corporation’s third annual meeting of stockholders following the effectiveness of this provision; provided further, that the term of each director shall continue until the election and qualification of a successor and be subject to such director’s earlier death, resignation or removal.

4. If the number of directors that constitutes the whole board of directors is changed in accordance with this Article X, the majority of the board of directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible. No decrease in the number of directors constituting the entire board of directors shall have the effect of shortening the term of any incumbent director.

5. A director may be removed from office only for cause and only by the vote of at least two-thirds in voting power of the outstanding stock entitled to vote in an election of directors. Subject to the rights of the holders of shares of any series of Preferred Stock then outstanding, any vacancy on the board of directors, however resulting, and any newly created directorship resulting from any increase in the authorized number of directors elected by all of the stockholders having the right to vote as a single class, shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

B3

Article XI of the Articles of Incorporation is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“Article XI REVERSE SHARE SPLIT

Upon the effective date of the filing of this Amendment with the Nevada Secretary of State, in order to effect a reverse stock split of outstanding Common Stock, each six (6) issued and outstanding shares of the Corporation’s Common Stock shall be combined into one (1) share of validly issued, fully paid and nonassessable Common Stock. As soon as practicable after such date, the Corporation shall request in writing the holders of its Common Stock outstanding as of the effective date of this amendment to surrender certificates representing the Corporation’s Common Stock to the Corporation and each such shareholder shall receive upon such surrender a stock certificate or certificates to evidence and represent the number of shares of post reverse split Common Stock to which such shareholder is entitled after this reverse split.”

Article XII of the Articles of Incorporation is hereby amended by deleting it in its entirety and inserting in lieu thereof the following:

“Article XII CORPORATE OPPORTUNITIES

Except as an Unaffiliated Director may otherwise agree in writing after the date hereof:

1. Each director of the Corporation that is not an officer, employee or other member of management of the Corporation (each such director, an “Unaffiliated Director”), and each agent and affiliate thereof, shall have the right: (A) to directly or indirectly engage in any activities or lines of business that are the same as or similar to those pursued by, or competitive with, the Corporation and its subsidiaries, (B) to directly or indirectly do business with any client or customer of the Corporation and its subsidiaries, and (C) not to present potential transactions, matters or business opportunities to the Corporation or any of its subsidiaries, and to pursue, directly or indirectly, any such opportunity for itself, and to direct any such opportunity to another person; provided, that in no event shall any such Unaffiliated Director utilize confidential information of the Corporation in connection with the foregoing.

2. Each such Unaffiliated Director, its agents and affiliates, shall have no duty (contractual or otherwise) to communicate or present any corporate opportunities to the Corporation or any of its stockholders, subsidiaries or affiliates or to refrain from any actions specified in this Article XII, and the Corporation, on its own behalf and on behalf of its stockholders, subsidiaries and affiliates, hereby renounces and waives any right to require such Unaffiliated Director or any of its agents or affiliates to act in a manner inconsistent with the provisions of this Article XII.

The Articles of Incorporation are hereby amended by inserting the following, immediately following Article XII:

“Article XIII INCORPORATOR

The name and address of the incorporator are: Jon D. Sawyer, 600 – 17th Street, Suite 2700, South Tower, Denver, Colorado 80202.

B4

Appendix C

ODYSSEY MARINE ENTERPRISES, LTD.

PROMISSORY NOTE

March 11, 2015

Subject to the terms and conditions of this Promissory Note (this “Note”), for good and valuable consideration received, Odyssey Marine Enterprises, Ltd., a Bahamas company (the “Company”), whose address is Lyford Financial Centre, Lyford Cay, P.O. Box N-7776, Nassau, Bahamas, promises to pay to Minera del Norte, S.A. de C.V. (the “Lender”), the principal amount of fourteen million seven hundred fifty thousand dollars ($14,750,000), or so much thereof as shall have been advanced to the Company by the Lender and be outstanding hereunder, together with interest accrued on the unpaid principal amount outstanding under this Note from time to time from the date hereof until paid in full at the rate of eight percent (8%) per annum (the “Interest Rate”), payable on the terms set forth in Section 2 herein.

The obligations of the Company under this Note are secured by that certain Pledge Agreement, dated as of the date hereof, between the Company and Lender (as amended or restated from time to time, the “Pledge Agreement”). Odyssey Marine Exploration, Inc., a Nevada corporation (the “Guarantor”) shall be a party to this Note for the purposes of Section 6 hereof.

The following is a statement of the rights of the Holder and the terms and conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note agrees:

1. Certain Definitions. Unless the context otherwise requires, as used in this Note, the following terms will have the following meanings:

(a) “Adjusted Principal Balance” means the entire outstanding principal balance under this Note at the time in question plus accrued interest and fees.

(b) “Bankruptcy Code” means the United States Federal Bankruptcy Code of 1978, as amended or supplemented (as now or hereafter in effect).

(c) “Business Day” means any day except (a) a Saturday or Sunday or (b) a day on which the New York Stock Exchange or the NASDAQ Stock Market is closed for trading.

(d) “Change in Control” means the earlier of the entry into a definitive agreement providing for, or the effective date of: (i) a sale, lease, transfer or other disposition in one or a series of related transactions of any of the Company’s equity interests in Oceanica (other than pursuant to an agreement listed on Schedule 1.1, (ii) Marine Explorations Holding, LLC ceasing to own beneficially and of record 100% of the equity interests in the Company, (iii) Guarantor ceasing to own beneficially and of record 100% of the equity interests in Marine Explorations Holding, LLC, or (iv) any Person or group (other than Lender and its affiliates) becoming the holder of in excess of 20% of the voting stock or outstanding equity interests of Guarantor.

(e) “Debt” means as to any person, without duplication (a) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases, trade liabilities and other liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (b) the principal component of all obligations of such person under capitalized leases, (c) all obligations of such person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such person, (d) all liabilities secured by any lien on any property owned by such person even though such person has not assumed or otherwise become liable for the payment thereof, (e) all guarantee obligations of such person, (d) all obligation of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person and (e) interest rate swap transaction, basis swap transaction, forward rate swap transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such person.

(f) “Debtor Relief Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar laws from time to time in effect affecting the rights of creditors generally.

(g) “Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(h) “Event of Default” shall have the meaning set forth in Section 3 hereof.

(i) “Financing” means a transaction or series of transactions pursuant to which the Company, Guarantor or any of the Subsidiaries of either, as applicable, issues or sells any (i) debt securities or other debt instruments of the Company, Guarantor or any of the Subsidiaries of either; (ii) equity securities of the Company, Guarantor or any of the Subsidiaries of either; (iii) debt instruments which have the right to convert into any class of capital stock of the Company, Guarantor or any of the Subsidiaries of either; or (iv) other convertible securities that have the right to convert into any class of capital stock of the Company, Guarantor or any of the Subsidiaries of either.

(j) “GAAP” means, collectively the (a) generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, that are applicable and (b) such other accounting methods consistently applied and maintained throughout the period indicated and consistent with the prior financial practices of the Company.

(k) “Governmental Agency” means any: (x) multinational, United States, non-United States, federal, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (y) subdivision, agent, commission, board or authority of any of the foregoing; or (z) quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

(l) “Holder” when the context refers to a holder of this Note, will mean any person who at the time in question is the registered holder of this Note.

(m) “Investor” means Penelope Mining LLC, a Delaware limited liability company and wholly-owned subsidiary of Lender.

(n) “Law” means: (i) laws (including common law), statutes, by-laws, rules, regulations, orders, ordinances, codes, treaties, decrees, judgments, awards or requirements, in each case of any Governmental Agency, and terms and conditions of any grant of approval, permission, authority or license of any Governmental Agency; and (ii) all policies, notices, guidelines, protocols or directions of any Governmental Agency which are binding on the Person referred to in the context in which it is used.

(o) “Loan Documents” means this Note, the Pledge Agreement, the Call Option Agreement, dated as of March 11, 2015 between the Company and Lender, and the Stock Purchase Agreement, and all other documents, agreements and instruments delivered in connection therewith.

(p) “Loans” means, collectively, the Initial Loan and any and all Subsequent Loans made pursuant to this Note.

(q) “Material Adverse Effect” means a material adverse effect on (a) the business, prospects, condition (financial or otherwise), affairs, properties, assets or liabilities of (i) the Company alone or (ii) the Company and its Subsidiaries, taken as a whole, (b) the ability of the Company to perform its obligations under this Note or any of the other Loan Documents.

(r) “Maturity Date” shall have the meaning set forth in Section 2(a).

(s) “Obligations” means, collectively, (a) all present and future liabilities and other obligations of the Company to Lender under the Loan Documents, whether those obligations are direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, due or to become due, created directly or acquired by assignment or otherwise, and (b) all present and future costs, attorneys’ fees, and expenses reasonably incurred by Lender and relating to the Company’s payment of any of the Obligations, including, without limitation (to the extent lawful), all present and future amounts that would become due but for the operation of §§502 or 506 or any other provision of Title 11 of the United States Code and all present and future accrued and unpaid interest, including, without limitation, all post-maturity interest and any post-petition interest in any proceeding under Debtor Relief Laws to which the Company becomes subject.

(t) “Oceanica” means Oceanica Resources S. de R.L., a Panamanian limitada.

(u) “Order” means any judgment, writ, decree, injunction, order, compliance agreement or settlement agreement of or with any Governmental Agency.

(v) “Permitted Encumbrance” means (a) any Encumbrance existing on the date hereof and disclosed in Schedule 1.1, (b) any Encumbrance arising under this Note or the other Loan Documents; and (iii) liens for Taxes not yet delinquent.

(w) “Person” means any natural person, corporation, limited liability company, partnership, joint venture, trust or other organization, whether or not a legal entity, and any Governmental Agency.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of March 11, 2015, by and among Guarantor, Lender and Investor.

(z) “Subsidiaries” means, with respect to any Person (the “parent”), at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such statements were prepared in accordance with GAAP and including, without limitation, each Person as to which the parent owns more than 50% of the equity interests or otherwise controls.

2. Maturity, Payment of Interest and Prepayment.

(a) Unless otherwise converted as provided herein, the Adjusted Principal Balance will be due and payable in full on (i) September 30, 2015 or (ii) if and only if the Investor shall have terminated the Stock Purchase Agreement pursuant to Section 8.1(d)(iii) thereof, March 30, 2016 (the “Maturity Date”).

(b) If the Stock Purchase Agreement is terminated for any reason, then from and after the date of such termination each of the Company and Guarantor, as applicable, shall, and shall cause their respective Subsidiaries to, use any and all proceeds from a Financing to repay the outstanding Adjusted Principal Balance of this Note.

(c) The unpaid principal balance of this Note at any time shall be the aggregate amount of all Loans made by Lender to the Company from time to time less the total amount of principal payments made hereon by the Company. The date and amount of each such Loan and each payment on account of principal thereof may be endorsed by Lender on the grid attached to and made a part of this Note, and when so endorsed shall represent evidence thereof binding upon the Company in the absence of manifest error. Any failure by Lender to so endorse shall in no way mitigate or discharge the obligation of the Company to repay any Loans actually made.

(d) The outstanding principal balance of this Note shall bear interest (computed on the basis of a 365/366 day year) at the Interest Rate stated above from the date hereof until the payment in full of the Adjusted Principal Balance. From and after the earlier of the Maturity Date and the occurrence of an Event of Default, all obligations due and payable hereunder (whether interest, principal or otherwise) shall bear interest at a rate per annum equal to the Interest Rate plus 2% per annum, payable on demand and compounding monthly.

(e) Interest shall be payable in arrears to the Lender on the Maturity Date.

(f) The Company may prepay this Note in whole or in part at any time so long as the Company provides written notice to the Lender of such prepayment at least 10 days prior to the proposed prepayment date.

3. Events of Default. If there shall be any Event of Default (as defined below), this Note shall accelerate and the Adjusted Principal Balance, (x) in the case of clauses (d), (f), (g), (h), (k) and (m), shall become immediately due and payable, and (y) in all other cases, upon written notice from Holder shall become immediately due and payable. It shall be an “Event of Default” under this Note if:

(a) the Company fails to pay any amount payable hereunder on the date due and payable;

(b) the Company or Guarantor shall fail to perform or observe any term, covenant or agreement herein contained, or shall fail to perform or observe any other covenant contained herein or in any other Loan Document and such failure shall not be remedied within five (5) Business Days after written notice is sent to the Company;

(c) an event of default or material breach by the Company, Guarantor or any of their affiliates under any of the other Loan Documents shall have occurred and all grace periods, if any, applicable thereto shall have expired;

(d) the Stock Purchase Agreement shall have been terminated, other than, following a vote of the stockholders of Guarantor at the “Stockholder Meeting” at which the “Stockholder Approval” was not obtained (as such quoted terms are defined in the Stock Purchase Agreement).

(e) any representation, warranty, statement, certificate, schedule or report made herein or in any other Loan Document by or on behalf of the Company or any of its Subsidiaries or furnished by or on behalf of the Company or any of its Subsidiaries hereunder or thereunder shall prove to have been false or misleading in any material respect as of the time made or deemed to have been made or furnished and if capable of being remedied, the same shall not be remedied within five (5) Business Days after written notice is sent to the Company, or, if earlier, the date an officer of the Company obtains actual knowledge thereof;

(f) there shall have occurred the dissolution, termination of existence of, or the insolvency of, or the making of an assignment or trust mortgage for the benefit of creditors by, the Company or any of its Subsidiaries;

(g) the Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar official of itself or of all or a substantial part of its property, (ii) be generally not paying its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Bankruptcy Code, (v) take any action or commence any case or proceeding under any Debtor Relief Law, (vi) fail to contest in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other Debtor Relief Law, (vii) take any action under the laws of its jurisdiction of incorporation or organization similar to any of the foregoing, or (viii) take any corporate action for the purpose of effecting any of the foregoing;

(h) a proceeding or case shall be commenced, without the application or consent of the Company or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it, under any Debtor Relief Law, and such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days; or an order for relief shall be entered in an involuntary case under such Debtor Relief Law, against the Company or any of its Subsidiaries or action under the laws of the jurisdiction of incorporation or organization of the Company or any of its Subsidiaries, similar to any of the foregoing shall be taken with respect to the Company or any of its Subsidiaries;

(i) an entry of judgment or award against the Company or any of its Subsidiaries shall be made (i) which exceeds $100,000 in the aggregate outstanding at any time, (ii) which has been in force more than sixty (60) days (or, if the applicable appeal period is shorter, for such shorter period) or on which execution has been levied, (iii) in respect of which the Company or such Subsidiary shall not at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which no stay of execution shall have been obtained pending such appeal or review, and (iv) the judgment or award shall have arisen out of liabilities not fully covered by insurance unless the insurer shall have acknowledged in writing that full coverage (subject to any deductibles applicable thereto) exists with respect to such judgment or award;

(j) the Company or any of its Subsidiaries is enjoined, restrained, or in any way prevented from conducting all or any material part of its business affairs;

(k) a Change in Control shall occur;

(l) there shall be instituted in any court criminal proceedings against the Company, any of its Subsidiaries or any officer, director, manager or principal thereof, or the Company, any of its Subsidiaries or any officer, director, manager or principal thereof shall be indicted for any crime, in either case for which a forfeiture of a material portion of the Company’s or any Subsidiary’s property is a potential penalty or if adversely determined would reasonably be expected to have a Material Adverse Effect; or

(m) (i) there shall exist an event of default under any other agreement relating to Debt of the Company or any of its Subsidiaries where the outstanding principal amount of such Debt is greater than $100,000, and all grace periods, if any, applicable thereto shall have expired; (ii) the maturity of any such Debt shall have been accelerated; or (iii) without the prior, written approval of Holder, the Company shall have made any payment with respect to any such Debt more than five (5) Business Days in advance of its scheduled payment date.

4. Representations and Warranties of the Company

The Company hereby represents and warrants to the Lender as follows:

(a) Organization and Standing. The Company is duly organized and existing under the laws of the Bahamas and is in good standing under such laws. The Company has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is duly qualified to do business as a foreign corporation in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect.

(b) Corporate Power. Each of the Company and the Guarantor have all requisite corporate power to execute and deliver the Loan Documents and to carry out and perform their obligations under the terms of the Loan Documents. The Company has all requisite corporate power to sell and issue this Note. Each of the Loan Documents constitutes a valid and legally binding obligation of the Company and the Guarantor, enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles of law.

(c) No Conflicts. Neither the Company, the Guarantor nor any of their Subsidiaries is in violation of or default on any term of its certificate of incorporation or bylaws, or other charter documents, as each is in effect as of the date hereof (collectively, the “Charter Documents”), or any provision of any material mortgage, indenture, contract, agreement, instrument, judgment, decree, order, rule or regulation or other restriction to which the Company, the Guarantor or such Subsidiary is a party or by which it is bound or of any material provision of any Law applicable to the Company, the Guarantor or any such Subsidiary. Each of (A) the execution, delivery and performance by the Company and the Guarantor of the Loan Documents, (B) the compliance herewith and therewith, (C) the issuance by the Company of this Note, and (E) the consummation of the transactions contemplated hereby, in the case of each of the foregoing clauses (A) through (D), will not result in any violation of or result in a breach of any of the terms of, or constitute a default under, (i) any provision of any material Law applicable to the Company, the Guarantor or any of its Subsidiaries, (ii) the Charter Documents, or (iii) any provision of any material mortgage, indenture, contract, agreement, instrument, or other restriction to which the Company, the Guarantor or any of their Subsidiaries is a party or by which they are bound.

(d) Litigation. There are no actions, suits, investigations or proceedings pending or actually known to be threatened in writing against or to the knowledge of the Company affecting the Company or any of its Subsidiaries, or any properties or rights of the Company or any of its Subsidiaries, by or before any Governmental Agency which if adversely determined would reasonably be expected to have a Material Adverse Effect.

(e) Compliance With Laws. The Company and each of its Subsidiaries has conducted and continues to conduct its business in all material respects in accordance with all Laws and Orders applicable to the Company and each of its Subsidiaries or any of their respective properties or assets, and neither the Company nor any of its Subsidiaries is in violation of any such Law or Order in any material respect.

(f) Conduct of Business; Absence of Undisclosed Liabilities. The Company and its Subsidiaries (excluding Oceanica and its Subsidiaries): (x) conduct no business other than holding equity interests in Oceanica, and (y) have no liabilities or obligations, contingent or otherwise, other than (i) liabilities set forth on Schedule 1.1 or 5(a), (ii) obligations under contracts and commitments incurred in the ordinary course of business, not required by GAAP to be set forth on a consolidated Balance Sheet, (iii) immaterial fess, costs, and expenses associated with the maintenance of the existence of such Persons, and (iv) liabilities under the Loan Documents.

(g) No Encumbrances. The Company and each of its Subsidiaries (other than Oceanica and its Subsidiaries) have good and valid title to its properties and assets, free and clear of any Encumbrance, except for Permitted Encumbrances.

(h) Tax Returns and Taxes. All federal, state and other taxes, assessments and other governmental charges upon the Company, any of its Subsidiaries or any of their respective properties which are due and payable or claimed to be due have been paid to federal, state or local taxing authorities (including, without limitation, taxes on properties, franchises, licenses, sales and payrolls), other than any such tax, assessment or charge that is subject to an ongoing bona fide dispute. All charges, accruals and reserves for taxes reflected in the Balance Sheet are adequate to cover the tax liabilities of the Company and its Subsidiaries as of the date(s) thereof. There are no tax liens upon any of the properties of the Company or any of its Subsidiaries. There are no pending tax examinations nor have any tax claims been asserted by any taxing authority against the Company or any of its Subsidiaries, nor is there any basis for any such claim.

(i) Compliance with OFAC Rules and Regulations. Neither the Company nor any of its Subsidiaries is (i) an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act, (ii) in violation of the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) regulations, or (iii) a “Sanctioned Person” or a “Sanctioned Entity” as defined in applicable OFAC regulations.

(j) Use of Proceeds; Solvency. The Company hereby agrees that the money loaned to the Company hereunder shall be used in compliance with applicable Law. After giving effect to the loan provided for in this Note and the intended use of proceeds, the Company will be “solvent” within the meaning of the Bankruptcy Code.

5. Additional Covenants.

(a) Debt. Neither the Company nor any of its Subsidiaries shall incur, assume or suffer to exist any Debt other than (i) Debt existing on the date hereof and set forth on Schedule 5(a), and (ii) Debt under this Note.

(b) Transactions Outside of the Ordinary Course of Business. Neither the Company nor any of its Subsidiaries shall (i) permit or suffer any merger, reorganization, change in senior management or other similar transaction, (ii) make or agree to make any asset sale or disposition, (iii) acquire all or any portion of the equity interests or Debt of any Person, (iv) make any advance or loan to any Person (other than an advance to Guarantor), (v) acquire any portion of the assets of any Person, and (vi) in the case of the Company and its Subsidiaries (other than Oceanica and its Subsidiaries) conduct any business other than holding equity interests in Oceanica and performing their obligations under the contracts listed on Schedule 1.1 or 5(a) and under the Loan Documents. The Company hereby agrees that amounts advanced to the Company hereunder shall be used in accordance with the provisions of Section 5.1(c) of the Stock Purchase Agreement.

(c) Encumbrances. Neither the Company nor any of its Subsidiaries shall permit or suffer to exist any Encumbrance on any of its properties other than Permitted Encumbrances.

(d) Restricted Payments.

(i) The Company shall not declare or pay any distribution or make any other payment on account of its equity interests, purchase, redeem, or otherwise acquire or retire for value any of its equity interests; and

(ii) Neither the Company nor any of its Subsidiaries shall make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company or any of its Subsidiaries) any other Debt, other than scheduled payments of principal and interest on the Debt listed on Schedule 5(a).

(e) Notice Requirements. The Company shall notify the Lender in writing, promptly after any officer of the Company obtains actual knowledge thereof and with full details, of:

(i) any contingent liability(ies) involving liability in excess of $100,000 with respect to the Company (a “Material Amount”), which is not covered by insurance;

(ii) any litigation or arbitration or other proceeding pending or commenced before any Governmental Agency relating to the Company, Oceanica or any of their respective Subsidiaries;

(iii) the acceleration of the maturity of any Debt of the Company or any of its Subsidiaries (whether or not disputed);

(iv) the occurrence of a default under any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries;

(v) any Encumbrance asserted, and any attachment, levy, execution or other legal process levied against the Collateral or any other material property of the Company or any of its Subsidiaries; and

(vi) any change in (i) the legal name of the Company or any of its Subsidiaries, (ii) the address of the chief executive office of the Company or any of its Subsidiaries, (iii) the jurisdiction of formation of the Company or any of its Subsidiaries, or (iv) the location of any Collateral or the records of the Company or any of its Subsidiaries with respect to accounts.

(f) Payment of Taxes and Claims. The Company and each of its Subsidiaries shall pay each tax or other assessment or governmental charge or levy imposed upon the Company or any of its Subsidiaries or their respective property prior to the time when any material penalties or interest (except interest during extensions of time for filing of tax returns) accrue with respect thereto, as well as any lawful claim for labor, materials or supplies which if unpaid might become a lien or charge upon the properties of the Company or any of its Subsidiaries or any part thereof.

(g) Compliance With Law. The Company and each of its Subsidiaries shall comply in all material respects with the requirements of all present and future applicable Laws

(h) Access to Records. The Lender shall, upon reasonable notice to the Company and at reasonable times, be provided with access to all tax, financial and other books and records of, and senior officers of, the Company and each of its Subsidiaries.

6. Guaranty.

(a) For value received, the Guarantor hereby unconditionally and irrevocably guarantees to the Lender all Obligations. The Lender may bring a separate action against the Guarantor for any accrued but unpaid Obligations without making any demand upon the Company, and without separately proceeding against the Company, and without pursuing any other remedy.

(b) The Lender shall have the right, without notice to the Guarantor, to: (i) renew, extend, accelerate, waive, compromise, release, restructure and otherwise modify, or refuse to modify, the Obligations, the liability of any Person therefor as principal, guarantor, surety or otherwise, and/or any security therefor; and (ii) pursue or not pursue, or make elections among, the Lender’s remedies against any such Persons, even if any rights that the Guarantor may have, including subrogation, reimbursement, indemnity, contribution and/or participation in security, are impaired or extinguished. The Guarantor waives any right or defense that might arise by reason of the Lender’s exercise of any such rights.

(c) The Guarantor’s liability shall not be affected by any circumstance constituting legal or equitable discharge of a guarantor or surety other than payment in full of the Obligations. The Guarantor hereby waives, and agrees not to exercise, any rights it may have arising from or based on: (i) any right to require the Lender to proceed against the Company or any other guarantor or other person, or to pursue any other remedy whatsoever; (ii) any defense based upon any legal disability of, any discharge or limitation of the liability of, any restraint or stay applicable to actions against, or the lack of authority or termination of existence of, the Company or any guarantor or other Person; (iii) any right of setoff, recoupment or counterclaim; (iv) presentment, protest, notice of acceptance, notice of protest, notice of dishonor and notice of any action or inaction; (v) any defense based upon negligence of the Lender, including any failure to file a claim in any bankruptcy; (vi) all rights of subrogation, reimbursement, indemnity and/or contribution, and all rights to enforce any remedy that the Lender may have against the Company or another Person; and (vii) any defense related to any change in the Person(s) primarily liable for the Obligations, whether by reason of a change in the structure of the Company, assumption of the Obligations by another Person, or otherwise. The Guarantor will not institute, and will cause its affiliates not to institute, any Proceedings asserting that the guaranty contained in this Section 6 or any term or condition set forth herein is illegal, invalid or unenforceable in accordance with its terms.

(d) The Guarantor’s liability shall continue in effect notwithstanding payment or performance by the Company such that, if any such payment or performance is avoided or recovered from or returned by the Lender in connection with the bankruptcy, insolvency or reorganization of the Company or otherwise, the Guarantor shall remain liable as though such payment or performance had not occurred. The Lender may elect in its sole discretion whether to contest a demand or claim that payment or performance should be avoided, recovered or returned.

(e) The Guarantor’s obligations under this Section 6 shall not be altered, limited, stayed or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of the Company, or by any defense the Company may have to the Obligations by reason of any order, decree, or decision of any court or administrative body resulting from any such proceeding. Any stay of enforcement or stay of acceleration of the time for payment of any of the Obligations as against the Company or any other Person, in bankruptcy or otherwise, shall not affect the Guarantor’s liability under this Note or the time for performance by the Guarantor hereunder.

7. Assignment. The rights and obligations of the Company and the Holder of this Note will be binding upon and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. Notwithstanding the foregoing, Company may not assign, pledge or otherwise transfer this Note without the prior written consent of the Holder.

8. Waivers. Other than as set forth herein, the Company hereby irrevocably waives notice of intent to demand, presentment for payment, notice of nonpayment, protest, notice of set off, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices in connection with the delivery, acceptance, collection and/or enforcement of this Note.

9. Waiver and Amendment. No provision of this outstanding Note shall be waived or modified without the written consent of the Company and the Holder.

10. Exculpation. Notwithstanding anything to the contrary contained in this Note, neither Lender nor any present or future shareholder, director, officer or partner of Lender or of any entity which is now or hereafter a shareholder, director, officer or partner of Lender, shall have any personal liability, directly or indirectly, under or in connection with this Note or any agreement made or entered into under or in connection with the provisions of this Note, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter, and the Company hereby forever and irrevocably waives and releases any and all such personal liability. The limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation on liability applicable to Lender provided by law or by any other contract, agreement or instrument.

11. Lost Documents. Upon receipt by the Company of evidence and indemnity satisfactory to it of the loss, theft, destruction or mutilation of, and upon surrender and cancellation of this Note, if mutilated, the Company will make and deliver in lieu of this Note a new note of the same series and of like tenor and unpaid principal amount and dated as of the date to which interest, if any, has been paid on the unpaid principal amount of this Note.

12. Severability. If any provision of this Note becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Note, and such court will replace such illegal, void or unenforceable provision of this Note with a valid and enforceable provision that will achieve, to the extent possible, the same economic, business and other purposes of the illegal, void or unenforceable provision. The balance of this Note shall be enforceable in accordance with its terms.

13. Counterparts. This Note may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

14. Costs. If, and as often as, this Note is referred to an attorney for the collection of any sum payable hereunder, or to defend or enforce any of Lender’s rights hereunder, or to commence an action, cross-claim, third-party claim or counterclaim by Lender against the Company relating to this Note, the Company agrees to pay to Lender all reasonable out-of-pocket third-party costs incurred in connection therewith including reasonable and documented attorneys’ fees (including such fees incurred in appellate, bankruptcy or insolvency proceedings), with or without the institution of any action or proceeding, and in addition all documented costs, disbursements and allowances provided by law.

15. Sole and Absolute Discretion. Any option, consent, approval, discretion or similar right of Lender set forth in this Note may be exercised by Lender in its sole discretion, unless the provisions of this Note or the other Loan Documents specifically require such option, consent, approval, discretion or similar right to be exercised in Lender’s reasonable discretion.

16. Loan Documents. The parties hereto are entitled to all of the benefits, and subject to all of the limitations, provided in the Loan Documents, which are hereby incorporated herein by reference as though set forth herein in their entirety.

17. Marshaling. Lender shall not be required to marshal any present or future security for the Obligations, or to resort to such security or guarantees in any particular order. To the extent that it lawfully may, the Company hereby agrees that it will not invoke any law that might cause delay in or impede the enforcement of the rights of Lender under this Note or under any other instrument evidencing any of the Obligations or pursuant to which any of the Obligations were issued or by which any of the Obligations are secured or guaranteed, and to the fullest extent it lawfully may, the Company irrevocably waives the benefits of all such laws.

18. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial, Etc.

(a) Governing Law. This Note, and all claims arising out of or relating to it, shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws.

(b) SUBMISSION TO JURISDICTION/SERVICE OF PROCESS. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, FOR

THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE, THE SUBJECT MATTER HEREOF, ANY OTHER LOAN DOCUMENT AND THE SUBJECT MATTER THEREOF. THE COMPANY TO THE EXTENT PERMITTED BY APPLICABLE LAW (A) HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN THE ABOVE-NAMED COURTS ANY CLAIM THAT IT IS NOT SUBJECT PERSONALLY TO THE JURISDICTION OF SUCH COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM ATTACHMENT OR EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS NOTE, THE SUBJECT MATTER HEREOF, THE OTHER LOAN DOCUMENTS OR THE SUBJECT MATTER THEREOF (AS APPLICABLE) MAY NOT BE ENFORCED IN OR BY SUCH COURT, (B) HEREBY WAIVES THE RIGHT TO REMOVE ANY SUCH ACTION, SUIT OR PROCEEDING INSTITUTED BY A LENDER IN STATE COURT TO FEDERAL COURT, OR TO REMAND AN ACTION INSTITUTED IN FEDERAL COURT TO STATE COURT AND (C) HEREBY WAIVES THE RIGHT TO ASSERT IN ANY SUCH ACTION, SUIT OR PROCEEDING ANY OFFSETS OR COUNTERCLAIMS EXCEPT COUNTERCLAIMS THAT ARE COMPULSORY OR OTHERWISE ARISE FROM THE SAME SUBJECT MATTER. THE COMPANY AGREES THAT ITS SUBMISSION TO JURISDICTION IS MADE FOR THE EXPRESS BENEFIT OF LENDER. FINAL JUDGMENT AGAINST THE COMPANY IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN ANY OTHER JURISDICTION (X) BY SUIT, ACTION OR PROCEEDING ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF INDEBTEDNESS OR LIABILITY OF THE COMPANY THEREIN DESCRIBED, OR (Y) IN ANY OTHER MANNER PROVIDED BY OR PURSUANT TO THE LAWS OF SUCH OTHER JURISDICTION.

(c) WAIVER WITH RESPECT TO DAMAGES. THE COMPANY ACKNOWLEDGES THAT LENDER DOES NOT HAVE ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, THE COMPANY ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR THE OTHER LOAN DOCUMENTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY SHALL NOT ASSERT, AND THE COMPANY HEREBY WAIVES, ANY CLAIMS AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS NOTE, ANY OTHER LOAN DOCUMENT, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(d) WAIVER OF JURY TRIAL. THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT THAT THE COMPANY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION ARISING IN ANY WAY IN CONNECTION WITH THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY OTHER STATEMENTS OR ACTIONS OF THE LENDER. THE COMPANY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE LENDER TO DISBURSE THE MONEY EVIDENCED BY THIS NOTE AND TO ENTER INTO THE OTHER LOAN DOCUMENTS.

19. Release. In consideration of, among other things, Lender’s execution and delivery of this Note, concurrently with the advancement of any Loan by Lender, the Company, the Company’s equityholders and residual claimants and each Guarantor, on behalf of itself and the respective successors and assigns of each (collectively, the “Releasors”), hereby forever agrees and covenants not to sue or prosecute against the Releasees (defined below) and hereby forever waives, releases and discharges each Releasee from, any and all claims (including, without limitation, cross-claims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential and punitive damages, demands, agreements, bonds, bills, specialties, covenants, controversies, torts, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”), that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether arising at law or in equity, against Lender in any capacity and its shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys, advisors, auditors, affiliates, consultants and other representatives of each of the foregoing (collectively, the “Releasees”), based in whole or in part on facts whether or not now known, existing on or before the date of the most recent advance of Loans hereunder, that relate to, arise out of or otherwise are in connection with this Note or any transactions contemplated hereby or any acts or omissions in connection therewith or the negotiation thereof, provided, however, that the foregoing shall not release Lender from the express obligations under this Note. The provisions of this Section 19 shall survive the repayment of this Note.

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the day and year as first written above.

ODYSSEY MARINE ENTERPRISES, LTD.

By:
Name:
Title:

Address:

ODYSSEY MARINE EXPLORATION, INC.

By:
Name:
Title:

Address:

ACCEPTED AND AGREED TO:

MINERA DEL NORTE, S.A. DE C.V.

By:	/s/ Alonso Ancira Elizondo
Name:	Alonso Ancira Elizondo
Title:	Authorized Person

Address:

[Signature Page to Promissory Note]

LOANS AND PAYMENTS OF PRINCIPAL

Date	Loan No.	Amount of Loan	Amount of Principal Paid	Unpaid Principal Balance	Notation Made By

Schedule 1.1(d)

Current Agreements Providing for the Purported Transfer of Oceanica Equity (to the Extent Enforceable Under Applicable Law)

•	The Loan Agreement, dated as of August 14, 2014, by and between Guarantor and Monaco Financial, LLC.

**	The joinder by the by the Company of the foregoing agreements or the recordation of a pledge with respect to those agreements on the records of Oceanica shall not constitute Permitted Encumbrances.

Schedule 5(a)

Existing Debt

None.

EXECUTION VERSION

AMENDMENT NO. 1 TO

PROMISSORY NOTE

This AMENDMENT NO. 1 TO PROMISSORY NOTE (this “Amendment”) is made and entered into as of April 10, 2015, by and between Odyssey Marine Enterprises, Ltd., a Bahamas company (the “Company”), whose address is Lyford Financial Centre, Lyford Cay, P.O. Box N-7776, Nassau, and Minera del Norte, S.A. de C.V. (the “Lender”). The Company and the Lender are referred to herein from time to time collectively as the “Parties”, and each individually, as a “Party”. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Note.

WHEREAS, the Parties entered into a Promissory Note, dated as of March 11, 2015 (the “Note”);

WHEREAS, the Parties desire to amend certain terms set forth in the Note;

WHEREAS, pursuant to Section 9 of the Note, the Note may only be modified with the written consent of the Company and the Holder; and

WHEREAS, the Lender is currently the Holder of the Note.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Amendment, intending to be legally bound, agree as follows:

1.	Amendment of Section 2(a) of the Note. Section 2(a) of the Note is hereby deleted in its entirety and replaced with the following provision:

“(a) Unless otherwise converted as provided herein, the Adjusted Principal Balance will be due and payable in full on (i) September 30, 2015, (ii) if and only if the Investor shall have terminated the Stock Purchase Agreement pursuant to Section 8.1(d)(iii) thereof, March 30, 2016 or (iii) if and only if the Investor shall have terminated the Stock Purchase Agreement pursuant to Section 8.1(d)(v) thereof, on the date of such termination (the “Maturity Date”).”

2.	Full Force and Effect. From and after the date hereof, all references in the Note to “this Note,” “hereof” or words of similar import shall mean the Note as amended by this Amendment. Except as expressly set forth herein, the Note shall remain in full force and effect on the terms and conditions set forth therein.

3.	Miscellaneous. All terms and provisions contained in Section 7 through Section 19 of the Note, including all related definitions, are incorporated herein by reference to the same extent as if expressly set forth herein.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first above written.

ODYSSEY MARINE ENTERPRISES, LTD.

By:	/s/ Mark D. Gordon
Name: Mark D. Gordon
Title: Vice President

MINERA DEL NORTE S.A. DE C.V.

By:	/s/ Alonso Ancira Elizondo
Name: Alonso Ancira Elizondo
Title: Authorized Person

[Signature Page to Amendment No. 1 to Promissory Note]

Appendix D

PLEDGE AGREEMENT

PLEDGE AGREEMENT, dated as of March 11, 2015 (this “Agreement”), between MINERA DEL NORTE, S.A. DE C.V., a Mexican societe anonime (hereinafter referred to as “PLEDGEE”), ODYSSEY MARINE ENTERPRISES LTD., a corporation existing under the laws of the Commonwealth of The Bahamas, (hereinafter referred to as “ODYSSEY” or “PLEDGOR”), and OCEANICA RESOURCES, S. DE R.L., a sociedad de responsabilidad limitada existing under the laws of the Republic of Panama (hereinafter referred to as “OCEANICA”).

PLEDGEE, PLEDGOR and OCEANICA are referred to herein, individually, as a “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, ODYSSEY is the owner of certain participation quotas (the “Pledged Quotas”) described in Schedule I hereto and issued by OCEANICA as stated in Schedule I; and

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of the date hereof (the “Stock Purchase Agreement”), among Odyssey Marine Exploration, Inc., the guarantor named therein and PLEDGEE, PLEDGEE has agreed to advance to PLEDGOR, in one or more transactions, up to FOURTEEN MILLION SEVEN HUNDRED FIFTY UNITED STATES DOLLARS (US$14,750,000) on or after the date hereof (each advance received by PLEDGOR from PLEDGEE, an “Advance”) and it is a condition precedent to the making of any Advance by PLEDGEE that PLEDGOR shall have made the pledge contemplated by this Agreement.

WHEREAS, pursuant to the Call Option Agreement, dated as of the date hereof (the “Call Option Agreement”), by PLEDGOR in favor of PLEDGEE, PLEDGOR has agreed to sell to PLEDGEE certain participation quotas described therein, subject to the purported prior rights, to the extent enforceable under applicable Law, of (i) Monaco Financial LLC to purchase up to 3,174,603 quotas pursuant to the Monaco Option as described in the Call Option Agreement (the “Monaco Option”) and (ii) Monaco Financial, LLC to hold a Lien on 10,000,000 quotas in Oceanica granted by Odyssey Marine Exploration, Inc. (“OMEX”) as a security for $10.0 million of indebtedness owed by OMEX to Monaco Financial, LLC, pursuant to the Loan Agreement, dated as of August 14, 2014, by and between Monaco Financial, LLC and the Odyssey Marine Exploration, Inc (the “Monaco Pledge”).

NOW, THEREFORE, in consideration of the premises and in order to induce PLEDGEE to make any and all Advances and enter into the Call Option Agreement, PLEDGOR hereby agrees as follows:

SECTION 1. Pledge. In order to secure the Obligations, PLEDGOR hereby pledges to PLEDGEE, and grants to PLEDGEE a security interest in the Pledged Quotas and the certificates representing the Pledged Quotas and all instruments and other property (including cash and cash equivalents received upon the disposition of any of the Pledged Collateral) from time to time received or receivable in exchange for any or all of the Pledged Quotas, including pursuant to the Monaco Option and the Call Option Agreement (the “Pledged Collateral”).

SECTION 2. Security for Obligations. This Agreement secures the payment and performance of all obligations of PLEDGOR to PLEDGEE now or hereafter existing under the terms of the Stock Purchase Agreement, the Call Option Agreement, the Note (as defined in the Stock Purchase Agreement) or any other agreement with respect to the Advances or the transactions contemplated by any of the foregoing, whether for principal or interest or fees or otherwise, and all obligations of PLEDGOR now or hereafter existing under this Agreement (all such obligations of the PLEDGOR being the “Obligations”).

SECTION 3. Delivery of Pledged Collateral; Filings. All certificates or instruments representing or evidencing the Pledged Collateral shall be delivered to and held by PLEDGEE pursuant hereto. Oceanica will (i) on or prior to the date hereof, annotate the Pledge over the Pledged Quotas in the Stock Registry of the Oceanica and (ii) as soon as practicable after the date hereof, and in any event within five business days, register the Pledge in the Panamanian Public Registry. Any and all Pledged Collateral (including, without limitation, dividends, interest, other cash distributions, and proceeds of sale pursuant to the Monaco Option or the Call Option Agreement) at any time received or held by PLEDGOR shall be so received or held in trust for PLEDGEE, shall be segregated from other property of PLEDGOR and shall be forthwith delivered to PLEDGEE in the same form as so received or held, with any necessary indorsements.

SECTION 4. Representations and Warranties of PLEDGOR. PLEDGOR represents and warrants as follows:

(a) that it is duly organized, validly existing and in good standing under the laws of the its jurisdiction of formation and its duly qualified to do business and its in good standing in all jurisdictions in which the nature of the business it conducts make such qualifications necessary.

(b) the execution, delivery and performance by PLEDGOR of this Agreement has been duly authorized by all necessary corporate action of PLEDGOR and do not and will not: (i) contravene PLEDGOR’s constitutional documents; (ii) violate in any material respect any provision of any applicable law, rule, regulation, order, writ, judgment, injunction or decree, presently in effect and binding on PLEDGOR; or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which PLEDGOR is party or by which it or its property may be bound or affected;

(c) the Pledged Quotas have been duly authorized and validly issued and are fully paid and non-assessable;

(d) PLEDGOR is the sole holder of record of the Pledged Quotas and legal and beneficial owner of the Pledged Collateral free and clear of any liens, encumbrances, security interest, options, warrants or other charges or rights of third parties whatsoever, except for: (i) the security interest created by this Agreement; (ii) with respect to 10,000,000 quotas, the Monaco Pledge, to the extent enforceable under applicable Law; and (iii) with respect to 3,174,603 quotas, the Monaco Option, to the extent enforceable under applicable Law.

(e) this Agreement is the legal, valid and binding obligation of PLEDGOR, enforceable against PLEDGOR in accordance with its terms subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors’ rights generally;

(f) upon the taking of the following action, the pledge of the Pledged Quotas pursuant to this Agreement creates a valid and perfected security interest in the Pledged Collateral securing the payment of the Obligations: (i) PLEDGEE having possession of the certificate for the Pledged Quotas, (ii) the Pledge over the Pledged Quotas has been annotated in the Stock Registry of Oceanica, and (iii) the Pledge being recorded in the Panamanian Public Registry]; the pledge of the Pledged Quotas pursuant to this Agreement creates a valid first priority security interest in the Pledged Collateral securing the payment of the Obligations, subject only to with respect to 10,000,000 quotas, the Monaco Pledge, to the extent the Monaco Pledge is enforceable under applicable Law;

(g) No authorization, approval or other action by, and no notice to or filing with, any governmental authority, regulatory body or other person or entity, other than the members of OCEANICA listed in Schedule II, is required for the Pledge by PLEDGOR of the Pledged Collateral pursuant to this Agreement or for the due execution, delivery or performance of this Agreement by PLEDGOR, and

(h) the exercise by PLEDGEE of any of its rights and remedies hereunder will not contravene any law or contractual restrictions binding on or affecting PLEDGOR.

SECTION 5. Representations and Warranties of OCEANICA. OCEANICA represents and warrants as follows:

(a)	That it agrees and acknowledges the Pledge made by PLEDGOR to PLEDGEE in the terms agreed upon by the Parties within this Agreement.

(b)	That all the members of OCEANICA set forth in Schedule II authorize and agree on the following: (i) that they give their express consent for PLEDGOR to pledge the Pledged Quotas, (ii) that any Event of Default will give PLEDGEE the right to exercise its remedies with respect to the Pledged Collateral as set forth in Section 14 or as otherwise available to it under applicable law, (iii) that they expressly authorize and consent PLEDGEE to become a member of OCEANICA in case of any Event of Default, and iv) that they waive their preferential right over the Pledge Quotas.

SECTION 6. Further Assurances. (a) PLEDGOR agrees that at any time and from time to time, at the expense of PLEDGOR, PLEDGOR will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable or that PLEDGEE may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable PLEDGEE to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

(b) PLEDGOR hereby authorizes PLEDGEE or its designee to file or make any required filing or application necessary or desirable to perfect and protect any security interest granted or purported to be granted hereby or to enable PLEDGEE to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

(c) Upon receipt by PLEDGOR of any material notice, report or other communication from OCEANICA relating to all or any part of the Pledged Collateral that can reasonably be expected to have an adverse effect on the Collateral, PLEDGOR shall deliver such notice, report or other communication to PLEDGEE as soon as possible, but in no event later than five (5) days following the receipt thereof by PLEDGOR.

SECTION 7. Event of Default The occurrence of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default):

(a) The occurrence of any “Event of Default” under and as defined in the Note.

(b) Breach by PLEDGOR of any obligation set forth in the Stock Purchase Agreement, this Agreement or the Call Option Agreement, including, without limitation, any termination or acceleration of this Agreement in accordance with Sections 12 or 13 hereof.

SECTION 8. Voting Rights. (a) So as long as no Event of Default shall have occurred and be continuing, PLEDGOR shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Call Option Agreement, the Stock Purchase Agreement or the Note.

(b) Upon the occurrence and during the continuance of an Event of Default, all rights of PLEDGOR to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a), shall cease, and all such rights shall thereupon become vested in PLEDGEE, who shall thereupon have the sole right to exercise such voting or other consensual rights. PLEDGOR shall execute and deliver (or cause to be executed and delivered) to PLEDGEE all such proxies and other instruments as PLEDGEE may reasonably request for the purpose of enabling PLEDGEE to exercise the voting and other rights which it is entitled to exercise pursuant to the preceding sentence.

SECTION 9. Transfers and Other Liens; Issue of Substituted Quotas. (a) PLEDGOR agrees that it will not (i) sell (except pursuant to the terms of the Monaco Option, to the extent enforceable by applicable Law, or the Call Option Agreement) or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Pledged Collateral, except for the security interest under this Agreement.

(b) PLEDGOR agrees that it will, so long as any Obligations remain outstanding pledge to PLEDGEE hereunder, immediately upon their acquisition thereof, any and all participation quotas issued in substitution for the Pledged Quotas.

SECTION 10. PLEDGEE May Perform. Upon the occurrence and during the continuance of an Event of Default, if PLEDGOR fails to perform any agreement contained herein, PLEDGEE, after giving three (3) Business Day’s notice to PLEDGOR of its intention to perform, may itself perform, or cause performance of, such agreement, and the expenses of PLEDGEE incurred in connection therewith shall be payable by PLEDGOR under Section 15.

SECTION 11. Reasonable Care. PLEDGEE shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in PLEDGEE’s possession if the Pledged Collateral is accorded treatment substantially equal to that which PLEDGEE accords its own property, except that PLEDGEE shall not be excused from liability for its gross negligence or willful misconduct. It is hereby understood that PLEDGEE shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not PLEDGEE has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

SECTION 12. Termination. This agreement can be terminated at any time by PLEDGEE constituting sufficient cause for PLEDGEE to demand full and immediate payment, regardless of the duration of the agreement, for any of the following:

(a) Any delays in the payment of any of the Obligations.

(b) If PLEDGEE deems PLEDGOR’s financial condition has deteriorated up to a point where PLEDGOR is not capable of paying its Obligations to PLEDGEE or any other creditor.

(c) The installment of any bankruptcy proceedings, insolvency, attachments or creditor’s meetings against the PLEDGOR.

(e) If PLEDGOR does not abide by any and all obligations under this contract.

SECTION 13. Automatic Acceleration. As stipulated in Section 12 herein, PLEDGEE’s demand of full and immediate payment will make all amounts owed past due and payable, for which PLEDGOR waives domicile, renounces to all service of process and jurisdiction requirements and the right of exception for the installment of executive proceedings against PLEDGEE.

SECTION 14. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

(a) PLEDGEE may exercise in respect of the Pledged Collateral all rights and remedies provided for herein or otherwise available to PLEDGEE at that time, and PLEDGEE may also, upon giving at least twenty (20) business days’ notice to PLEDGOR of the time and place of a public sale, sell the Pledged Collateral or any part thereof in one or more tranches at public sale for cash, and at such price or prices as are commercially reasonable provided such price or prices are no less than the price valuation obtained by PLEDGEE for the Pledged Collateral from an independent valuer prior to any such sale taking place and a copy of such valuation has been delivered to PLEDGOR five (5) business days prior to the date of any public sale.

(b) All cash proceeds received by PLEDGEE in respect of any sale of all or any part of the Pledged Collateral shall be applied (after payment of any amounts payable to PLEDGEE pursuant to Section 14) in whole by PLEDGEE against, all or any part of the Obligations in such order as PLEDGEE shall elect. Any surplus of such cash or cash proceeds held by PLEDGEE and remaining after payment in full of all the Obligations shall be paid over to PLEDGOR.

SECTION 15. Expenses. PLEDGOR will upon demand pay to PLEDGEE the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, which PLEDGEE may incur in connection with (i) the exercise of or enforcement of any of the rights of PLEDGEE hereunder or (ii) failure by PLEDGOR to perform or observe any of the provisions hereof.

SECTION 16. Security Interest Absolute. All rights of PLEDGEE and security interests hereunder, and all obligations of PLEDGOR hereunder, shall be absolute and unconditional irrespective of:

(a) Any lack of validity or enforceability of the terms of the Obligations or any other agreement or instrument relating thereto, and

(b) Any other circumstance which might otherwise constitute a defense available to, or a discharge of PLEDGOR in respect of the Obligations or in respect of this Agreement.

SECTION 17. Amendments Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by PLEDGOR herefrom, shall in any event be effective unless the same shall be in writing and signed by PLEDGEE and PLEDGOR, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 18. Addresses for Notices. All notices and other communications provided for hereunder shall be delivered to the following persons and in accordance with the communication details stated herein:

If to PLEDGEE:

Minera del Norte, S.A. de C.V.

Campos Eliseos No. 29

Col. Rincon del Bosque

11580 Mexico D.F.

Mexico

Attn: Mr. Andres Gonzalez Saravia

Facsimile: 52 (866) 633-8050

With a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Maurice M. Lefkort

Facsimile: (212) 728-8111

If to PLEDGOR:

Odyssey Marine Exploration, Inc.

5215 W. Laurel Street

Suite 210

Tampa, Fl 33607

Attention: Chief Executive Officer

with copies to:

Akerman LLP

401 E. Jackson Street, Suite 1700

Tampa, FL 33602

Attention: David M. Doney

Facsimile: (813) 218-5404

SECTION 19. Continuing Security Interest. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (a) remain in full force and effect until payment in full of the Obligations, (b) be binding upon PLEDGOR, its successors and assigns, and (c) inure to the benefit of PLEDGEE and its successors , transferees and assigns. Upon the payment in full of the Obligations, PLEDGOR shall be entitled to the return, upon their request and their expense, of the Pledged Collateral or such of the Pledged Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

SECTION 20. Governing Law Terms. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Panama.

SECTION 21. Exclusive Forum in Designated Courts. Any dispute, controversy, proceeding or claim arising out of or relating to: (i) this Agreement or the subject matter hereof, (ii) the breach, termination, enforcement, interpretation or validity of this Agreement, or (iii) the relationship among the parties hereto or thereto, in each case, whether in contract, tort, common or statutory law, equity or otherwise, shall be brought exclusively in either (x) the United States District Court for the Southern District of New York, to the extent that such court has subject matter jurisdiction, or (y) the Commercial Division of the Supreme Court of the State of New York in the County of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the County of New York) (the “Designated Court”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract, common or statutory law, equity or otherwise arising out of or relating to this Agreement or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement or the subject matter hereof may not be enforced in or by such Designated Court.

SECTION 22. Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 18 and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

SECTION 23. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

SECTION 24. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid or enforceable, such provision and (ii) the remainder shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall, taken together, be considered one and the same agreement. The execution of this Agreement by any of the Parties may be evidenced by way of a facsimile transmission of such Party’s signature, or a photocopy of such facsimile transmission, or by way of an e-mail in a portable document format (PDF), and such facsimile or e-mail signature shall be deemed to constitute the original signature of such Party thereto.

SECTION 26. Authorization. The Parties hereby expressly authorize Mario A. Vlieg, to appear before a Notary Public in the Republic of Panama to notarize, as well as to record this Pledge Agreement before the Panamanian Public Registry.

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first above written.

MINERA DEL NORTE, S.A. DE C.V.		ODYSSEY MARINE ENTERPRISES LTD.		OCEANICA RESOURCES, S. DE R. L.

By:	/s/ Lilia Aminta de Salcedo	By:	/s/ Mark D. Gordon	By:	/s/ Greg Stemm
Name:	Lilia Aminta de Salcedo	Name:	Mark D. Gordon	Name:	Greg Stemm
Title:	Attorney in Fact	Title:	Director & Vice President	Title:	Secretary

		Melinda J. MacConnel		Alice Copeland
Witness		Witness		Witness

[Signature page to Pledge Agreement]

SCHEDULE I

PLEDGED QUOTAS BY PLEDGOR

Odyssey Marine Enterprises Ltd.

Company	Jurisdiction of Incorporation	Number of Quotas
Oceanica Resources S. de R.L.	Republic of Panama	54,000,000

Appendix E

CERTIFICATE OF DESIGNATION

OF THE RIGHTS AND PREFERENCES OF THE

SERIES AA-1 CONVERTIBLE PREFERRED STOCK

AND THE

SERIES AA-2 CONVERTIBLE PREFERRED STOCK

OF

ODYSSEY MARINE EXPLORATION, INC.1

The undersigned, the Chief Executive Officer of Odyssey, Inc., a Nevada corporation (the “Corporation”), in accordance with the provisions of Chapter 78 of the Nevada Revised Statutes, does hereby certify that, pursuant to the authority conferred upon the Board of Directors by the Amended and Restated Articles of Incorporation of the Corporation (as may be amended from time to time, the “Articles”), the following resolution creating two series of Preferred Stock, designated as Series AA-1 Convertible Preferred Stock and Series AA-2 Convertible Preferred Stock, was duly adopted on             , 2015, as follows:

Section 1.	Designation and Number.

(a) Series AA-1 Preferred Stock. One series of Preferred Stock shall be designated as Series AA-1 Convertible Preferred Stock, par value $0.0001 per share (the “Series AA-1 Preferred Stock”). The number of shares initially constituting the Series AA-1 Preferred Stock shall be 16,854,007, which number may be decreased (but not increased) by the Board of Directors of the Corporation (the “Board of Directors”) without a vote of stockholders; provided, however, that such number may not be decreased below the sum of the number of then outstanding shares of Series AA-1 Preferred Stock plus the number of shares of Series AA-1 Preferred Stock issuable under the terms of the Purchase Agreement.

(b) Series AA-2 Preferred Stock. One series of Preferred Stock shall be designated as Series AA-2 Convertible Preferred Stock, par value $0.0001 per share (the “Series AA-2 Preferred Stock”). The number of shares initially constituting the Series AA-2 Preferred Stock shall be 14,446,290, which number may be decreased (but not increased) by the Board without a vote of stockholders; provided, however, that such number may not be decreased below the sum of the number of then outstanding shares of Series AA-2 Preferred Stock plus the number of shares of Series AA-2 Preferred Stock issuable under the terms of the Purchase Agreement.

[1]	Note to Draft: Certificate of Designation to be filed after filing the Amendment to the Articles of Incorporation giving effect to the Preliminary Transaction.

Section 2.	Relative Rights and Ranking.

(a) Each share of each Series of Class AA Preferred Stock shall be identical and treated equally in all respects with each other share of each Series, except that each Series shall have a different Liquidation Preference and each Share may have a different date of issue.

(b) Each share of Class AA Preferred Stock shall rank pari passu with all other shares of Class AA Preferred Stock and senior to all other classes and series of Junior Stock (as defined below) of the Corporation now or hereafter authorized including, without limitation, the Common Stock.

Section 3.	Dividends and Distributions.

(a) In the event that the Corporation shall declare a dividend or make any other distribution (including, without limitation, in cash, in capital stock (which shall include, without limitation, any options, warrants or other rights to acquire capital stock) of the Corporation, whether or not pursuant to a stockholder rights plan, “poison pill” or similar arrangement, or other property or assets) to holders of Common Stock, then the Board of Directors shall declare, and the holder of each share of Class AA Preferred Stock shall be entitled to receive, a dividend or distribution in an amount equal to the amount of such dividend or distribution received by a holder of the number of shares of Common Stock for which such share of Class AA Preferred Stock is convertible on the record date for such dividend or distribution. Any such amount shall be paid to the holders of shares of Class AA Preferred Stock at the same time such dividend or distribution is made to holders of Common Stock.

(b) The holders of shares of Class AA Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.

Section 4.	Voting Rights.

(a) General Voting Rights. In addition to any voting rights provided by law, so long as any shares of Class AA Preferred Stock are outstanding, each share of Class AA Preferred Stock shall entitle the holder thereof to (i) receive notice of all special and annual meetings of stockholders in accordance with the Certificate of Incorporation and By-laws of the Corporation as if they are holders of Common Stock, and (ii) vote, in person or by proxy, at a special or annual meeting of stockholders, on all matters voted on by holders of Common Stock voting together as a single class with other shares entitled to vote thereon. With respect to any such vote, each share of Class AA Preferred Stock shall entitle the holder thereof to cast that number of votes per share as is equal to the number of votes that such holder would be entitled to cast had such holder converted such holder’s shares of Class AA Preferred Stock into Common Stock on the record date for determining the stockholders of the Corporation eligible to vote on any such matters.

(b) Series Voting Rights. So long as any shares of any Series are outstanding, the Corporation may not amend, modify or waive (by merger, consolidation or otherwise) the provisions of the Articles, the Corporation’s bylaws or this Certificate of Designation in a way that would adversely affect the rights, preferences or privileges of that Series relative to any other Series without the prior vote or written consent of holders representing at least a majority of the then outstanding shares of such Series, voting together as a separate class.

(c) Class Voting Rights. So long as a majority of the shares of the Class AA Preferred Stock issued by the Corporation are outstanding, the Corporation shall not take, and shall cause its Subsidiaries not to take or consummate, any of the actions or transactions described in this Section 4(c) without the prior written consent of a majority of the outstanding shares of the Class AA Preferred Stock (any such action or transactions without such prior written consent being null and void ab initio and of no force or effect):

(i) amend, alter, modify or repeal the Articles, this Certificate of Designation or the by-laws of the Corporation, or amend the organization documents of any Material Subsidiary;

(ii) create, or authorize the creation of, any additional class or series of capital stock of the Corporation (or any security convertible into or exercisable for any class or series of capital stock of the Corporation) or issue or sell, or obligate itself to issue or sell, any securities of the Corporation or any Material Subsidiary (or any security convertible into or exercisable for any class or series of capital stock of the Corporation or any Material Subsidiary), including any class or series of capital stock of the Corporation that ranks superior to or in parity with the Class AA Preferred Stock in rights, preferences or privileges (including with respect to dividends, liquidation, redemption or voting other than pursuant to the Purchase Agreement;

(iii) issue any shares of Class AA Preferred Stock other than pursuant to the Purchase Agreement;

(iv) approve or consummate any Change of Control, merger, or other business combination, or liquidation, winding up, or bankruptcy involving the Corporation (or any of its Material Subsidiaries), or sell all or substantially all of the Corporation’s consolidated assets or all or substantially all of the equity in, or assets of, any Material Subsidiaries;

(v) Transfer any equity in Oceanica or any equity in any Subsidiary that directly or indirectly owns any equity in Oceanica, other than pursuant to agreements listed in the Schedules to the Purchase Agreement, or amend or consent to the amendment of the articles of incorporation or member agreement of Oceanica;

(vi) incur any Debt, or guarantee the Debt, liabilities or obligations of any other Person, in an amount in the aggregate greater than $10,000,000, other than: (A) letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or (B) indebtedness that is only recourse to specific assets of the Corporation or any of its Material Subsidiaries which assets do not include any equity in Oceanica or any equity in any Subsidiary that directly or indirectly owns any equity in Oceanica;

(vii) make any single or series of related acquisitions or dispositions during any twelve month period that, individually or in the aggregate, exceed $10,000,000;

(viii) redeem, purchase, acquire, retire or repurchase any equity or rights to acquire equity in the Corporation or any of its Securities, other than (A) the acquisition of options or Common Stock upon the net exercise of any options for Common Stock; or (B) the purchase equity from former employees upon the termination of their employment.

(ix) issue any equity or rights to acquire equity as compensation to employees since January 1, 2015 in excess of [                ]2 shares of Common Stock.

(x) engage in any transaction with any affiliates of the Corporation (including affiliates of family members of such affiliates), either (a) in an amount greater than $50,000, other than compensation approved by the Board, or (b) other than on an arms’-length basis.

(xi) approve, enter into, modify, amend or terminate any employment agreement with, or consummate any employment agreement involving, the chief executive officer, chief operating officer, or chief financial officer of the Corporation, whether or not the person in question holds such title.

(xii) agree or commit to do any of the foregoing.

Section 5.	Certain Restrictions.

(a) Whenever dividends that have accrued but not yet been paid on shares of Class AA Preferred Stock as provided in Section 2, at such time and thereafter until all unpaid dividends that have otherwise accrued but not yet been paid, whether or not declared, on the outstanding shares of Class AA Preferred Stock shall have been paid in full or declared and set apart for payment or

[2]	Note to draft: insert number of equity equivalents granted on 1-2-15 adjusted for the 1:6 reverse stock split that is part of the Preliminary Transactions.

whenever the Corporation shall not have converted shares of Class AA Preferred Stock at a time required by Section 8, at such time and thereafter until all conversion and obligations provided in Section 8 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not: (A) declare or pay dividends, or make any other distributions, on any shares of Junior Stock or (B) declare or pay dividends, or make any other distributions, on any shares of Parity Stock, except dividends or distributions paid ratably on the Class AA Preferred Stock and all Parity Stock on which dividends are payable or in arrears, in proportion to the total amounts to which the holders of all shares of the Class AA Preferred Stock and such Parity Stock are then entitled.

(b) Whenever dividends that have accrued but not yet been paid on shares of Class AA Preferred Stock as provided in Section 2, at such time and thereafter until all unpaid dividends that have otherwise accrued but not yet been paid, whether or not declared, on the outstanding shares of Class AA Preferred Stock shall have been paid in full or declared and set apart for payment, or whenever the Corporation shall not have converted shares of Class AA Preferred Stock at a time required by Section 8, at such time and thereafter until all conversion and obligations provided in Section 8 that have come due shall have been satisfied or all necessary funds have been set apart for payment, the Corporation shall not redeem, purchase or otherwise acquire for consideration any shares of Junior Stock or Parity Stock; provided, however, that the Corporation may accept shares of any Parity Stock or Junior Stock for conversion into Junior Stock.

(c) The Corporation shall not permit any Subsidiary of the Corporation, or cause any other Person, to purchase or otherwise acquire for consideration any shares of capital stock of the Corporation unless the Corporation could, pursuant to Section 5(b), purchase such shares at such time and in such manner.

Section 6.	Reacquired Shares.

Any shares of Class AA Preferred Stock converted, exchanged, purchased, redeemed or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares of Class AA Preferred Stock shall upon their cancellation become authorized but unissued shares of preferred stock, par value $0.0001 per share, of the Corporation and, upon the filing of an appropriate Certificate of Designation with the Secretary of State of the State of Delaware, may be reissued as part of another series of preferred stock, par value $0.0001 per share, of the Corporation subject to the conditions or restrictions on issuance set forth therein, but in any event may not be reissued as shares of Class AA Preferred Stock or other Parity Stock.

Section 7.	Liquidation, Dissolution or Winding Up.

(a) The Liquidation Preference on each share of Class AA Preferred Stock shall be its Stated Value plus accretion thereon at the rate of 8% per annum compounded on each December 31 from the date of issue of such share until the date such share is converted as provided in Section 8 (the “Liquidation Preference”). For any accretion period which is less than a full year, the Liquidation Preference shall accrete in an amount to be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed.

(b) In the event of a Liquidation, the holders of shares of Class AA Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, an amount in cash equal to the greater of (i) the Liquidation Preference for such shares prior to such time at which payment shall be made or any assets distributed to the holders of any Junior Stock and (ii) the amount such holder would be entitled to receive had such holder converted such shares of Class AA Preferred into Common Stock pursuant to Section 8(a) immediately prior to such time at which payment shall be made or any assets distributed to the holders of any of the Preferred Stock. Except as provided in the preceding sentence, holders of shares of Class AA Preferred Stock shall not be entitled to any distribution in the event of any Liquidation of the Corporation. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of Class AA Preferred Stock, then the holders of all such shares shall share equally and ratably in such distribution of assets in proportion to the full Liquidation Preference at such time.

(c) For the purposes of this Section 7, any sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of (i) 100% of the outstanding equity securities of the Corporation, (ii) all or substantially all of the property assets of the Corporation or (iii) the consolidation, amalgamation or merger of the Corporation with one or more entity shall be deemed to be a Liquidation.

(d) Nothing herein contained shall in any way or under any circumstances be construed or deemed to require the Board to declare, or the Corporation to pay or set apart for payment, any amounts for the payment of the Liquidation Preference on Class AA Preferred Stock at any time.

Section 8.	Optional Conversion.

(a) Any holder of Class AA Preferred Stock shall have the right, at its option, at any time and from time to time, to convert, subject to the terms and provisions of this Section 8, any or all of such holder’s shares of Class AA Preferred Stock into one fully paid and non-assessable shares of Common Stock for each share of Class AA Preferred Stock so converted.

(b) Holders of shares of Class AA Preferred Stock to whom shares of Common Stock shall be issued pursuant to Section 8(a) shall be paid cash in lieu of any fractional shares of Common Stock subject to issuance thereunder.

(c) Immediately upon conversion as provided herein, each holder of shares of Class AA Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such holder’s shares of Class AA Preferred Stock, notwithstanding that the share register of the Corporation shall then be closed or that certificates representing the Common Stock shall not then actually be delivered to such Person. Upon written notice from the Corporation, each holder of shares of Class AA Preferred Stock so converted shall promptly surrender to the Corporation at its principal place of business to be maintained by it (or at such other office or agency of the Corporation as the Corporation may designate by such notice to the holders of shares of Class AA Preferred Stock) certificates representing the shares so converted.

(d) As promptly as practicable after the surrender, as herein provided, of any shares of Class AA Preferred Stock for conversion pursuant to Section 8(a), the Corporation shall deliver to, or upon the written order of, the holder of such shares so surrendered a certificate or certificates representing the number of fully paid and non-assessable shares of Common Stock into which such shares of Class AA Preferred Stock may be or have been converted in accordance with the provisions of this Section 8. Subject to the following provisions of this Section 8(d), such conversion shall be deemed to have been made immediately prior to the close of business on the date that such shares of Class AA Preferred Stock shall have been surrendered in satisfactory form for conversion, and the Person or Persons entitled to receive the Common Stock deliverable upon conversion of such shares of Class AA Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time.

(e) If the Corporation at any time or from time to time after the date of this Certificate: (i) pays a dividend or make a distribution on Common Stock, in each case, consisting of shares of Common Stock, (ii) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock (including by means of a stock split), (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issues, in a reclassification of the Common Stock, other securities of the Corporation (including any such reclassification in connection with a consolidation or merger of the Corporation in which the Corporation is the surviving entity), the conversion rights set forth in Section 8(a) shall be adjusted so that each holder of Class AA Preferred Stock shall be entitled upon conversion to receive the kind and number of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above, had conversion occurred immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this Section 8(e) shall become effective on the effective date of such event retroactive to the record date, if any, for such event.

(f) The Corporation shall at all times reserve and keep available for issuance upon the conversion of the Class AA Preferred Stock pursuant to Section 8(a) such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Class AA Preferred Stock, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient authorized but unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Class AA Preferred Stock.

(g) The Corporation shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of shares of Class AA Preferred Stock against dilution or other impairment.

(h) The issuance or delivery of certificates for Common Stock upon the conversion of shares of Class AA Preferred Stock pursuant to Section 8(a) shall be made without charge to the converting holder of shares of Class AA Preferred Stock for such certificates or for any tax in respect of the issuance or delivery of such certificates or the securities represented thereby, and such certificates shall be issued or delivered in the respective names of, or (subject to compliance with the applicable provisions of federal and state securities laws) in such names as may be directed by, the holders of the shares of Class AA Preferred Stock converted; provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of Class AA Preferred Stock converted, and the Corporation shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Corporation the amount of such tax or shall have established to the reasonable satisfaction of the Corporation that such tax has been paid.

Section 9.	Certain Remedies.

Any registered holder of Class AA Preferred Stock shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Certificate of Designation and to enforce specifically the terms and provisions of this Certificate of Designation in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such holder may be entitled at law or in equity.

Section 10.	Definitions.

For the purposes of this Certificate of Designation, the following terms shall have the meanings indicated:

(a) “Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person.

(b) “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Corporation, dated as of [—].

(c) “Business Day” means any day other than (a) a Saturday or a Sunday or (b) a day on which banks in New York, New York are authorized or obligated by Law or executive order to close; provided, however, that Lincoln’s Birthday (February 12) and election day shall not be excluded from the definition of Business Day by virtue of this clause (b).

(d) “Change of Control” shall mean the issuance of equity securities or any other transaction by which any person or “group” (within the meaning of Section 13 of the U.S. Securities Exchange Act of 1934, as amended) acquires greater voting rights in the Corporation than the rights of the outstanding Class AA Preferred Stock or acquires the right to designate or nominate a greater number of directors than the outstanding Class AA Preferred Stock has the right to elect.

(e) “Class AA Preferred Stock” means the Series AA-1 Preferred Stock and the Series AA-2 Convertible Preferred Stock.

(f) “Common Stock” shall mean the Common Stock of the Corporation, par value $0.0001 per share.

(g) “Debt” shall mean as to any person, without duplication (i) all indebtedness of such person for borrowed money or for the deferred purchase price of property or services as of such date (other than operating leases, trade liabilities and other liabilities incurred in the ordinary course of business and payable in accordance with customary practices) or which is evidenced by a note, bond, debenture or similar instrument, (ii) the principal component of all obligations of such person under capitalized leases, (iii) all obligations of such person in respect of letters of credit, acceptances or similar obligations issued or created for the account of such person, (iv) all liabilities secured by any lien on any property owned by such person even though such person has not assumed or otherwise become liable for the payment thereof, (v) all guarantee obligations of such person, (vi) all obligation of such person under conditional sale or other title retention agreements relating to property or assets purchased by such person and (vii) interest rate swap transaction, basis swap transaction, forward rate swap transaction, commodity swap transaction, equity transaction, equity index transaction, foreign exchange transaction, cap transaction, floor transaction (including any option with respect to any of these transactions and any combination of any of the foregoing) entered into by such person.

(h) “Junior Stock” shall mean any capital stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series AA-1 Preferred Stock including, without limitation, the Series D Preferred Stock and the Common Stock.

(i) “Liquidation” shall mean the voluntary or involuntary liquidation under applicable bankruptcy or reorganization legislation, or the dissolution or winding up of the Corporation.

(j) “Material Subsidiary” shall mean, any Subsidiary that directly or through its Subsidiaries owns either (a) any equity in Oceanica, or (b) greater than 10% by fair market value determined in good faith by the Board or book value of the consolidated assets of the Corporation.

(k) “Oceanica” means Oceanica Resources S. de R.L., a Panamanian limitada.

(l) “Person” shall mean any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger) of such entity.

(m) “Preferred Stock” shall mean shall mean any capital stock of the Corporation ranking senior (either as to dividends or upon liquidation, dissolution or winding up) to the Common Stock including, without limitation, the Class AA Preferred Stock and Series D Preferred Stock.

(n) “Purchase Agreement” means [—].

(o) “Series” shall mean the Series AA-1 Preferred Stock or the Series AA-2 Convertible Preferred Stock.

(p) “Stated Value” shall mean for the Series AA-1 Preferred Stock $6.00 per share and for the Series AA-2 Convertible Preferred Stock $3.00 per share.

(q) “Stockholder Agreement” shall mean the Stockholder Agreement, dated [—], 2015, by and among the Corporation and the holders party thereto, as the same may be amended or modified from time to time in accordance with its terms.

(r) “Subsidiary” shall mean, with respect to any person, a corporation or other entity of which 50% or more of the voting power of the voting equity securities or equity interest in owned, directly or indirectly, by such persons.

(s) “Transfer” shall mean any direct or indirect sale, assignment, hypothecation, gift, inter vivos transfer, pledge, hedge, mortgage or other encumbrance, or any other disposition whatsoever, whether voluntary or involuntary.

Appendix F

STOCKHOLDER AGREEMENT

This STOCKHOLDER AGREEMENT (the “Agreement”) is made as of [            ], 2015 by and between Odyssey Marine Exploration, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Company”), and Penelope Mining LLC, a Delaware limited liability company (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor are parties to a Stock Purchase Agreement, dated as of March 6, 2015 (the “Purchase Agreement”), pursuant to which, upon the satisfaction of the conditions therein, the Investor agreed to purchase up to an aggregate of [16,854,007] shares of Series AA-1 Preferred Stock and has been granted the right to purchase up to an aggregate of [14,446,290] shares of Series AA-2 Preferred Stock (the “Shares”); and

WHEREAS, in connection with the consummation of the Initial Closing (as defined in the Purchase Agreement), and pursuant to the terms of the Purchase Agreement, the parties desire to enter into this Agreement in order to grant certain rights to the Investor as set forth below.

NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

1. Certain Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement, and the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1:

“Blue Sky Application” has the meaning set forth in Section 7.1(a).

“Common Stock” means the common stock of the Company.

“Development Plan” has the meaning set forth in Section 6(a).

“Filing Deadline” has the meaning set forth in Section 7.1(a).

“FINRA” means the Financial Industry Regulatory Authority.

“First-Look Notice” has the meaning set forth in Section 6.2.

“First-Look Rights” has the meaning set forth in Section 6.1.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the Commission that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

“Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Holder” means any person owning of record Registrable Securities that have not been sold to the public or any transferee or assignee of record of such Registrable Securities to which the registration rights conferred by this Agreement have been transferred or assigned in accordance with Section 9.6 hereof.

“Investor Designee” means those members of the Board of Directors designated for election by the Investor.

“Mineral Deposits” means any concentration of a mineral of sufficient size and grade that it might, under the most favorable of circumstances, be considered to have economic potential, and any rights or entitlements to any such concentration of minerals.

“New Shares” has the meaning set forth in the definition of “Qualified Equity Offering.”

“Participating Holder” means with respect to any registration, any Holder of Registrable Securities covered by the applicable Registration Statement.

“Private Placement” has the meaning set forth in Section 4.2(ii).

“Pro Rata Board Representation” means a number (rounded up to the next highest integer) equal to the product of (A) the total number of directors comprising the Board of Directors, and (B) a fraction, the numerator of which is the total number of votes held by the outstanding shares of Class AA Preferred Stock, and the denominator of which is the total number of votes held by the outstanding equity in the Company, including the shares of Class AA Preferred Stock.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Purchase Agreement” has the meaning set forth in the Recitals.

“Qualified Equity Offering” means a public or nonpublic offering by the Company of Common or other equity securities of the Company or securities convertible into or exchangeable for Common Stock or other equity securities of the Company (or securities convertible into or exercisable for such securities) (collectively, “New Shares”); provided, however, that none of the following offerings shall constitute a Qualified Equity Offering: (i) any offering, grant or issuance which is approved by the Board of Directors, pursuant to any stock purchase plan, stock ownership plan, stock option plan or other similar plan where Common Stock is or may be issued or offered, or options or other rights to acquire Common

Stock may be granted or offered to, or for the benefit of, any employees, officers, consultants or directors of the Company in their capacity as such, (ii) any offering made as a consideration for the consummation of a merger or acquisition, a partnership or joint venture or strategic alliance by the Company, and not primarily for the purpose of financing, and (iii) the issuance of Common Stock on exercise or conversion of the Warrant or the Class AA Preferred Stock.

“Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

“Registrable Securities” means any shares of Common Stock issued (or issuable) upon the conversion or exercise of any Class AA Preferred Stock, any warrant, right or other security which is issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, any such Common Stock, any other Common Stock owned by Investor, and any securities into which such Common Stock may be converted or issued as dividends or distributions with respect to such Common Stock.

“Registration Statement” means any registration statement of the Company that covers Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Registration Expenses” has the meaning set forth in Section 7.3.

“Rule 144” means Rule 144 as promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

“Shares” has the meaning set forth in the Recitals.

“Share Equivalent” means any stock, warrants, rights, calls, options or other securities exchangeable or exercisable for, or convertible into, directly or indirectly, shares of Common Stock.

“Shelf Registration Statement” has the meaning set forth in Section 7.1(a).

“Shelf Take-Down” has the meaning set forth in Section 7.1(c).

“Takedown Conditions” means the conditions to the Investor’s obligation to consummate a Subsequent Closing set forth in the Purchase Agreement.

“Transfer” means any direct or indirect sale, assignment, gift, pledge, transfer or other disposition of any interest in any equity security of the Company.

“Warrants” means that certain Common Stock Purchase Warrant to acquire four million (4,000,000) shares of Common Stock, issued by the Company on March 6, 2014.

2. Board Representation.

2.1 Nomination of Investor Designees. In connection with each meeting of the stockholders of the Company at which directors are to be elected, the Company shall (i) nominate for election as members of the Board of Directors a number of Investor Designees equal to the Pro Rata Board Representation less the number of Investor Designees who are members of the Board of Directors and not subject to election at such meeting, and (ii) use its reasonable best efforts to cause such nominees to be elected to the Board of Directors. The nomination of a particular person for service as an Investor Designee shall be subject to the approval of the Board of Directors (or a committee thereof), such approval not to be unreasonably withheld or delayed.

2.2 Service on Committees. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of NASDAQ or any other securities exchange on which the Common Stock is listed for trading, the Company shall cause one Investor Designee (selected by all the Investor Designees) to serve as a member of, or at such Investor Designee’s election, as an observer to each committee of the Board of Directors.

2.3 Oceanica. The Company shall cause two Investor Designees (selected by all the Investor Designees) to serve as Administrators (or position equivalent to a member of the board of directors) of Oceanica Resources S. de R.L.

2.4 Indemnification. In addition to any other indemnification rights the Investor Designees have pursuant to the Transaction Documents and the Company’s Articles and bylaws, each Investor Designee that serves on the Board of Directors shall have the right to enter into, and the Company agrees to enter into, an Indemnification Agreement, in the form attached as Exhibit D to the Purchase Agreement, concurrent with such Investor Designee becoming a member of the Board of Directors. The Company shall maintain director and officer insurance covering the Investor Designees on the same terms and with the same amount of coverage as is provided to other members of the Board of Directors. The Company shall reimburse the reasonable expenses incurred by the Investor Designees in connection with attending (whether in person or telephonically) all meetings of the Board of Directors or committees thereof or other Company related meetings to the same extent as all other members of the Board of Directors are reimbursed for such expenses (or, in case any such expense reimbursement policy shall apply only to non-employee directors, to the same extent as all other non-employee directors). The Investor Designees shall be entitled to the same compensation for service on the Board of Directors, including, without limitation, cash fees, stock options, deferred share units, restricted stock and other equity and equity-related awards, as is provided to other non-employee directors.

2.5 Charter Documents. The Company and the Investor shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the date hereof that the Company’s Articles and bylaws are not inconsistent with the provisions of this Agreement and the Transaction Documents or the Contemplated Transactions.

3. Other Rights Regarding Equity Offerings and Equity in Oceanica.

3.1 Restriction on Other Equity Offerings when the Commitment is Not Fully Drawn. Prior to the termination of the Takedown Period and for as long as the Remaining Commitment is greater than zero, the Company shall not sell any Common Stock or other equity securities of the Company or securities convertible or exercisable for Common Stock or other equity securities of the Company in a Qualified Equity Offering at a price that is greater than the per share purchase price payable by the Investor for the Shares that is then in effect under the Purchase Agreement, unless (a) the Takedown Conditions are not satisfied and (b) the Company has requested that the Investor waive the Takedown Conditions and the Investor has declined to waive such conditions.

3.2 Rights Regarding Equity in Oceanica.

(a) New Oceanica Equity. In the event that Oceanica offers or proposes to offer any equity securities or securities convertible or exchangeable for equity securities (“New Oceanica Equity”), and the Company either : (a) after giving effect to the undrawn commitment under the Purchase Agreement does not have sufficient resources to purchase such New Oceanica Equity, or (b) by vote of a majority of the members of its Board of Directors not affiliated with Investor determines not to purchase such New Oceanica Equity, then the Company shall assign to Investor, without the requirement for any further consideration, any and all rights it may have to acquire such New Oceanica Equity pursuant to any participation rights (including pursuant to Section 4 below), preemptive rights or similar rights to acquire such New Oceanica Equity.

(b) Existing Oceanica Equity. In the event that any holder of outstanding equity securities or securities convertible or exchangeable for equity securities of Oceanica (“Existing Oceanica Equity”) desires to Transfer all or any portion of the Existing Oceanica Equity, then: (i) the Company hereby assigns to Investor any and all rights it may have to acquire such Existing Oceanica Equity pursuant to any rights of first offer or similar rights, (ii) consents to Investor acquiring such Existing Oceanica Equity, and (iii) agrees not to acquire or offer to acquire such Existing Oceanica Equity, unless it shall have first offered the opportunity to acquire such Existing Oceanica Equity to Investor, and Investor shall have informed the Company in writing that it does not intend to acquire such Existing Oceanica Equity.

4. Participation Rights.

4.1 If the Company at any time or from time to time makes a Qualified Equity Offering, the Investor shall be afforded the opportunity to acquire from the Company, for the same price and on the same terms as such securities are proposed to be offered to others, a portion of the New Shares equal to the percentage determined by dividing (x) the number of shares of Common Stock owned by the Investor or issuable to the Investor upon conversion or exercise of any shares of Preferred Stock or Share Equivalents owned thereby, in each case as of the date of the written notice delivered by the Company pursuant to Section 5(b), by (y) the total number of shares of Common Stock outstanding as of the date of such written notice, assuming that all shares of Preferred Stock and Share Equivalents that are then outstanding were converted into shares of Common Stock.

4.2 (a) In the event the Company intends to make a Qualified Equity Offering that is an underwritten public offering or a private offering of convertible notes or convertible preferred shares made to financial institutions for resale, no later than three (3) Business Days after the initial filing of a registration statement with the SEC or filing of a prospectus under applicable securities laws, as the case may be, with respect to such underwritten public offering or the commencement of marketing with respect to such Qualified Equity Offering, the Company shall give the Investor written notice of its intention (including, in the case of a public offering and to the extent possible, a copy of the prospectus included in the registration statement filed in respect of such offering) describing, to the extent then known, the anticipated amount of securities, range of prices, timing and other material terms of such offering as well as such other information that the investor may reasonably request to evaluate the proposed issuance. The Investor shall have five (5) Business Days from the date of receipt of any such notice (except in the case of a bought deal or overnight marketed offering, in which case the Investor shall have two (2) Business Days from the date of receipt of any such notice) to notify the Company in writing that it intends to exercise such purchase rights and as to the amount of New Shares the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.1. Such notice shall constitute a non-binding indication of interest of the Investor to purchase the New Shares so specified at the range of prices and other terms set forth in the Company’s notice to it. The failure of the Investor to respond during such five (5) Business Day period (or two (2) Business Days in the case of a bought deal or overnight marketed offering) shall constitute a waiver of the participation rights only in respect of such offering.

(b) If the Company proposes to make a Qualified Equity Offering that is not an underwritten public offering or a private offering of convertible notes or convertible preferred stock made to financial institutions for resale (a “Private Placement”), no later than ten (10) Business Days prior to the closing of such Private Placement, the Company shall give the Investor written notice of its intention, describing, to the extent then known, the anticipated amount of securities, price and other material terms upon which the Company proposes to offer the same as well as such other information that the investor may reasonably request to evaluate the proposed issuance. The Investor shall have five (5) Business Days from the date of receipt of the notice required by the immediately preceding sentence to notify the Company in writing that it intends to exercise such purchase rights and as to the amount of New Shares the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.1. Such notice shall constitute a non-binding indication of interest of the Investor to purchase the amount of New Shares so specified (or a proportionately lesser amount if the amount of New Shares to be offered in such Private Placement is subsequently reduced) upon the price and other terms set forth in the Company’s notice to the Investor. The failure of the Investor to respond during the five (5) Business Day period referred to in the second preceding sentence shall constitute a waiver of the rights in respect of such offering only.

4.3 (a) If the Investor exercises its purchase rights provided in Section 4.2(ii), the closing of the purchase of the New Shares with respect to which such right has been exercised shall be conditioned on the consummation of the Private Placement giving rise to such purchase rights and shall take place simultaneously with the closing of the Private Placement or on such other date as the Company and the Investor shall agree in writing; provided that the actual amount of New Shares to be sold to the Investor pursuant to its exercise of rights hereunder shall be reduced proportionately if the aggregate amount of New Shares sold in the Private Placement is reduced and, at the option of the Investor (to be exercised by delivery of written notice to the Company within five (5) Business Days of receipt of notice of such increase), shall be increased proportionately if such aggregate amount of New Shares sold in the Private Placement is increased. In connection with its purchase of New Shares in connection with a Private Placement, the Investor shall execute an instrument in form and substance reasonably satisfactory to the Company and the Investor containing representations, warranties and agreements of the Investor that are customary for such Private Placement transactions and that is no less favorable to the Investor than the representations, warranties and agreements of the purchasers in the Private Placement.

(b) If the Investor exercises its purchase rights provided in Section 4.2(i), the Company shall offer the Investor, if such offering is consummated, the New Shares (as adjusted to reflect the actual size of such offering when priced) at the same price as the New Shares are offered to the underwriters or initial purchasers and shall provide written notice of such price to the Investor as soon as practicable prior to such consummation. Contemporaneously with the execution of any underwriting agreement or purchase agreement entered into between the Company and the underwriters or initial purchasers of such offering, the Investor shall enter into an instrument in form and substance reasonably satisfactory to the Company and the Investor acknowledging the Investor’s binding obligation to purchase the New Shares to be acquired by it and containing representations, warranties and agreements of the Investor that are customary in such transactions. Any offers and sales pursuant to this Section 4 in the context of a public offering shall also be conditioned on reasonably acceptable representations and warranties of the Investor regarding its status as the type of offeree to whom a private sale can be made concurrently with a public offering in compliance with applicable securities laws.

4.4 In the event the Investor fails to exercise its purchase rights provided in this Section 4 within the applicable period or, if so exercised, the Investor does not consummate such purchase within the applicable period, the Company shall thereafter be entitled enter into an agreement to sell the New Shares not purchased pursuant to this Section 4 at the price and on the terms and conditions not materially more favorable to the purchasers thereof than those offered to the Investor within ninety (90) days after the conclusion of the applicable period without having to offer such New Shares to the Investor in accordance with this Section 4. Any New Shares offered or sold by the Company after such ninety (90) day period must be reoffered to the Investor pursuant to this Section 5.

4.5 The Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights hereunder, including securing any required approvals or consents, in a manner that does not jeopardize the timing, marketing, pricing or execution of any offering of the Company’s securities.

4.6 If the Company determines in good faith that circumstances require the Company to sell New Shares to any Person or Persons without first complying with the terms set forth in this Section 5, the Company shall be permitted to sell such New Shares to such Person or Persons without complying with the terms set forth in this Section 5 in connection with such issuance, provided that promptly following such sale, the Company permits the Investor to purchase its proportionate amount of such New Shares in the manner contemplated by this Section 5.

5. Inspection Rights.

5.1 The Company shall, and shall cause its officers, Board of Directors and employees to, (i) afford the Investor and its Representatives, during normal business hours and upon reasonable notice, reasonable access at all reasonable times to its officers, employees, auditors, properties, offices, plants and other facilities (including any ships or marine vessels utilized by the Company in its offshore operations) and to all books and records, and (ii) afford the Investor the opportunity to consult with the Company’s officers from time to time regarding the Company’s affairs, finances and accounts as the Investor may reasonably request upon reasonable notice.

5.2 The right set forth in Section 5.1 above shall not and is not intended to limit any right which the Investor may have with respect to the books and records of the Company, or to inspect its properties or discuss its affairs, finances and accounts under the laws of the State of Nevada or other applicable Law.

6. First-Look.

6.1 The Investor shall have the rights set forth in this Section 6 (the “First Look Rights”) with respect to any and all Mineral Deposits discovered by the Company or its Subsidiaries that the Company or any such Subsidiary plans to sell, lease, license, or otherwise contract with a third party to commercially exploit (other than a contract with a third party service provider providing services to the Company or its Subsidiaries) (each, a “Development Plan”). The Company shall not implement or enter into a binding contract with respect to a Development Plan without first complying with the First-Look Right.

6.2 If the Company desires to implement or enter into a binding contract with respect to a Development Plan, the Company shall provide the Investor with written notice of the Development Plan, including a copy thereof (“First-Look Notice”), and without limiting Section 5 hereof, shall provide the Investor with all information reasonably requested by the Investor and within the Company’s possession or control with respect to the Development Plan and the underlying Mineral Deposit.

6.3 The Investor shall have 30 days to notify the Company in writing that it intends to exercise its First-Look Rights.

(a) If the Investor fails to notify the Company in writing that it is exercising its First-Look Rights, then the Company shall be free to pursue the Development Plan subject of the First-Look Notice pursuant to Section 6(d) below.

(b) If the Investor notifies the Company in writing that it is exercising its First-Look Rights, then Investor and the Company shall negotiate, in good faith, a Development Plan for the Mineral Deposit, which may be the Development Plan proposed by the Company in the First-Look Notice or may be an alternate Development Plan proposed by Investor. If notwithstanding such good faith negotiation the Investor and the Company are unable to reach a binding written agreement with respect to a Development Plan within ninety (90) days of the commencement of such good faith negotiations, the Company shall be free to pursue the Development Plan subject of the First-Look Notice pursuant to Section 6(d) below.

6.4 In the circumstances specified in Section 6(c)(i) and Section 6(c)(ii), the Company may, for a ninety (90) Business Day period seek to enter into a binding definitive written agreement with a third party for the Development Plan that is not materially more favorable to the third party than the Development Plan that was the subject of the First-Look Notice. If the Company does not enter into a binding definitive written agreement within such period, the First-Look Rights provided hereunder shall be deemed to be revived and the Mineral Deposits shall not be subject to a Development Plan without the Company again complying with this Section 6.

7. Registration Rights.

7.1 Shelf Registration.

(a) Registration Statements. Promptly following the date hereof but no later than sixty (60) days after the Initial Closing Date (the “Filing Deadline”), the Company shall prepare and file with the SEC one Registration Statement on Form S-3 (or, if Form S-3 is not then available to the Company, on such form of registration statement as is then available to effect a registration for resale of the Registrable Securities) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). Such Shelf Registration Statement shall include the aggregate amount of Registrable Securities (including the Shares) to be registered therein and the intended methods of distribution thereof, subject to the limitations of Form S-3. To the extent the rules and regulations of the Commission do not permit such Shelf Registration Statement to include all of the Registrable Securities, the Company shall use its reasonable best efforts to register the maximum amount permitted by the Commission and the Registrable Securities required to be omitted from such Registration Statement shall be determined in the sole discretion of the Investor.

(b) Effectiveness.

(i) The Company shall use reasonable best efforts to have the Shelf Registration Statement declared effective as soon as practicable. The Company shall notify the Investor by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. The Company shall use its reasonable best efforts to keep any Shelf Registration Statement filed pursuant to Section 7.1(a) continuously effective under the Securities Act in order to permit the Prospectus forming a part thereof to be usable by the Holders until the earliest of (i) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act, (ii) the date as of which each of the Holders is permitted to sell its Registrable Securities without Registration pursuant to Rule 144 either (A) without volume limitation or other restrictions on Transfer thereunder or (B) in a single period of three consecutive months, and (iii) such shorter period as the Investor shall agree in writing (such period of effectiveness, the “Shelf Period”). Subject to Section 7.1(b)(ii), the Company shall not be deemed to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Period if the Company voluntarily takes any action or omits to take any action that would result in Shelf Holders not being able to offer and sell any Registrable Securities pursuant to such Shelf Registration Statement during the Shelf Period, unless such action or omission is required by applicable Law.

(ii) The Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section 7 if the Company furnishes to the Investor a certificate signed by the President or Chief Executive Officer of the Company certifying that the Board of Directors of the Company has determined in good faith, after consultation with external legal counsel, that it would be materially detrimental to the Company and its stockholders not to suspend the Prospectus because such failure to do so (x) would materially interfere with a proposed significant acquisition, disposition, financing, reorganization, recapitalization or similar transaction involving the Company, (y) would require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential or (z) would render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company’s obligation to comply with this Section 7 shall be deferred for a period not to exceed sixty (60) days from the date of such certification, provided, however, that the Company shall not exercise such right more than once in any twelve (12)-month period.

(c) Shelf Take-Downs. An underwritten offering or sale of Registrable Securities pursuant to a Shelf Registration Statement (a “Shelf Take-Down”) may be initiated by a Participating Holder (an “Initiating Shelf Take-Down Holder”). Upon written request to the Company, the Company shall amend or supplement the Shelf Registration Statement for such purpose as soon as practicable. The Company shall send to such Participating Holder in the Shelf Registration Statement written notice of such Shelf Take-Down and, if within 5 days after the date of such notice, any Participating Holder shall so request in writing, the Company shall include in such Shelf Take-Down all or any part of the Registrable Securities such Participating Holder requests to be included, subject to Section 7.6(a)(ii), it being understood the Company shall not be responsible for any underwriting discounts or commissions in connection with any Shelf Take-Down.

7.2 Piggyback Registrations. If the Company determines to prepare and file with the SEC a Registration Statement relating to an offering for its own account or the account of other Person of any of its Common Stock or any series of equity securities of the Company, now or hereafter in existence, at any time during which there are Registrable Securities outstanding, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within 15 days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities such Holder requests to be registered, subject to Section 7.6(b)(ii).

7.3 Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement shall be paid by the Company other than underwriting discounts or commissions deducted from the proceeds in respect of any Registrable Securities, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or any other regulatory authority and, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in NASD Rule 2720 (or any successor provision) and of its counsel (except as otherwise set forth herein), (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws (including fees and disbursements of counsel for the underwriters in connection with “Blue Sky” qualifications of the Registrable Securities), (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses and Free Writing Prospectuses), (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of Registrable Securities on any securities exchange or quotation of the Registrable Securities on any inter-dealer quotation system, (vii) all reasonable fees and disbursements of one legal counsel for the Participating Holders, as selected by the Investor, (viii) any reasonable fees and disbursements of underwriters customarily paid by issuers or sellers of securities, (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xi) all expenses related to the “road-show” for any underwritten offering, including all travel, meals and lodging and (xii) any other fees and disbursements customarily paid by the issuers of securities. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any underwriting discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

7.4 Company Obligations. The Company will use reasonable best efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a) prepare the required Registration Statement including all exhibits and financial statements required under the Securities Act to be filed therewith, and before filing a Registration Statement, Prospectus or any Free Writing Prospectus, or any amendments or supplements thereto, (x) furnish to the underwriters, if any, and the Participating Holders, if any, copies of all documents prepared to be filed, which documents shall be subject to the review of such underwriters and the Participating Holders and their respective counsel and (y) except in the case of a registration under Section 7.2, not file any Registration Statement or Prospectus or amendments or supplements thereto to which any Participating Holders or the underwriters, if any, shall reasonably object;

(b) as promptly as practicable file with the SEC a Registration Statement relating to the Registrable Securities including all exhibits and financial statements required by the SEC to be filed therewith, and use its reasonable best efforts to cause such Registration Statement to become effective under the Securities Act;

(c) prepare and file with the SEC such pre- and post-effective amendments to such Registration Statement, supplements to the Prospectus and such amendments or supplements to any Free Writing Prospectus as may be (y) reasonably requested by any Participating Holder or (z) necessary to keep such Registration effective for the period of time required by this Agreement, and comply with provisions of the applicable securities Laws with respect to the sale or other disposition of all securities covered by such Registration Statement during such period in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement;

(d) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, and (if requested) confirm such advice in writing and provide copies of the relevant documents, as soon as reasonably practicable after notice thereof is received by the Company (A) when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable Prospectus or Free Writing Prospectus or any amendment or supplement thereto has been filed, (B) of any written comments by the SEC or any request by the SEC for amendments or supplements to such Registration Statement, Prospectus or Free Writing Prospectus or for additional information, (C) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or any order by the SEC preventing or suspending the use of any preliminary or final Prospectus or any Free Writing Prospectus or the initiation or threatening of any proceedings for such purposes,

(D) if, at any time, the representations and warranties of the Company in any applicable underwriting agreement cease to be true and correct in all material respects, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction and (F) of the receipt by the Company of any notification with respect to the initiation or threatening of any proceeding for the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction;

(e) promptly notify the Participating Holders and the managing underwriter or underwriters, if any, when the Company becomes aware of the happening of any event as a result of which the Registration Statement, the Prospectus included in such Registration Statement (as then in effect) or any Free Writing Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, any preliminary Prospectus or any Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, when any Free Writing Prospectus includes information that may conflict with the information contained in the Registration Statement, or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement, Prospectus or Free Writing Prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC and furnish without charge to the Participating Holders and the managing underwriter or underwriters, if any, an amendment or supplement to such Registration Statement, Prospectus or Free Writing Prospectus which shall correct such misstatement or omission or effect such compliance;

(f) promptly incorporate in a Prospectus supplement, Free Writing Prospectus or post-effective amendment to the applicable Registration Statement such information as the managing underwriter or underwriters and the Participating Holders agree should be included therein relating to the plan of distribution with respect to such Registrable Securities, and make all required filings of such Prospectus supplement, Free Writing Prospectus or post-effective amendment as soon as reasonably practicable after being notified of the matters to be incorporated in such Prospectus supplement, Free Writing Prospectus or post-effective amendment;

(g) furnish to each Participating Holder and each underwriter, if any, without charge, as many conformed copies as such Participating Holder or underwriter may reasonably request of the applicable Registration Statement and any amendment or post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

(h) deliver to each Participating Holder and each underwriter, if any, without charge, as many copies of the applicable Prospectus (including each preliminary Prospectus), any Free Writing Prospectus and any amendment or supplement thereto as such Participating Holder or underwriter may reasonably request (it being understood that the Company consents to the use of such Prospectus, any Free Writing Prospectus and any amendment or supplement thereto by such Participating Holder and the underwriters, if any, in connection with the offering and sale of the Registrable Securities thereby) and such other documents as such Participating Holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities by such Participating Holder or underwriter;

(i) on or prior to the date on which the Registration Statement is declared effective, use its reasonable best efforts to register or qualify, and cooperate with the Participating Holders, the managing underwriter or underwriters, if any, and their respective counsel, in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as any Participating Holder or managing underwriter or underwriters, if any, or their respective counsel reasonably request in writing and do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as required by this Agreement, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject;

(j) cooperate with the Participating Holders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two (2) Business Days prior to any sale of Registrable Securities to the underwriters;

(k) cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities;

(l) make such representations and warranties to the Participating Holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers in secondary underwritten public offerings;

(m) enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as the Investor or the managing underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the registration and disposition of such Registrable Securities;

(n) obtain for delivery to the Participating Holders and to the underwriter or underwriters, if any, an opinion or opinions from counsel for the Company dated the effective date of the Registration Statement or, in the event of an underwritten offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to such Participating Holders or underwriters, as the case may be, and their respective counsel;

(o) in the case of an underwritten offering, obtain for delivery to the Company and the managing underwriter or underwriters, with copies to the Participating Holders, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter or underwriters reasonably request, dated the date of execution of the underwriting agreement and brought down to the date of the closing under the underwriting agreement;

(p) cooperate with each Participating Holder and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA or any other securities regulatory authority;

(q) comply with all applicable securities laws and make available to its security holders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

(r) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement;

(s) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which any of the Common Stock is then listed or quoted and on each inter-dealer quotation system on which any of the Common Stock is then quoted;

(t) make available, during normal business hours, for inspection and review by the Investor, advisors to and Representatives of the Investor (who may or may not be affiliated with the Investor and who are reasonably acceptable to the Company), all financial and other records, periodic reports and other filings made with the SEC, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Investor or any such Representative, advisor or underwriter in connection with such Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling the Investor and such Representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of such Registration Statement; and

(u) with a view to making available to the Investor the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the Investor to sell Registrable Securities to the public without registration, the Company covenants and agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144, until the earlier of (A) the date as all of the Registrable Securities may be sold without restriction by the holders thereof pursuant to Rule 144 or any other rule of similar effect or (B) such date as all of the Registrable Securities shall have been resold; (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (iii) furnish to the Investor upon request, as long as the Investor owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (B) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Investor of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

7.5 Obligations of the Investor.

(a) The Investor shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Investor of the information the Company requires from the Investor if the Investor elects to have any of its Registrable Securities included in the Registration Statement. The Investor shall provide such information to the Company at least two (2) Business Days prior to the first anticipated filing date of such Registration Statement if the Investor elects to have any of its Registrable Securities included in the Registration Statement.

(b) The Investor, by its acceptance of the Registrable Securities agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless the Investor has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

(c) The Investor agrees that, upon receipt of any notice from the Company of either the commencement of a suspension pursuant to Section 7.1(b)(ii) or the happening of an event contemplated by Section 7.4(d)(C) or Section 7.4(e)7.4(d)(E) hereof, the Investor will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Investor is advised by the Company that such dispositions may again be made.

7.6 Underwriting.

(a) Shelf Registrations.

(i) If the Initiating Shelf Take-Down Holder so requests, an offering of Registrable Securities shall be in the form of an underwritten offering, and such Initiating Shelf Take-Down Holder shall have the right to select the managing underwriter or underwriters to administer the offering. In the case of an underwritten offering under Section 7.1, the price, underwriting discount and other financial terms for the Registrable Securities shall be determined by the Initiating Shelf Take-Down Holder.

(ii) If the managing underwriter or underwriters of a proposed underwritten offering of the Registrable Securities included in a Shelf Take-Down advise the Board of Directors in writing that, in its or their opinion, the number of securities requested to be included in such Shelf Take-Down exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, the securities to be included in such Shelf Take-Down (i) first, shall be allocated pro rata among the Participating Holders that have requested to participate in such Shelf Take-Down based on the relative number of Registrable Securities requested by each Participating Holder to be included in such Shelf Take-Down and (ii) second, and only if all the securities referred to in clause (i) have been included in such Shelf Take-Down, the number of securities that the Company proposes to include in such Shelf Take-Down that, in the opinion of the managing underwriter or underwriters, can be sold without having such adverse effect.

(iii) If requested by the underwriters for any underwritten offering requested by an Initiating Shelf Take-Down Holder under Section 7.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Initiating Shelf Take-Down Holder and the underwriters, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including customary indemnities.

(b) Piggyback Registrations.

(i) If the Company proposes to register any of its Common Stock or any other series of equity securities of the Company, now or hereafter in existence, under the Securities Act as contemplated by Section 7.2 and such securities are to be distributed in an underwritten offering through one or more underwriters, the Company shall, if requested by any Holders pursuant to Section 7.2, use its reasonable best efforts to arrange for such underwriters to include on the same terms and conditions that apply to the other sellers in such registration all the Registrable Securities to be offered and sold by such Holders among the securities of the Company to be distributed by such underwriters in such registration.

(ii) If the managing underwriter or underwriters of any proposed underwritten offering including Registrable Securities pursuant to Section 7.2 informs the Company and each Participating Holder that, in its or their opinion, the number of securities which the Participating Holders intend to include in such offering exceeds the number which can be sold in such offering without being likely to have a significant adverse effect on the price, timing or distribution of the securities offered or the market for the securities offered, then the securities to be included in such registration shall be (i) first, 100% of the securities that the Company intends to include and (ii) second, and only if all the securities referred to in clause (i) have been included, the number of Registrable Securities that, in the opinion of such managing underwriter or underwriters, can be sold without having such adverse effect in such registration, which such number shall be allocated pro rata among the Participating Holders that have requested to participate in such registration based on the relative number of Registrable Securities requested by each Participating Holder to be included in such underwritten offering.

(c) Participation in Underwritten Registrations. Subject to the provisions of Section 7.6(a)(ii) and Section 7.6(b)(ii) above, no Person may participate in any underwritten offering hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Persons entitled to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements and all applicable securities laws; provided, that this sentence shall not be construed to require any Holder to enter into any standstill or similar agreement with the underwriters. The Participating Holders shall be parties to such underwriting agreement, which underwriting agreement shall (i) contain such representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Participating Holders as are customarily made by issuers to selling stockholders in secondary underwritten public offerings and (ii) provide that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also shall be conditions precedent to the obligations of such Participating Holders. Any such Participating Holder shall not be required to make any representations or warranties to or agreements with the Company or the underwriters in connection with such underwriting agreement other than representations, warranties or agreements regarding such Participating Holder, such Participating Holder’s title to the Registrable Securities, such Participating Holder’s authority to sell the Registrable Securities, such Participating Holder’s intended method of distribution, absence of liens with respect to the Registrable Securities, enforceability of the applicable underwriting agreement as against such Participating Holder, receipt of all consents and approvals with respect to the entry into such underwriting agreement and the sale of such Registrable Securities and any other representations required to be made by such Participating Holder under applicable law, rule or regulation, and the aggregate amount of the liability of such Participating Holder in connection with such underwriting agreement shall not exceed such Participating Holder’s net proceeds from such underwritten offering.

(d) Clear Market. With respect to any underwritten offerings, the Company agrees not to, and shall not be obligated to, effect any public sale or distribution, or to file any Registration Statement covering any of its equity securities or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering (or such lesser period that the managing underwriters in any underwritten offering permit). Notwithstanding the foregoing, the Company may effect the registration of (A) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (B) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, employees, consultants, customers, lenders or vendors of the Company or its Subsidiaries or in connection with dividend reinvestment plans.

7.7 Indemnification.

(a) Indemnification by the Company. The Company will indemnify and hold harmless the Investor and its officers, directors, members, employees and agents, successors and assigns, and each other person, if any, who controls the Investor within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary Prospectus or final Prospectus, or any amendment or supplement thereof; (ii) any “Blue Sky” application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state in a Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; or (v) any failure to register or qualify the Registrable Securities included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the Investor, and each such officer, director or member and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling person in writing specifically for use in such Registration Statement or Prospectus; and provided, further, that the Company shall not be required to indemnify any Person against any liability arising from any untrue or misleading statement or omission contained in any preliminary Prospectus if such deficiency is corrected on a timely basis in the final prospectus and the indemnified person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a claim for indemnification hereunder, and such indemnified person, notwithstanding such advice, used such incorrect prospectus.

(b) Indemnification by the Investor. The Investor agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement of a material fact or any omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission is contained in any information furnished in writing by the Investor to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto. In no event shall the liability of the Investor be greater in amount than the dollar amount of the proceeds (net of all expense paid by the Investor in connection with any claim relating to this Section 7 and the amount of any damages the Investor has otherwise been required to pay by reason of such untrue statement or omission) received by the Investor upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation.

(c) Conduct of Indemnification Proceedings. Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party (provided, however, that such indemnified party shall, at the expense of the indemnifying company, be entitled to counsel of its own choosing to monitor such defense); provided that, subject to the preceding sentence, any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation and no admission of liability on the part of the indemnified party.

(d) Contribution. If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of a holder of Registrable Securities be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such holder in connection with any claim relating to this Section 7 and the amount of any damages such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

8. Miscellaneous.

8.1 Rules of Construction.

(a) When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c) Whenever the word “or” is used in this Agreement, it shall not be deemed exclusive.

(d) The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(e) Except as expressly stated in this Agreement, all references to any Law are to such Law as amended, modified, supplemented or replaced from time to time, and all references to any section of any Law include any successor to such section.

(f) Except as expressly stated in this Agreement, all references to any agreement are to such agreement and include any exhibits, annexes and schedules attached to such agreement, in each case, as the same is in effect as of the date of this Agreement and in the case of any such agreement to which the parties are other than all of the parties to this Agreement, without giving effect to any subsequent amendment or modification.

(g) All references to “$” or “dollars” mean the lawful currency of the United States of America.

(h) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared in accordance with United States generally accepted accounting principles, as consistently applied by the Company.

(i) No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative.

(j) The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k) The table of contents and the headings contained in this Agreement is for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.2 Entire Agreement. This Agreement, the other Transaction Documents, the Schedules hereto and thereto, and the other agreements included as exhibits hereto and thereto constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and, understandings, among the parties with respect to the subject matter hereof and thereof. In the event of a conflict between the terms of this Agreement and the other Transaction Documents (other than the Certificate of Designation or the Articles of Amendment), the terms of the Purchase Agreement shall be primary and this Agreement shall be secondary.

8.3 Notices. All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 11.3 of the Purchase Agreement.

8.4 Fees, Costs and Expenses. Except as expressly provided otherwise in this Agreement, all fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs and expenses, whether or not such transactions are consummated.

8.5 Amendments; Waiver

(a) This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by each of the parties hereto.

(b) A party may by written instrument signed on behalf of such party: (i) extend the time for the performance of any of the obligations or other acts of another party due to it, (ii) waive any inaccuracies in the representations and warranties made to it contained in this Agreement or, or (iii) waive compliance with any covenants, obligations, or conditions in its favor contained in this Agreement. No claim or right arising out of this Agreement can be waived by a party, in whole or in part, unless made in a writing signed by such party. Neither any course of conduct or dealing nor failure or delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. A waiver given by a party will be applicable only to the specific instance for which it is given.

8.6 Bind Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor any right, duty or obligation of any party hereunder, may be assigned or delegated by the Company without the prior written consent of the Investor. The Investor may assign its rights and delegate its obligations hereunder; provided that no such assignment or delegation shall relieve Investor of its obligations hereunder. Any purported assignment of rights or delegation of obligations in violation of this Section will be void. References to a party in this Agreement also refer to such party’s successors and permitted assigns.

8.7 No Third Party Beneficiaries. Except as explicitly set forth herein, nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

8.8 No Recourse Against Nonparty Affiliates. All claims, obligations, liabilities, or causes of action (whether in contract, common or statutory law, equity or otherwise) that arise out of or relate to this Agreement, or the negotiation, execution, or performance of this Agreement, may be made only against the parties that are signatories to this Agreement (“Contracting Parties”). No Person who is not a Contracting Party, including any officer, employee, member, partner or manager signing this Agreement or any certificate delivered in connection herewith on behalf of any Contracting Party (“Nonparty Affiliates”) shall have any liability (whether in contract, tort, common or statutory law, equity or otherwise) for any claims, obligations, liabilities or causes of action arising out of, or relating in any manner to, this Agreement or based on, in respect of, or by reason of this Agreement or the negotiation, execution, performance, or breach of the Agreement; and, to the maximum extent permitted by law, each Contracting Party hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Nonparty Affiliates.

8.9 Exclusive Forum in Designated Courts. Any dispute, controversy, proceeding or claim arising out of or relating to: (i) this Agreement, or any of the Contemplated Transactions or the subject matter hereof, (ii) the breach, termination, enforcement, interpretation or validity of this Agreement, including the determination of the scope or applicability of this agreement to arbitrate, or (iii) the relationship among the parties hereto or thereto, in each case, whether in contract, tort, common or statutory law, equity or otherwise (collectively, a “Dispute”), shall be brought exclusively in either (x) the United States District Court for the Southern District of New York, to the extent that such court has subject matter jurisdiction, or (y) the Commercial Division of the Supreme Court of the State of New York in the County of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the County of New York) (the “Designated Court”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract, common or statutory law, equity or otherwise arising out of or relating to this Agreement or any of the Contemplated Transactions or the subject matter hereof or thereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement, any other Transaction Document, or the subject matter hereof or thereof, may not be enforced in or by such Designated Court.

8.10 Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 11.3 of the Purchase Agreement and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

8.11 Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

8.12 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that the awarding of equitable remedies is within the discretion of the applicable court.

8.13 Remedies Cumulative. The rights and remedies of the parties are cumulative and not alternative.

8.14 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

8.15 Signatures/E-delivery; Reproduction of Documents.

(a) A manually signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. No legally binding obligation shall be created with respect to a party until such party has delivered or caused to be delivered a manually signed copy of this Agreement.

(b) This Agreement and all certificates and documents relating hereto and thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by each party pursuant hereto, and (iii) financial statements and other information previously or hereafter furnished to each party, may be reproduced by each party by electronic digital storage, computer tapes, photographic, photostatic, optical character recognition, microfilm, microcard, miniature photographic or other similar process, and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial, arbitration or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

8.16 Severability.

(a) If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force, if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first written above.

ODYSSEY MARINE EXPLORATION, INC.

By:
Name:
Title:

PENELOPE MINING LLC

By:
Name:
Title:

[Signature Page to Stockholder Agreement]

Appendix G

INDEMNIFICATION AGREEMENT

THIS AGREEMENT (“Agreement”), which provides for indemnification, expense advancement and other rights under the terms and conditions set forth, is made and entered into this      day of             , 20[15] by and between Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), and                      (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee is serving as a director of the Company, and as such is performing a valuable service for the Company;

WHEREAS, competent and experienced persons are reluctant to serve corporations as directors or officers or in other fiduciary capacities at the request of their companies unless they are provided with adequate protection from claims and actions against them arising out of their service to the corporation;

WHEREAS, the Board of Directors has determined that the ability to attract and retain qualified persons to serve as directors and officers is in the best interests of the Company and its stockholders, and that the Company should act to assure such persons that there will be adequate rights to advancement and indemnification in respect of such claims;

WHEREAS, Section 78.7502 of the Nevada Revised Statutes permits the Company to indemnify and advance defense costs to its officers and directors and to indemnify and advance expenses to persons who serve at the request of the Company as directors, officers, employees, or agents-of other corporations or enterprises; and

WHEREAS, the Company desires to have Indemnitee continue to serve in an Official Capacity (as defined below), and Indemnitee desires to continue so to serve the Company, provided, and on the express condition, that Indemnitee is furnished with the indemnity, advancement, and other rights set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of Indemnitee’s continued service to the company in Indemnitee’s Official Capacity, the parties hereto agree as follows:

1. Definitions. For purposes of this Agreement:

(a) “Change of Control” means a change in control of the Company occurring after the Effective Date of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Securities Exchange Act of 1934 (the “Act”), whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change of Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board of Directors in office immediately prior to such person attaining such percentage; (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors; provided, further, however, a Change of Control shall not be deemed to have occurred in the event that Mineral del Norte S.A. de C.V. or any of its affiliates acquires control of the Company.

(b) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by Indemnitee.

(c) “Effective Date” means the date first above written.

(d) “Expenses” include all direct and indirect costs including, but not limited to, reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, advisory fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, bond premiums, the costs of collecting, processing, producing, and hosting electronic materials and documents, and all other disbursements or expenses of the types customarily incurred in connection with investigating, prosecuting, defending (or preparing to investigate, prosecute, or defend) a Proceeding, or being or preparing to be a witness in a Proceeding.

(e) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(f) “Official Capacity” means Indemnitee’s corporate status as an officer or director and any other fiduciary capacity in which Indemnitee serves the Company, its subsidiaries and affiliates, or any other entity or enterprise (including an employee benefit plan) which Indemnitee serves in such capacity at the request of the Company’s CEO, its Board of Directors or any committee of its Board of Directors the Company. “Official Capacity” also refers to actions that Indemnitee takes or does not take while serving in such capacity.

(g) “Proceeding” includes any actual or threatened inquiry, investigation, action, suit, arbitration or other proceeding, whether civil, criminal, administrative, or investigative, whether or not initiated prior to the Effective Date, except a proceeding initiated by an Indemnitee pursuant to Section 7 to enforce his or her rights under this Agreement. “Proceeding” also includes any corporate internal investigation from and after the time in which the Indemnitee has received or is entitled to receive the warning mandated in Upjohn Co. v. United States, 449 U.S. 383 (1981).

2. Indemnification.

(a) General. Except as otherwise provided in this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by the Nevada Revised Statutes as such law may from time to time be amended. Indemnitee shall be entitled to the indemnification provided in this Section if, by reason of his or her Official Capacity, Indemnitee is a party or is threatened to be made a party to any Proceeding or by reason of anything done or not done by Indemnitee in his or her Official Capacity. The Company shall indemnify Indemnitee against all costs, judgments, penalties, fines, liabilities, amounts paid in settlement by or on behalf of Indemnitee in any Proceeding, and Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding, if Indemnitee is determined to have met the standard of conduct set forth in Section 6(a).

(b) Exceptions. Indemnitee is not entitled to indemnification of Expenses:

i.	to the extent such indemnification of Expenses is expressly prohibited by Nevada law or the public policies of Nevada, the United States of America, or agencies of any governmental authority in any jurisdiction governing the matter in question;

ii.	in connection with any Proceeding, or part thereof (including claims and permissive counterclaims) initiated by Indemnitee, except a judicial proceeding pursuant to Section 7 to enforce rights under this Agreement, unless the Proceeding (or art thereof) was authorized by the Board of Directors of the Company;

iii.	with respect to any claim, issue, or matter as to which Nevada law expressly prohibits such indemnification by reason of any adjudication of liability of Indemnitee to the Company, unless and only to the extent that the Designated Court (as defined below), or the court in which such action or suit was brought, determines upon application that, despite an adjudication of liability but in view of all the circumstances of the case, Indemnitee is entitled to indemnification for such Expenses as such court deems proper.

3. Advancement of Expenses.

(a) General. Except as otherwise provided in this Agreement, the Company shall advance Expenses to Indemnitee to the fullest extent permitted by the Nevada Revised Statutes as such law may from time to time be amended. Indemnitee shall be entitled to the advancement provided in this Section if by reason of his or her Official Capacity, Indemnitee is a party or is threatened to be made a party to any Proceeding or by reason of anything done or not done by Indemnitee in his or her Official Capacity. The Company shall advance to Indemnitee Expenses actually and reasonably incurred by Indemnitee in connection with such Proceeding.

(b) Undertaking in Connection with Request for Advancement. As a condition precedent to the Company’s advancement of Expenses to Indemnitee, Indemnitee shall provide the Company with (a) a written claim for Expenses incurred or paid by an Indemnitee in respect of the Proceeding as Indemnitee incurs them and (b) an undertaking, in substantially the form attached as Exhibit 1, by or on behalf of Indemnitee to reimburse such amount if it is finally determined, after all appeals to a court of competent jurisdiction are exhausted, that Indemnitee is not entitled to be indemnified against such Expenses by the Company as provided by this Agreement or otherwise. Indemnitee’s undertaking to reimburse any such amounts is not required to be secured. In making a written claim for advancement, Indemnitee need not submit to the Company information that counsel for Indemnitee deems is privileged and exempt from compulsory disclosure in any proceeding.

4. Indemnification for Expenses of Successful Party.

Notwithstanding the limitations of any other provisions of this Agreement, to the extent that Indemnitee is successful on the merits or otherwise in defense of any Proceeding, or in defense of any claim, issue or matter therein, including, without limitation, the dismissal of any action without prejudice, or if it is ultimately determined that Indemnitee is otherwise entitled to be indemnified against Expenses, Indemnitee shall be Indemnified against all Expenses actually and reasonably incurred in connection therewith, including the cancellation of any obligation to repay advances for expenses incurred in defense of the claim. If Indemnitee is partially successful on the merits or otherwise in defense of any Proceeding, such indemnification shall be apportioned appropriately to reflect the degree of success.

5. Indemnification for Expenses Incurred in Serving as a Witness.

Notwithstanding any other provisions of this Agreement, Indemnitee shall be entitled to indemnification and advancement against all Expenses reasonably incurred for serving as a witness by reason of Indemnitee’s Official Capacity in any Proceeding with respect to which Indemnitee is not a party.

6. Determination of Entitlement to Indemnification.

(a) Standard of Conduct. Except as provided in Section 5 above, Indemnitee shall be entitled to indemnification pursuant to this Agreement only upon a determination that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

(b) Manner of Determining Eligibility. Upon written request of the Indemnitee for indemnification, the entitlement of Indemnitee to such requested indemnification shall be determined by:

i.	the Board of Directors of the Company by a majority vote of Disinterested Directors (defined above), whether or not such majority constitutes a quorum; or

ii.	a committee of Disinterested Directors designated by majority vote of such Disinterested Directors, whether or not such majority constitutes a quorum; or

iii.	Independent Counsel in a written opinion to the Board of Directors, or designated committee of the Board, with a copy to Indemnitee, which Independent Counsel shall be selected by majority vote of the Company’s directors at a meeting at which a quorum is present, or a majority vote of the Disinterested Directors, or Committee of Disinterested Directors; or

iv.	the Company’s stockholders, by a majority vote of those in attendance at a meeting at which a quorum is present; or

v.	in the event that a Change of Control has occurred, by Independent Counsel (selected by Indemnitee) in a written opinion to the Board of Directors of the Company, a copy of which shall be delivered to the Indemnitee.

(c) Change of Control. The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company’s Board of Directors who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnification under this Agreement or any other agreements, Company by-law, provision in the articles of incorporation of the Company or any other document now or hereafter in effect relating to such indemnification, the Company shall seek legal advice only from Independent Counsel selected by Indemnitee. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d) Payment of Costs of Determining Eligibility. The Company shall pay all costs associated with its determination of lndemnitee’s eligibility for indemnification.

(e) Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee’s request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the determination requested in Section 6(b), and the Company shall thereafter promptly make such determination or initiate the appropriate process for making such determination. The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses, to the fullest extent permitted by applicable law, is not timely made pursuant to Section 3, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 6(b) or (c) within sixty (60) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Sections 4 or 5 within fifteen (15) business days after receipt by the Company of written request therefor, or (v) payment of indemnification pursuant to Section 2 is not made within fifteen (15) business days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to seek an adjudication by the Designated Court of Indemnitee’s right to such indemnification or advancement of Expenses. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7, shall be conducted in all respects as a de novo trial on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination. In any judicial proceeding commenced pursuant to this Section 7, Indemnitee shall be presumed to be entitled to indemnification under this Agreement and the Company shall have the burden of proving by a preponderance of the evidence that Indemnitee’ has acted in bad faith and in a manner not in the best interests of or opposed to the best interests of the Company, and, in respect of a criminal Proceeding, by clear and convincing evidence that Indemnitee acted without a reasonable belief that Indemnitee’s conduct was not criminal. The Company may not refer to or introduce into evidence any determination pursuant to Section 6 of this Agreement adverse to Indemnitee for any purpose. If Indemnitee commences a judicial proceeding pursuant to this Section, Indemnitee shall not be required to reimburse the Company for any advances pursuant to Section 2 until a final determination is made with respect to Indemnitee’s entitlement to indemnification (as to which all rights of appeal have been exhausted or lapsed).

(c) Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct shall be a defense to the action or constitute evidence that Indemnitee has not met the applicable standard of conduct. If a determination shall have been made pursuant to Section 5 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company will be precluded from asserting in any judicial proceeding commenced pursuant to this section that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.

(e) The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law and this Agreement against all Expenses and, if requested by Indemnitee, shall (within ten (10) days after the Company’s receipt of such written request) advance to Indemnitee, to the fullest extent permitted by applicable law and this Agreement, such Expenses that are incurred by Indemnitee in connection with any judicial proceeding brought by Indemnitee to enforce Indemnitee’s rights under, or to recover damages for breach of, this Agreement or any other indemnification agreement or provision of the Company’s articles of incorporation or by-laws now or hereafter in effect.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding as to which advancement or indemnity is sought.

8. Continuation of Obligation of Company. All agreements and obligations of the Company contained in this Agreement shall continue during the period of Indemnitee’s Official Capacity and shall continue thereafter with respect to any Proceedings based on or arising out of Indemnitee’s Official Capacity. This Agreement will be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law).

9. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of any Proceeding, Indemnitee shall notify the Company in writing of the existence thereof; but Indemnitee’s failure so to notify the Company will not relieve the Company from any liability that it may have to Indemnitee. Notwithstanding any other provision of this Agreement, with respect to any such Proceeding of which Indemnitee notifies the Company:

(a) Except as otherwise provided in this Section 9(a), to the extent that it may wish, the Company may, separately or jointly with any other indemnifying party, assume the defense of the Proceeding. After notice from the Company to Indemnitee of its election to assume the defense of the Proceeding, the Company shall not be liable to Indemnitee under this Agreement for any Expenses subsequently incurred by Indemnitee except as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably determined that there is a conflict of interest between the Company and Indemnitee in the conduct of the defense of the Proceeding, and such determination is supported by an opinion of qualified legal counsel addressed to the Company, or (iii) the Company shall not within sixty (60) calendar days of receipt of notice from Indemnitee in fact have employed counsel to assume the defense of the Proceeding.

(b) The Company is not entitled to assume the defense of any Proceeding brought by or on behalf of the Company, or as to which Indemnitee shall have made the determination provided for in subparagraph (a)(ii) above.

(c) Regardless of whether the Company has assumed the defense of a Proceeding, the Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected without the Company’s written consent, and the Company shall not settle any Proceeding in any manner that would impose any penalty or limitation on, or require any payment from, Indemnitee without Indemnitee’s written consent. Neither the Company nor Indemnitee may unreasonably withhold its consent to any proposed settlement.

(d) Until the Company receives notice of a Proceeding from Indemnitee, the Company shall have no obligation to indemnify or advance Expenses to Indemnitee as to Expenses incurred prior to Indemnitee’s notification of Company.

10. Separability; Prior Indemnification Agreements.

(a) If any provision of this Agreement is held to be invalid, illegal, or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of this Agreement (including without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal, or unenforceable, that are not by themselves invalid, illegal or unenforceable) will not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) are to be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent provided for in this Agreement.

(b) Indemnitee’s rights of indemnification and to receive advancement of Expenses under this Agreement are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Company’s articles of incorporation or by-laws, any other agreement, a vote of stockholders or a resolution of directors, or otherwise. The entry by Indemnitee into this Agreement, and the terms of this Agreement do not, change, limit, or affect in any respect, or terminate, any other agreements between Indemnitee and the Company.

11. Nonattribution of Actions of Any Indemnitee to Any Other Indemnitee. For purposes of determining whether Indemnitee is entitled to indemnification or advancement of Expenses by the Company under this Agreement or otherwise, no action or inaction of any other indemnitee or group of indemnitees may be attributed to Indemnitee.

12. Insurance.

(a) In all policies of director and officer liability insurance purchased by Company, the Company shall cause Indemnitee to be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors (other than in the case of an independent director liability insurance policy if Indemnitee is not an independent or outside director). Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage or of any lapse or termination of any such policy.

(b) Insurance Upon a Change of Control. In the event of and immediately upon a Change of Control, Company (or any successor to the interests of Company by way of merger, sale of assets, or otherwise) shall be obligated to continue, procure, and otherwise maintain in effect for a period of six (6) years from the date on which such Change of Control is effective a policy or policies of insurance (which may be a “tail” policy) (the “Change of Control Coverage”) providing Indemnitee with coverage for losses from alleged wrongful acts occurring on or before the effective date of the Change of Control. If such insurance is in place immediately prior to the Change of Control, then the Change of Control Coverage shall contain limits, retentions or deductibles, terms and exclusions that are no less favorable to Indemnitee than those set forth above. Each policy evidencing the Change of Control Coverage shall be non-cancellable by the insurer except for non-payment of premium. No such policy shall contain any provision that limits or impacts adversely any right or privilege of Indemnitee given by this Agreement.

13. Headings; References; Pronouns. The headings of the sections of this Agreement are inserted for convenience only; they do not constitute part of this Agreement or affect the meaning thereof. References herein to section numbers are to sections of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as appropriate.

14. Other Provisions.

(a) This Agreement and any dispute, controversy or proceeding arising out of or relating to this Agreement or the subject matter hereof or the relationship among the parties hereto in connection herewith (in each case whether in contract, tort, common or statutory law, equity or otherwise) shall be governed by the substantive laws of the State of Nevada without regard to conflict of law principles thereof or of any other jurisdiction that would cause the application of laws of any jurisdiction other than those of the State of Nevada.

(b) This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same agreement. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced as evidence of the existence of this Agreement.

(c) This Agreement is not an employment agreement between the Company and Indemnitee, and nothing in this Agreement obligates the Company to continue Indemnitee in Indemnitee’s Official Capacity.

(d) Upon a payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of Indemnitee to recover against any person for such liability, and Indemnitee shall execute all documents and instruments required and shall take such other actions as may be necessary to secure such rights, including the execution of such documents as may be necessary for the Company to bring suit to enforce such rights.

(e) No supplement, modification, or amendment of this Agreement will be binding unless executed in writing signed by both parties hereto. No waiver of any of the provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar). A waiver made in a signed writing on one occasion is effective only in that instance and does not constitute a waiver on any future occasion or instance.

(f) Any dispute, controversy, proceeding or claim arising out of or relating to: (i) this Agreement or the subject matter hereof, (ii) the breach, termination, enforcement, interpretation or validity of this Agreement, including the determination of the scope or applicability of this agreement to arbitrate, or (iii) the relationship among the parties hereto or thereto, in each case, whether in contract, tort, common or statutory law, equity or otherwise (collectively, a “Dispute”), shall be brought exclusively in either (x) the United States District Court for the Southern District of New York, to the extent that such court has subject matter jurisdiction, or (y) the Commercial Division of the Supreme Court of the State of New York in the County of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the County of New York) (the “Designated Court”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract, common or statutory law, equity or otherwise arising out of or relating to this Agreement or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement or the subject matter hereof, may not be enforced in or by such Designated Court.

(g) The Company agrees to stipulate in any court or before any arbitrator that the Company is bound by all the provisions of this Agreement and is precluded from making any assertions to the contrary.

(h) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

(i) Indemnitee’s rights under this Agreement shall extend to Indemnitee’s spouse, members of Indemnitee’s immediate family, and Indemnitee’s representative(s), guardian(s), conservator(s), estate, executor(s), administrator(s), and trustee(s), (all of whom are referred to as “Related Parties”), as the case may be, to the extent a Related Party or a Related Party’s property is subject to a Proceeding by reason of lndemnitee’s Official Capacity.

(j) To the extent that Indemnitee (i) pays Expenses that the Company is obligated to but does not advance, or (ii) incurs expense, liability, or loss for which the Company is obligated to indemnify Indemnitee, Indemnitee will be subrogated to the Company’s rights of recovery against any insurance carrier or other source to the same extent as if the Company had paid such Expense, liability, or loss or advanced such expense under this Agreement.

(k) The parties hereto have participated jointly in the negotiation and drafting of this Agreement with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

ODYSSEY MARINE EXPLORATION, INC.

By:
Name:
Title:

[INDEMNITEE]

By:
Name:
Title:

EXHIBIT 1

UNDERTAKING TO REPAY INDEMNIFICATION EXPENSES

I                     , agree to reimburse the Company for all expenses advanced to me or for my benefit by the Company for my defense in any civil or criminal action, suit, or Proceeding, in the event and to the extent that it shall ultimately be determined that I am not entitled to be indemnified by the Company for such expenses.

Signature

Typed Name

Office

Appendix H

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”), dated as of March 9, 2015, is made and entered into between the undersigned stockholder (“Stockholder”) of Odyssey Marine Exploration, Inc., a Nevada corporation (the “Company”), and Penelope Mining LLC, a Delaware limited liability company (“Investor”). All capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings ascribed to such terms in the Purchase Agreement (as defined below).

Recitals:

A. The Company, Investor, and Mineral del Norte, S.A. de C.V., a Mexican sociedad anonima, intend to enter into a Stock Purchase Agreement (the “Purchase Agreement”), providing for, among other things, the purchase by Investor of up to 31,300,297 shares of Class AA Preferred Stock pursuant to the terms and conditions of the Purchase Agreement (the “Investment”).

B. A condition to closing the Investment is the amendment of the Company’s existing Articles of Incorporation to (i) effect a 1-for-6 reverse stock split, (ii) adjust the Company’s authorized capitalization, (iii) establish a classified board of directors, and (iv) reflect such other amendments as may be necessary to consummate the Investment (the “Charter Amendments”).

C. In order to induce Investor to enter into the Purchase Agreement and consummate the Investment, Stockholder is willing to make certain representations, warranties, covenants, and agreements with respect to the shares of Common Stock beneficially owned by Stockholder as described on the signature page hereto (the “Shares”).

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Representations of Stockholder. Stockholder represents and warrants to Investor that:

(a) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), all of the Shares free and clear of all liens and encumbrances, and except pursuant to this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Shares.

(b) Stockholder does not beneficially own any shares of Common Stock other than (i) the Shares and (ii) any options, warrants or other rights to acquire any additional shares of Common Stock or any security exercisable for or convertible into shares of Common Stock, set forth on the signature page of this Agreement (“Options”).

(c) Stockholder has full power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder’s obligations hereunder (including the proxy described in Section 2(a) below). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms.

Section 2. Agreement to Vote Shares; Irrevocable Proxy.

(a) Stockholder agrees during the term of this Agreement to vote the Shares (whether at a meeting of stockholders or via written consent in lieu thereof), and to cause any holder of record of Shares to vote such Shares (whether at a meeting of stockholders or via written consent in lieu thereof): (i) in favor of the Investment, the Purchase Agreement, the Charter Amendments, any other Transaction Documents and such other reasonable and related matters put before the Company’s stockholders; and (ii) against (1) any Alternative Proposal, (2) any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Purchase Agreement or any other Transaction Document or of Stockholder under this Agreement and (3) any action, proposal, transaction or agreement that could reasonably be expected to adversely affect the timely consummation of the Investment or the fulfilment of Investor’s or the Company’s conditions under the Purchase Agreement or any other Transaction Document or change in any manner the voting rights of any class of shares of the Company.

(b) Stockholder hereby appoints Investor and any designee of Investor, and each of them individually, as its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 2(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Stockholder. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement.

Section 3. No Voting Trusts or Other Arrangement. Stockholder will not, and will not permit any entity under Stockholder’s control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Investor.

Section 4. Transfer and Encumbrance. Stockholder will not, directly or indirectly, transfer, sell, offer, exchange, assign, pledge or otherwise dispose of or encumber (“Transfer”) any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder’s voting or economic interest therein without Investor’s prior written consent. Any attempted Transfer of Shares or any interest therein in violation of this Section 4 shall be null and void.

Section 5. Additional Shares. All shares of Common Stock that Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement. Upon any such acquisition, the definition of Shares shall be deemed to include such Common Stock, and stockholder shall notify investor in writing of such acquisition.

Section 6. Waiver of Appraisal and Dissenters’ Rights. Stockholder hereby waives, and agrees not to assert or perfect, any rights of appraisal or rights to dissent in connection with the Investment and/or related transactions that Stockholder may have by virtue of ownership of the Shares.

Section 7. Termination. This Agreement shall terminate upon the earliest to occur of (a) the Initial Closing and (b) the date on which the Purchase Agreement is terminated in accordance with its terms.

Section 8. Specific Performance. Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party’s seeking or obtaining such equitable relief.

Section 9. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

Section 10. Notices. All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10):

If to Investor, to:	Penelope Mining LLC
c/o: Minera del Norte S.A. de C.V.
Campos Eliseos No. 29
Col. Rincon del Bosque
11580 Mexico D.F.
Mexico
Attention: General Counsel
Facsimile: 52 866 633-8050

with a copy to:	Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attention: Maurice M. Lefkort
Facsimile: (212) 728-8111

If to Stockholder:	c/o Odyssey Marine Exploration, Inc.
5215 W. Laurel Street
Suite 210
Tampa, FL 32207
Attention: Corporate Secretary

Section 11. Miscellaneous.

(a) This Agreement and any dispute, controversy or proceeding arising out of or relating to this Agreement or the subject matter hereof or the relationship among the parties hereto or thereto in connection herewith or therewith (in each case whether in contract, tort, common or statutory law, equity or otherwise) shall be governed by the substantive laws of the State of New York without regard to conflict of law principles thereof or of any other jurisdiction that would cause the application of laws of any jurisdiction other than those of the State of New York.

(b) Any dispute, controversy, proceeding or claim arising out of or relating to: (i) this Agreement or the subject matter hereof, (ii) the breach, termination, enforcement, interpretation or validity of this Agreement, or (iii) the relationship among the parties hereto, in each case, whether in contract, tort, common or statutory law, equity or otherwise, shall be brought exclusively in either (x) the United States District Court for the Southern District of New York, to the extent that such court has subject matter jurisdiction, or (y) the Commercial Division of the Supreme Court of the State of New York in the County of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the County of New York) (the “Designated Court”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract, common or statutory law, equity or otherwise arising out of or relating to this Agreement or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement or the subject matter hereof, may not be enforced in or by such Designated Court.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

(d) If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f) Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h) Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto, except that Investor may assign, in its sole discretion, all or any of its rights, interests and obligations hereunder to any of its Affiliates. Any assignment contrary to the provisions of this Section 11(h) shall be null and void.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

INVESTOR:

PENELOPE MINING LLC

By:	/s/ Andres Gonzalez Saravia

Name:	Andres Gonzalez Saravia

Title:	Attorney in fact

STOCKHOLDER:

Signature of Stockholder

Print Name of Stockholder

No. Shares:

No. Options:

Appendix I

CALL OPTION AGREEMENT

BY AND BETWEEN

ODYSSEY MARINE ENTERPRISES, LTD.

AND

MINERA DEL NORTE, S.A. DE C.V.

DATED AS OF MARCH 11, 2015

I

I-i

CALL OPTION AGREEMENT

CALL OPTION AGREEMENT (the “Agreement”) dated as of March 11, 2015 by Odyssey Marine Enterprises, Ltd. (“Holder”) and Minera del Norte, S.A. de C.V. (“Purchaser”).

WHEREAS, pursuant to a stock purchase agreement, dated as of the date hereof by and among, Odyssey Marine Exploration, Inc., the indirect parent of Holder, Purchaser, and Penelope Mining LLC, a wholly-owned subsidiary of Purchaser (the “Purchase Agreement”), Purchaser under certain circumstances has agreed to advance loans to Holder (the “Loans”); and

WHEREAS, in connection with the execution of the Purchase Agreement and the delivery of the Loans, Purchaser has required that Holder grant Purchaser an option on the equity of Oceanica Resources S. de R.L., a Panama limitada (the “Company”) held by Holder.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.1. Definitions. Unless the context otherwise requires, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement, and the following terms, for all purposes of this Agreement, shall have the meanings specified in this Section 1.1:

“Lien” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Monaco Option” means, to the extent enforceable under applicable Law, the purported right of Monaco Financial, LLC to purchase, on or before the date that is the maturity date of any note, now or in the future outstanding, under the Loan Agreement dated as of August 14, 2014, by and between the Odyssey Marine Exploration, Inc. and Monaco Financial, LLC, up to 3,174,603 quotas in the Company owned by Holder for a price equal to the lesser of $3.15 per quota or the price per quota obtained in certain public offerings.

“Monaco Pledge” means, to the extent enforceable under applicable Law, the purported Lien granted to Monaco Financial, LLC by BahamasCo on 10,000,000 quotas in Oceanica, as a security for $10.0 million of indebtedness owed by the Company to Monaco Financial, LLC, pursuant to the Loan Agreement, dated as of August 14, 2014 by and between Monaco Financial, LLC and the Company.

“Quotas” means units of equity interest in the Company.

“Subject Shares” means the 54,000,000 Quotas less any Quotas delivered to Monaco Financial, LLC following the date hereof upon the exercise of the Monaco Option; Subject Shares shall include any securities, property or other rights into which such Quotas may have been converted or exchanged.

“Transfer” means any direct or indirect transfer, sale, assignment, gift, pledge, mortgage, hypothecation, granting of a Lien or other disposition of any interest.

ARTICLE II.

THE RIGHT

Section 2.1. The Right. Subject to Section 6.1 hereof, during the period commencing on the date hereof and ending on the date that is one year from the date hereof (the “Expiration Date”), Purchaser shall have the right to purchase from Holder, and Holder shall be obligated to sell to Purchaser, the Subject Shares in exchange for the Option Consideration (the “Right”); provided, however, if the Initial Closing (as defined in the Purchase Agreement) has occurred, then Purchaser may not exercise the Right unless and until any of the conditions to a Subsequent Closing (as defined in the Purchase Agreement) are not satisfied (whether or not the date of determination is a Subsequent Closing Date). In consideration of the granting of the Right, on the date hereof, Purchaser shall pay to Holder $1.00.

Section 2.2. Calculation of the Option Consideration. The consideration to be paid by Purchaser to Holder in exchange for the Subject Securities at the Closing (the “Option Consideration”) shall be equal to $40,000,000 less any amounts paid or payable to Holder or any of its Affiliates following the date hereof upon the exercise of the Monaco Option less if Monaco has foreclosed on any of the Subject Securities, $10,000,000.

Section 2.3. Dividends and Distributions. Upon the exercise of the Right, Purchaser shall be entitled with respect to the Subject Shares purchased, to any proceeds received by Holder in cash, securities or other property as a result of any dividend or other distribution made by the Company to the Company’s holders of Quotas with respect to such Subject Shares from the date hereof and the Closing Date.

ARTICLE III.

EXERCISE OF THE RIGHT

Section 3.1. The Exercise of the Right. Purchaser may exercise the Right by delivering to Holder a notice, pursuant to Section 7.3 and substantially in the form of Exhibit A hereto, executed by a duly authorized officer of Purchaser (the “Exercise Notice”), specifying a desired date not less than five (5) nor more than twenty (20) Business Days from the date of such Exercise Notice on which Holder desires to consummate the purchase and sale contemplated by the Right (the “Tentative Closing Date”).

Section 3.2. Conditions to the Obligation of Purchaser. The obligation of Purchaser to purchase the Subject Shares from Holder upon exercise of the Right shall be subject to the satisfaction (unless waived in writing by Purchaser) of each of the following conditions on or prior to the Tentative Closing Date:

(a) Injunction. There shall not be in effect any Order or other Law enjoining or prohibiting the consummation of the Closing.

(b) Representations and Warranties. The representations and warranties of Holder contained in Article IV shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as if made on and as of the Closing Date.

(c) Compliance with Covenants. The Holder shall have complied in all material respects with its covenants contained in this Agreement to be complied with prior to the Closing Date.

(d) Officer’s Certificate. The Holder shall have delivered to Purchaser a certificate, signed by an executive officer of Holder, dated as of the Closing Date, certifying the matters set forth in Section 3.2(b) and (c).

Section 3.3. The Closing.

(a) The closing of the exercise of the Right (the “Closing”) shall occur at 10:00 a.m. local time on the Tentative Closing Date, or if the conditions set forth in Section 3.2 have not been satisfied by such date, within three (3) Business Days after such conditions are satisfied or waived (the “Closing Date”). The Closing shall occur at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019 or at such other location as the parties hereto shall agree.

(b) On the Closing Date, Holder shall deliver to Purchaser a certificate for the Subject Shares, evidencing good, valid and transferable title to the Subject Shares, duly endorsed in blank with appropriate transfer powers, free and clear of all Liens, other than (i) the Monaco Option, to the extent not previously exercised, and (ii) restrictions on transfer created by applicable securities laws.

(c) On the Closing Date, Purchaser shall deliver to Holder: (i) the Note, marked as “canceled”, for which Holder shall receive a credit against Option Consideration in an amount equal to all amount due under the Note; and (ii) an amount in cash equal to the remaining balance of the Option Consideration by wire transfer of immediately available funds to an account designated by Holder.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF HOLDER

Holder represents and warrants to Purchaser as follows:

Section 4.1. Organization. Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, and has all requisite power and authority to own, lease and operate its assets and properties and to conduct its business as currently being conducted.

Section 4.2. Authorization, Validity and Enforceability. Holder has full power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance by it of this Agreement and the consummation by it of the transactions contemplated hereby have been duly authorized by its board of directors or other governing body and no other proceedings on its part are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holder, and constitutes the legal, valid and binding obligation of it, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

Section 4.3. No Violation or Breach. The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby, including delivery of the Subject Shares upon the Closing, do not and will not conflict with, result in a violation or breach of, constitute a default (or an event which with the giving of notice or the lapse of time or both would constitute a default) or give rise to any right of termination or acceleration of any right or obligation of it under, or result in the creation or imposition of any Lien upon the Subject Shares or any of the Company’s assets or properties by reason of the terms of (a) its or the Company’s articles of incorporation, member agreement by-laws or other charter or organizational document, (b) any contract, agreement, lease, license, mortgage, note, bond, debenture, indenture or other instrument or obligation to which it or the Company is a party or by or to which it or the Company or any of their respective assets or properties may be bound or subject, (c) any Order applicable to it or the Company or (d) any license, permit, order, consent, approval, registration, authorization or qualification with or under any Governmental Agency.

Section 4.4. Consents and Approvals. No consent, approval, authorization, license or order of, registration or filing with, or notice to, any Governmental Agency is necessary to be obtained, made or given by it in connection with the execution, delivery and performance by it of this Agreement or the consummation by it of the transactions contemplated hereby. Holder has obtained all approvals required under the Company’s organizational documents or applicable Law to the transfer of the Subject Shares to Purchaser upon exercise of the Right.

Section 4.5. Ownership of Subject Shares. Holder is the record and beneficial owner of the Subject Shares as of the date hereof and has (and will have as of the Closing Date) good, valid and transferable title to such Subject Shares as of the date hereof (and as of the Closing Date), in each case, free and clear of all Liens, other than restrictions on transfer created by applicable securities laws and Liens created by the Monaco Option and, only with respect to the date hereof, Liens created by the Monaco Pledge.

Section 4.6. Subject Shares Nonassessable. The Subject Shares are, as of the date hereof, validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

ARTICLE V.

COVENANTS

Section 5.1. Further Assurances. Each of the parties hereto shall use its reasonable best efforts to do such additional things and execute such documents as are reasonably necessary or proper to carry out and effectuate the intent of this Agreement or any part hereof.

Section 5.2. Governmental Approval. Upon receipt by Holder of an Exercise Notice, Purchaser and Holder shall each promptly: (a) inform the other of any approval of any Governmental Agency necessary or appropriate in connection with the purchase and sale of the Subject Shares, of which such party has actual knowledge, and (b) use reasonable best efforts to obtain any such approvals.

Section 5.3. Holder Transfer Restrictions. Holder shall not Transfer any of the Subject Shares, except pursuant to the terms of this Agreement or the Monaco Option.

Section 5.4. Voting Restrictions. If any matter is submitted by the Company to the vote of the holders of Quotas, Holder shall vote the Subject Shares (and shall submit written consents with respect to the Subject Shares) as directed by Purchaser.

Section 5.5. No Impairment. Holder will not, and will cause the Company not to, by amendment of its articles of incorporation or bylaws or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

Section 5.6. No Amendment. Holder shall not amend the Monaco Option without Purchaser’s prior written consent.

Section 5.7. Monaco Option; Monaco Pledge. Purchaser acknowledges and agrees that to the extent the Monaco Option is not exercised and remains in full force and effect prior to the Closing, the Quotas acquired upon the exercise of the Right may be subject to the Monaco Option. The Company will use the Option Consideration received at the Closing to discharge all Liens on the Subject Securities created by the Monaco Pledge, and the Subject Securities delivered to Purchaser at the Closing shall be free and clear of any Liens created by the Monaco Pledge.

ARTICLE VI.

TERMINATION

Section 6.1. Termination of Agreement. This Agreement may be terminated and the transactions contemplated hereby may be abandoned prior to the Closing as follows:

(a) at any time, by mutual written consent of Holder and Purchaser;

(b) by Holder, upon written notice to Purchaser, in the event that Purchaser elects to terminate the Purchase Agreement pursuant to Section 8.1(d)(iii) thereof; or

(c) at the Expiration Date, if an Exercise Note has not been delivered prior to the Expiration Date.

ARTICLE VII.

MISCELLANEOUS

Section 7.1. Rules of Construction.

(a) When a reference is made in this Agreement to an Article, a Section, an Exhibit or a Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or a Schedule to this Agreement unless otherwise indicated.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement or any other Transaction Document, they shall be deemed to be followed by the words “without limitation.”

(c) Whenever the word “or” is used in this Agreement, it shall not be deemed exclusive.

(d) The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

(e) Except as expressly stated in this Agreement, all references to any Law are to such Law as amended, modified, supplemented or replaced from time to time, and all references to any section of any Law include any successor to such section.

(f) Except as expressly stated in this Agreement, all references to any agreement are to such agreement and include any exhibits, annexes and schedules attached to such agreement, in each case, as the same is in effect as of the date of this Agreement and in the case of any such agreement to which the parties are other than all of the parties to this Agreement, without giving effect to any subsequent amendment or modification.

(g) All references to “$” or “dollars” mean the lawful currency of the United States of America.

(h) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished hereunder shall be prepared in accordance with United States generally accepted accounting principles, as consistently applied by the Company.

(i) No specific provision, representation or warranty shall limit the applicability of a more general provision, representation or warranty. It is the intent of the parties that each representation, warranty, covenant, condition and agreement contained in this Agreement shall be given full, separate, and independent effect and that such provisions are cumulative.

(j) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Transaction Documents with the assistance of counsel and other advisors and, in the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Transaction Documents shall be construed as jointly drafted by the parties hereto and thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement or any other Transaction Document.

(k) The table of contents and the headings contained in this Agreement and the other Transaction Documents are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the other Transaction Documents.

Section 7.2. Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and, understandings, among the parties with respect to the subject matter hereof and thereof.

Section 7.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date sent by facsimile (with confirmation of transmission) or electronic mail if sent during normal business hours of the recipient during a Business Day, and otherwise on the next Business Day, if sent after normal business hours of the recipient, provided that in the case of electronic mail, each notice or other communication shall be confirmed within one Business Day by dispatch of a copy of such notice pursuant to one of the other methods described herein, (c) if dispatched via a nationally recognized overnight courier service (delivery receipt requested) with charges paid by the dispatching party, on the later of (i) the first Business Day following the date of dispatch, or (ii) the scheduled date of delivery by such service, or (d) on the fifth Business Day following the date of mailing, if mailed by registered or certified mail, return receipt requested, postage prepaid to the party to receive such notice, at the following addresses, or such other address as a party may designate from time to time by notice in accordance with this Section.

(a) If to Holder, to:

c/o Odyssey Marine Exploration, Inc.

5215 W. Laurel Street

Suite 210

Tampa, Fl 33607

Attention: Chief Executive Officer

with a copy to:

Akerman LLP

401 E. Jackson Street, Suite 1700

Tampa, FL 33602

Attention: David M. Doney

Facsimile: (813) 218-5404

(b) If to Purchaser, to:

Minera del Norte S.A. de C.V.

Campos Elíseos No. 29

Col. Chapultepec, Polanco

C.P. 11580, Mexico

Attention: Andres Gonzalez-Saravia Coss, Esq.

Facsimile: 52 866 633 8050, confirmed by email to: agonzalez@gan.com.mx with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: Maurice M. Lefkort

Facsimile: (212) 728-8111

Section 7.4. Amendments; Waiver.

(a) This Agreement may be amended, superseded, canceled, renewed or extended only by a written instrument signed by each of the parties hereto.

(b) A party may by written instrument signed on behalf of such party: (i) extend the time for the performance of any of the obligations or other acts of another party due to it, (ii) waive any inaccuracies in the representations and warranties made to it contained in this Agreement, or (iii) waive compliance with any covenants, obligations, or conditions in its favor contained in this Agreement. No claim or right arising out of this Agreement can be waived by a party, in whole or in part, unless made in a writing signed by such party. Neither any course of conduct or dealing nor failure or delay by any party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. A waiver given by a party will be applicable only to the specific instance for which it is given.

Section 7.5. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor any right, duty or obligation of any party hereunder, may be assigned or delegated by Holder without the prior written consent of Purchaser. Purchaser may assign its rights and delegate its obligations hereunder. Any purported assignment of rights or delegation of obligations in violation of this Section will be void. References to a party in this Agreement also refer to such party’s successors and permitted assigns.

Section 7.6. No Third-Party Beneficiaries. Nothing in this Agreement is intended or shall be construed to give any person, other than the parties hereto, their successors and permitted assigns, any legal or equitable right, remedy or claim under, or in respect of, this Agreement or any provision contained herein.

Section 7.7. Governing Law. This Agreement and any dispute, controversy or proceeding arising out of or relating to this Agreement or the subject matter hereof or the relationship among the parties hereto in connection herewith (in each case whether in contract, tort, common or statutory law, equity or otherwise) shall be governed by the substantive Laws of the State of New York without regard to conflict of law principles thereof or of any other jurisdiction that would cause the application of laws of any jurisdiction other than those of the State of New York.

Section 7.8. Exclusive Forum in Designated Courts. Any dispute, controversy, proceeding or claim arising out of or relating to: (i) this Agreement or the subject matter hereof, (ii) the breach, termination, enforcement, interpretation or validity of this Agreement, or (iii) the relationship among the parties hereto or thereto, in each case, whether in contract, tort, common or statutory law, equity or otherwise, shall be brought exclusively in either (x) the United States District Court for the Southern District of New York, to the extent that such court has subject matter jurisdiction, or (y) the Commercial Division of the Supreme Court of the State of New York in the County of New York (or if such court lacks subject matter jurisdiction, in the courts of the State of New York in the County of New York) (the “Designated Court”). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the Designated Court and agrees that it will not bring any action whether in tort, contract, common or statutory law, equity or otherwise arising out of or relating to this Agreement or the subject matter hereof in any court other than the Designated Court. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the Designated Court, (b) any claim that it or its property is exempt or immune from jurisdiction of the Designated Court or from any legal process commenced in such Designated Court (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Law, any claim that (i) the suit, action or proceeding in such Designated Court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper, or (iii) this Agreement or the subject matter hereof may not be enforced in or by such Designated Court.

Section 7.9. Consent to Service of Process. Each of the parties hereto hereby irrevocably and unconditionally consents to service of process in the manner provided for notices in Section 7.3 and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.

Section 7.10. Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY DISPUTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY DISPUTE.

Section 7.11. Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at law or in equity. The parties acknowledge that the awarding of equitable remedies is within the discretion of the applicable court.

Section 7.12. Remedies Cumulative. The rights and remedies of the parties are cumulative and not alternative.

Section 7.13. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

Section 7.14. Signatures/E-delivery; Reproduction of Documents.

(a) A manually signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. No legally binding obligation shall be created with respect to a party until such party has delivered or caused to be delivered a manually signed copy of this Agreement.

(b) This Agreement and all certificates and documents relating hereto and thereto, including, without limitation, (i) consents, waivers and modifications that may hereafter be executed, (ii) documents received by each party pursuant hereto, and (iii) financial statements and other information previously or hereafter furnished to each party, may be reproduced by each party by electronic digital storage, computer tapes, photographic, photostatic, optical character recognition, microfilm, microcard, miniature photographic or other similar process, and each party may destroy any original document so reproduced. All parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as would the original itself in any judicial, arbitration or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by each party in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 7.15. Severability.

(a) If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force, if the essential terms and conditions of this Agreement for each party remain valid, binding and enforceable. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

(b) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 7.16. Survival. All of the representations, warranties, covenants, and agreements of the parties contained in this Agreement shall survive the Closing and continue in full force and effect forever thereafter.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ODYSSEY MARINE ENTERPRISES, LTD.

By:	/s/ Mark D. Gordon
	Name:	Mark D. Gordon
	Title:	Vice President

MINERA DEL NORTE, S.A. de C.V.

By:	/s/ Alonso Ancira Elizondo
	Name:	Alonso Ancira Elizondo
	Title:	Authorized Person

[Signature Page to Call Option Agreement]

EXECUTION VERSION

AMENDMENT NO. 1 TO

CALL OPTION AGREEMENT

This AMENDMENT NO. 1 TO CALL OPTION AGREEMENT (this “Amendment”) is made and entered into as of April 10, 2015, by and between Odyssey Marine Enterprises, Ltd. (the “Holder”) and Minera del Norte, S.A. de C.V. (the “Purchaser”). The Holder and the Purchaser are referred to herein from time to time collectively as the “Parties”, and each individually, as a “Party”. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the Call (as defined below).

WHEREAS, the Parties entered into a Call Option Agreement, dated as of March 11, 2015 (the “Call”);

WHEREAS, the Parties desire to amend certain terms set forth in the Call; and

WHEREAS, pursuant to Section 7.4 of the Call, the Call may only be amended by an agreement in writing signed by the Parties.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, representations and warranties set forth herein, and for other good and valuable consideration, the Parties to this Amendment, intending to be legally bound, agree as follows:

1.	Amendment of Section 2.1 of the Call. Section 2.1 of the Call is hereby amended by deleting the period at the end of the first sentence and inserting at the end of such sentence:

“; provided further, that if Investor (as defined in the Purchase Agreement) terminates the Purchase Agreement pursuant to Section 8.1(d)(v) thereof, the Expiration Date of this Agreement shall be the date that is two years from the date of hereof.”

2.	Amendment of Section 2.2 of the Call. Section 2.2 of the Call is hereby amended by deleting the period at the end of the such Section and inserting:

“; provided, however, if Investor (as defined in the Purchase Agreement) terminates the Purchase Agreement pursuant to Section 8.1(d)(v) thereof, the Option Consideration shall be equal to $20,000,000 less any amounts paid or payable to Holder or any of its Affiliates following the date hereof upon the exercise of the Monaco Option less if Monaco has foreclosed on any of the Subject Securities, $10,000,000.”

3.	Full Force and Effect. From and after the date hereof, all references in the Call to “this Agreement,” “hereof” or words of similar import shall mean the Call as amended by this Amendment. Except as expressly set forth herein, the Call shall remain in full force and effect on the terms and conditions set forth therein.

4.	Miscellaneous. All terms and provisions contained in Article 7 of the Call, including all related definitions, are incorporated herein by reference to the same extent as if expressly set forth herein.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

ODYSSEY MARINE ENTERPRISES, LTD.

By:	/s/ Mark D. Gordon
	Name:	Mark D. Gordon
	Title:	Vice President

MINERA DEL NORTE S.A. DE C.V.

By:	/s/ Alonso Ancira Elizondo
	Name:	Alonso Ancira Elizondo
	Title:	Authorized Person

[Signature Page to Amendment No. 1 to Call Option Agreement]

Appendix J

March 10, 2015

Board of Directors

Odyssey Marine Exploration, Inc.

5215 West Laurel Street

Tampa, Florida 33607

Members of the Board:

You have asked us for our opinion as to the fairness, from a financial point of view, to the equity holders taken as a whole (“Shareholders”), of Odyssey Marine Exploration, Inc., a Nevada corporation (“Odyssey” or the “Company”), of the Consideration (as defined below) to be received by the Company pursuant to the terms of the Stock Purchase Agreement (the “Agreement”), among the Company Phosphate One, LLC (the “Investor”) and Minera Del Norte, S.A. de C.V. (the “Guarantor” and “Lender”). The Agreement provides, among other things that Investor will commit to purchase up to $101,124,041 of Class AA Preferred Stock at a purchase price of $6.00 per share ($1.00 pre-split). Prior to the consummation of the Initial Closing, the Company shall undertake a 1-for-6 reverse stock split of the Common Stock without any change in the par value per share. Upon signing of the Agreement, Lender will loan to the Company up to $14,750,000 in cash secured by 54,000,000 Oceanica quotas. The Initial Loan shall be in the amount of $2,000,000 and Subsequent Loans shall be made at such times and in such amounts as set forth in Annex D of the Stock Purchase Agreement. The price per share of the Class AA Preferred Stock will be as follows:

•	Investor shall purchase at the Initial Closing 5,833,334 shares of Series AA-1 Preferred Stock at a purchase price of $6.00 per share; and

•	following the purchase of the Initial Closing Shares, at the Subsequent Closings Investor shall purchase at the Series AA-1 Price 11,020,673 shares of Series AA-1 Preferred Stock according to a schedule of payments over 3 years ending March of 2018; and

•	following the purchase of the Series AA-1 Shares and during the 5-year Takedown Period Investor shall have the right but not the obligation to require the Company to sell to it 14,446,290 shares of Series AA-2 Preferred Stock at a purchase price of $3.00 per share ($.50 pre-split) subject to the closing price of the Common Stock on the NASDAQ having been greater than or equal to $7.56 per share for a period of twenty (20) consecutive business days on which the NASDAQ is open.

Investor will also pay $1.00 for a call option on the Company’s equity in Oceanica with an exercise price of $40,000,000 less any amounts paid or payable to the Company following exercise of the Monaco option. Promptly following signing of the Agreement, the Company will seek Stockholder Approval.

In arriving at our opinion, we have:

1.	reviewed the Stock Purchase Agreement and other related transaction documents;

2.	reviewed certain publicly available business and financial information relating to Odyssey;

3.	reviewed certain other information relating to Odyssey provided to or discussed with us by the Company, including (a) financial forecasts relating to the Company (b) certain non-public interim financial statements and (c) certain industry and business information thereto prepared by the management of the Company;

Board of Directors

Odyssey Marine Exploration, Inc.

March 9, 2015

4.	discussed the past and present operations and financial condition and the prospects of the Company with its senior executives;

5.	reviewed and compared the multiples, margins, and growth rates and compared that data with similar data for other publicly held companies in businesses we deemed relevant in evaluating Odyssey;

6.	considered, to the extent publicly available, the financial terms of certain other merger or acquisition transactions, which we deemed to be relevant, which have been effected or announced; and

7.	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, including, without limitation, any information that was publicly available, discussed with or reviewed by or for us, and we have not assumed any responsibility for independently verifying such information. Further, we have not undertaken any independent evaluation or appraisal of any information provided to us or of the assets or liabilities of Odyssey or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of Odyssey, nor have we evaluated, nor do we express any opinion with respect to, the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters, or the impact of the transactions contemplated by the Agreement thereon. We express no opinion regarding the liquidation value of the Company or any other entity. In addition, we have relied upon and assumed, without independent verification, that the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, and that each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party. We do not express any opinion as to any tax or other consequences that might result from the transaction, nor does our opinion address any legal, tax, regulatory or accounting matters, as to which we understand that the Company has obtained such advice as it deemed necessary from qualified professionals.

Our opinion speaks only as of the date hereof and is necessarily based upon information made available to us through the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Events occurring after the date hereof could materially affect this opinion. We have not undertaken to update, revise or reaffirm this opinion or otherwise comment upon events occurring after the date hereof. Our opinion does not address the relative merits of the Transactions as compared to alternative transactions or strategies that might be available to Odyssey, nor does it address the underlying business decision of Odyssey to proceed with the Transactions.

In connection with our review, we have not independently verified any of the foregoing information, and we have assumed and relied upon such information being complete and accurate in all material respects. We have further relied on the assurances of the management of Odyssey that it is not aware of any facts or circumstances that would make any of such information inaccurate or misleading. With respect to the financial forecasts for Odyssey that we have used in our analyses, the management of Odyssey has advised us, and we have assumed, with your consent, and without any independent inquiry or investigation, that such forecasts have been reasonably prepared on a basis and assumptions reflecting the best currently available estimates and judgments of the management of Odyssey as to the future financial performance of the Company both before and after giving effect to certain industry and business information referred to above. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in

Board of Directors

Odyssey Marine Exploration, Inc.

March 9, 2015

connection with the Agreement, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on Odyssey. We have also assumed that the transaction will be consummated in accordance with the terms of the Agreement without waiver, modification or amendment of any material term, condition or agreement thereof.

Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, to the Shareholders of the Consideration to be received by the Company pursuant to the Agreement. Our opinion does not address any other aspect or implication of the Agreement or any other agreement, arrangement or understanding entered into in connection with the Agreement or otherwise or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Agreement or class of such persons, relative to the Consideration or otherwise. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that the Company is not party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Transactions.

The issuance of this opinion was approved by our authorized internal committee.

We have acted as financial advisor to the Board of Directors of Odyssey in connection with the Transactions and will receive a fee upon the rendering of our opinion. In addition, Odyssey has agreed to indemnify us for certain liabilities and other items arising out of or related to our engagement. We may in the future provide financial advice and services to Odyssey or the Investor and their respective affiliates for which we would expect to receive compensation. We have had no previous business agreements or relationships with Odyssey or the Investor in the last three years.

Our opinion is directed to, and is solely for the benefit of the Board of Directors of Odyssey in connection with its consideration of the Agreement, and our opinion does not constitute advice or a recommendation as to how the Board of Directors of Odyssey or any Shareholder should vote or act on any matter relating to the Transactions. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Hyde Park Capital Advisors, LLC to any such party. This opinion is not to be disclosed to any other person or entity, nor may it be quoted or referred to, in whole or in part, without our prior written consent, which will not be unreasonably withheld; provided that this opinion and a description of it may be included in any securities law or other regulatory filings required to be made in connection with the Transactions.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the Company pursuant to the Agreement is fair, from a financial point of view, to the Shareholders.

Very truly yours,

Hyde Park Capital Advisors, LLC

Appendix K

ODYSSEY MARINE EXPLORATION, INC.

2015 STOCK INCENTIVE PLAN

As Amended on April 7, 2015

SECTION 1.

PURPOSE

The purpose of this Plan is to promote the growth and prosperity of the Company and its Subsidiaries by providing Eligible Recipients with an additional incentive to contribute to the Company’s success, by assisting the Company in attracting and retaining the best available personnel for positions of substantial responsibility and by increasing the alignment of interests of Eligible Recipients with those of the Company’s Stockholders. The Plan provides for the grant of Incentive Stock Options, Non Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to aid the Company in obtaining these goals. The Plan, as well as any amendments thereto that requires Stockholder approval, will be submitted to the Company’s Stockholders for their approval at the next annual Stockholder meeting.

SECTION 2.

DEFINITIONS

The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

2.1 “Award” means the grant of an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit or other right or benefit under the Plan.

2.2 “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and Participant, including any amendments thereto.

2.3 “Board” means the Board of Directors of the Company.

2.4 “Cause” means, with respect to the Termination by the Company or a Subsidiary of the continuous service of the Participant, that such Termination is for “Cause” as such term (or word of like import) is expressly defined in a then-effective written agreement between the Participant and the Company or such Subsidiary, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Committee, the Participant’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Subsidiary; (ii) dishonesty, intentional misconduct or material breach of any agreement with the Company or a Subsidiary; or (iii) commission of a crime involving dishonesty, breach of trust, or physical or emotional harm to any person; provided, however, that with regard to any agreement that defines “Cause” on the occurrence of or in connection with a Change in Control, such definition of “Cause” shall not apply until a Change in Control actually occurs.

2.5 “Change in Control” means any of the following:

(a) any ‘person’ as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any company owned, directly or indirectly, by the Stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), becomes the ‘beneficial owner’ (as defined in Rule 13d 3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; or

(b) a change in the composition of the Board over a period of 12 months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors; or

K-1

(c) the consummation of a Stockholder approved merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no ‘person’ (as herein defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities; or

(d) the consummation of a Stockholder approved plan of liquidation, dissolution or winding up of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, provided, however, that the execution and delivery of the Stock Purchase Agreement dated as of March 11, 2015, by and among the Company, Penelope Mining LLC, and Minera del Norte S.A. de C.V. (the “Purchase Agreement”), the consummation of the transactions contemplated by the Purchase Agreement, or and the performance by the Company of its obligations under the Purchase Agreement, shall not constitute a Change in Control for purposes of this Plan or any individual Award Agreement evidencing an Award.

2.6 “Code” means the Internal Revenue Code of 1986, as amended.

2.7 “Committee” means the Compensation Committee of the Board or any other committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee must be comprised entirely of Outside Directors who are “independent” as that term is defined by the Securities and Exchange Commission, and the listing standards of the stock exchange or other market upon which the Company’s stock is listed or quoted, as the same may be amended from time to time.

2.8 “Common Stock” means the $.0001 par value common stock of the Company.

2.9 “Company” means Odyssey Marine Exploration, Inc., a Nevada corporation, and any successor to such organization.

2.10 “Consultant” means any person other than an Employee or a Director, who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary.

2.11 “Continuing Director” means members of the Board who either (i) have been Board members continuously for a period of at least 12 months or (ii) have been Board members for less than 12 months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

2.12 “Director” means a member of the Board or the board of directors of any Subsidiary.

2.13 “Disability” shall mean disability as determined by the Committee in its sole and absolute discretion.

2.14 “Double Trigger” means a Change in Control (“first trigger”) and a Qualifying Termination of the executive’s employment by the company without Cause or by the executive with Good Reason (“second trigger”).

2.15 “Eligible Recipient” means a Key Employee and/or a Key Person.

2.16 “Employee” means any person who is in the employ of the Company or any Subsidiary, subject to the control and direction of the Company or any Subsidiary as to both the work to be performed and the manner and method of performance.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Exercise Price” means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

Final	K-2

2.19 “Fair Market Value” of a Share on any date shall mean the closing sales price on a national securities exchange of a Share as reported in the appropriate composite listing for said exchange on such date, or, if no such sales occurred on such date, then on the next preceding date on which a sale is made. In the event the Shares are traded in the over the counter market, Fair Market Value of a Share means the average between the “high” and “low” quotations in the over the counter market on such date, as reported by the National Association of Securities Dealers through NASDAQ or, if no quotations are available on such date, then on the next preceding date on which such quotations are available.

2.20 “Good Reason” means voluntary resignation after any of the following actions taken occur after a Change in Control without prior written consent: (i) a material diminution in Base Salary; (ii) a material diminution in the executive’s authority, duties, or responsibilities; (iii) in the case of the chief executive officer, a requirement that the executive report to a corporate officer or employee instead of reporting directly to the Board; (iv) a change of over 40 miles in the geographic location of the principal office, or (v) a material breach by the Company after a Change in Control of the terms of the executive’s employment agreement.

2.21 “Insider” means an individual who is, on the relevant date, an officer, member of the Board or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.22 “Independent Director” means a director who is determined to be “independent” as that term is defined by the Securities and Exchange Commission, and the listing standards of the stock exchange or market upon which the Company’s stock is listed or quoted as the same may be amended from time to time.

2.23 “ISO” (Incentive Stock Option) means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code Section 422 as an incentive stock option.

2.24 “Key Employee” means any Employee of the Company or any Subsidiary, regardless of title or designation, who shall, in the determination of the Committee, hold a position which is important to the success of the Company.

2.25 “Key Person” means (1) a member of the Board who is not an Employee, or (2) a consultant or advisor who is eligible to receive shares which are registered on SEC Form S-8.

2.26 “NQSO” (Non-Qualifying Stock Option) means an option granted under this Plan to purchase Shares which is not intended by the Company to satisfy the requirements of Code Section 422.

2.27 “Option” means an ISO or a NQSO.

2.28 “Outside Director” means a member of the Board who is not a Key Employee and who qualifies as (1) a “non employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (2) an “outside director” under Code Section 162(m) and the regulations promulgated thereunder.

2.29 “Participant” means an individual who receives an Award hereunder.

2.30 “Performance Based Exception” means the performance based exception from the tax deductibility limitations of Code Section 162(m).

2.31 “Performance Period” shall mean the period during which a performance goal must be attained with respect to an Award which is performance based, as determined by the Committee pursuant to Section 14.3 hereof.

2.32 “Plan” means this plan, (the “2015 Stock Incentive Plan”), as it may be further amended from time to time.

2.33 “Qualifying Event” shall mean, with respect to a Participant, such Participant’s Death, Disability or Retirement.

Final	K-3

2.34 “Qualifying Termination” shall mean, a company initiated Termination not for Cause or a Participant Termination for Good Reason either of which occur from six months prior to until twenty four months after the occurrence of a Change in Control.

2.35 “Restricted Stock Award” means an Award of Shares granted to a Participant under this Plan which is subject to restrictions in accordance with the terms and provisions of this Plan and the applicable Award Agreement.

2.36 “Restricted Stock Unit” means a contractual right granted to a Participant under this Plan to receive a Share which is subject to restrictions of this Plan and the applicable Award Agreement.

2.37 “Retirement” shall mean, with respect to an Eligible Recipient, such Eligible Recipient’s (i) Termination of employment or cessation of performing services after attainment of age 60 and completion of at least ten (10) years of service with the Company or Subsidiary, or (ii) Termination of employment or cessation of performing services after attainment of age 65 and completion of at least five (5) years of service with the Company or a Subsidiary.

2.38 “Share” means a share of Common Stock.

2.39 “Stock Appreciation Right” means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives Shares, or such other consideration as the Committee may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the exercise price per Share noted in the Stock Appreciation Right, for each Share subject to the Stock Appreciation Right.

2.40 “Subsidiary” means any corporation in which more than fifty percent (50%) of the voting stock is owned or controlled, directly or indirectly, by the Company.

2.41 “Ten Percent Stockholder” means a person who owns (after taking into account the attribution rules of Code Section 424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company or a Subsidiary.

2.42 “Termination” means the termination of the employment, consulting, advisory or service relationship between a Participant and the Company and its Subsidiaries, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to Termination as it affects an Award.

SECTION 3.

SHARES SUBJECT TO AWARDS

The total number of Shares that may be issued pursuant to Awards under this Plan shall not exceed Five Million Four Hundred Thousand (5,400,000), of which any number may be used for Options (including NQSOs and ISOs), Restricted Stock, Restricted Stock Units, or Stock Appreciation Rights, each as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. To the extent permitted by applicable law or regulation, if an Award is canceled, forfeited, exchanged, unearned, expires, or settled in cash in lieu of Shares, the Shares with respect to such Award may become available for reissuance under this Plan. Notwithstanding, the following Shares shall not be available for reissuance under this Plan: (i) Shares tendered or withheld to pay the exercise price of a Stock Option granted under this Plan or to satisfy the tax withholding obligations associated with an Award granted under this Plan, (ii) Shares subject to a Stock Appreciation Right granted under this Plan that were not issued in connection with its Share settlement upon the exercise of such Stock Appreciation Right, and (iii) Shares purchased by the Company on the open market with the proceeds from the exercise of a Stock Option.

Final	K-4

Notwithstanding any provision in the Plan to the contrary, for grants of options or awards under the Plan intended to comply with I.R.C. Section 162m, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 1,000,000, and the maximum aggregate amount of cash that may be paid in cash to any person during any calendar year with respect to one or more Awards payable in cash shall be $2,000,000. The maximum number of shares that may be used for Incentive Stock Options under the Plan shall be 5,400,000.

SECTION 4.

EFFECTIVE DATE

The effective date of this Plan shall be January 2, 2015, which is the date on which the Board of Directors of the Company originally approved the Plan. Such date is subject to the Company’s Stockholders approving the Plan within twelve months of such date.

SECTION 5.

ADMINISTRATION

5.1 General Administration. This Plan shall be administered by the Committee. The Committee, acting in its absolute discretion, shall exercise such powers and take such action as expressly called for under this Plan. The Committee shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the proper administration and operation of the Plan as it deems equitable under the circumstances. The Committee’s actions shall be final and binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

5.2 Authority of the Committee. Except as limited by applicable law or by the Articles of Incorporation of the Company, and subject to the provisions herein, the Committee shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Awards in a manner consistent with the Plan, to determine the terms and conditions of Awards in a manner consistent with the Plan, to grant Awards under the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Awards as allowed under the Plan and such Award Agreements. Further, the Committee may make all other determinations which may be necessary or advisable for the administration of the Plan. The Committee may seek the assistance of such persons as it may see fit in carrying out its routine administrative functions concerning the Plan.

5.3 Delegation of Authority. The members of the Committee and any other persons to whom authority has been delegated shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee may appoint one or more separate committees (any such committee, a “Subcommittee”) composed of two or more Outside Directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee the authority to grant Awards, and/or to administer the Plan or any aspect of it. Notwithstanding any provision of this Plan to the contrary, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part. Moreover, only the Committee may grant Awards that may meet the Performance Based Exception, and only the Committee may grant Awards to Insiders that may be exempt from Section 16(b) of the Exchange Act.

5.4 Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of this Plan and all related orders and resolutions of the Committee shall be final, conclusive and binding on all persons, including the Company, its Stockholders, members of the Board, Eligible Recipients, Participants, and their estates and beneficiaries.

SECTION 6.

ELIGIBILITY

Eligible Recipients selected by the Committee shall be eligible for the grant of Awards under this Plan, but no Eligible Recipient shall have the right to be granted an Award under this Plan merely as a result of his or her status as an Eligible Recipient. Only Key Employees shall be eligible to receive a grant of ISOs.

Final	K-5

SECTION 7.

TERMS OF AWARDS

7.1 Terms and Conditions of All Awards.

(a) Grants of Awards. Subject to subsection (e) below, the Committee, in its absolute discretion, shall grant Awards under this Plan from time to time and shall have the right to grant new Awards in exchange for outstanding Awards; provided, however, the Committee shall not have the right to (1) lower the Exercise Price of an existing Option or lower the exercise price of an existing Stock Appreciation Right, (2) take any action which would be treated as a “re-pricing” under generally accepted accounting principles, or (3) replace or cancel an existing Option or Stock Appreciation Right at a time when its Exercise Price or exercise price, as applicable, exceeds the fair market value of the underlying stock subject to such Option or Stock Appreciation Right in exchange for cash, other Award, or Option or Stock Appreciation Right with an Exercise Price or exercise price, as applicable, that is less than the Exercise Price or exercise price of the original Option or Stock Appreciation Right (except as provided in Sections 10 and 11). Awards shall be granted to Eligible Recipients selected by the Committee, and the Committee shall be under no obligation whatsoever to grant any Awards, or to grant Awards to all Eligible Recipients, or to grant all Awards subject to the same terms and conditions.

(b) Shares Subject to Awards. The number of Shares as to which an Award shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan, and to any other restrictions contained in this Plan.

(c) Award Agreements. Each Award shall be evidenced by an Award Agreement executed by the Company or a Subsidiary, and may also be executed by the Participant or accepted by the Participant by electronic transmission, which shall be in such form and contain such terms and conditions (including and without limitation, vesting conditions and events that may trigger accelerated vesting) as the Committee in its discretion may, subject to the provisions of the Plan, from time to time determine.

(d) Date of Grant. The date an Award is granted shall be the date on which the Committee (1) has approved the terms and conditions of the Award Agreement, (2) has determined the recipient of the Award and the number of Shares covered by the Award and (3) has taken all such other action necessary to direct the grant of the Award.

(e) Dividend Equivalents. The Committee may grant dividend equivalents to any Participant. The Committee shall establish the terms and conditions to which the dividend equivalents are subject. Dividend equivalents may be granted only in connection with an Award. Under a dividend equivalent, a Participant shall be entitled to receive currently or in the future payments equivalent to the amount of dividends paid by the Company to holders of Common Stock with respect to the number of dividend equivalents held by the Participant. Notwithstanding the foregoing, any dividend equivalents on an Award the vesting or payment of which is dependent upon the achievement of one or more performance goals shall accrue and be paid only if and to the extent the Common Stock underlying the Award become vested or payable. The dividend equivalent may provide for payment in Common Stock or in cash, or a fixed combination of Common Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the dividend equivalent is payable.

(f) Deferral Elections. The Committee may permit or require Participants to elect to defer the issuance of Common Stock or the settlement of Awards in cash under this Plan pursuant to such rules, procedures, or programs as it may establish from time to time and in accordance with the requirements of Code Section 409A. However, notwithstanding the preceding sentence, the Committee shall not, in establishing the terms and provisions of any Award, or in exercising its powers under this Article, create any arrangement which would constitute an employee pension benefit plan as defined in ERISA Section 3(3) unless the arrangement provides benefits solely to one or more individuals who constitute members of a select group of management or highly compensated employees.

7.2 Terms and Conditions of Options.

(a) Grants of Options. Each grant of an Option shall be evidenced by an Award Agreement that shall specify whether the Option is an ISO (“Incentive Stock Option”) or NQSO (“Nonqualified Stock Option”), and incorporate

Final	K-6

such other terms as the Committee deems consistent with the terms of this Plan and, in the case of an ISO, necessary or desirable to permit such Option to qualify as an ISO. The Committee and/or the Company may modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b) Determining Eligible Recipients. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Committee may take into account the duties of the Eligible Recipient, the contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Committee, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Committee grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on the Eligible Recipient’s failure to exercise the other such Option.

(c) Exercise Price. Subject to adjustment in accordance with Section 10 and the other provisions of this Section, the Exercise Price shall be specified in the applicable Award Agreement. With respect to each grant of an ISO to a Participant who is not a Ten Percent Stockholder, the Exercise Price shall not be less than the Fair Market Value of a Share on the date the ISO is granted. With respect to each grant of an ISO to a Participant who is a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. If an Award is a NQSO, the Exercise Price for each Share shall be no less than (1) the minimum price required by applicable state law, or (2) the Fair Market Value of a Share on the date the NQSO is granted, whichever price is greatest. Any Award intended to meet the Performance Based Exception must be granted with an Exercise Price not less than the Fair Market Value of a Share determined as of the date of such grant.

(d) Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall:

(i) make an Option exercisable prior to the date such Option is granted or after it has been exercised in full; or

(ii) make an Option exercisable after the date that is (A) the tenth (10th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non Ten Percent Stockholder, or (B) the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Stockholder. Options issued under the Plan may become exercisable based on the service of a Participant, or based upon the attainment (as determined by the Committee) of performance goals established pursuant to one or more of the performance criteria listed in Section 14. Any Option which becomes exercisable based on the attainment of performance goals must have its performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee in order to meet the Performance Based Exception. An Award Agreement may provide for the exercise of an Option after Termination of a Participant for any reason whatsoever, including the occurrence of a Qualifying Event. The Participant’s rights, if any, upon Termination will be set forth in the applicable Award Agreement.

(e) Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, specifying the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock shall be made in cash or, unless the Award Agreement provides otherwise, by delivery to the Company of a number of Shares that have been owned and completely paid for by the holder for at least six (6) months prior to the date of exercise (i.e., “mature shares” for accounting purposes) having an aggregate Fair Market Value equal to the amount to be tendered, or a combination thereof. In addition, unless the Award Agreement provides otherwise, the Option may be exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes Oxley Act of 2002. Notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or, if permitted by applicable law, a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent

Final	K-7

transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a Stockholder.

(f) Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee shall specify in the Award Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable. Unless otherwise provided in the applicable Award Agreement, any vested Option must be exercised within ninety (90) days of the Qualifying Event or other Termination of employment of the Participant, unless, in case of a NQSO, by action of the Committee coincident with the Qualifying Event or other Termination of employment, the term of exercise is extended to no later than the original expiration date of such NQSO.

(g) Transferability of Options. Except as otherwise provided in a Participant’s Option Award Agreement, no Option granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant, by will or by the laws of descent and distribution. Except as otherwise provided in a Participant’s Award Agreement, during the Participant’s lifetime, only the Participant may exercise his Option unless the Participant is incapacitated in which case the Option may be exercised by the Participant’s legal guardian, legal representative, or other representative whom the Committee deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the identity of appropriate representative of the Participant to exercise the Option if the Participant is incapacitated shall be determined by the Committee.

(h) ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), to the extent of such excess, such Option shall not be treated as an ISO in accordance with Code Section 422(d). The rule of the preceding sentence is applied as set forth in Treas. Reg. Section 1.422-4 and any additional guidance issued by the Treasury thereunder. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code Section 422(a)(2).

7.3 Terms and Conditions of Restricted Stock Awards.

(a) Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate. The Committee may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment. The Committee may grant Restricted Stock Awards that vest on the attainment of performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee in order to meet the Performance Based Exception.

(b) Vesting of Restricted Stock Awards. The Committee shall establish the vesting schedule applicable to Restricted Stock Awards and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Shares subject to such Award shall remain subject to forfeiture.

Final	K-8

(c) Termination of Employment. If the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Restricted Stock Awards vest, the Participant shall forfeit all unvested Restricted Stock Awards, unless the Termination is a result of the occurrence of a Qualifying Event or the Committee determines that the Participant’s unvested Restricted Stock Awards shall vest as of the date of such event; provided, however, the Committee may grant Restricted Stock Awards precluding such accelerated vesting in order to qualify the Restricted Stock Awards for the Performance Based Exception.

(d) Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Restricted Stock Awards vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria set forth in Section 14) shall be accelerated and the Participant shall be entitled to receive the Shares free of all such restrictions. In the case of Restricted Stock Awards which are based on performance criteria set forth in Section 14, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Awards precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Awards for the Performance Based Exception. All other Shares subject to such Restricted Stock Award shall be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

(e) Acceleration of Award. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant; provided, however, the Committee may grant Restricted Stock Awards precluding such accelerated vesting in order to qualify the Restricted Stock Awards for the Performance Based Exception.

(f) Necessity of Award Agreement. Each grant of a Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Committee, acting in its sole discretion, deems consistent with the terms of this Plan. The Committee shall have sole discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

(g) Transferability of Restricted Stock Awards. Except as otherwise provided in a Participant’s Restricted Stock Award Agreement, no Restricted Stock Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(h) Voting, Dividend & Other Rights. Unless the applicable Award Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and to receive dividends during the periods of restriction of their Shares to the same extent as such holders would have been entitled if the Shares were unrestricted Shares.

7.4 Terms and Conditions of Restricted Stock Units.

(a) Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Committee in the Award Agreement evidencing such Award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Committee may determine appropriate. The Committee may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment. The Committee may grant Restricted Stock Units that vest on the attainment of performance goals determined by the Committee based upon one or more of the performance criteria listed in Section 14, and must have the attainment of such performance goals certified in writing by the Committee in order to meet the Performance Based Exception.

(b) Vesting of Restricted Stock Units. The Committee shall establish the vesting schedule applicable to Restricted Stock Units and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Restricted Stock Units subject to such Award shall remain subject to forfeiture.

Final	K-9

(c) Termination of Employment. If the Participant’s employment (or in the case of a non-employee, such Participant’s service) with the Company and/or a Subsidiary ends before the Restricted Stock Units vest, the Participant shall forfeit all unvested Restricted Stock Units, unless the Termination is a result of the occurrence of a Qualifying Event or the Committee determines that the Participant’s unvested Restricted Stock Units shall vest as of the date of such event; provided, however, the Committee may grant Restricted Stock Units precluding such accelerated vesting in order to qualify the Restricted Stock Units for the Performance Based Exception.

(d) Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Restricted Stock Units vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria set forth in Section 14) shall be accelerated and the Participant shall be entitled to receive the Shares free of all such restrictions. In the case of Restricted Stock Units which are based on performance criteria set forth in Section 14, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a number of Shares that is determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs; provided, however, the Committee may grant Restricted Stock Units precluding such partial awards when a Qualifying Event occurs in order to qualify the Restricted Stock Units for the Performance Based Exception. All other Shares subject to such Restricted Stock Units shall be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

(e) Acceleration of Award. Notwithstanding anything to the contrary in this Plan, the Committee shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant; provided, however, the Committee may grant Restricted Stock Units precluding such accelerated vesting in order to qualify the Restricted Stock Units for the Performance Based Exception.

(f) Necessity of Award Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by an Award Agreement that shall specify the terms, conditions and restrictions regarding the Participant’s right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Committee, acting in its sole discretion, deems consistent with the terms of this Plan. The Committee shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.

(g) Transferability of Restricted Stock Units. Except as otherwise provided in a Participant’s Restricted Stock Unit Award Agreement, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(h) Voting, Dividend & Other Rights. Unless the applicable Award Agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units, and, unless the applicable Award Agreement provides otherwise, the holder of a Restricted Stock Unit shall not be entitled to any dividend equivalents (as described in Section 7.1(e)).

7.5 Terms and Conditions of Stock Appreciation Rights.

(a) Grants of Stock Appreciation Rights. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a specified price. The specified price for a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, shall not be less than the Exercise Price for Shares that are the subject of the Option. In the case of any other Stock Appreciation Right, the specified price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares at the time the Stock Appreciation Right was granted. If related to an Option, the exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b) Stock Appreciation Right Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Award Agreement, but no Award Agreement shall make a Stock Appreciation Right exercisable after the date that is the tenth (10th) anniversary of the date such Stock Appreciation Right is granted.

Final	K-10

(c) Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation with Shares (computed using the aggregate Fair Market Value of Shares on the date of payment or exercise) as specified in the Award Agreement or, if not specified, as the Committee determines. To the extent that a Stock Appreciation Right is paid with consideration other than Shares, it shall be treated as paid in Shares for purposes of Section 3.

(d) Vesting of Stock Appreciation Rights. The Committee shall establish the vesting schedule applicable to Stock Appreciation Rights and shall specify the times, vesting and performance goal requirements. Until the end of the period(s) of time specified in the vesting schedule and/or the satisfaction of any performance criteria, the Stock Appreciation Rights subject to such Award shall remain subject to forfeiture.

(e) Death, Disability and Retirement. In the event a Qualifying Event occurs before the date or dates on which Stock Appreciation Rights vest, the expiration of the applicable restrictions (other than restrictions based on performance criteria set forth in Section 14) shall be accelerated and the Participant shall be entitled to receive the full value of the Stock Appreciation Right free of all such restrictions. In the case of Stock Appreciation Rights which are based on performance criteria set forth in Section 14, then as of the date on which such Qualifying Event occurs, the Participant shall be entitled to receive a value determined by measuring the selected performance criteria from the Company’s most recent publicly available quarterly results that are available as of the date the Qualifying Event occurs. All other benefits under the Stock Appreciation Rights shall thereupon be forfeited and returned to the Company as of the date on which such Qualifying Event occurs.

(f) Transferability of Stock Appreciation Rights. Except as otherwise provided in a Participant’s Award Agreement, no Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(g) Special Provisions for Tandem Stock Appreciation Rights. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

7.6 Stock Awards for Outside Directors.

This Section 7.6 shall apply only to grants of Awards to Outside Directors.

(a) Each Outside Director may be granted, upon first becoming a Director of the Company, Non-Qualified Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights or such other stock-based Award allowable under the Plan in an amount as determined by the Board, provided that no Outside Director may receive more than one such grant for serving as a Director of the Company and one or more Subsidiaries.

(b) Each Outside Director shall be eligible to receive Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units, Stock Appreciation Rights or such other stock-based Award allowable under the Plan in accordance with the Company’s policy for director compensation as determined by the Compensation Committee of the Company from time to time.

(c) The price per share of Stock for grants under 7.6(a) or (b) above shall be not less than 100% of the Fair Market Value on the date of grant. Each grant to an Outside Director shall vest as the Board may determine. To the extent not exercised, Awards shall be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Award expires. Exercise of Options shall be pursuant to any method described in Section 7.2(e).

(d) The aggregate grant date fair value of Awards granted in any calendar year to any Outside Director shall not exceed two hundred thousand ($200,000); provided, however, such limit shall not apply to Awards granted to Directors in lieu of cash-based director fees that the Outside Director elects to receive in the form of Common Stock equal in value to the cash-based director fees that the Outside Director would otherwise have received.

Final	K-11

SECTION 8.

SECURITIES REGULATION

8.1 Legality of Issuance. No Share shall be issued under this Plan unless and until the Committee has determined that all required actions have been taken to register such Share under the Securities Act of 1933 or the Company has determined that an exemption therefrom is available, any applicable listing requirement of any stock exchange on which the Share is listed has been satisfied, and any other applicable provision of state, federal or foreign law, including foreign securities laws where applicable, has been satisfied.

8.2 Restrictions on Transfer; Representations; Legends. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act of 1933 or have been registered or qualified under the securities laws of any state, the Company may impose restrictions upon the sale, pledge, or other transfer of such Shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable to achieve compliance with the provisions of the Securities Act of 1933, the securities laws of any state, the United States or any other applicable foreign law. If the offering and/or sale of Shares under the Plan is not registered under the Securities Act of 1933 and the Company determines that the registration requirements of the Securities Act of 1933 apply but an exemption is available which requires an investment representation or other representation, the participant shall be required, as a condition to acquiring such Shares, to represent that such Shares are being acquired for investment, and not with a view to the sale or distribution thereof, except in compliance with the Securities Act of 1933, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. All Award Agreements shall contain a provision stating that any restrictions under any applicable securities laws will apply.

8.3 Registration of Shares. The Company may, and intends to, but is not obligated to, register or qualify the offering or sale of Shares under the Securities Act of 1933 or any other applicable state, federal or foreign law.

SECTION 9.

LIFE OF PLAN

No Award shall be granted under this Plan on or after the earlier of:

(a) the tenth (10th) anniversary of the effective date of this Plan (as determined under Section 4 of this Plan), or

(b) the date on which all of the Shares reserved under Section 3 of this Plan have (as a result of the exercise of Awards granted under this Plan or lapse of all restrictions under a Restricted Stock Award or Restricted Stock Unit) been issued or are no longer available for use under this Plan.

This Plan shall continue in effect until all outstanding Awards have been exercised in full or are no longer exercisable and all Restricted Stock Awards or Restricted Stock Units have vested or been forfeited.

SECTION 10.

ADJUSTMENT

Notwithstanding anything in Section 12 to the contrary, (i) the number of Shares reserved under Section 3 of this Plan, (ii) the limit on the number of Shares that may be granted subject to Awards during a calendar year to any individual under Section 3 of this Plan, (iii) the number of Shares subject to Awards granted under this Plan, and (iv) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights, shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of the Company,

Final	K-12

including, but not limited to, such changes as stock dividends or stock splits. Furthermore, the Committee shall have the right to adjust (in a manner that satisfies the requirements of Code Section 424(a)) (x) the number of Shares reserved under Section 3, (y) the number of Shares subject to Awards granted under this Plan, and (z) the Exercise Price of any Options and the specified exercise price of any Stock Appreciation Rights in the event of any corporate transaction described in Code Section 424(a) that provides for the substitution or assumption of such Awards. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Awards granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Committee shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3 or an increase in any limitation imposed by the Plan.

SECTION 11.

CHANGE IN CONTROL OF THE COMPANY

11.1 General Rule for Change in Control. In the event that there occurs a Change in Control, if the Participant’s employment with the Company and each of its Subsidiaries terminates in an event constituting a Qualifying Termination, the following provisions shall apply to the Participant’s Awards upon such Qualifying Termination, unless otherwise provided by the Committee in the Award agreement.

(i) In the case of an Award other than a performance based Award, all forfeiture conditions and other restrictions applicable to such Award shall lapse and such Award shall be fully payable as of the date of the Participant’s Qualifying Termination without regard to vesting or other conditions, and any such Award carrying a right to exercise that was not previously vested and exercisable shall become fully vested and exercisable as of the date of the Participant’s Qualifying Termination.

(ii) In the case of a performance based Award, the Award (or award opportunity relating thereto) for any Performance Period that was in effect at the time of the Participant’s Qualifying Termination shall be deemed earned pro rata based on the portion of the Performance Period completed as of the date of the Participant’s Qualifying Termination, calculated as to such Performance Period assuming that any performance goal or business criteria will have been achieved (for the entire Performance Period) at the target level, and any Award (or award opportunity relating thereto) for any Performance Period that was completed as of the date of the Participant’s Qualifying Termination shall be deemed earned based on actual performance for such period. Notwithstanding the foregoing, any additional forfeiture conditions in the nature of a “clawback” applicable to the performance based Award shall continue to apply to any payment under this Section 11(ii).

(iii) Notwithstanding the foregoing, in the case of any Section 409A Award, nothing in the foregoing shall cause an acceleration of payment or a further deferral of payment in violation of Code Section 409A or provide for payment upon a change in control that does not satisfy the definition of a change in control event for purposes of Code Section 409A and the payment terms applicable to such Award prior to the foregoing changes shall continue to apply (unless a change in payment timing is permitted under Code Section 409A) but the foregoing provisions shall apply for purposes of determining the Award holder’s vested interest in the Award.

(iv) Awards subject to accelerated vesting and/or settlement under this Section 11 may be settled in cash, if and to the extent authorized by the Committee.

(v) If, in connection with the Change in Control, the Award would be cancelled, otherwise cease to be outstanding, or not assumed by any successor as the result of the Change in Control, the foregoing provisions shall apply as of the date of the Change in Control without regard to whether the holder terminates employment in connection with the Change in Control.

11.2 Binding Obligation Following a Change in Control. The Company and any successor that has assumed an Award in connection with a Change in Control must acknowledge and agree to be bound by the provisions hereof during the two-year period following the Change in Control in a legally binding agreement with the Participant.

Final	K-13

SECTION 12.

AMENDMENT OR TERMINATION

This Plan may be amended by the Committee from time to time to the extent that the Committee deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the Stockholders of the Company if such amendment (a) increases the number of Shares reserved under Section 3, except as set forth in Section 10, (b) extends the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) decreases the minimum Exercise Price under Section 7, or (d) changes the designation of Eligible Recipients eligible for Awards under Section 6. Stockholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, or a change to the method of determining the Exercise Price of Options issued under the Plan) may also be required pursuant to rules promulgated by an established stock exchange or a national market system. An exchange of a later granted Option for an earlier granted Option for any purpose, including, but not limited to, the purpose of lowering the Exercise Price of such Option, and an exchange of a later granted Award for an earlier granted Award for any purpose, shall not be deemed to be an amendment to this Plan. The Board also may suspend the granting of Awards under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Award after it has been granted if (I) the modification, amendment or cancellation does not diminish the rights or benefits of the Award recipient under the Award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Award shall not be deemed as a diminishment of rights or benefits of such Award), (II) the Participant consents in writing to such modification, amendment or cancellation, (III) there is a dissolution or liquidation of the Company, (IV) this Plan and/or the Award Agreement expressly provides for such modification, amendment or cancellation, or (V) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law.

SECTION 13.

MISCELLANEOUS

13.1 Stockholder Rights. Except as provided in Section 7.3 with respect to Restricted Stock Awards, or in an Award Agreement, no Participant shall have any rights as a Stockholder of the Company as a result of the grant of an Award pending the actual delivery of Shares subject to such Award to such Participant.

13.2 No Guarantee of Continued Relationship. The grant of an Award to a Participant under this Plan shall not constitute a contract of employment or other relationship with the Company and shall not confer on a Participant any rights upon his or her Termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.

13.3 Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the grant or fulfillment of any Award, an amount in Shares or cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to an Award. Whenever Shares are to be issued to a Participant upon exercise of an Option or Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock Unit, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, an amount in cash (or, unless the Award Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of exercise. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of an Award. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

Final	K-14

13.4 Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he or she may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he or she shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

13.5 Transfers & Restructurings. The transfer of a Participant’s employment between or among the Company or a Subsidiary (including the merger of a Subsidiary into the Company) shall not be treated as a Termination of his or her employment under this Plan. Likewise, the continuation of employment by a Participant with a corporation which is a Subsidiary shall be deemed to be a Termination of employment when such corporation ceases to be a Subsidiary.

13.6 Governing Law/Consent to Jurisdiction. This Plan shall be construed under the laws of the State of Florida without regard to principles of conflicts of law. Each Participant consents to the exclusive jurisdiction in the United States District Court for the Middle District of Florida, Tampa Division, or the state courts in Tampa, Florida, for the determination of all disputes arising from this Plan and waives any rights to remove or transfer the case to another court.

13.7 Escrow of Shares. To facilitate the Company’s rights and obligations under this Plan, the Company reserves the right to appoint an escrow agent, who shall hold the Shares owned by a Participant pursuant to this Plan.

13.8 Code Section 409A. Options, Stock Appreciation Rights, and Restricted Stock Awards granted under the Plan are intended to be exempt from Code Section 409A, and Restricted Stock Unit Awards and all other Awards awarded under the Plan are intended to be exempt from or comply with Code Section 409A, and the Plan, Award Agreements and the terms of Awards shall be administered and interpreted consistent with such intention. In the event any provisions of the Plan or any Award Agreement are determined by the Committee potentially to violate Code Section 409A, such provision shall be amended, as necessary, to be exempt from or comply with Section 409A; and until adoption of any such amendment, the provisions shall be construed and interpreted, to the extent possible, to be exempt from or comply with Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under the Plan are exempt from or comply with Section 409A, and in no event will the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by a Participant on account of non-compliance with Section 409A.

SECTION 14.

PERFORMANCE CRITERIA

14.1 Performance Goal Business Criteria. Unless and until the Board proposes for Stockholder vote and Stockholders approve a change in the general performance measures set forth in this Section, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Key Employees and Key Persons pursuant to this Plan which are designed to qualify for the Performance Based Exception, the performance measure(s) to be used by the Committee for purposes of such grants shall be determined by the Committee in its discretion. These performance measure may include but are not limited to the following: (a) earnings per share; (b) net income (before or after taxes); (c) return measures (including, but not limited to, return on assets, equity or sales); (d) cash flow return on investments which equals net cash flows divided by owners equity; (e) earnings before or after taxes, depreciation and/or amortization; (f) gross revenues; (g) operating income (before or after taxes); (h) total Stockholder return; (i) corporate performance indicators (indices based on the level of certain services provided to customers); (j) cash generation, profit and/or revenue targets; (k) growth measures, including revenue growth, as compared with a peer group or other benchmark; and/or (l) share price (including, but not limited to, growth measures and total Stockholder return. In setting performance goals using these performance measures, the Committee may exclude the effect of changes in accounting standards and non recurring unusual events specified by the Committee, such as write offs, capital gains and losses and acquisitions and dispositions of businesses.

Final	K-15

14.2 Discretion in Formulation of Performance Goals. The Committee shall have the discretion to adjust the determinations of the degree of attainment of the pre established performance goals; provided, however, that Awards which are to qualify for the Performance Based Exception may not be adjusted upward (although the Committee shall retain the discretion to adjust such Awards downward).

14.3 Performance Periods. The Committee shall have the discretion to determine the period during which any performance goal must be attained with respect to an Award. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria are not in any event set after 25% or more of such period has elapsed).

14.4 Modifications to Performance Goal Criteria. In the event that the applicable tax and/or securities laws and regulatory rules and regulations change to permit Committee discretion to alter the governing performance measures noted above without obtaining Stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining Stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the Performance Based Exception, the Committee may make such grants without satisfying the requirements under Code Section 162(m) to qualify for the Performance Based Exception.

14.5 Achievement of Performance Goals. The Committee shall have the discretion to determine whether or not a certain performance goal has been attained and the Committee may delegate this authority to management in those cases where it elects to do so, provided however, that with respect to Performance Based Exceptions under 162m of the Code, the Committee shall make the determination whether or not a certain performance goal has been attained.

SECTION 15.

OTHER NON US PROVISIONS

15.1 The Committee shall have the authority to require that any Award Agreement relating to an Award in a jurisdiction outside of the United States contain such terms as are required by local law in order to constitute a valid grant under the laws of such jurisdiction. Such authority shall be notwithstanding the fact that the requirements of the local jurisdiction may be different from or more restrictive than the terms set forth in this Plan. No purchase or delivery of Shares pursuant to an Award shall occur until applicable restrictions imposed pursuant to this Plan or the applicable Award have terminated.

To record the adoption of this Plan, the Board has caused its authorized officer to execute the same.

Odyssey Marine Exploration, Inc.

By:	/s/ Philip S. Devine

Title:	Chief Financial Officer

Date:

Final	K-16

Appendix L

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

(Mark one)

☒	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 001-31895

ODYSSEY MARINE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	84-1018684
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5215 W. Laurel Street, Tampa, Florida 33607

(Address of principal executive offices)

(813) 876-1776

(Registrant’s telephone number including area code)

Securities registered pursuant Section 12(b) of the Act:

Common Stock, $.0001 par value	NASDAQ Capital Market
(Title of each class)	(Name of each exchange on which registered)

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.    Yes  ☐    No  ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Securities Act.    Yes  ☐    No  ☒

L-i

Indicate by mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.    Yes  ☒    No  ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).    Yes  ☒    No  ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).    Yes  ☐    No  ☒

The aggregate market value of the 80 million shares of voting stock held by non-affiliates of Odyssey Marine Exploration, Inc. as of June 30, 2014 was approximately $135 million. As of February 26, 2015, the Registrant had 85,582,502 shares of Common Stock outstanding.

DOCUMENTS INCORPORATED BY REFERENCE

The information required by Part III of this Form 10-K is incorporated by reference to the Company’s Definitive Proxy Statement for the Registrant’s Annual Meeting of the Shareholders to be held on June 9, 2015.

L-ii

L-iii

As used in this Annual Report on Form 10-K, “we,” “us,” “our company” and “Odyssey” mean Odyssey Marine Exploration, Inc. and our subsidiaries, unless the context indicates otherwise.

PART I

This Annual Report on Form 10-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The statements regarding Odyssey Marine Exploration, Inc. and its subsidiaries contained in this report that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” “expects,” “anticipates,” “estimates,” “believes,” “plans,” or comparable terminology, are forward-looking statements based on current expectations and assumptions, and entail various risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements.

Important factors known to us that could cause such material differences are identified in this report and in our “RISK FACTORS” in Item 1A. Accordingly, readers of this Annual Report on Form 10-K should consider these factors in evaluating, and are cautioned not to place undue reliance on the forward-looking statements contained herein. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 1.	BUSINESS

Overview

Odyssey Marine Exploration, Inc. is a world leader in deep-ocean exploration. The Company’s innovative techniques are currently being applied to historic shipwreck projects, modern commodity shipwrecks, and mineral exploration.

Odyssey has extensive experience discovering shipwreck sites in the deep ocean and conducting archaeological excavations with remotely operated vehicles (“ROVs”). Odyssey’s historic shipwreck discoveries include the SS Republic, HMS Victory, “Black Swan,” La Marquise de Tourny, and many other unidentified shipwrecks. In 2012 and 2013 we set records for the deepest and heaviest cargo recoveries from a shipwreck during our commodity salvage work on the SS Gairsoppa. A total of nearly 110 tons of silver, representing more than 99% of the insured silver on board, was recovered from the Gairsoppa shipwreck, which is over 15,000 feet deep.

In 2010, we began to leverage our core business expertise and technology for deep-ocean mineral exploration. Our expeditions conducted with Neptune Minerals, Inc. and Chatham Rock Phosphate, Ltd. resulted in the assessment of significant mineral deposits. We have also begun to explore other deep-ocean mineral projects and are the majority owner of Oceanica Resources S. de. R.L. (“Oceanica”), a Panamanian company. We acquired our majority interest in Oceanica in February 2013. Oceanica, through a wholly owned subsidiary, has exclusive mining permits for an area that contains large amounts of mineralized phosphate material off the coast of Mexico.

We employ state-of-the-art technology, including side-scan sonar, multi-beam bathymetry, magnetometers, ROVs, specialized drilling and other advanced equipment that enables us to locate shipwrecks and natural resource sites at depths that were previously unreachable. Odyssey continues to build on a foundation of shipwreck and geological research, government relationship development and pioneering of techniques in deep-ocean exploration. We utilize technologies that have been developed at great expense in other fields, primarily the military, oil and telecommunications industries and use our deep-ocean experience to modify and customize these technologies to create proprietary applications specific to our exploration and recovery needs.

Deep-Ocean Shipwreck Exploration

Our shipwreck projects go through several phases, beginning with research of historical records and academic materials, to establish potential target sites for search operations. Odyssey’s research department maintains data on thousands of shipwrecks and continuously develops new potential projects. Project research may focus on a particular search area where historical documents suggest recorded and unrecorded high-value targets may rest due to the proximity of shipping routes frequented by vessels carrying rich cargoes.

Each project that targets a specific shipwreck begins with the research necessary to evaluate the potential value, location and likelihood of finding the wreck. Research is also necessary to establish the historical significance of the sunken ship and helps define the context in which the ship sank, which is essential for preparing an archaeological project plan and the complex logistics that precede excavation of a site.

Sites that meet our criteria are selected for search operations that typically begin with a side-scan sonar survey of the target area, which is sometimes coupled with a magnetometer survey, multi-beam bathymetric survey or other acoustic or geophysical survey technologies. The most interesting anomalies on the ocean floor are then inspected visually with an ROV, which sends real-time video images to monitors on the survey vessel for observation by the scientific and technical teams. These images are also downloaded and saved for additional evaluation onshore. Sometimes, it is immediately obvious whether the inspected site is of interest or not – as in the case of geology, modern debris, or when identifiable artifacts are readily apparent on the site. In other instances, it may take additional research and return visits to a site to arrive at probable or positive identification of the vessel and to determine the next step forward. Even when a shipwreck’s identity is confirmed or an area of geological interest is identified, a detailed reconnaissance inspection or pre-disturbance survey may be required prior to commencing any recovery or resource assessment operations.

If and when historic target sites are identified, we undertake an archaeological pre-disturbance survey and archaeological excavation subjected to stringent archaeological standards, thus adding to the body of knowledge of the people, the history and culture of the vessel’s time. Adherence to these principles is a core value of the Company, and in addition to satisfying international professional standards, will enhance shareholder value by increasing the economic value of the artifacts and intellectual property rights of each project.

Archaeological excavation and recovery operations are conducted on historic shipwreck sites and combine ROVs with sophisticated positioning systems, cameras and specialized computer hardware and software to carefully record the location of artifacts in situ and to document the entire archaeological process as the artifacts are recovered from a shipwreck site. As they conduct robotic archaeological operations at sites hundreds and sometimes thousands of feet below the ocean surface, Odyssey’s ROV pilots are directed by marine archaeologists aboard the recovery vessel. The archaeological excavation of cargo is followed by conservation, recording, documentation, and publication/exhibition.

If and when a modern commodity shipwreck target is identified, surgical removal of deck plates or ship’s structure may be necessary to obtain access to the cargo to be salvaged. Commercial monetization of recovered cargo is conducted under established Admiralty law or contract with sovereign nation governments.

The Odyssey team shares the knowledge gained through our expeditions with the world. We share this information through multiple channels including television, the Internet, books, archaeological and scientific papers, periodicals, educational programs and traveling exhibits. We maintain several Internet sites, including www.odysseymarine.com, www.odysseyminerals.com, www.shipwreck.net, www.odysseysvirtualmuseum.com and www.shipwreckstore.com and assisted the Maritime Heritage Foundation with the first virtual shipwreck dive trail available at www.Victory1744.org. We also allow collectors to own a piece of history by offering select duplicate cargo items, artifact replicas and collectibles that provide an opportunity for everyone interested in shipwrecks to participate in Odyssey’s fascinating discoveries at the level of their choice. Information that is included on or linked to our Internet sites is not considered part of this Annual Report.

Sales and Marketing

Select duplicate cargo items considered “trade goods” (coins, bullion and other mass-produced trade goods or cargo) are made available for sale to collectors only after conservation, thorough documentation and study. The cultural collection of artifacts is kept in our permanent collection for exhibit and further study or made available to museums or other institutions. Replicas are created of some of the permanent collection’s significant artifacts and are made available for sale to the public.

The recovery of coins and artifacts from the SS Republic required us to create a marketing plan specifically to sell these coins and artifacts. Initially, coins were sold to independent coin dealers who sold them through direct marketing and television outlets. The SS Republic silver coin program was re-developed in 2008 to take advantage of emerging research on the silver coins from the SS Republic. This included the release of the 1861-O silver half dollar issued by the State of Louisiana in between the time it seceded from the Union and when it joined the Confederate States of America. Additionally, Odyssey has continued to expand distribution channels in recent years with a broader base of coin and collectible marketers, including opening markets overseas.

The availability of raw materials is primarily dependent on the success of finding intrinsically valuable cargoes from shipwrecks. We recovered over 51,000 coins (approximately 4,000 $10 and $20 gold coins and 47,000 silver half dollars) and approximately 14,000 non-coin artifacts from the SS Republic. As of December 31, 2014, we have a remaining inventory of approximately 24,700 silver coins.

When we recover bullion or commodity metals in large volumes, it may have to be refined into a form that is readily tradable in today’s bullion and commodity metal markets. We may sell certain parts of the bullion in original form, some of it in refined form, or use some of the metal to make special collection memorabilia. If it takes time to refine and sell bullion cargo after it is recovered from a shipwreck, we may engage in some financial hedging for the commodity during the period while we are preparing the bullion cargo to be monetized.

Deep-Ocean Mineral Exploration

Odyssey has leveraged the expertise of our team of some of the industry’s most experienced ocean explorers and geologists along with our extensive inventory of advanced deep-ocean technology to advance the science of exploration and assessment of seabed mineralized material.

Utilizing the chartered RV Dorado Discovery, or similar ships with Odyssey’s customized and specialized equipment, the Odyssey team has the ability to perform precision geo-physical and geo-technical surveys, detailed mapping, sampling, environmental assessments, drilling, and resource evaluations. Odyssey discontinued the long-term lease of the RV Dorado Discovery vessel in 2014, but still maintains equipment on board the vessel and may re-charter the vessel for future projects.

There are three economically significant seabed mineral deposits being evaluated or explored by Odyssey:

Phosphorites – Phosphorite deposits are mineral occurrences that are recovered primarily for their phosphate material. Phosphorites may be present on the seabed or in the stratigraphic column. Phosphate is an agriculturally important mineral used primarily for crop fertilization, though a variety of uses exist for phosphate and phosphorus, the significant element in phosphate. Phosphorites exist in a wide range of depositional environments. Several factors contribute to the formation of phosphorites, including a supply of phosphorus, present or pre-existing complex oceanographic circulation patterns, and a proper sedimentological setting. Generally, phosphorites are targeted on continental shelves and slopes, though phosphorites do occur on oceanic seabed features such as guyots (flat-topped seamounts).

Polymetallic nodules – These nodular concretions are found on the seabed and consist of concentric layers of iron and manganese hydroxides. Nodules generally consist primarily of either manganese or iron. Manganese nodules can contain up to 30% manganese as well as other valuable metals and minerals, while iron nodules generally contain a mixture of iron, silicon, and aluminum ore. Polymetallic nodules are found at the seabed interface in oceans worldwide. Nodules must exhibit proper metal content and exist in sufficient concentration to be of potential economic interest. Some areas hosting economically viable nodules include the Clarion-Clipperton Fracture Zone between Hawaii and Mexico, the Peru Basin, and the northern Indian Ocean.

Seafloor Massive Sulphides (SMS) – SMS deposits are found on the ocean floor and contain copper, zinc, gold, silver and other trace metals. SMS deposits are found in areas of active or complex tectonic or volcanogenic activity, such as near oceanic spreading centers (such as the Mid-Atlantic Ridge and East Pacific Rise), back-arc basins (such as the Manus Basin in Papua New Guinea waters) and submarine arc volcanic chains (such as Kermadec Arc in New Zealand waters).

We provide exploration services including geophysical and geotechnical assessments of seabed mineral deposits to companies, including Odyssey subsidiaries and companies in which Odyssey holds an equity position, as well as governments around the world as a full-service contractor or as a resource development partner. When performing mineral exploration services, Odyssey may receive payments in the form of cash, equity interests in the contracting company, or financial interests in the tenement. If Odyssey is required to use the services of a third-party contractor to perform some of its exploration work, Odyssey may choose to pay a part of this contractor’s services in the form of equity in the company which holds the tenement rights to the exploration area.

Operational Projects and Status

We have numerous deep-ocean projects in various stages of development around the world. In order to protect the targets of our planned search or recovery operations, in some cases we may defer disclosing specific information relating to our projects until we have located a shipwreck or other potentially valuable sources of interest and determined a course of action to protect our property rights. With respect to mineral deposits, SEC Industry Guide 7 outlines the Commission’s basic mining disclosure policy and what information may be disclosed in public filings. With respect to shipwrecks, the identity of the ship may be indeterminable and the nature and amount of cargo may be uncertain, thus before completing any recovery, specific information about the project may be unavailable. Although Odyssey has a variety of projects in various stages of development, only projects with operational activity in the past 12 months are included below.

SS Central America Project

In March 2014, we were awarded an exclusive contract to conduct an archaeological excavation and recover the remaining valuable cargo from the SS Central America shipwreck located approximately 160 miles off the coast of South Carolina. The ship, which was immortalized in the best-selling book, ‘Ship of Gold in the Deep Blue Sea,’ sank in 1857 with one of the largest documented cargoes of gold ever lost at sea.

Odyssey was selected for the project by Ira Owen Kane, the court-appointed Receiver for Recovery Limited Partnership (RLP) and Columbus Exploration, LLC. The service contract was approved by the Common Pleas Court of Franklin County, Ohio, which has jurisdiction over the Receivership for RLP and Columbus Exploration, LLC. The shipwreck itself is under the admiralty jurisdiction of the United States District Court for the Eastern District of Virginia, Norfolk Division, which ruled in July 2014 that RLP had the exclusive shipwreck salvage rights. Monetization of the cargo recovered in 2014 has not yet occurred because the Virginia Court has not yet released the cargo recovered from the SS Central America. Under the agreement with RLP, Odyssey will receive 80% of the proceeds of monetization of cargo until a fixed mobilization fee and a negotiated day rate are paid (the “Priority Recoupment”). Thereafter, Odyssey will receive 45% of the proceeds of monetization.

Odyssey conducted survey and archaeological recovery work on the shipwreck site from mid-April through mid-September 2014. Over 15,500 silver and gold coins as well as 45 gold ingots, dust, nuggets, jewelry and other artifacts were recovered from the shipwreck. The detailed recovery inventory lists and recovery reports are available on our website. Odyssey has exclusive rights to perform future recovery work on this shipwreck site under contract with RLP through the first quarter of 2019. RLP and Odyssey will continue to analyze the data obtained in 2014 to determine whether to conduct work on the site in future seasons.

No revenues from this project have been recognized to date because the recovered items have not been monetized yet and thus the realized value cannot be fully measured at this time. However, we recognized the Priority Recoupment as a benefit (credit to expense) in the second and third quarters of 2014 because the potential monetization value of the already-recovered cargo is well in excess of the project costs. The Priority Recoupment in the second and third quarter of 2014 was $3.5 million and $2.8 million, respectively. Tens of millions of dollars’ worth of valuable cargo was recovered from the shipwreck in 2014, but the exact value will only be determined by a monetization event. Odyssey has a right to a share of the proceeds from this monetization but is not the owner of the recovered cargo and, that being the case, none of the recovered cargo is carried as inventory on the balance sheet of Odyssey. The first proceeds received by Odyssey from the monetization of the recovered cargo will be used to satisfy any outstanding principal and interest due on the Fifth Third Bank credit facility of May 7, 2014 (See Note K).

HMS Victory Project

In 2008, Odyssey discovered the shipwreck of HMS Victory (lost 1744) and, with the permission of the UK Ministry of Defence (MOD), recovered two cannons to aid in positive identification of the shipwreck. In 2010, the MOD and the UK Department for Culture Media and Sport (DCMS) held a joint public consultation on options for the management of the site. In January 2012, a deed of gift transferred the Victory (1744) and associated materials belonging to the Crown to the Maritime Heritage Foundation (MHF), a UK charity whose mission is to promote knowledge and understanding of Britain’s maritime heritage. Odyssey is recognized as the salvor-in-possession of the wreck by the MHF and under maritime law. The MHF has now assumed responsibility for the future management of the wreck site and has contracted with Odyssey to provide a full range of archaeological, recovery, conservation and other services.

Between February and August 2012, Odyssey conducted, on behalf of the MHF, a comprehensive non-disturbance survey that completed the non-disturbance sections (phases 1-2) of the project design. The wide ranging initiatives included side-scan and multibeam sonar, production of two photomosaics, the recording of all surface features, remote geophysical sensing for ferrous (FADE), non-ferrous (TSS) and other sub-bottom imaging anomalies (SBI), and an environmental and marine biological site assessment contracted to the University of St. Andrews, Scotland. Three sacrificial frames containing metal and wood samples were buried offsite as part of an environmental studies program. Five papers detailing this non-disturbance work have been published, including ‘HMS Victory (Site 25C). Preliminary Results of the Non-Disturbance Shipwreck Survey, 2012.’ These scientific papers, as well as eight others related to Victory, are available at www.victory1744.org, a website dedicated to Victory that includes a unique virtual dive trail.

A detailed project design for the archaeological excavation of the site, including a complete plan for recording, documentation, conservation, publication and public education was submitted to the UK Ministry of Defence’s Advisory Group. On October 24, 2014, the UK Ministry of Defence (MOD) announced its consent to proceed with the archaeological investigation and recovery of at-risk artifacts from the HMS Victory (1744) wreck site in accordance with the Project Design that has been approved. In March 2015, the MOD withdrew this permission to address the issues raised in an application for Judicial Review of the original consent. The MHF has informed us they expect the MOD to promptly issue a new consent taking into account the issues raised in the Judicial Review application. An application to the UK Marine Management Organisation (“MMO”) was submitted in December 2014 seeking a permit for regulated activities related to the Victory Project. A decision on the application is expected late in the first quarter or early second quarter of 2015.

“Gairsoppa” Project

On January 25, 2010, Odyssey was awarded the exclusive salvage contract for the cargo of the SS Gairsoppa by the United Kingdom Government (UKG) Department for Transport. The contract was awarded after a competitive bid process. This contract has been extended to allow recovery operations to continue through 2015.

The SS Gairsoppa was a 412-foot steel-hulled British cargo ship that was torpedoed by a German U-boat in February 1941 while enlisted in the service of the UKG Ministry of War Transport. The Ministry of War Transport paid a War Risk Insurance Claim for £325,514 ($542,000) (in 1941 value) for 2,817 bars of silver that were reported to be on board the Gairsoppa when she sank.

Under the recovery contract, Odyssey assumed the risk, expense, and responsibility for the search, cargo recovery, documentation, marketing, and sale of the cargo. The monetary proceeds from the salvage were first applied to reimbursement of Odyssey’s search, recovery and processing expenses. The remaining monetary proceeds were then divided with Odyssey retaining 80% of the net salved value and 20% retained by the UKG.

Search operations began in July 2011. On September 26, 2011, we announced confirmation of the identity and location of the SS Gairsoppa approximately 300 miles southwest of Galway, Ireland, in waters approximately 4,700 meters deep. Initial recovery operations for the 2012 season began on June 4, 2012, and ended on September 23, 2012. During 2012 operations, a total of 1,218 silver ingots, weighing approximately 1.4 million troy ounces, were recovered from the SS Gairsoppa. In May 2013, Odyssey returned to the SS Gairsoppa site. An additional 61 tons, or 1.8 million troy ounces, of silver in 1574 ingots were recovered in the 2013 season. The total of 2,792 ingots of silver recovered represent more than 99% of the insured silver reported on board when the Gairsoppa sank.

The total proceeds from the silver recovered in the 2012 season and a small amount of gold derived from refining the silver was $41.0 million. The total proceeds from the silver recovered in the 2013 season and a small amount of gold derived from refining the silver was $35.0 million. These proceeds are net of the processing fees of the refiner but before the contracted split between the UK government and Odyssey. The majority of the silver bullion recovered was refined and sold on the London Metals Exchange. Some of the silver ingots were preserved and sold to collectors in 2013. Odyssey paid $10.0 million to the UK government as its share of the proceeds from the monetization of the recovered cargo from the Gairsoppa.

Commodity Wreck Program

The Company has negotiated salvage contracts with ship owners that will award 90% of the net recovered cargo value to Odyssey for four separate deep-ocean shipwrecks carrying valuable commodities when they sank. Odyssey’s research has also identified numerous other shipwrecks carrying potentially valuable commodity cargos and these shipwrecks, which don’t require advance salvage agreements, have also been added to the program.

Planning is underway to identify the necessary ships and equipment for the exploration, assessment and recovery of these cargoes. Odyssey has conducted tests of a new 6,000 meter inspection class ROV, a new 3,000 meter depth capable 7160 hull mounted multi-beam, and a 12 kHz 6,000 meter echo-sounder that can be utilized on these commodity projects. In addition, an advanced custom 6,000 meter depth capability search system that utilizes dual 7125 multi-beam systems was delivered in the second quarter of 2014 for use on commodity shipwreck search and inspection projects. In September and October 2014, we fully integrated this new system aboard the Odyssey Explorer and conducted extensive at-sea tests of this new technology. The capabilities of this new system provide us with an effective deep ocean search system that significantly extends our ability to detect and assess both shipwreck and mineralized deposits down to the depth of 6,000 meters.

Depending on the ultimate decisions made in the course of the Company’s strategic planning initiatives as well as the availability of recovery ships, technology and equipment, we intend to consider planning for a program to begin work on commodity shipwreck projects in the near and medium term. Before initiating recovery efforts on any of these commodity shipwrecks, reconnaissance is required in order to determine the position and condition of the ships and to define the specific equipment needed for the recovery operations.

Subsea Mineral Mining Exploration Projects

Oceanica Resources, S. de R.L.

In February 2013, we disclosed Odyssey’s ownership interest, through Odyssey Marine Enterprises, Ltd., a wholly owned Bahamian company (“Enterprises”), in Oceanica Resources, S. de R.L., a Panamanian company (“Oceanica”) and Exploraciones Oceanicas, S. De R.L. De C.V. (“ExO”), a subsidiary of Oceanica. ExO is in the business of mineral exploration and controls exclusive permits in an area in Mexican waters that contains a large amount of phosphate mineralized material. Phosphate is a key ingredient of fertilizers. In March 2014, Odyssey completed a first NI 43-101 compliant report on the deposit and periodically issues updates on this report. Odyssey initially held 77.6 million of Oceanica’s 100.0 million outstanding shares. Subsequently, Enterprises sold and transferred to Mako Resources, LLC (“Mako”) 15.0 million shares for a purchase price of $1.00 per share, or $15 million, and granted Mako options to purchase an additional 15.0 million shares at the purchase price of $2.50 per share before December 31, 2013.

In June 2013, Mako agreed to exercise of a portion of these options to purchase 8 million shares at a reduced exercise price of $1.25 per share. As part of Odyssey’s strategy to maintain a control position in Oceanica, in parallel with the early exercise, Odyssey purchased one million shares of Oceanica from another Oceanica shareholder at $1.25 per share. This transaction also granted Odyssey voting rights on an additional three million shares of Oceanica held by such other Oceanica shareholder so long as there is no change in control of Odyssey.

An option to purchase an additional one million shares was exercised by Mako on December 30, 2013 for a total amount of $2.5 million. The options on the remaining 6.0 million shares were extended in December 2014 and early 2015. On March 11, 2015, these options were terminated in exchange for the issuance of 4.0 million shares of our common stock to Mako. This termination was a requirement of the March 11, 2015 financing deal. See the Subsequent Event Note U to our financial statements.

ExO has conducted extensive scientific testing of the mineralized phosphate material and of the environmental impact of recovering the mineralized material from the seafloor. Oceanica has been working with leading environmental experts on the impact assessment and permitting process, with Royal Boskalis on the extraction and processing program, and with JPMorgan on the strategic growth alternatives.

ExO applied for and recently has been granted additional mining concession areas by the Mexican government. These additional areas are adjacent to the zones with the highest concentration of mineralization in the original mining concession area.

In September 2014, ExO reported that the Environmental Impact Assessment (EIA) for proposed dredging and recovery of phosphate sands from the “Don Diego” deposit had been filed with the Mexican Secretary of Environment and Natural Resources (SEMARNAT). This EIA application is needed in order to obtain an environmental permit to begin the commercial extraction of phosphate from the tenement area. In November 2014, SEMARNAT held a public hearing on the EIA in Mexico and asked supplemental questions to Oceanica on its EIA application. In full compliance with the SEMARNAT process, a response was filed in March 2015. In addition to providing supplemental scientific information and studies, the response included additional mitigation and economic considerations to reinforce ExO’s commitment to being good corporate citizens and stewards of the environment.

In August 2014, we entered into a new loan agreement with Monaco Financial, LLC, a marketing partner. Under terms of that agreement, Monaco may convert all or part of the loan balance into Oceanica shares held by us or purchase some Oceanica shares from us at a pre-defined price (See NOTE K). At December 31, 2014, the outstanding principal amount on the loan agreement was $10.0 million.

Neptune Minerals, Inc.

We currently own approximately 6.2 million Class B non-voting shares of Neptune Minerals, Inc. (NMI), a company focused on discovering and commercializing high-value mineral deposits. In 2013, we extended a convertible loan of $500,000 to NMI, which was fully reserved for at December 31, 2013. The loan matured on April 26, 2014. In April 2014, the note was converted into 5,225 shares of Series A Preferred non-voting stock. These shares are convertible into 522,500 shares of Series A voting shares for no additional consideration. Our current ownership of NMI is approximately 29%. NMI holds tenement rights to numerous SMS (Seafloor Massive Sulfides) deposits in the South Pacific that commonly contain high concentrations of copper, zinc, gold, and silver. Our investment in NMI is carried in the consolidated financial statements at a net value of zero. We are not involved in the management of NMI nor do we have any obligation to fund NMI.

Chatham Rock Phosphates, Ltd.

In 2012, we received 9.3 million shares of Chatham Rock Phosphates Ltd. common stock for mineral exploration charter services valued at $1.7 million. Chatham Rock Phosphates Ltd. currently holds a license covering over 4,000 square kilometers off the coast of New Zealand believed to have significant seabed deposits of rock phosphate. Since our share acquisition, other major investors have acquired shares that have diluted our position to under 10%. Chatham Rock Phosphates has received the governmental mining permit for their tenement area but was turned down in February 2015 on its first environmental permit application.

Legal and Political Issues

Odyssey works with a number of leading international maritime lawyers and policy experts to constantly monitor international legal initiatives that might affect our projects. As a matter of policy, we begin with the assumption that some entity, whether a government, private concern or insurance company, may have some rights to shipwrecks that are slated for search and recovery operations. Based on this assumption, a rigorous legal analysis is undertaken in order to ascertain which entities might be able to create roadblocks to a successful project. In some cases, such as that of HMS Sussex, it was determined that the most prudent mechanism for moving forward was to negotiate a contract with the owner of the vessel in order to manage the litigation risk.

In other cases, such as the SS Republic project, we entered into an agreement whereby we purchased the insurance company’s interest in the shipwreck and cargo, opening the way for an immediate grant of title to Odyssey by the federal court that had jurisdiction.

To the extent that we engage in mineral exploration or shipwreck search and recovery activities in the territorial, contiguous or exclusive economic zones of countries, Odyssey intends to comply with verifiable applicable regulations and treaties. Prior to beginning operations for any project, the legal and political aspects are carefully researched to ascertain what effect these issues may have on the potential success of the operation.

These factors are taken into account in determining whether to proceed with a project as planned. Other factors, such as the UNESCO Convention for the Protection of Underwater Cultural Heritage are also taken into consideration. New political initiatives such as this Convention could require compliance with additional cultural resource management guidelines and regulations. Some of these will require adherence to strict archaeological practices and we intend to follow reasonable guidelines in all projects to which they are applicable.

We believe there will be increased interest in the protection of underwater cultural heritage throughout the oceans of the world. We are uniquely qualified to provide governments and international agencies with knowledge and skills to help manage these resources while providing the public with educational, scientific, historical and entertainment initiatives that originate from our shipwreck exploration activities. As related to mineral exploration, we will determine the political climate and specific legal requirements of any areas in which we are working. We may partner with third parties who have unique industry experience in specific geographical areas to assist with navigation of the regulatory landscape.

Competition

Odyssey shipwreck recovery projects are focused on deep-sea sites where competition is limited due to the expertise and specialized equipment needed to operate at such depths. There are a number of companies that publicly identify themselves as engaged in aspects of the shipwreck business, but they do not compete directly with us as an established deep-ocean archaeological shipwreck exploration company. These entities include, but are not limited to Blue Water Ventures, Mel Fisher’s Treasures, Deep Blue Marine, Marine Exploration, Inc., Oceanic Research and Recovery, Seafarer Exploration, Deep6 Ltd., Sub Sea Research, Earth Dragon Resources, Endurance Exploration Group and UnderSea Recovery Corporation. Some companies such as Phoenix International Holdings Inc. and Oceaneering International Inc. may provide deep-sea services to groups seeking to pursue deep sea projects. It is possible that one of these companies or some currently unknown group may locate and recover a shipwreck on our project roster; however, due to the breadth of our historical and archival research, the already completed sonar and deep-water ROV inspection efforts, and the number of shipwreck projects in various stages of development, we do not believe that competition from one or more of these entities, known or unknown, would materially affect our operating plan or alter our current business strategy.

Odyssey mineral exploration is conducted on both shallow and deep sea terrains. There are a number of companies that publicly identify themselves as engaged in aspects of deep-ocean mineral exploration or mining including Nautilus Minerals (NUS.TO), Neptune Minerals, and Chatham Rock Phosphate (CRP.NZ) as well as countries that are exploring options to utilize deep-ocean mineralized materials. As our mineral exploration business plan includes partnering with others in the industry, we view these entities as potential partners rather than pure competitors. As mineral rights are generally granted on an exclusive basis for a specific area or tenement, once licenses are granted we do not anticipate any competitive intrusion on those areas. It is possible that one of these companies or some currently unknown group may secure licenses on an area desired by Odyssey or one of our partners; but since exploration work does not start until licenses are secured, we do not believe that competition from one or more of these entities, known or unknown, would materially affect our operating plan or alter our current business strategy.

Cost of Environmental Compliance

With the exception of vessel operations and conservation activities, our general business operations do not expose us to environmental risks or hazards. We carry insurance that provides a layer of protection in the event of an environmental exposure resulting from the operation of our vessels. The cost of such coverage is minimal on an annual basis. We believe the risk associated with our conservation activities is minimal. Our seabed mineral business is currently in the exploration and validation phase and has thus not exposed us to environmental risks or hazards.

Executive Officers of the Registrant

The names, ages and positions of all the executive officers of the Company as of March 1, 2015 are listed below.

Mark D. Gordon (age 54) has served as Chief Executive Officer since October 1, 2014, as President since October 2007 and was appointed to the Board of Directors in January 2008. Previously, Mr. Gordon served as Chief Operating Officer since October 2007 and as Executive Vice President of Sales and Business Development since January 2007 after joining Odyssey as Director of Business Development in June 2005. Prior to joining Odyssey, Mr. Gordon owned and managed four different ventures (1987-2003).

Philip S. Devine (age 48) joined the Company in September 2013 from which time he has served as the Chief Financial Officer. Prior to joining Odyssey, Mr. Devine served as CFO of several publicly listed companies in Europe. Most recently he was a consultant with DECOFI sprl (2010-2013) and CFO at MDxHealth S.A. (2003-2012).

Jay A. Nudi, CPA (age 51) has served as Principal Accounting Officer since January 2006 and joined Odyssey as Controller in May 2005. Mr. Nudi assumed the additional responsibilities of Treasurer in May 2010. Prior to joining Odyssey, Mr. Nudi served as Controller for The Axis Group in Atlanta (2003-2004).

Laura L. Barton (age 52) was appointed as Executive Vice President and Director of Communications in June 2012 and formerly served at Vice President and Director of Corporate Communications from November 2007 to June 2012. Ms. Barton previously served as Director of Corporate Communications and Marketing for Odyssey since July 2003. Ms. Barton was previously President of LLB Communications, a marketing and communications consulting company whose customers included a variety of television networks, stations and distributors and the Company (1994-2003).

Melinda J. MacConnel (age 50) was appointed as Executive Vice President, General Counsel and Secretary in June 2012 and formerly served as Vice President and General Counsel from 2008 to June 2012. She joined Odyssey in March 2006 as a Legal Consultant and became Odyssey’s General Counsel in January 2007. Prior to joining the Company, Ms. MacConnel practiced law as a Litigation Consultant, providing counsel to attorneys in all areas of law.

John D. Longley, Jr. (age 48) has served as Chief Operating Officer since October 1, 2014. Previously Mr. Longley served as Executive Vice President of Sales and Business Development since February 2012. Mr. Longley was originally the Director of Sales and Business Operations when he joined the Company in May 2006.

Employees

As of December 31, 2014, we had 38 full-time employees, most working from our corporate offices in Tampa, Florida. Additionally, we contract with companies to operate our vessels and technicians who perform marine survey and recovery operations on our vessels and from time to time we hire subcontractors and consultants to perform specific services.

Internet Access

Odyssey’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through Odyssey’s web site on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. They may be accessed as follows: www.odysseymarine.com (Investors/Financial Information Link).

ITEM 1A.	RISK FACTORS

You should carefully consider the following factors, in addition to the other information in this Annual Report on Form 10-K, in evaluating our company and our business. Our business, operations and financial condition are subject to various risks. The material risks are described below, and should be carefully considered in evaluating Odyssey or any investment decision relating to our securities. This section is intended only as a summary of the principal risks. If any of the following risks actually occur, our business, financial condition, or operating results could suffer. If this occurs, the trading price of our common stock could decline, and you could lose all or part of the money you paid to buy our common stock.

Our business involves a high degree of risk.

An investment in Odyssey is extremely speculative and of exceptionally high risk. Although we have access to a substantial amount of research and data which has been compiled regarding various shipwreck and seabed mineral projects, the quality and reliability of such research and data is uncertain. Even if we are able to plan and obtain permits for our various projects, there is a possibility that the shipwrecks may have already been salvaged or may not be found, or may not have had anything valuable on board at the time of the sinking. Even if objects of value are located and recovered, there is the possibility that the excavation cost will exceed the value of the objects recovered or that others, including both private parties and governmental entities, will assert conflicting claims and challenge our rights to the recovered objects. Finally, even if we are successful in locating and retrieving objects from a shipwreck and establishing title to them, there are no assurances as to the value that such objects will bring at their sale, as the market for such objects is uncertain. Depending on the type of cargo recovered, maximizing the value of the cargo may necessitate an extended sales cycle to convert the cargo into cash. With respect to mineral exploration projects, there are uncertainties with respect to the quality and quantity of the material and their economic feasibility, the price we can obtain for the sale of the deposit or the ore extracted from the deposit, the granting of the necessary permits to operate, environmental safety, technology for extraction and processing, distribution of the eventual ore product, and funding of necessary equipment and facilities. In projects where Odyssey takes a minority shareholding in the company holding the mining rights, there may be uncertainty as to this company’s ability to move the project forward.

The research and data we use may not be reliable.

The success of a shipwreck project is dependent to a substantial degree upon the research and data we have obtained. By its very nature, research and data regarding shipwrecks can be imprecise, incomplete, outdated, and unreliable. It is often composed of or affected by numerous assumptions, rumors, legends, historical and scientific inaccuracies and misinterpretations which have become a part of such research and data over time. For mineral exploration, data is collected based on a sampling technique and available data may not be representative of the entire ore body or tenement area.

Operations may be affected by natural hazards.

Underwater exploration and recovery operations are inherently difficult and dangerous and may be delayed or suspended by weather, sea conditions or other natural hazards. Further, such operations may be undertaken more safely during certain months of the year than others. We cannot guarantee that we, or the entities we are affiliated with, will be able to conduct search and recovery operations during favorable periods. In addition, even though sea conditions in a particular search location may be somewhat predictable, the possibility exists that unexpected conditions may occur that adversely affect our operations. It is also possible that natural hazards may prevent or significantly delay search and recovery operations. Seabed mineral extraction work may be subject to interruptions resulting from storms that impact the extraction operations or the ports of delivery.

We may be unable to establish our rights to resources or items we discover or recover.

Persons and entities other than Odyssey and entities we are affiliated with (both private and governmental) may claim title to the shipwrecks and/or valuable cargo that we may recover. Even if we are successful in locating and recovering shipwrecks and/or valuable cargo, we cannot assure we will be able to establish our rights to property recovered if challenged by governmental entities, prior owners, or other attempted salvors claiming an interest therein. In such an event we could spend a great deal of time and money on a shipwreck project, and receive no salvage claim or revenue for our work. We may discover potentially valuable seabed mineral deposits, but we may be unable to get title to the deposits or get the necessary governmental permits to commercially extract the minerals. Our shipwrecks or mineral deposits may be in controlled waters where the policies and laws of a certain government may change abruptly, thereby impacting our ability to operate in those zones.

The market for any objects or minerals we recover is uncertain.

Even if valuable items can be located and recovered in the future, it is difficult to predict the price that might be realized for such items. The value of certain recovered items will fluctuate with the precious metals market, which has been highly volatile in past years. In addition, the entrance on the market of a large supply of similar items from shipwrecks and/or valuable cargo located and recovered by others could depress the market. During the time between the date a mineral deposit is discovered and the date the first extracted minerals are sold, world and local prices for the mineral may fluctuate drastically and thereby change the economics of the mineral project.

We could experience delays in the disposition or sale of recovered objects or minerals.

The methods and channels that may be used in the disposition or sale of recovered items are uncertain at present and may include several alternatives. Ready access to buyers for any artifacts or other valuable items recovered cannot be guaranteed. Delays in the disposition of such items could adversely affect our cash flow. It may take significant time between the date a mineral deposit is discovered and the date the first extracted minerals are sold. Stakes in the mineral deposits can potentially be sold at an earlier date, but there is no guarantee that there will be readily available buyers at favorable competitive prices.

Legal, political or civil issues could interfere with our marine operations.

Legal, political or civil issues of countries and/or major maritime governments could restrict access to our operational marine sites or interfere with our marine operations or rights to seabed mineral deposits.

Objects we recover could be stolen from us.

If we locate a shipwreck and assert a valid claim to items of value, there is a risk of theft of such items at sea by “pirates” or poachers before or after the recovery or while in transit to a safe destination as well as when stored in a secured location. Such thefts may not be adequately covered by insurance.

We may be unable to get permission to conduct salvage operations, conduct exploration, or perform extraction operations.

It is possible we will not be successful in obtaining title or permission to excavate certain wrecks, conduct exploration work, or conduct extraction operations. In addition, permits that are sought for the projects may never be issued, and if issued, may be revoked or not honored by the entities that issued them. In addition, certain governments may develop new permit requirements that could delay new operations or interrupt existing operations.

Changes in our business strategy or restructuring of our businesses may increase our costs or otherwise affect the profitability of our businesses.

As changes in our business environment occur we may need to adjust our business strategies to meet these changes or we may otherwise find it necessary to restructure our operations or particular businesses or assets. When these changes or events occur, we may incur costs to change our business strategy and may need to write down the value of assets. In any of these events our costs may increase, and we may have significant charges associated with the write-down of assets. Discontinuing the use of a multi-year charter of a ship may result in large one-time costs to cover any penalties or charges to put the ship back into its original condition.

We may be unsuccessful in raising the necessary capital to fund operations and capital expenditures.

Our ability to generate cash inflows is dependent upon our ability to recover and monetize high-value shipwrecks, large quantities of minerals or mineral rights. However, we cannot guarantee that the sales of our products and other available cash sources will generate sufficient cash inflows to meet our overall cash requirements. If cash inflows are not sufficient to meet our business requirements, we will be required to raise additional capital through other financing activities. While we have been successful in raising the necessary funds in the past, there can be no assurance we can continue to do so in the future.

We depend on key employees and face competition in hiring and retaining qualified employees.

Our employees are vital to our success, and our key management and other employees are difficult to replace. We currently do not have employment contracts with the majority of our key employees. We may not be able to retain highly qualified employees in the future which could adversely affect our business.

We may continue to experience significant losses from operations.

We have experienced a net loss in every fiscal year since our inception except for 2004. Our net losses were $26.5 million in 2014, $10.7 million in 2013 and $18.2 million in 2012. Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable for the long-term, or even for any quarter.

Technological obsolescence of our marine assets or failure of critical equipment could put a strain on our capital requirements or operational capabilities.

We employ state-of-the-art technology including side-scan sonar, magnetometer, ROVs, and other advanced science and technology to locate and recover shipwrecks at depths previously unreachable and perform seabed mineral exploration in an economically feasible manner. Although we try to maintain back-ups on critical equipment and components, equipment failures may require us to delay or suspend operations. Also, while we endeavor to keep marine equipment in excellent working condition and current with all available upgrades, technological advances in new equipment may provide superior efficiencies compared to the capabilities of our existing equipment and this could require us to purchase new equipment which could require additional capital.

We may not be able to contract with clients or customers for marine services or syndicated projects.

In the past, from time to time, we have earned revenue by chartering out vessels, equipment and crew and providing marine services to clients or customers. We have not recognized any marine services revenue in 2014. While the results of these syndicated projects were generally successful, the clients or customers may not be willing or financially able to continue with syndicated projects of this type in the future. Failure to secure such revenue producing contracts in the future may have a material impact on our revenue and operating cash flows. We may take payment for these services in the form of cash, shares in the client’s company, or financial interest in the tenement areas. There is no guarantee that the non-cash payment for our services will ever be able to be monetized or be used by Odyssey.

The issuance of shares at conversion prices lower than the market price at the time of conversion and the sale of such shares could adversely affect the price of our common stock.

Some of our outstanding shares may have been acquired from time to time upon conversion of outstanding senior convertible notes at conversion prices that are lower than the market price of our common stock at the time of conversion. In the past, Odyssey has issued debt obligations that could be converted into common shares at prices below the market price. Although no such debt instruments are currently outstanding, Odyssey may issue similar debt obligations in the future. Conversion of the notes at conversion prices that are lower than the market price at the time of conversion and the sale of the shares issued upon conversion could have an adverse effect upon the market price of our common stock.

Investments in subsea mineral exploration companies may prove unsuccessful.

We have invested in marine mineral companies that to date are still in the exploration phase, and have not begun to earn revenue from operations. Depending on the entity, we may or may not have control or input on the future development of these businesses. There can be no assurance that these companies will achieve profitability or otherwise be successful in capitalizing on the mineralized materials they intend to exploit.

We may be subject to short selling strategies.

Short sellers of our stock may be manipulative and may drive down the market price of our common stock. Short selling is the practice of selling securities that the seller does not own but rather has, supposedly, borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is therefore in the short seller’s best interests for the price of the stock to decline, many short sellers (sometime known as “disclosed shorts”) publish, or arrange for the publication of, negative opinions regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a stock short. Although traditionally these disclosed shorts were limited in their ability to access mainstream business media or to otherwise create negative market rumors, the rise of the Internet and technological advancements regarding document creation, videotaping and publication by weblog (“blogging”) have allowed many disclosed shorts to publicly attack a company’s credibility, strategy and veracity by means of so-called “research reports” that mimic the type of investment analysis performed by large Wall Street firms and independent research analysts. These short attacks have, in the past, led to selling of shares in the market, on occasion in large scale and broad base. Issuers, who have limited trading volumes and are susceptible to higher volatility levels than large-cap stocks, can be particularly vulnerable to such short seller attacks. These short seller publications are not regulated by any governmental, self-regulatory organization or other official authority in the U.S., are not subject to certification requirements imposed by the Securities and Exchange Commission and, accordingly, the opinions they express may be based on distortions or omissions of actual facts or, in some cases, fabrications of facts. In light of the limited risks involved in publishing such information, and the enormous profit that can be made from running just one successful short attack, unless the short sellers become subject to significant penalties, it is more likely than not that disclosed short sellers will continue to issue such reports.

Some of our equipment or assets could be seized or we may be forced to sell certain assets

We have pledged certain assets, such as equipment, buildings, inventory, and shares of subsidiaries as collateral under our loan agreements. Some suppliers have the ability to seize some of our assets if we do not make timely payments for the services, supplies, or equipment that they have provided to us. If we were unable to make payments on these obligations, the lender or supplier may seize the asset or force the sale of the asset. The loss of such assets could interrupt our operations. The sale of the asset may be done in a manner and under circumstances that do not provide the highest cash value for the sale of the asset.

We could be delisted from the NASDAQ Capital Market exchange.

Our common stock is listed on the NASDAQ Capital Market, which imposes, among other requirements, a minimum bid requirement. The closing bid price for our common stock must remain at or above $1.00 per share to comply with NASDAQ’s minimum bid requirement for continued listing. If the closing bid price for our common stock is less than $1.00 per share for 30 consecutive business days, NASDAQ may send us a notice stating we will be provided a period of 180 days to regain compliance with the minimum bid requirement or else NASDAQ may make a determination to delist our common stock. Delisting from the NASDAQ Capital Market could make trading our common stock more difficult for investors, potentially leading to declines in our share price and liquidity. If our common stock is delisted by NASDAQ, our common stock may be eligible to trade on an over-the-counter quotation system, where an investor may find it more difficult to sell our stock or obtain accurate quotations as to the market value of our common stock. Our stock has traded for less than $1.00 for 30 consecutive business days and we received notice of this from the NASDAQ Capital Market on March 9, 2015. We have 180 calendar days to remedy. We cannot assure you that our common stock, if delisted from the NASDAQ Capital Market, will be listed on another national securities exchange or quoted on an over-the counter quotation system.

ITEM 1B. UNRESOLVED STAFF COMMENTS

None.

ITEM 2. PROPERTIES

We maintain our offices in Tampa, Florida where we purchased a 23,500 square-foot two story office building in 2004 to serve as our corporate and operations headquarters. In May 2008, we purchased a one-story 8,100 square-foot commercial building in proximity to our corporate headquarters which is utilized by our conservation, research and archaeology departments. This property has been subsequently sold in 2015, and the conservation, research and archaeology departments were relocated to our corporate headquarters. We believe our facility is sufficient for our foreseeable needs.

ITEM 3. LEGAL PROCEEDINGS

See the information set forth under the heading “Admiralty Legal Proceedings” in Part I, Item 1 of this report for disclosure regarding certain admiralty legal proceedings in which Odyssey has been involved. Such information is hereby incorporated by reference into this Part I, Item 3.

The Company is not currently a party to any material litigation.

ITEM 4. MINE SAFETY DISCLOSURES

Not applicable

PART II

ITEM 5. MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Performance Graph

This performance graph shall not be deemed “filed” with the SEC or subject to Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any of our filings under the Securities Act of 1933, as amended.

Assuming an investment of $100 on December 31, 2009, and reinvestment of all dividends, if any, the graph below compares the cumulative total stockholder return on the Company’s Common Stock for the last five fiscal years with the cumulative return of the Standard & Poor’s 500 Market Index and the Russell 2000 Market Index.

COMPARISON OF FIVE-YEAR TOTAL RETURN AMONG ODYSSEY,

S&P 500 STOCK INDEX AND RUSSELL 2000 STOCK INDEX

Total Return Analysis	12/31/2009	12/31/2010	12/30/2011	12/31/2012	12/31/2013	12/31/2014
Odyssey Marine Exploration, Inc.	$100.00	$197.16	$194.33	$210.64	$143.26	$65.96
S&P 500 Index	$100.00	$115.06	$117.42	$136.92	$181.27	$206.09
Russell 2000 Market Index	$100.00	$125.31	$118.47	$135.81	$186.07	$192.63

Price Range of Common Stock

Our common stock is listed on the NASDAQ Capital Market under the symbol OMEX. The following table sets forth the high and low sale prices for our common stock during each quarter presented.

	Price
	High	Low
Quarter Ended
March 31, 2013	$3.61	$2.78
June 30, 2013	$3.59	$2.59
September 30, 2013	$3.70	$2.73
December 31, 2013	$3.18	$1.72
Quarter Ended
March 31, 2014	$2.74	$1.72
June 30, 2014	$2.36	$1.18
September 30, 2014	$1.85	$0.85
December 31, 2014	$1.39	$0.85

Approximate Number of Holders of Common Stock

The approximate number of record holders of our common stock at March 12, 2015 was 264. This does not include shareholders that hold their stock in accounts included in street name with broker/dealers which approximates 14,000 shareholders.

Dividends

Holders of our common stock are entitled to receive such dividends as may be declared by our Board of Directors. No dividends have been declared with respect to our common stock and none are anticipated in the foreseeable future.

Unregistered Sales of Equity Securities

There were no unregistered sales of equity securities of the Company’s common stock during the year ended December 31, 2014.

Issuer Purchases of Equity Securities

There were no repurchases of shares of the Company’s common stock during the year ended December 31, 2014.

ITEM 6. SELECTED FINANCIAL DATA

The following table sets forth selected financial data, which should be read in conjunction with the Company’s Consolidated Financial Statements and the related notes to those statements included in “Item 8. Financial Statements and Supplementary Data” and with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this Form 10-K. The selected financial data have been derived from the Company’s audited financial statements.

	Years Ended December 31,
Dollars in thousands except per share amounts	2014	2013	2012	2011	2010
Results of Operations
Revenue	$1,323	$23,914	$13,198	$15,727	$21,001
Net income (loss)	(26,473)	(10,741)	(18,184)	(16,225)	(23,343)
Earnings (loss) per share – basic	(0.31)	(0.13)	(0.25)	(0.28)	(0.36)
Earnings (loss) per share – diluted	(0.31)	(0.13)	(0.25)	(0.28)	(0.36)
Cash dividends per share	—	—	—	—	—

Financial Position
Assets	$25,090	$51,461	$26,897	$23,414	$19,407
Long-term obligations	11,808	5,662	4,011	5,690	2,776
Shareholder’s equity (deficit)	(10,404)	13,207	(20,759)	(9,775)	(7,548)

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis is intended to provide a narrative of our financial results and an evaluation of our financial condition and results of operations. The discussion should be read in conjunction with our consolidated financial statements and notes thereto. A description of our business is discussed in Item 1 of this report which contains an overview of our business as well as the status of our ongoing project operations.

Results of Operations

The dollar values discussed in the following tables, except as otherwise indicated, are approximations to the nearest $100,000 and therefore do not necessarily sum in columns or rows. For more detail refer to the Financial Statements and Supplementary Data in Item 8. The tables identify years 2014, 2013 and 2012, all of which included a twelve-month period ended December 31.

2014 Compared to 2013

Increase/(Decrease)			2014 vs. 2013
(Dollars in millions)	2014	2013	$	%
Recovered cargo sales and other	$1.3	$23.7	$(22.4)	(95%)
Exhibit	0.1	0.1	(0.1)	(54)
Expedition	0.0	0.1	(0.1)	(100)

Total revenue	$1.3	$23.9	$(22.6)	(94%)

Cost of sales	$0.2	$0.7	$(0.4)	(64)
Marketing, general and administrative	9.8	14.2	(4.4)	(31)
Operations and research	19.5	26.0	(6.5)	(25)

Total operating expenses	$29.5	$40.9	$(11.4)	(28%)

Other income (expense)	$(1.0)	$2.6	$(3.6)	(137%)

Income tax benefit (provision)	$0.5	$(0.5)	$1.0	197%

Non-controlling interest	$2.2	$4.1	$(1.9)	(47%)

Net income (loss)	$(26.5)	$(10.7)	$(15.7)	(146%)

Revenue

Revenue is generated through the sale of recovered cargo such as coins, bullion, and merchandise, the lease of our themed attraction exhibit and expedition charters. Although significant quantities of gold and silver cargo items were recovered from the SS Central America shipwreck in 2014, no revenues were recognized in 2014 from this project because the exact amount can only be measured upon monetization of the recovered cargo. The ability to monetize cargo from this project is dependent on a final judicial ruling from the United States Federal Court. As a result, none of the cargo recovered in 2014 from SS Central America shipwreck has been monetized so far.

The decrease in recovered cargo and other sales of $22.4 million (from $23.7 million in 2013 to $1.3 million in 2014) was primarily due to the fact that a large quantity of valuable shipwreck cargo was both recovered and monetized in 2013 from the Gairsoppa shipwreck, whereas none of the shipwreck cargo recovered in 2014 from the SS Central America shipwreck was monetized in the same year. Significant quantities of gold and silver cargo items were recovered from the SS Central America shipwreck in 2014, but they have not been monetized because the US Federal Court for the District of Virginia that oversees the rights to the shipwreck and cargo has not yet released the cargo for monetization. Since the cargo has not yet been monetized, we are unable to measure the exact proceeds from an eventual sale of the recovered cargo and have thus not recognized any revenue from this project in 2014. In 2014, $0.3 million of revenue was recognized from the Gairsoppa project whereas $20.8 million of revenue was recognized in 2013 from this same project. Licensing and royalties related to Gairsoppa project provided a further $1.5 million in revenue in 2013 as compared to 2014. Sales of coins held in inventory from other shipwrecks were also lower in 2014 as compared to 2013.

Cost and Expenses

Cost of sales consists of shipwreck recovery costs, grading, conservation, packaging, and shipping costs associated with recovered cargo and merchandise sales. Cost of sales decreased by $0.4 million in 2014 versus 2013, or in roughly the same proportion as the decrease in Recovered cargo sales and other revenues (excluding Gairsoppa), which decreased by 55%.

Marketing, general and administrative expenses primarily include all costs within the following departments: Executive, Finance & Accounting, Legal, Information Technology, Human Resources, Marketing & Communications, Sales and Business Development. Marketing, general and administrative expenses were $9.8 million in 2014 as compared to $14.2 million in 2013. The decrease of $4.4 million is mainly due to a $2.1 million reduction in employee-related costs and one-time costs in 2013, such as the $1.1 million payment of the Spanish government legal fees for the Black Swan case, the $0.4 million cost to hedge silver bullion, the one-time retirement costs of the former Chief Financial Officer, and the $0.5 million provision for a loan made by the Company in 2013. The provision for the loan was reversed in 2014.

Operations and research expenses primarily include all costs within Archaeology, Conservation, Exhibits, Research, and Marine Operations, which include all vessel and charter operations. Operations and research expenses were $19.5 million in 2014 as compared to $26.0 million in 2013. The decrease in operating and research expenses of $6.5 million primarily represented a net decrease in the total cost to operate the Odyssey vessels. The $3.3 million increase in the full year Odyssey Explorer vessel operating costs related to the SS Central America shipwreck project were offset by a cost recoupment agreement with the owners of the SS Central America shipwreck for an amount of $6.2 million, resulting in a net decrease of $2.9 million on the full year expenses of the Odyssey Explorer vessel as compared to 2013. The Gairsoppa project in 2013 generated expenses of $11.0 million, primarily for the charter of the Seabed Worker vessel, but the terms with the UK government also provided for a $9.2 million cost recoupment on the project, resulting in a net consolidated project cost in 2013 of $1.8 million. Odyssey did not work on the Gairsoppa project in 2014. Odyssey ceased the multi-year charter of the Dorado Discovery vessel in September 2014, resulting in a reduction of $1.2 million in operating costs for this vessel for the full year as compared to 2013. Included in this net variance of $1.2 million is a $3.0 million asset impairment charge to depreciation in 2014. In 2013, Odyssey performed off-shore drilling and validation work on Don Diego concession areas off the coast of Mexico. In 2014, no offshore work was needed on this concession area, thereby resulting in a reduction of $0.5 million in Operations and research costs related to mineral exploration. Excluding the amounts credited to operating expenses in 2014 and 2013 from the two shipwreck projects (Gairsoppa and SS Central America), total operations and research expenses decreased by $9.5 million from 2013 to 2014, or a reduction of 27%.

Other Income or Expense

Other income and expense generally consists of interest income on investments offset by interest expense on our financial debt obligations. It can also include the change in fair value of the derivatives related to our issuance of certain convertible warrants and notes. Net other income or expense swung from net other income of $2.6 million in 2013 to net other expense of $1.0 million in 2014 as a result of (i) a drop in gains on hedging instruments ($1.2 million gain on silver hedging in 2013, none in 2014), and (ii) a drop in other income in 2014 related to the change in the fair value of derivative financial instruments as compared to the previous year (see NOTE J), offset in part by lower financial debt interest expense in 2014 (lower balance of interest-bearing debt in 2014). Other income in 2014 consisted of $1.0 million in income from the change in the fair value of derivative financial instruments ($0.9 million related to the change in the stock price/volatility and $0.1 million related to other changes in assumptions and adjustments), and $0.1 million other income from sale of equipment, offset by $1.6 million of expense from interest on our financial debt and $0.5 million expense from the reduction in the value of an investment in NMI. In 2013, Odyssey had a net other income result of $2.6 million. This was comprised of a positive amount of $4.4 million from the change in the fair value of derivative liabilities ($1.4 million related to the change in the stock price volatility, $1.6 million related to the redemption of certain outstanding instruments, $0.5 million related to the change in the volatility of certain instruments, and $0.9 million of other changes), a gain of $1.2 million on hedging instruments linked to silver prices in 2013, and $0.6 million in other miscellaneous income, offset by an interest expense of $3.5 million.

Taxes and Non-Controlling Interest

Although the Company has significant tax loss carryforwards, the Company accrued alternative minimum taxes related to the sale of subsidiary stock in 2013 for an amount of $0.5 million. As a result of an IRS private letter ruling to the Company in 2014, we reversed the $0.5 million provision for income taxes made in 2013.

Starting in 2013, we became the controlling shareholder of Oceanica. Our financial statements thus include the financial results of Oceanica. Except for intercompany transactions that are eliminated upon consolidation, Oceanica’s revenues and expenses, in their entirety, are shown in our consolidated financial statements. The share of Oceanica’s net losses corresponding to the equity of Oceanica not owned by us is subsequently shown as the “Non-Controlling Interest” in the consolidated statements of operations. The non-controlling interest adjustment in 2014 was $1.9 million lower than in 2013 due to lower expenses in our subsidiaries in 2014 as compared to 2013. In 2013, our subsea mineral exploration subsidiary was engaged in offshore work for the phosphate deposit exploration and validation whereas in 2014 most of the work involved on-shore work.

Liquidity and Capital Resources

(Dollars in thousands)	2014	2013
Summary of Cash Flows:
Net cash (used) by operating activities	$(28,555)	$(19,658)
Net cash (used) by investing activities	(2,968)	(4,505)
Net cash provided by financing activities	13,344	35,388

Net increase (decrease) in cash and cash equivalents	$(18,179)	$11,226

Beginning cash and cash equivalents	21,322	10,096

Ending cash and cash equivalents	$3,144	$21,322

Discussion of Cash Flows

Net cash used by operating activities for 2014 was $28.6 million, or an increase of $8.9 million compared to the previous year, primarily due to the increase in accounts receivable related to the SS Central America project. The 2014 operating cash flows primarily reflected a net loss before non-controlling interest of $28.7 million offset in part by non-cash items of $7.4 million including depreciation and amortization of $5.5 million ($3.0 million of which was an asset impairment charge to depreciation resulting from the termination of the Dorado Discovery charter), share-based compensation ($2.2 million), notes payable interest accretion ($0.6 million), and increased by non-cash items such as fees/interest paid with stock ($0.1 million), and the change in the fair value of derivative liabilities ($1.0 million, see NOTE J). Other working capital changes (including non-current assets) resulted in a decrease in working capital of $5.7 million. This primarily included an increase in accounts receivable in 2014 of $6.3 million mainly due to the recoupment of SS Central America project costs. A $2.5 million decrease in accrued expenses in 2014 resulted primarily from the payment of $1.3 million to the UK on the Gairsoppa project and the payment of other 2013 accruals, including the 2013 employee bonus. Other changes in working capital in 2014 included a $2.0 million decrease in other assets including prepaid expenses and deposits on equipment, a $0.3 million increase in inventory and a $0.2 million increase in accounts payable.

Net cash used in operating activities in 2013 was $19.7 million. This amount primarily reflected an operating loss of $14.9 million and a $4.4 million adjustment to this loss for the non-cash change in the fair value of derivative liabilities offset in part by non-cash items including interest accretion on notes payable ($2.0 million), depreciation and amortization ($1.9 million), share-based compensation ($2.5 million), and debt interest settled with common stock ($0.7 million). Other working capital related changes included an increase in accounts payable of $1.5 million, a decrease in accrued expenses of $8.7 million primarily relating to the Galt Resources payable of $12.5 million at year end 2012, a decrease in accounts receivable of $1.8 million, and an increase in other assets of $ 2.0 million. Other assets increased primarily as a result of prepayments and deposits on equipment ordered for the ships at the end of 2013.

Cash flows used in investing activities for 2014 were $3.0 million. The major equipment purchases in 2014 included $1.1 million for a deep tow system, $0.7 million for new mineral exploration equipment and $0.7 million for the Odyssey Explorer which included steelwork, an umbilical cable and a control system for the ROV.

Net cash used in 2013 for investing activities amounted to $4.5 million. This cash was used for the purchase of equipment, primarily for ship-based operations, including $.7 million on a 6,000 meter ROV, $3.1 million for equipment and improvements on the mineral exploration ship (such as a new winch and a deep-sea drill), and most of the remainder on improvements and equipment on the Odyssey Explorer ship. Cash flow used in investing activities for 2012 of $.9 million primarily represented marine property and equipment purchases.

Cash flows provided by financing activities for 2014 were $13.3 million. In 2014, we received $10.0 million from a loan from a marketing partner (see Note K). In 2014, we also received $7.7 million of cash advances on a new $10.0 million credit facility with Fifth Third Bank related to recovered cargo from shipwrecks. These cash inflows were offset by repayment of debt obligations which included $3.1 million in short term convertible notes payable reductions and an additional $1.0 million in payments on the term loan from Fifth Third Bank. The 2013 $10.0 million Gairsoppa project loan was paid off in 2014 using $10.0 million in restricted cash held at Fifth Third Bank. The remaining cash flows used for financing activities were mortgage and financed asset payments.

Cash flows provided by financing activities for 2013 were $35.4 million which primarily represented $27.5 million from the sale of a 24% interest in Oceanica Resources, S. de. R.L., a Panamanian company (“Oceanica”), a majority owned subsidiary (see General Discussion under Other Cash Flow and Equity Areas). Oceanica is in the business of mineral exploration and controls exclusive mining licenses for offshore mineral deposits. The licenses include areas which, based upon extensive exploration and analysis undertaken by us, are believed to feature valuable mineralized materials. Preliminary resource assessments indicate that the licenses, or concessions, which have been granted for a 50-year period to a wholly owned subsidiary of Oceanica, may prove to have significant economic and strategic value. $10.4 million of additional cash flow was provided from the issuance of new common shares of ours, offset by the purchase 1 million shares in our subsidiary, Oceanica, for $1.25 million and $0.8 million repayment of debt obligations.

General Discussion 2014

At December 31, 2014, we had cash and cash equivalents of $3.1 million, a decrease of $18.2 million from the December 31, 2013 balance of $21.3 million. This reduction was mainly the result of cash used in operations during 2014. The Odyssey Explorer began the 2014 year in port in the UK for its five-year inspection work then re-positioned to South Carolina and conducted work on the SS Central America shipwreck project from April through September 15, 2014 and conducted sea trials of the new DeepTow system at the beginning of the fourth quarter of 2014 prior to a transit to the UK for the annual repair and maintenance period in order to prepare for 2015 operations. We recovered a significant amount of valuable cargo from the SS Central America shipwreck in 2014, but we have not yet monetized any of the cargo, thus no revenues from the project or cash inflows from the project have been recognized in 2014. The long-term lease of the Dorado Discovery vessel came to an end in 2014 and we continued to lease the vessel on a short term basis for a few months in 2014 before deciding to terminate the lease effective August 31, 2014. Some of our equipment has remained on board the Dorado Discovery vessel for potential future use; however, for most of the equipment left on board the vessel, depreciation was accelerated for 2014 due to impairment.

Interest-bearing financial debt of the company was reduced by $0.8 million in 2014, from a balance of $22.0 million at December 31, 2013 to a balance of $21.2 million at December 31, 2014. The $10.0 million project loan for the Gairsoppa project that was entered into in July 2013 and which had a maturity date of July 24, 2014, was paid off in full in March 2014. The convertible debt notes issued in 2011 and 2012 for a total amount of $18.0 million were fully retired in the first half of 2014. On May 7, 2014, we entered into a new $10.0 million credit facility with Fifth Third Bank similar to the loans obtained in 2012 and 2013 for the Gairsoppa project (see discussion below under “Financings”). By December 31, 2014, we had received advances of $7.7 million on this new credit facility based on recoveries of gold bars and gold $20 coins from the SS Central America shipwreck. Between August and December 2014, we borrowed $10 million on 2-year notes on a loan obtained from Monaco Financial LLC, a strategic marketing partner that is a leading coin dealer, increasing our financial debt by $7.8 million. Additional debt reductions resulted from $1.0 million in scheduled semi-annual payments on our Term Loan with Fifth Third, and $0.2 million of mortgage payments.

In 2014, we continued to develop our mineral exploration activities. Our majority-owned subsidiary active in validating and developing a phosphate deposit in Mexico obtained its first NI 43-101 compliant technical reports, obtained extensions to its tenement areas, conducted numerous environmental studies, and filed its application for a Mexican environmental permit (Environmental Impact Assessment). At the end of 2014, the UK Ministry of Defence (MOD) gave us the go-ahead to commence the salvage work on the HMS Victory shipwreck, pending an environmental permit to be applied for from the UK Marine Management Organization. In March 2015, the MOD withdrew this permission to address issues raised in an application for Judicial Review of the original consent. The MHF has informed us they expect the MOD to promptly issue a new consent taking into account the issues raised in the Judicial Review application. An application to the UK Marine Management Organisation (“MMO”) was submitted in December 2014 seeking a permit for regulated activities related to the Victory Project. A decision on the application is expected late first quarter or early second quarter of 2015.

Financings

On March 11, 2015, we entered into a Stock Purchase Agreement with Minera del Norte S.A. de c.v. (“MINOSA”) and Penelope Mining LLC, an affiliate of MINOSA (“Penelope”), pursuant to which (a) MINOSA will extend short-term, debt financing to Odyssey of up to $14.75 million, and (b) Penelope has agreed to invest up to $101 million over three years in Series AA-1 convertible preferred stock of Odyssey. Penelope also has the right, but not the obligation, to purchase up to $43.3 million of Series AA-2 convertible preferred stock at any time after the closing price of the Common Stock has been $1.26 or more for 20 consecutive trading days. Penelope’s right to purchase the shares of Series AA-2 convertible preferred stock will terminate on the fifth anniversary of the initial closing under the Stock Purchase Agreement. The debt and the equity financings are subject to the satisfaction of certain conditions. Management has not yet determined the proper accounting treatment for this subsequent event. The information set forth under the heading “Item 1.01. Entry Into a Material Definitive Agreement” in the Current Report on Form 8-K that we filed with the SEC on March 11, 2015 (Commission File No. Number 001-31895) is incorporated herein by reference.

On May 7, 2014, we entered into a $10.0 million credit facility with Fifth Third bank similar to the loans obtained in 2012 and 2013 for the Gairsoppa project. The loan is not tied to any specific shipwreck project. The bank will advance funds based upon our recovery of valuable cargo from shipwrecks over the coming twelve months. The advances will be pre-defined amounts or percentages of the value of the recovered cargo. The proceeds from our shipwreck recovery contracts or from our sales of recovered cargo will be used to repay the new loan, as was done for the previous Gairsoppa loans. The interest rate on the new loan is a floating rate equal to the one month LIBOR rate plus 500 basis points. An origination fee of $50,000 was payable at closing. A restricted cash deposit of $500,000 is required to cover interest payments when the term loan is advanced. By December 31, 2014, we had received advances of $7.7 million on this new credit facility based on recoveries of gold bars and gold $20 coins from the SS Central America shipwreck.

In 2013, we amended our $5 million term loan with Fifth Third Bank (the “Bank”) so that the maturity date was extended from July 11, 2013 to July 11, 2016. In January and July 2014 we made required semi-annual principal payments of $500,000 reducing the outstanding principal balance to $4.0 million. The facility bears floating interest at the one-month LIBOR rate according to the Wall Street Journal plus 500 basis points. Any prepayments made in full or in part are without premium or penalty. No restricted cash payments will need to be kept on deposit. The term loan is still secured by approximately 24,700 numismatic coins recovered by the Company from the SS Republic shipwreck, which amount will be reduced over the term by the amount of coins sold by the Company. The coins used as collateral are held by a custodian for the security of the Bank. The borrowing base is equal to forty percent (40%) of the eligible coin inventory valued on a rolling twelve month wholesale average value. The Company is required to comply with a number of customary covenants.

On August 14, 2014, we entered into a loan agreement with Monaco Financial LLC, a strategic marketing partner, that provides for loans of up to an aggregate amount of $10.0 million. At closing, we borrowed $5.0 million and on October 1 and December 1, 2014 respectively, we received the second and third Tranches of $2,500,000 each on this loan facility. Each tranche is the subject of separate note payable. Advances under the loan agreement bear interest at a rate of 8.0% for the first year and 11.0% thereafter. The credit facility provides for monthly payments of interest only, with the principal amount and all accrued interest due and payable in 2016 at the 2 year anniversary of each Note. As further consideration for the credit facility, we agreed to assign to the lender 100,000 shares Odyssey owns in Oceanica and granted the lender the right to convert the outstanding loan balance into shares of Oceanica or to purchase additional shares of Oceanica Resources from Odyssey if the loan is repaid. Odyssey’s obligations under the credit facility are secured by specified assets, including a portion of Odyssey’s shares in Oceanica. Our obligation to repay the principal and accrued interest may be accelerated at the option of the lender if an event of default, as specified in the loan agreement, occurs. We may prepay the outstanding loan balance before the maturity date (See NOTE K).

On July 11, 2008, we entered into a mortgage loan with Fifth Third Bank. Pursuant to the Loan Agreement, we borrowed $2,580,000. The loan bears interest at a variable rate equal to the prime rate plus three-fourths of one percent (0.75%) per annum. The loan had an initial maturity date of July 11, 2013, and requires monthly principal payments in the amount of $10,750 plus accrued interest. This loan is secured by a restricted cash balance as well as a first mortgage on our corporate office building. This loan contains customary representations and warranties, affirmative and negative covenants, conditions, and other provisions. In July 2013 when the above noted mortgage was scheduled to mature, we extended it on substantially the same terms that previously existed. The new maturity date is July 2016. As of September 30, 2014, the loan balance outstanding was $1.2 million.

During May 2008, we entered into a mortgage loan in the principal amount of $679,000 with The Bank of Tampa to purchase our conservation lab and storage facility. This obligation has a monthly payment of $5,080 with a maturity date of May 14, 2015. Principal and interest payments are payable monthly. Interest is at a fixed annual rate of 6.45%. This debt is secured by the related mortgaged real property. As of December 31, 2014, the loan balance outstanding was $0.5 million. This building was sold in February 2015 for $0.85 million and the corresponding mortgage loan balance of $0.5 million was fully repaid.

Going Concern Consideration

We have experienced several years of net losses and may continue to do so. Our capacity to generate net income or positive cash flows for the remainder of 2015 or the following twelve months is dependent upon our success in recovering and monetizing shipwrecks, monetizing our interests in mineral exploration entities and recovered cargo, generating income from shipwreck or mineral exploration charters, collecting on amounts owed to us, and on generating income from other project or asset based financing. We can offer no assurance any of our planned projects will be successful in providing additional cash during 2015. We have been the target of repeated attacks by third parties seeking to drive down our stock price. These attacks are primarily organized by certain short sellers seeking to distort the truth and thereby profit from the decline of our company’s share price (“short and distort”). These attacks have taken the form of public false statements, misrepresentations, and scare tactics in unregulated internet media channels, but have also taken the form of both direct and indirect attempts to disrupt our business by seeking to negatively influence our business partners and business ventures. These attacks have had a consequence on the company’s share price, on our various business deals, and on our ability to secure certain financing alternatives. We received a letter from NASDAQ on March 9, 2015 stating that the Company’s closing bid price on the NASDAQ Capital Market had not achieved the minimum bid price of $1.00 for 30 consecutive business days and that the company now has 180 calendar days to cure the situation. The company may be eligible for more than 180 days to cure the situation, but if the situation is not cured then the Company’s shares could de-listed from the exchange. Our 2015 business plan requires us to generate new cash inflows during 2015 to effectively allow us to perform our planned projects. We plan to generate new cash inflows through the monetization of shipwreck cargo and/or our equity stakes in seabed mineral companies, financings, syndications or other partnership opportunities. One or more of the planned shipwreck or mining project monetizations, financings, syndications or partnership opportunities may not be realized to the extent needed which may require us to curtail our desired business plan until we generate additional cash. On March 11, 2015, we entered into a Stock Purchase Agreement with Minera del Norte S.A. de c.v. (“MINOSA”) and Penelope Mining LLC, an affiliate of MINOSA (“Penelope”), pursuant to which (a) MINOSA will extend short-term, debt financing to Odyssey of up to $14.75 million, and (b) Penelope has agreed to invest up to $101 million over three years in convertible preferred stock of Odyssey. The debt and the equity financings are subject to the satisfaction of certain conditions, including the approval of our stockholders. (See Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Discussion 2014—Financings.) If our stockholders do not approve the transaction, we will likely have to seek debt or equity financing from other sources to allow us to continue as a going concern. If cash inflow is not sufficient to meet our desired projected business plan requirements, we will be required to follow our contingency business plan which is based on curtailed expenses and requires less cash inflows. Our consolidated non-restricted cash balance at December 31, 2014 was $3.1 million which is insufficient to support operations through the end of 2015. We have a working capital deficit at December 31, 2014 of $7.6 million. We have a bank loan of $7.7 million that matures in 2015. Even though our total assets are $25.1 million, the majority of these assets are secured as collateral against our loans and the related fair market value of these assets may differ from their net carrying book value. Even though we executed the above noted financing arrangement, we must wait for shareholder approval to fully consummate the equity component of the transaction. Therefore, the factors noted above raise doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

2013 Compared to 2012

Increase/(Decrease)			2013 vs. 2012
(Dollars in millions)	2013	2012	$	%
Recovered cargo sales and other	$23.7	$8.0	$15.6	195%
Exhibit	0.1	0.2	(0.1)	(50)
Expedition	0.1	4.9	(4.8)	(97)

Total revenue	$23.9	$13.2	$10.7	81%

Cost of sales	$0.7	$0.2	$0.5	195%
Marketing, general and administrative	14.2	10.6	3.6	34
Operations and research	26.0	17.9	8.1	45

Total operating expenses	$40.9	$28.8	$12.1	42%

Other income (expense)	$2.6	$(2.6)	$5.2	200%

Income tax benefit (provision)	$(0.5)	$0.0	$(0.5)	(100%)

Non-controlling interest	$4.1	$0.0	$4.1	100%

Net income (loss)	$(10.7)	$(18.2)	$7.4	41%

Revenue

The increase in recovered cargo and other sales of $15.6 million (from $8.0 million in 2012 to $23.7 million in 2013) was primarily due to an increase in revenue recognized from the Gairsoppa project. In 2012, $3.9 million of revenue was recognized from the Gairsoppa project whereas $20.8 million of revenue was recognized in 2013 from this same project ($16.7 million of which was in the fourth quarter of 2013). Although the monetary value of the silver recovered from the Gairsoppa project was larger in 2012 than in 2013, the impact to the revenues was greater in 2013 due to the following reasons: (i) $17.8 million of proceeds from the Gairsoppa project were credited against expenses in 2012 as compared to $9.2 million in 2013 (see discussion below on expenses), (ii) $15 million of the Gairsoppa project proceeds from 2012 were allocated and paid to Galt Resources LLC as part of a project financing arrangement whereas no further such payments were needed to be made to Galt from the silver recovered in 2013.

During 2012 and 2013, the Gairsoppa project generated additional cash inflows that were not recognized as revenues. In 2013, $9.2 million from the Gairsoppa project was credited to operating expenses and in 2012 $17.8 million was credited to operating expenses.

The decrease in expedition charter revenue in 2013 of $4.8 million results from the fact that our mineral exploration ship and team was dedicated in 2013 to work on projects for entities controlled by Odyssey for which inter-company revenues are not shown on a consolidated basis. The expedition charter revenue of $4.9 million in 2012 was primarily associated with a subsea mineral mining charter with Chatham Rock Phosphates off the coast of New Zealand ($4.0 million) and $.7 million of additional work on two Robert Fraser shipwreck projects in the fourth quarter (“Stanton A” and “Enigma”).

Cost and Expenses

Marketing, general and administrative expenses were $14.2 million in 2013 as compared to $10.6 million in 2012. The increase of $3.6 million primarily represented an increase in our professional fees to pay $1.1 million to the Spanish government for the Black Swan case, an increase in share-based compensation and other personnel costs of $1.6 million, and $0.5 million increase in the provision for doubtful accounts.

Operations and research expenses were $26.0 million in 2013 as compared to $17.9 million in 2012. The increase in operating and research expenses of $8.1 million primarily represented a smaller recoupment of Gairsoppa total project search and recovery costs of $9.2 million in 2013 as compared to $17.8 million ($.1 million of which was included in Marketing, general and administrative expenses). This cost recoupment or credit to expenses resulted from the Gairsoppa project contract terms with the UK Department for Transport that provided for Odyssey to recoup its project costs from the monetization of recovered cargo. Excluding the amounts credited to operating expenses in 2012 and 2013 from the Gairsoppa project, total Operations and research expenses decreased by $0.4 million from 2012 to 2013, or a change of 1%.

Other Income or Expense

Other income and expense generally consists of interest income on investments offset by interest expense on our bank term and other mortgage loans and convertible notes. Beginning in the fourth quarter 2009, it also included the income or loss from our equity investment in subsea mineral mining companies which have since been written down to zero. It also includes the change in fair value of the derivatives related to our issuance of Series G convertible preferred stock and senior convertible notes. In 2013, Odyssey had a net other income result of $2.6 million. This was comprised of a positive amount of $4.4 million from the change in the fair value of derivative liabilities ($1.4 million related to the change in the stock price volatility, $1.6 million related to the redemption of certain outstanding instruments, $0.5 million related to the change in the volatility of certain instruments, and $0.9 million of other changes), a gain of $1.2 million on hedging instruments linked to silver prices in 2013, and $0.6 million in other miscellaneous income, offset by an interest expense of $3.5 million. Interest expense decreased by $2.7 million from 2012 to 2013 primarily as a result of a reduction in the higher interest debt obligations, such as the convertible notes. The net other expense balance for 2012 of $1.7 million was related to an unfavorable impact on the fair value of the derivative financial instruments ($1.3 million, see NOTE R), a favorable impact of $4.7 million on the loss on equity investment since the investment had been written down to zero in 2011 and an unfavorable interest expense variance of $5.1 million which primarily related to the interest accretion on the senior convertible note payable ($3.5 million), interest on the convertible note ($1.0 million), derivative-related interest ($.2 million), amortization of financing costs ($.2 million) and other interest ($.2 million). Of the total 2012 interest expense of $6.3 million, only $1.7 million represented cash payments for interest and financing costs.

Income Taxes and Non-Controlling Interest

We made a tax provision for income taxes in 2013 of $0.5 million but we made no provision in 2012. In 2014, we sought a Private Letter Ruling from the Internal Revenue Service to reverse the 2013 tax provision amount, which was accepted. Due to the uncertainty surrounding the realization of deferred tax assets resulting from operating loss carryforwards, we recorded a full valuation allowance of $51.6 million against the deferred tax assets as of December 31, 2013, compared to $57.9 million as of December 31, 2012. As required by the Accounting for Income Taxes topic in the Accounting Standards Codification (“ASC”), we have evaluated whether it is more likely than not that the deferred tax assets will be realized. Based on the available evidence, we have concluded that it is more likely than not that those assets would not be realizable without the recovery of high-value shipwrecks, income from mineral mining operations or sales of equity interests in other companies and thus a valuation allowance has been recorded as of December 31, 2013. We anticipate that we may continue to incur net losses in 2014 pending any shipwreck cargo recoveries that could be quickly monetized. We will continue to reassess the need for a valuation allowance during each future reporting period.

In 2013, we became the controlling shareholder of Oceanica. Our financial statements thus include the financial results of Oceanica. Except for intercompany transactions that are eliminated upon consolidation, Oceanica’s revenues and expenses, in their entirety, are shown in our consolidated financial statements. The share of Oceanica’s net losses corresponding to the equity of Oceanica not owned by us is subsequently shown as the “Non-Controlling Interest” in the consolidated statements of operations. The non-controlling interest adjustment in 2013 was $4.1 million.

Liquidity and Capital Resources

(Dollars in thousands)	2013	2012
Summary of Cash Flows:
Net cash (used) by operating activities	$(19,658)	$(6,876)
Net cash (used) by investing activities	(4,505)	(946)
Net cash provided by financing activities	35,388	9,947

Net increase in cash and cash equivalents	$11,226	$2,125

Beginning cash and cash equivalents	10,096	7,972

Ending cash and cash equivalents	$21,322	$10,096

Discussion of Cash Flows

Net cash used in operating activities in 2013 was $19.7 million. This amount primarily reflected an operating loss of $14.9 million and a $4.4 million adjustment to this loss for the non-cash change in the fair value of derivative liabilities offset in part by non-cash items including interest accretion on notes payable ($2.0 million), depreciation and amortization ($1.9 million), share-based compensation ($2.5 million), and debt interest settled with common stock ($.7 million). Other working capital related changes included an increase in accounts payable of $1.5 million, a decrease in accrued expenses of $8.7 million primarily relating to the Galt Resources payable of $12.5 million at year end 2012, a decrease in accounts receivable of $1.8 million, and an increase in other assets of $ 2.0 million. Other assets increased primarily as a result of prepayments and deposits on equipment ordered for the ships at the end of 2013.

Net cash flow used in operating activities in 2012 was $6.9 million. This amount primarily reflected an operating loss of $18.2 million offset in part by non-cash items including interest accretion on notes payable ($4.1 million), depreciation and amortization ($1.6 million), share-based compensation ($1.5 million), favorable change in fair value of derivatives liabilities primarily due to redemption of Series G preferred stock ($3.6 million), and financing charge amortization and debt interest settled with common stock on notes payable ($.8 million). Other working capital related changes included an increase in accounts payable and accrued expenses of $13.0 million primarily relating to the Galt Resources payable of $12.5 million at year end, an increase in accounts receivable of $1.6 million of which $1.4 million relates to Gairsoppa silver proceeds received in February 2013, and an decrease in deferred revenue of $4.5 million primarily representing recognition of deferred income from revenue participation rights on the Galt Resources, LLC investment of $3.8 million. The outstanding deferred revenue balance of $2.8 million represents work to be completed on the “Stanton A” and “Enigma” projects. The decrease from $3.5 million represents work completed during the fourth quarter 2012.

Net cash used in 2013 for investing activities amounted to $4.5 million. This cash was used for the purchase of equipment, primarily for ship-based operations, including $.7 million on a 6,000 meter ROV, $3.1 million for equipment and improvements on the mineral exploration ship (such as a new winch and a deep-sea drill), and most of the remainder on improvements and equipment on the Odyssey Explorer ship. Cash flow used in investing activities for 2012 of $0.9 million primarily represented marine property and equipment purchases.

Net cash provided in 2013 by financing activities amounted to $35.8 million. $27.5 million came from the sale of shares of Oceanica to Mako Resources, LLC, a financial investor group. In June 2013, we purchased 1 million shares in our subsidiary, Oceanica, for $1.25 million. The issuance of new common shares of ours generated cash inflows of $10.4 million.

Cash flow provided by financing activities for 2012 was $9.8 million. In addition to the $0.9 million received from the issuance of common stock, we received $20.0 million from loans including $8.0 million additional proceeds from the second tranche of the Senior Convertible Note, $2.0 million proceeds from the additional term loan with Fifth Third Bank in March 2012 and $10.0 million from the Gairsoppa project financing from Fifth Third Bank in July 2012. We repaid the $10.0 million Gairsoppa project financing in October 2012 as well as $0.7 million of debt obligations including mortgage and loans payable of $0.2 million and $0.5 million of marine equipment financing. We also incurred $0.4 million of brokerage commissions on the second tranche of the Senior Convertible Note.

General Discussion 2013

At December 31, 2013, we had cash and cash equivalents of $21.3 million, an increase of $11.2 million from the December 31, 2012 balance of $10.1 million. This increase resulted primarily from (i) the recovery and monetization of silver from the Gairsoppa shipwreck and (ii) the sale of a minority stake in a mineral exploration subsidiary of the Company. The total financial debt increased from $18.8 million at December 31, 2012 to $22.0 million at December 31, 2013. The outstanding convertible debt was reduced from $11.9 million to $5.2 million. A $10 million project loan was entered into in July 2013 that bears interest at one-month Libor plus 5% and matures on July 24, 2014. Also used as collateral for this loan is $10 million in restricted cash from silver monetized from the Gairsoppa project during the fourth quarter of 2013.

During 2013, the Dorado Discovery vessel primarily worked on a mineral exploration project for Oceanica. Oceanica’s wholly owned subsidiary, ExO, holds mining exploration rights to certain sea-based mineral deposits. The results of the core drilling and environmental studies collected by the vessel were sent to independent labs for further analysis and testing. In three equity transactions in 2013 and in exchange for $27.5 million, Odyssey sold 31% of its equity stake in Oceanica to Mako Resources, LLC, an independent financial investor group. ExO is still in the exploratory phase and has not yet received all of the permits to enable the start of commercial operations. As a result and pursuant to SEC Industry Guide 7, no details on the mineral deposits have been included in the filings of Odyssey. The accounts of Oceanica and its subsidiary are consolidated with those of Odyssey and as a result all intercompany transactions are eliminated in the consolidated financial statements.

Odyssey performed a first recovery of silver from the Gairsoppa shipwreck in 2012. From the proceeds of the silver recovered in 2012, an amount of $12.5 million was paid to Galt Resources, LLC in 2013. A second recovery was accomplished in 2013 yielding approximately 1.8 million ounces of silver. The monetization of the silver recovered in the 2013 expedition generated cash inflows of over $35 million to Odyssey. From this amount, $5.2 million was paid to the United Kingdom government, $9.2 million was credited against operating expenses, and $20.8 million was recognized as revenue ($16.7 million of this revenue was recognized in the fourth quarter). The favorable income statement impact was $30.0 million from the Gairsoppa project in 2013.

In January 2013, we entered into a letter agreement with the Senior Convertible Note investor agreeing to defer until March 1, 2013, the installment payments that would have been otherwise due on January 1, 2013 and February 1, 2013. The investor had previously agreed to defer the December installment payments therefore making the total amount of payments deferred approximately $2.4 million. Also, the Additional Note conversion price was amended from $3.74 to $3.17. The remaining principal balance at December 31, 2013 for the Additional Note was $4.1 million.

During January 2013, investors exercised $2.25 warrants which would have expired on January 31, 2013 in the amount of over $4.5 million.

Financings

In 2013, we amended our $5 million term loan with Fifth Third Bank (the “Bank”) so that the maturity date was extended from July 11, 2013 to July 11, 2016. Beginning in January 2014, we are required to make semi-annual principal payments of $500,000. The facility bears floating interest at the one-month LIBOR rate according to the Wall Street Journal plus 500 basis points. Any prepayments made in full or in part are without premium or penalty. No restricted cash payments will need to be kept on deposit. The term loan is still secured by approximately 25,000 numismatic coins recovered by the Company from the SS Republic shipwreck, which amount will be reduced over the term by the amount of coins sold by the Company. The coins used as collateral are held by a custodian for the security of the Bank. The borrowing base is equal to forty percent (40%) of the eligible coin inventory valued on a rolling twelve month wholesale average value. The Company is required to comply with a number of customary covenants.

In July 2013, we entered into a project term loan agreement with Fifth Third Bank that provided a credit facility of up to $10.0 million. The term loan bears interest at a floating rate equal to the one month LIBOR rate plus 500 basis points. An origination fee of $50,000 was payable at closing. A restricted cash deposit of $500,000 was required to cover interest payments when the term loan was advanced. The term loan is secured by silver recovered and monetized from the SS Gairsoppa. The proceeds of the credit facility were used to fund the project recovery costs. The company took a $10 million draw against the facility in July 2013. Also used as collateral for this loan is $10 million in restricted cash from silver monetized from the Gairsoppa project during the fourth quarter of 2013.

On July 11, 2008, we entered into a mortgage loan with Fifth Third Bank. Pursuant to the Loan Agreement, we borrowed $2,580,000. The loan bears interest at a variable rate equal to the prime rate plus three-fourths of one percent (0.75%) per annum. The loan had an initial maturity date of July 11, 2013, and requires monthly principal payments in the amount of $10,750 plus accrued interest. This loan is secured by a restricted cash balance as well as a first mortgage on our corporate office building. This loan contains customary representations and warranties, affirmative and negative covenants, conditions, and other provisions. In July 2013 when the above noted mortgage was scheduled to mature, we extended it on substantially the same terms that previously existed. The new maturity date is July 2016. As of December 31, 2013, the loan balance outstanding was $1.3 million.

Off Balance Sheet Arrangements

We do not engage in off-balance sheet financing arrangements. In particular, we do not have any interest in so-called limited purpose entities, which include special purpose entities (SPEs) and structured finance entities.

Indemnification Provisions

Under our bylaws and certain consulting agreements, we have agreed to indemnify our officers and directors for certain events arising as a result of the officer’s or director’s serving in such capacity. Separate agreements may provide indemnification after term of service. The term of the indemnification agreement is as long as the officer or director remains in the employment of the company. The maximum potential amount of future payments we could be required to make under these indemnification agreements is unlimited. However, our director and officer liability insurance policy limits its exposure and enables us to recover a portion of any future amounts paid. As a result of our insurance policy coverage, we believe the estimated fair value of these indemnification agreements is minimal and no liabilities are recorded for these agreements as of December 31, 2014.

Critical Accounting Estimates

The discussion and analysis of our financial position and results of operations is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these financial statements requires us to make estimates and judgments that affect our financial position and results of operations. See NOTE A to the Consolidated Financial Statements for a description of our significant accounting policies. Critical accounting estimates are defined as those that are reflective of significant judgment and uncertainties, and potentially result in materially different results under different assumptions and conditions. We have identified the following critical accounting estimates. We have discussed the development, selection and disclosure of these policies with our audit committee.

Long-Lived Assets

As of December 31, 2014, we had approximately $7.2 million of property and equipment and related assets. Our policy is to recognize impairment losses relating to long-lived assets in accordance with the ASC topic for Property, Plant and Equipment. Impairment decisions are based on several factors, including, but not limited to, management’s plans for future operations, recent operating results and projected cash flows.

Realizability of Deferred Tax Assets

We have recorded a net deferred tax asset of $0 at December 31, 2014. As required by the Accounting for Income Taxes topic in the ASC, we have evaluated whether it is more likely than not that the deferred tax assets will be realized. Based on the available evidence, we have concluded that it is more likely than not that those assets would not be realizable without the recovery and rights of ownership or salvage rights of high value shipwrecks or the monetization of our mineral exploration stakes and thus a valuation allowance of $60.3 million has been recorded as of December 31, 2014.

Artifact Inventory

The value of recovered artifacts in inventory includes the costs of recovery and conservation. The capitalized costs include direct costs of recovery such as vessel and related equipment operations and maintenance, crew and technical labor, fuel, provisions, supplies, port fees, depreciation and may even include fees paid to an insurer to relinquish the insurer’s claim to the recovered artifacts. Conservation costs include fees paid to conservators for cleaning and preserving the artifacts. We continually monitor the recorded aggregate costs of the artifacts in inventory to ensure these costs do not exceed the net realizable value. We use historical sales, publications or available public market data to assess market value.

Allowance for Doubtful Accounts

In determining the collectability of our accounts receivable, we need to make certain assumptions and estimates. Specifically, we may examine accounts and assess the likelihood of collection of particular accounts.

Derivative Financial Instruments

In evaluating fair value of derivative financial instruments, there are numerous assumptions which management must make that may influence the valuation of the derivatives as included in the financial statements.

Contractual Obligations

At December 31, 2014, the Company’s contractual obligations including estimated payments due by period are as follows:

(Dollars in thousands)	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-term obligations	$15,660	$1,670	$13,990	$—	$—
Interest on long-term obligations	1,965	1,140	825	—	—

Total contractual obligations	$17,625	$2,810	$14,815	$—	$—

Long-term obligations represent the amount due on our existing mortgages and convertible note as described above. With the cessation of the Dorado Discovery lease in September 2014, operating lease obligations have been eliminated.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Market risk is the exposure to loss resulting from changes in interest rates, foreign currency exchange rates, commodity prices and equity prices. We do not believe we have material market risk exposure and have not entered into any market risk sensitive instruments to mitigate these risks or for trading or speculative purposes.

Our term loan and project loan bear a variable interest rate based on LIBOR and our primary mortgage bears interest at a variable rate based on the prime rate. See NOTE K for further detail on these instruments. These instruments expose us to interest rate risk. On our primary mortgage, for an increase of every 100 basis points, our interest obligation increases, at most, by approximately $864 per month until maturity in July 2016. On our term loan, an increase of every 100 basis points to the interest rate increases our interest obligation, at most, by approximately $2,512 per month until maturity in July 2016. An increase of every 100 basis points to the interest rate for our project loan increases our interest obligation by approximately $6,446 per month until maturity in July 2014. If an increase to the rates on these instruments occurs, it will have an adverse effect on our operating cash flows and financial condition but we believe it would not be material.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The information required by this item appears beginning on page 30.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that information we are required to disclose in reports that we file with or furnish to the SEC is recorded, processed, summarized and reported within the time periods specified by the SEC. An evaluation was carried out under the supervision and with the participation of the Company’s management, including the Chief Executive Officer (“CEO”) and Chief Financial Officer (“CFO”), of the effectiveness of our disclosure controls and procedures as of the end of the period covered by this report. Based on that evaluation, the CEO and CFO have concluded that the Company’s disclosure controls and procedures are effective to ensure that we are able to collect process and disclose the information we are required to disclose in the reports we file with the SEC within required time periods.

Internal Controls over Financial Reporting

Management’s report on our internal controls over financial reporting can be found in the financial statement section of this report. The Independent Registered Public Accounting Firm’s attestation report on management’s assessment of the effectiveness of our internal control over financial reporting can also be found in the financial statement section of this report.

There have been no significant changes in the Company’s internal controls over financial reporting during the quarter ended December 31, 2014 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 9B. OTHER INFORMATION

None.

PART III

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information concerning Directors and Executive Officers is hereby incorporated by reference to the information under the headings “Election of Directors” and “Executive Officers and Directors of the Company” in the Company’s Proxy Statement (the “Proxy Statement”) for the Annual Meeting of Stockholder to be held on June 9, 2015.

The Company has adopted a Code of Ethics that applies to all of its employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics and all committee charters are posted on the Company’s website (www.shipwreck.net). We will provide a copy of any of these documents to stockholders free of charge upon request to the Company.

ITEM 11. EXECUTIVE COMPENSATION

The information required by this Item is hereby incorporated by reference to the information under the heading “Executive Compensation” in the Proxy Statement.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

A portion of the information required by this Item pursuant to Item 403 of Regulation S-K is hereby incorporated by reference to the information under the heading “Security Ownership of Certain Beneficial Owners and Management” in the Proxy Statement. The information required pursuant to Item 201(d) of Regulation S-K is hereby incorporated by reference to the information under the heading “Equity Compensation Plan Information” in the Proxy Statement.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The information required by this Item is hereby incorporated by reference to the information under the heading “Certain Relationships and Related Transactions” in the Proxy Statement.

ITEM 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

The information required by this Item is hereby incorporated by reference to the information under the heading “Independent Public Accounting Firm’s Fees” in the Proxy Statement.

PART IV

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following documents are filed as part of this Annual Report on Form 10-K:

1.	(a) Consolidated Financial Statements See “Index to Consolidated Financial Statements” on page 30.

(b) Consolidated Financial Statement Schedules See “Index to Consolidated Financial Statements” on page 30.

All other schedules have been omitted because the required information is not significant or is included in the financial statements or notes thereto, or is not applicable.

2.	Exhibits

The Exhibits listed in the Exhibits Index, which appears immediately following the signature page and is incorporated herein by reference, are filed as part of this Annual Report on Form 10-K.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

ODYSSEY MARINE EXPLORATION, INC.

MANAGEMENT’S ANNUAL REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting for the Company. With the participation of the Chief Executive Officer and the Chief Financial Officer, management conducted an evaluation of the effectiveness of internal control over financial reporting based on the framework and the criteria established in Internal Control – Integrated Framework (2013), issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, management has concluded that internal control over financial reporting was effective as of December 31, 2014.

The Company’s independent auditor, Ferlita, Walsh, Gonzalez & Rodriguez, P.A., a registered public accounting firm, has issued an attestation report on management’s assessment of internal control over financial reporting, which is included herein.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Odyssey Marine Exploration, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheets of Odyssey Marine Exploration, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of income, changes in stockholders’ equity (deficit) and cash flows for each of the years in the three-year period ended December 31, 2014, 2013, and 2012. Odyssey Marine Exploration, Inc. and subsidiaries’ management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Odyssey Marine Exploration, Inc. and subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2014, 2013, and 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note R to the consolidated financial statements, the Company has incurred significant losses and they may be unsuccessful in raising the necessary capital to fund operations and capital expenditures. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note R. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our report is not modified with respect to that matter.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), Odyssey Marine Exploration, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated March 9, 2015 expressed an unqualified opinion.

/s/ Ferlita, Walsh, Gonzalez & Rodriguez, P.A.
FERLITA, WALSH, GONZALEZ & RODRIGUEZ, P.A.
Certified Public Accountants
Tampa, Florida

March 9, 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON

INTERNAL CONTROL OVER FINANCIAL REPORTING

To the Board of Directors and Stockholders of

Odyssey Marine Exploration, Inc. and subsidiaries

We have audited Odyssey Marine Exploration, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Odyssey Marine Exploration, Inc. and subsidiaries’ management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on Odyssey Marine Exploration, Inc. and subsidiaries’ internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audit also included performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that degree of compliance with the policies or procedures may deteriorate.

In our opinion, Odyssey Marine Exploration, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of December 31, 2014, based on criteria established in Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets and the related consolidated statements of income, changes in stockholders’ equity (deficit) and cash flows of Odyssey Marine Exploration, Inc. and subsidiaries, and our report dated March 9, 2015 expressed an unqualified opinion thereon and included an explanatory paragraph concerning matters related to the Company’s ability to continue as a going concern.

/s/ Ferlita, Walsh, Gonzalez & Rodriguez, P.A.
Ferlita, Walsh, Gonzalez & Rodriguez, P.A.
Certified Public Accountants
Tampa, Florida

March 9, 2015

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,143,550	$21,322,257
Restricted cash	520,728	10,685,732
Accounts receivable and other, net	6,476,049	207,005
Inventory	674,992	314,738
Other current assets	655,662	1,080,364

Total current assets	11,470,981	33,610,096

PROPERTY AND EQUIPMENT
Equipment and office fixtures	24,895,343	21,995,031
Building and land	3,758,688	4,756,306
Building and land held for sale	1,024,999	—
Accumulated depreciation	(22,443,492)	(16,973,085)

Total property and equipment	7,235,538	9,778,252

NON-CURRENT ASSETS
Inventory	5,110,967	5,206,318
Other non-current assets	1,272,053	2,865,941

Total non-current assets	6,383,020	8,072,259

Total assets	$25,089,539	$51,460,607

LIABILITIES AND STOCKHOLDERS’ EQUITY/(DEFICIT)
CURRENT LIABILITIES
Accounts payable	$5,070,973	$3,472,612
Accrued expenses and other	2,387,962	5,294,420
Deferred income and revenue participation rights	—	1,840,404
Derivative liabilities	2,226,445	970,823
Mortgage and loans payable	9,356,724	16,369,582

Total current liabilities	19,042,104	27,947,841

LONG-TERM LIABILITIES
Mortgage and loans payable	11,808,157	5,662,226
Deferred income and revenue participation rights	4,643,750	4,643,750

Total long-term liabilities	16,451,907	10,305,976

Total liabilities	35,494,011	38,253,817

Commitments and contingencies (NOTE R)

STOCKHOLDERS’ EQUITY/(DEFICIT)
Preferred stock – $.0001 par value; 9,675,200 shares authorized; none outstanding	—	—
Preferred stock series D convertible – $.0001 par value; 134,800 shares authorized; 32,400 issued and outstanding	3	3
Common stock – $.0001 par value; 150,000,000 shares authorized; 85,582,502 and 83,882,577 issued and outstanding	8,558	8,388
Additional paid-in capital	198,323,630	193,272,576
Accumulated deficit	(202,427,252)	(175,954,138)

Total stockholders’ equity/(deficit) before non-controlling interest	(4,095,061)	17,326,829
Non-controlling interest	(6,309,411)	(4,120,039)

Total stockholders’ equity/(deficit)	(10,404,472)	13,206,790

Total liabilities and stockholders’ equity/(deficit)	$25,089,539	$51,460,607

The accompanying notes are an integral part of these financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	12 Month Period Ended December 31, 2014	12 Month Period Ended December 31, 2013	12 Month Period Ended December 31, 2012
REVENUE
Recovered cargo sales and other	$1,271,398	$23,670,264	$8,036,658
Exhibit	51,484	112,129	225,000
Expedition	—	131,556	4,935,857

Total revenue	1,322,882	23,913,949	13,197,515

OPERATING EXPENSES
Cost of sales – recovered cargo and other	247,087	694,787	235,537
Operations and research	19,477,227	26,024,548	17,941,573
Marketing, general and administrative	9,791,260	14,161,465	10,606,281

Total operating expenses	29,515,574	40,880,800	28,783,391

LOSS FROM OPERATIONS	(28,192,692)	(16,966,851)	(15,585,876)

OTHER INCOME OR (EXPENSE)
Interest income	25,302	9,966	24,420
Interest expense	(1,560,254)	(3,581,642)	(6,263,589)
Change in derivative liabilities fair value	1,001,679	4,385,380	3,631,930
Gain on silver fixed price swap	—	1,206,350	—
(Loss) from unconsolidated entity	(522,500)	—	—
Other	104,922	581,543	9,002

Total other income or (expense)	(950,851)	2,601,597	(2,598,237)

LOSS BEFORE INCOME TAXES	(29,143,543)	(14,365,254)	(18,184,113)
Income tax benefit (provision)	481,055	(496,055)	—

NET (LOSS) BEFORE NON-CONTROLLING INTEREST	(28,662,488)	(14,861,309)	(18,184,113)
Non-controlling interest	2,189,374	4,120,037	—

NET (LOSS)	$(26,473,114)	$(10,741,272)	$(18,184,113)

LOSS PER SHARE
Basic and diluted	$(.31)	$(.13)	$(.25)
Weighted average number of common shares outstanding
Basic and diluted	84,870,635	80,128,827	73,889,112

The accompanying notes are an integral part of these financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY / (DEFICIT)

	12 Month Period Ended December 31, 2014	12 Month Period Ended December 31, 2013	12 Month Period Ended December 31, 2012
Preferred Stock, Series D – Shares
At beginning of year	32,400	206,400	206,400
Preferred stock converted to common	—	(174,000)	—

At end of year	32,400	32,400	206,400

Common Stock – Shares
At beginning of year	83,882,577	75,416,203	73,095,384
Preferred stock converted to common	—	174,000	—
Common stock issued for cash	—	4,392,540	511,650
Common stock issued for settlement of senior convertible notes	1,290,155	3,552,357	1,441,013
Common stock issued for services	409,770	347,477	368,156

At end of year	85,582,502	83,882,577	75,416,203

Preferred Stock, Series D
At beginning of year	$3	$21	$21
Preferred stock converted to common	—	(18)	—

At end of year	$3	$3	$21

Common Stock
At beginning of year	$8,388	$7,542	$7,309
Preferred stock converted to common	—	18	—
Common stock issued for cash	—	438	52
Common stock issued for settlement of senior convertible notes	129	355	144
Common stock issued for services	41	35	37

At end of year	$8,558	$8,388	$7,542

Paid-in Capital
At beginning of year	$193,272,576	$144,446,574	$137,236,462
Common stock issued for settlement of senior convertible notes	2,420,734	9,279,887	4,262,383
Common stock issued for services	—	—	347,516
Common stock issued for cash	—	10,360,895	1,110,419
Share-based compensation	2,380,320	2,617,278	1,489,794
Sale of subsidiary stock	—	27,500,000	—
Purchase of subsidiary stock	—	(1,250,000)	—
Settlement of financing fee with subsidiary stock	250,000	—	—
Settlement of vendor payable with subsidiary stock	—	625,000	—
Retained earnings of subsidiary acquisition	—	(307,059)	—

At end of year	$198,323,630	$193,272,576	$144,446,574

Accumulated Deficit
At beginning of year	$(175,954,138)	$(165,212,866)	$(147,018,753)
Net loss	(26,473,114)	(10,741,272)	(18,184,113)
Dividends	—	—	(10,000)

At end of year	$(202,427,252)	$(175,954,138)	$(165,212,866)

Non-controlling Interest
At beginning of year	$(4,120,037)	$—	$—
Net (loss)	(2,189,374)	(4,120,037)	—

At end of year	(6,309,411)	(4,120,037)	—

Total stockholders’ equity/(deficit)	$(10,404,472)	$13,206,790	$(20,758,729)

The accompanying notes are an integral part of these financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	12 Month Period Ended December 31, 2014	12 Month Period Ended December 31, 2013	12 Month Period Ended December 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss before non-controlling interest	$(28,662,488)	$(14,861,309)	$(18,184,113)
Adjustments to reconcile net loss to net cash (used) in operating activities:
Loan fee amortization	15,046	185,113	425,561
Note payable interest accretion	587,948	1,961,069	4,120,221
Senior convertible debt interest settled with common stock issuance	73,037	671,548	349,483
Share-based compensation	2,227,235	2,451,565	1,489,807
Depreciation and amortization	5,510,909	1,937,641	1,589,133
Reversal of bad debt provision	(522,500)	—	—
Investment in consolidated entity	—	(301,093)	—
Deferred revenue settled with zero basis stock of unconsolidated entity	—	(440,054)	—
Change in derivatives liabilities fair value	(1,001,679)	(4,385,380)	(3,631,930)
Loss in unconsolidated entity	522,500	—	—
Settlement of vendor payable with subsidiary stock	—	625,000	—
(Increase) decrease in:
Accounts receivable	(6,269,044)	1,792,266	(1,601,315)
Inventory	(264,904)	472,715	65,192
Other assets	2,003,546	(2,042,713)	(119,358)
Increase (decrease) in:
Accounts payable	(242,041)	1,515,694	832,653
Accrued expenses and other	(2,532,143)	(8,684,797)	12,254,102
Deferred income and revenue participation rights	—	(555,064)	(4,465,868)

NET CASH (USED) IN OPERATING ACTIVITIES	(28,554,578)	(19,657,799)	(6,876,432)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,968,197)	(4,504,779)	(946,190)

NET CASH (USED) IN INVESTING ACTIVITIES	(2,968,197)	(4,504,779)	(946,190)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	—	10,361,336	860,482
Proceeds from issuance of loan payable	17,684,514	10,000,000	19,994,483
Restricted cash held as collateral on loans payable	10,165,004	(10,408,826)	187,673
Purchase of subsidiary stock	—	(1,250,000)	—
Proceeds from sale of subsidiary stock	—	27,500,000	—
Broker commissions and fees on capital raises	—	—	(400,000)
Dividends	—	—	(10,000)
Repayment of mortgage and loans payable	(14,505,450)	(814,089)	(10,685,396)

NET CASH PROVIDED BY FINANCING ACTIVITIES	13,344,068	35,388,421	9,947,242

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(18,178,707)	11,225,843	2,124,620
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	21,322,257	10,096,414	7,971,794

CASH AND CASH EQUIVALENTS AT END OF YEAR	$3,143,550	$21,322,257	$10,096,414

SUPPLEMENTARY INFORMATION:
Interest paid	$989,601	$623,160	$1,368,324
Income taxes paid	$15,000	$—	$—

NON-CASH TRANSACTIONS:
Accrued compensation paid by equity instruments	$113,126	$165,748	$347,528
Equipment purchased with financing	$—	$756,795	$558,499
Debt and interest payments with common shares	$2,347,826	$8,608,694	$4,262,528
Investment in unconsolidated entity per debt conversion into entity shares (See NOTE I)	$522,500	$—	$—
Series G Preferred Stock conversion	$—	$—	$250,000

Summary of Significant Non-Cash Transactions

During 2013 we transferred 500,000 shares of Oceanica Resources, S.R. L. held by our wholly owned subsidiary Odyssey Marine Enterprises, Ltd. for $625,000 of marine services. The shares were valued based on the two most recent transactions in Oceanica shares at $1.25 per share.

As discussed in NOTE N, we reclassified our $1,840,404 service obligation from Deferred income and revenue participation rights to Accounts Payable.

The accompanying notes are an integral part of these financial statements.

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE A – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Odyssey Marine Exploration, Inc. and subsidiaries (the “Company,” “Odyssey,” “us,” “we” or “our”) is engaged in seafloor mineral exploration and in the search and recovery of deep-ocean shipwrecks throughout the world. Our corporate headquarters are located in Tampa, Florida.

Summary of Significant Accounting Policies

This summary of significant accounting policies of the Company is presented to assist in understanding our financial statements. The financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity and have prepared them in accordance with our customary accounting practices.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its direct and indirect wholly owned subsidiaries, Odyssey Marine Services, Inc., OVH, Inc., Odyssey Retriever, Inc., Odyssey Marine Entertainment, Inc., Odyssey Marine Enterprises, Ltd., Marine Exploration Holdings, LLC, Odyssey Marine Management, Ltd., Oceanica Marine Operations, S.R.L., and majority interest in Oceanica Resources, S.R.L. and Exploraciones Oceanicas, S. De R.L. De C.V. Equity investments in which we exercise significant influence but do not control and of which we are not the primary beneficiary are accounted for using the equity method. All significant inter-company and intra-company transactions and balances have been eliminated. The results of operations attributable to the non-controlling interest are presented within equity and net income, and are shown separately from the Company’s equity and net income attributable to the Company.

During the year ended December 31, 2013, our wholly owned subsidiary, Odyssey Marine Enterprises, Ltd., sold 24 million cuotas (shares) of its position in Oceanica Resources, S.R.L. for $27.5 million in cash to a third-party investment group. According to the Accounting Standards Codification (“ASC”) 810 – Consolidation, paragraph 810-10-45-23, we have accounted for this transaction as an equity transaction. Therefore, no gain or loss has been recognized in consolidated net income or comprehensive income.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

Revenue Recognition and Accounts Receivable

In accordance with Topic A.1. in SAB 13: Revenue Recognition, exhibit and expedition charter revenue is recognized ratably when realized and earned as time passes throughout the contract period as defined by the terms of the agreement. Expenses related to the exhibit and expedition charter revenue are recorded as incurred and presented under the caption “Operations and research” on our Consolidated Statements of Income.

Recovered cargo sales and other may also consist of revenues related to the recovery of shipwreck cargo, such as the bulk silver bullion from the Gairsoppa project that exceeds the directly related operating and recovery expenses. In the case of the Gairsoppa project, we recognized revenue when we completed our contractual obligation to deliver the silver bullion to the refining agent, the amount of revenue was reasonably assured based on the London Bullion Market rates and the bullion was in a format ready for sale into the market. Operating and recovery expenses incurred in connection with the Gairsoppa project contract consisted of vessel-related expenses (ships’ crew, provisions, port fees and charter expenses), fuel, specialized equipment and administrative expenses. These expenses were charged to the Consolidated Statements of Income as incurred and subsequently reimbursed per our contract and recorded as a benefit (credit to expense) in the period we were assured of recoupment.

Recovered cargo sales and other includes recognize deferred revenue related to revenue participation rights we previously sold to an investor. Upon receipt of funds payable to the investor for their revenue participation rights, we recognize revenue based upon the percent of investor-related proceeds from the sale of silver as a percentage of total proceeds that investor could earn under the revenue participation agreement.

Under our agreement with the United Kingdom Government for the Gairsoppa project, any proceeds from the recovery of the government-owned silver cargo were first applied as a reimbursement to us for search and recovery expenses related to the project. Any remaining net proceeds from the silver owned by the United Kingdom Government were then split 20/80 between the government and us, respectively. In 2013 the proceeds from the silver sales were sufficient to fully reimburse our expenses and to provide net proceeds that were split between the two parties. The Gairsoppa project revenue recognized by us in 2013 resulted from our share of the net proceeds from the sale of the recovered silver bullion that belonged to the United Kingdom Government. Accordingly, we applied the expense reimbursement credit against our search and recovery expenses in our respective years Consolidated Statement of Income under the caption “Operating Expenses: Operations and Research.”

In 2014, we were contracted to recover gold and other cargo from the shipwreck SS Central America. Our agreement allows for the reimbursement of Priority Recoupment costs which are based on pre-defined and quantifiable contractual amounts. Priority Recoupment relates to recoupment of operating and recovery expenses associated with this project. Operating and recovery expenses consist of mobilization costs and vessel-related expenses such as ships’ crew, provisions, fuel and specialized off-shore equipment. These expenses are charged to the Consolidated Statements of Operations as incurred and the priority recoupment is recorded as a benefit (credit to expense) in the period we are assured of recoupment. These costs are recouped out of first cash proceeds from the monetization of recovered cargo items that are split 80% to us and 20% to the receiver. After the Priority Recoupment is paid, subsequent cash proceeds are split 45% to us and 55% to the receiver, at which point in time we will record these additional proceeds as revenue. Staff Accounting Bulletin requires four criteria to be present before recognizing revenue. These criteria are: collection is probable, delivery of goods or services are complete, persuasive evidence of an arrangement exists and the price or amount can be determined. Priority cost recoupment is not revenue but the same criteria are applied when determining to recognize or not. We have recovered a significant amount of gold and other valuable cargo, and based on an independent expert review of the recovered cargo, our Priority Recoupment to date as of December 31, 2014 is reasonably assured of being collected when the gold and other valuable cargo is monetized. To the extent the appraised value exceeds our priority recoupment and we are able to accurately measure or quantify a dollar amount for our 45% interest in these additional cash proceeds, we will record revenue at that time. The value of future monetization is based on what the market will bear, which is undeterminable at this time and, therefore, there will be no revenue recognition related to our 45% portion of proceeds in excess of the Priority Recoupment until monetization occurs. See NOTE D regarding the SS Central America.

Bad debts are recorded as identified and, from time to time, a specific reserve allowance will be established when required. A return allowance is established for sales that have a right of return. Accounts receivable is stated net of any recorded allowances.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in banks. We also consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Inventory

Our inventory principally consists of cargo recovered from the SS Republic shipwreck, other artifacts, general branded merchandise and related packaging material. Inventoried costs of recovered cargo include the costs of recovery, conservation and administrative costs to obtain legal title to the cargo. Administrative costs are generally legal fees or insurance settlements required in order to obtain clear title. The capitalized recovery costs include direct costs such as vessel and related equipment operations and maintenance, crew and technical labor, fuel, provisions, supplies, port fees and depreciation. Conservation costs include fees paid to conservators for cleaning and preserving the cargo and the artifacts. We continually monitor the recorded aggregate costs of the recovered cargo in inventory to ensure these costs do not exceed the net realizable value. Historical sales, publications or available public market data are used to assess market value.

Packaging materials and merchandise are recorded at average cost. We record our inventory at the lower of cost or market.

Costs associated with the above noted items are the costs included in our costs of goods. Vessel costs associated with expedition revenue as well as exhibit costs are not included in cost of goods sold. Vessel costs include, but are not limited to, charter costs, fuel, crew and port fees. Vessel and exhibit costs are included in Operations and research in the Consolidated Statements of Income. In the case of revenues associated with the Gairsoppa project, the United Kingdom owned the silver we sold into the London Bullion Market on their behalf, therefore, there was no associated cost of goods.

Long-Lived Assets

Our policy is to recognize impairment losses relating to long-lived assets in accordance with the Accounting Standards Codification (“ASC”) topic for Property, Plant and Equipment. Decisions are based on several factors, including, but not limited to, management’s plans for future operations, recent operating results and projected cash flows.

Property and Equipment and Depreciation

Property and equipment is stated at historical cost. Depreciation is calculated using the straight-line method at rates based on the assets’ estimated useful lives which are normally between three and thirty years. Leasehold improvements are amortized over their estimated useful lives or lease term, if shorter. Major overhaul items (such as engines or generators) that enhance or extend the useful life of vessel related assets qualify to be capitalized and depreciated over the useful life or remaining life of that asset, whichever is shorter. Certain major repair items required by industry standards to ensure a vessel’s seaworthiness also qualify to be capitalized and depreciated over the period of time until the next scheduled planned major maintenance for that item. All other repairs and maintenance are accounted for under the direct-expensing method and are expensed when incurred.

Earnings Per Share

Basic earnings per share (EPS) is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. In periods when the Company generates income, the Company calculates basic earnings per share (“EPS”) using the two-class method pursuant to ASC 260 Earnings Per Share. The two-class method is required effective with the issuance of the Senior Convertible Note disclosed in NOTE K because the note qualified as a participating security, giving the holder the right to receive dividends should dividends be declared on common stock. Under the two-class method, earnings for the period are allocated on a pro-rata basis to the common stockholders and to the holders of Convertible Notes based on the weighted average number of common shares outstanding and number of shares that could be converted. These notes have since been terminated. The Company does not use the two-class method in periods when it generates a loss as the holders of the Convertible Notes do not participate in losses.

Diluted EPS reflects the potential dilution that would occur if dilutive securities and other contracts to issue Common Stock were exercised or converted into Common Stock or resulted in the issuance of Common Stock that then shared in our earnings. We use the treasury stock method to compute potential common shares from stock options and warrants and the if-converted method to compute potential common shares from Preferred Stock, Convertible Notes or other convertible securities. As it relates solely to the Senior Convertible Note, for diluted earnings per share, the Company uses the more dilutive of the if-converted method or two-class method. When a net loss occurs, potential common shares have an anti-dilutive effect on earnings per share and such shares are excluded from the Diluted EPS calculation.

At December 31, 2014, 2013 and 2012 the weighted average common shares outstanding were 84,870,635, 80,128,827 and 73,889,112, respectively. For the periods ending December 31, 2014, 2013 and 2012 in which net losses occurred, all potential common shares were excluded from Diluted EPS because the effect of including such shares would be anti-dilutive.

The potential common shares, in the table following, represent potential common shares calculated using the treasury stock method from outstanding options and warrants that were excluded from the calculation of Diluted EPS:

	2014	2013	2012
Average market price during the period	$1.53	$2.96	$3.20

In the money potential common shares from options excluded	—	146,162	275,101
In the money potential common shares from warrants excluded	—	92,363	1,129,973

Potential common shares from out-of-the-money options and warrants were also excluded from the computation of diluted earnings per share because calculation of the associated potential common shares has an anti-dilutive effect. The following table lists options and warrants that were excluded from diluted EPS.

	2014	2013	2012
Out of the money options and warrants excluded:

Stock Options with an exercise price of $1.74 per share	51,750	—	—
Stock Options with an exercise price of $2.20 per share	969,610	—	—
Stock Options with an exercise price of $2.73 per share	644,469	—	—
Stock Options with an exercise price of $2.74 per share	633,835	—	—
Stock Options with an exercise price of $2.89 per share	983,822	—	—
Stock Options with an exercise price of $3.25 per share	100,000	100,000	—
Stock Options with an exercise price of $3.30 per share	—	—	100,000
Stock Options with an exercise price of $3.40 per share	100,000	100,000	—
Stock Options with an exercise price of $3.43 per share	40,000	40,000	—
Stock Options with an exercise price of $3.50 per share	100,000	345,000	245,000
Stock Options with an exercise price of $3.51 per share	—	—	959,500
Stock Options with an exercise price of $3.53 per share	—	—	194,100
Stock Options with an exercise price of $3.90 per share	20,000	20,000	20,000
Stock Options with an exercise price of $4.00 per share	—	52,500	52,500
Stock Options with an exercise price of $5.00 per share	—	—	200,000
Stock Options with an exercise price of $7.00 per share	—	—	100,000
Warrants with an exercise price of $3.60 per share	1,562,500	1,562,500	1,562,500
Warrants with an exercise price of $5.25 per share	—	—	100,000

Total anti-dilutive warrants and options excluded from EPS	5,205,986	2,220,000	3,533,600

Potential common shares from outstanding Convertible Preferred Stock calculated per the if-converted basis having an anti-dilutive effect on diluted earnings per share were excluded from potential common shares as follows:

	2014	2013	2012

Excluded Convertible Preferred Stock	32,400	32,400	206,400

The weighted average equivalent common shares relating to our unvested restricted stock awards that were excluded from potential common shares used in the earning per share calculation due to having an anti-dilutive effect are:

	2014	2013	2012

Excluded unvested restricted stock awards	529,651	152,026	177,830

The following is a reconciliation of the numerators and denominators used in computing basic and diluted net income per share:

	12 Month Period Ended December 31, 2014	12 Month Period Ended December 31, 2013	12 Month Period Ended December 31, 2012
Net loss	$(26,473,114)	$(10,741,272)	$(18,184,113)
Cumulative dividends on Series G Preferred Stock	—	—	(10,000)

Numerator, basic and diluted net loss available to stockholders	$(26,473,114)	$(10,741,272)	$(18,194,113)

Denominator:
Shares used in computation – basic:
Weighted average common shares outstanding	84,870,635	80,128,827	73,889,112

Shares used in computation – diluted:
Weighted average common shares outstanding	84,870,635	80,128,827	73,889,112

Net loss per share – basic and diluted	$(0.31)	$(0.13)	$(0.25)

Income Taxes

Income taxes are accounted for using an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

Stock-based Compensation

Our stock-based compensation is recorded in accordance with the guidance in the ASC topic for Stock-Based Compensation (See NOTE O).

Fair Value of Financial Instruments

Financial instruments consist of cash, evidence of ownership in an entity, and contracts that both (i) impose on one entity a contractual obligation to deliver cash or another financial instrument to a second entity, or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (ii) conveys to that second entity a contractual right (a) to receive cash or another financial instrument from the first entity, or (b) to exchange other financial instruments on potentially favorable terms with the first entity. Accordingly, our financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, derivative financial instruments, mortgage and loans payable, and redeemable preferred stock. We carry cash and cash equivalents, accounts payable and accrued liabilities, and mortgage and loans payable at the approximate fair market value, and, accordingly, these estimates are not necessarily indicative of the amounts that we could realize in a current market exchange. We carry derivative financial instruments at fair value as is required under current accounting standards. We carry redeemable preferred stock at historical cost and accrete carrying values to estimated redemption values over the term of the financial instrument.

Derivative financial instruments consist of financial instruments or other contracts that contain a notional amount and one or more underlying variables (e.g. interest rate, security price or other variable), require no initial net investment and permit net settlement. Derivative financial instruments may be free-standing or embedded in other financial instruments. Further, derivative financial instruments are initially, and subsequently, measured at fair value and recorded as liabilities or, in rare instances, assets. See NOTE J for additional information. We generally do not use derivative financial instruments to hedge exposures to cash-flow, market or foreign-currency risks. However, we have entered into certain other financial instruments and contracts with features that are either (i) not afforded equity classification, (ii) embody risks not clearly and closely related to host contracts, or (iii) may be net-cash settled by the counterparty. As required by ASC 815 – Derivatives and Hedging, these instruments are required to be carried as derivative liabilities, at fair value, in our financial statements with changes in fair value reflected in our income.

Fair Value Hierarchy

The three levels of inputs that may be used to measure fair value are as follows:

Level 1. Quoted prices in active markets for identical assets or liabilities.

Level 2. Observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets with insufficient volume or infrequent transactions (less active markets), or model-derived valuations in which all significant inputs are observable or can be derived principally from or corroborated with observable market data for substantially the full term of the assets or liabilities. Level 2 inputs also include non-binding market consensus prices that can be corroborated with observable market data, as well as quoted prices that were adjusted for security-specific restrictions.

Level 3. Unobservable inputs to the valuation methodology that is significant to the measurement of the fair value of assets or liabilities. Level 3 inputs also include non-binding market consensus prices or non-binding broker quotes that we were unable to corroborate with observable market data.

Redeemable Preferred Stock

If we issue redeemable preferred stock instruments (or any other redeemable financial instrument) they are initially evaluated for possible classification as a liability in instances where redemption is certain to occur pursuant to ASC 480 – Distinguishing Liabilities from Equity. Redeemable preferred stock classified as a liability is recorded and carried at fair value. Redeemable preferred stock that does not, in its entirety, require liability classification is evaluated for embedded features that may require bifurcation and separate classification as derivative liabilities. In all instances, the classification of the redeemable preferred stock host contract that does not require liability classification is evaluated for equity classification or mezzanine classification based upon the nature of the redemption features. Generally, mandatory redemption requirements or any feature that could require cash redemption for matters not within our control, irrespective of probability of the event occurring, requires classification outside of stockholders’ equity. Redeemable preferred stock that is recorded in the mezzanine section is accreted to its redemption value through charges to stockholders’ equity when redemption is probable using the effective interest method.

Subsequent Events

We have evaluated subsequent events for recognition or disclosure through the date this Form 10-K is filed with the Securities and Exchange Commission.

NOTE B – CONCENTRATION OF CREDIT RISK

We maintain the majority of our cash at one financial institution. At December 31, 2014, our uninsured cash balance was approximately $3.4 million.

Our term loans bear a variable interest rate based on LIBOR and our primary mortgage bears interest at a variable rate based on the prime rate. See NOTE K for further detail on these instruments. These instruments expose us to interest rate risk. On our primary mortgage, for an increase of every 100 basis points, our interest obligation increases by approximately, on average, $864 per month until maturity in July 2016. An increase of 100 basis points to the interest rate on our term loans increases our interest obligation, at most, by approximately, on average, $2,512 per month while an increase of 100 basis points on our project term loan would increase the monthly interest payment by approximately $6,446. See NOTE K. If an increase to the rates on these instruments occurs, it will have an adverse effect on our operating cash flows and financial condition but we believe it would not be material.

NOTE C – RESTRICTED CASH

As required by the original mortgage loan entered into with Fifth Third Bank (the “Bank”) on July 11, 2008, $500,000 was deposited into an interest-bearing account from which principal and interest payments are made. This mortgage loan has since been extended to July 2016. As extended, the new loan calls for a restricted cash balance of $400,000 to be funded annually for principal and interest payments (see NOTE K). The balance in the restricted cash account is held as additional collateral by the Bank and is not available for operations. The balance in this account at December 31, 2014, was $229,307.

During May 2014, we entered into a $10.0 million project loan facility with the Bank (see NOTE K). This loan matures in May 2015. Per the agreement, we deposited, from the loan proceeds, $500,000 into a restricted bank account to cover principal and interest payments. This account balance is also pledged as additional security for the loan. There is no requirement to fund this account in the future. The balance in this account at December 31, 2014, was $291,421.

NOTE D – ACCOUNTS RECEIVABLE

Our accounts receivable consisted of the following:

	December 31, 2014	December 31, 2013
Trade	$11,053,118	$4,808,678
Other	54,524	529,920
Reserve allowance	(4,631,593)	(5,131,593)

Accounts receivable, net	$6,476,049	$207,005

The trade receivable balance at December 31, 2013 consists primarily of a trade receivable from Neptune Minerals, Inc. for which a reserve allowance for the full amount has been made. The trade receivable balance at December 31, 2014 consists primarily of (i) a trade receivable from Neptune Minerals, Inc. for which a reserve allowance for the full amount has been made, and (ii) a trade receivable on our right to a priority cost recoupment on the SS Central America shipwreck project. We recorded a priority recoupment of costs in the amount $6,290,465 as a reduction to our Operations and research costs for the year ended December 31, 2014. These amounts are based on set and determinable contractual amounts for the recovery of the SS Central America shipwreck. These determinable amounts define the day rate and fixed obligation due to us for our services rendered as it relates to Priority Recoupment. We are awaiting court approval in 2015 so we may assist in monetizing these assets permitting us to collect this receivable. See revenue recognition and accounts receivable in NOTE A. The December 31, 2013 reserve amount of $5,131,593 and the December 31, 2014 reserve amount of $4,631,593 relates to Neptune Minerals, Inc. (Dorado Ocean Resources, Ltd.), discussed further in NOTE I.

NOTE E – INVENTORY

Our inventory consists of the following:

	2014	2013
Recovered cargo	$5,681,264	$5,406,183
Packaging	70,560	85,133
Merchandise	405,467	401,072
Merchandise reserve	(371,332)	(371,332)

Total Inventory (current and non-current)	$5,785,959	$5,521,056

Based on our estimates of the timing of future sales, $5,110,967 and $5,206,318 of artifact inventory for the fiscal years ended 2014 and 2013 were classified as non-current.

NOTE F – OTHER CURRENT ASSETS

Our other current assets consist of the following:

	2014	2013
Prepaid expenses	$650,157	$1,025,083
Deposits	5,505	55,281

Total other current assets	$655,662	$1,080,364

For the period ended December 31, 2014, prepaid expenses consisted of $360,962 of prepaid insurance premiums, $168,731 for vessel fuel not yet consumed, $29,180 of deferred financing fees, and $91,284 of other operating prepaid costs. For the period ended December 31, 2013, prepaid expenses consisted of $290,260 of prepaid insurance premiums, $354,627 for vessel fuel not yet consumed, $66,330 of deferred financing fees, and $313,866 of prepaid operating costs. All prepaid expenses, except fuel, are amortized on a straight-line basis over the term of the underlying agreements. Fuel is expensed based on actual usage. Deposits are held by various entities for equipment, services, and in accordance with agreements in the normal course of business.

NOTE G – PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	2014	2013
Building, improvements and land	$3,758,686	$4,756,306
Building and land held for sale	1,024,999	—
Computers and peripherals	1,613,744	1,431,789
Furniture and office equipment	2,376,650	1,973,130
Vessel and equipment	19,123,758	16,772,083
Exhibits and related	1,781,193	1,818,029

	29,679,030	26,751,337
Less: Accumulated depreciation	(22,443,492)	(16,973,085)

Property and equipment, net	$7,235,538	$9,778,252

In December 2014, we decided to put one of our two buildings in Tampa up for sale. This sale was completed in March 2015. In 2014, we ceased our long-term charter of the Dorado Discovery vessel resulting in an impairment charge related to the equipment we maintained on this vessel. In the second half of 2014, we recorded accelerated depreciation on this equipment for an additional depreciation charge of $3.0 million.

NOTE H – OTHER LONG-TERM ASSETS

Other long-term assets consist of the following:

	2014	2013
Recovered cargo	$730,463	$1,191,952
Deposits	541,590	1,673,709
Image use rights, net	—	280

Total other long-term assets	$1,272,053	$2,865,941

The recovered cargo balances for both years consist of cargo items conserved specifically for the Company and are intended to be held long term by us. The 2014 recovered cargo balance consists primarily of SS Republic coins and silver bullion bars from the SS Gairsoppa silver recovery and other artifacts. The 2013 amount consists mainly of SS Republic coins, silver bullion bars from the SS Gairsoppa silver recovery and other artifacts. Deposits for both years include $432,500 on account with the United Kingdom’s Ministry of Defense relating to the expense deposits for HMS Sussex and $100,000 deposit to fund conservation and documentation of any artifacts recovered. The HMS Sussex deposits are refundable from proceeds the United Kingdom would receive if HMS Sussex is discovered and its artifacts monetized. If HMS Sussex is not discovered, the Company is at risk for the expense deposit portion. Other deposits are held by various vendors for equipment, services, and in accordance with agreements in the normal course of business. Image use rights are amounts paid to utilize, for a period up to five years, copyrighted images in our themed attractions. 2013 deposits also included $1,187,400 on items that eventually became fixed assets in 2014.

NOTE I – INVESTMENT IN UNCONSOLIDATED ENTITY

Neptune Minerals, Inc.

We currently own 6,190,201 shares of non-voting stock in Neptune Minerals, Inc. (“NMI”). These non-voting shares are comprised of 6,184,976 of Class B Common non-voting shares and 5,225 Series A Preferred non-voting shares. This represents approximately a 29% ownership interest in NMI. During 2011, NMI acquired Dorado Ocean Resources, Ltd. (“DOR”) through a share exchange with DOR’s shareholders. At that time, we had an approximate 41% ownership position in DOR. Since then we obtained additional shares in NMI from the conversion of convertible instruments or from marine services contracts from which we were compensated with NMI stock.

At December 31, 2014, our estimated share of unrecognized DOR (NMI) losses are $20.7 million. We have not recognized the accumulated $20.7 million in our income statement because these losses exceed our investment in DOR (NMI). Our investment has a carrying value of zero as a result of the recognition of our share of prior losses incurred by NMI under the equity method of accounting. Based on the NMI and DOR transactions described above, we believe it is appropriate to allocate this loss carryforward of $20.7 million to any incremental NMI investment that may be recognized on our balance sheet in excess of zero. The aforementioned loss carryforward is based on NMI’s last unaudited financial statements as of December 31, 2014. We do not have any guaranteed obligations to NMI, nor are we otherwise committed to provide financial support. Even though we were not obligated, during July 2013, we, along with a second creditor, loaned funds to NMI of which our share was $500,000, and this indebtedness was evidenced by a convertible note. This funding was not for the purpose of funding NMI’s prior losses but for current requirements. Per ASC 323-10-35-29: Additional Investment After Suspension of Loss Recognition, we concluded this loan did not increase our ownership nor was it to be considered in-substance stock. Based on the financial position of NMI at December 31, 2013, we reserved for this note in its entirety. This note carried an interest rate of 6% per annum and matured on April 26, 2014. The note contained a mandatory conversion clause if the note remained unpaid at maturity. In April 2014, the note was converted into 5,225 shares of Series A Preferred non-voting stock. These shares are convertible into 522,500 shares of Class A voting shares and require no further exchange of consideration for conversion. As a result of this conversion of the loan into equity, we recognized $522,500 of additional investment in NMI and appropriately wrote it down to the loss in unconsolidated entity in 2014.

Although we are a shareholder of NMI, we have no representation in the board of directors or management of NMI and hold no Class A voting shares. We are not involved in the management of NMI. At December 31, 2014, the net carrying value of our investment in NMI is zero in our consolidated financial statements.

Chatham Rock Phosphate, Ltd.

During the period ended June 30, 2012, we performed deep-sea mining exploratory services for Chatham Rock Phosphate, Ltd. (“CRP”) valued at $1,680,000. As payment for these services, CRP issued 9,320,348 of ordinary shares to us. The shares currently represent less than a 10% equity stake in CRP. With CRP being a thinly traded stock on the New Zealand Stock Exchange and guidance per ASC 320: Debt and Equity Securities regarding readily determinable fair value, we believe it was appropriate to not recognize this amount as an asset nor as revenue during that period. At December 31, 2014, the net carrying value of our investment in CRP is zero in our consolidated financial statements.

NOTE J – DERIVATIVE FINANCIAL INSTRUMENTS

The following tables summarize the components of our derivative liabilities and linked common shares as of December 31, 2014 and December 31, 2013 and the amounts that were reflected in our income related to our derivatives for the periods then ended:

	December 31, 2014	December 31, 2013
Derivative liabilities:
Embedded derivatives derived from:
Senior Convertible Notes	$—	$47,243
2014 Convertible Promissory Notes	2,115,318	—

	2,115,318	47,243
Warrant derivatives
Senior Convertible Notes	111,127	840,000
Series G Convertible Preferred Stock	—	83,580

Warrant derivatives	111,127	923,580

Total derivative liabilities	$2,226,445	$970,823

	December 31, 2014	December 31, 2013
Common shares linked to derivative liabilities:
Embedded derivatives:
Senior Convertible Notes	—	1,729,647
2014 Convertible Promissory Notes*	3,174,604	—

	3,174,604	1,729,647

Warrant derivatives
Senior Convertible Notes	1,562,500	1,562,500
Series G Convertible Preferred Stock	—	525,000

	1,562,500	2,087,500

Total common shares linked to derivative liabilities	4,737,104	3,817,147

*	The common shares indexed to the 2014 Convertible Promissory Notes are shares indexed to Oceanica.

	Years ended December 31,
	2014	2013
Derivative income (expense):
Unrealized gains (losses) from fair value changes:
Senior Convertible Notes	$47,243	$593,001
2014 Convertible Promissory Notes	141,983	—
Warrant derivatives	812,453	1,980,164

	1,001,679	2,573,165
Exercise of Warrants		922,875
Redemptions of Senior Convertible Notes	—	889,340

Total derivative income (expense)	$1,001,679	$4,385,380

Our Series G Convertible Preferred Stock and Warrant Financing Transaction on October 11, 2010, Series G Convertible Preferred Stock and Warrant Settlement Transaction during April 2011, and Senior Convertible Note and Warrant Financing Transaction on November 8, 2011 gave rise to derivative financial instruments. We entered into a Series G Convertible Preferred Stock and Warrant Financing Transaction and the Series G Convertible Preferred Stock and Warrant Settlement Transaction on October 11, 2010 and April 14, 2011, respectively. These transactions have since expired. The Series G Convertible Preferred Stock embodied certain terms and features that both possessed all of the conditions of derivative financial instruments and were not clearly and closely related to the host preferred contract in terms of economic risks and characteristics. These terms and features consist of the embedded conversion option and the related down-round anti-dilution protection provision, the Company’s redemption privilege and the holder’s redemption privilege. Each of the redemption features also embodies the redemption premium payments. Warrants issued with this transaction and the subsequent Settlement Transaction embodied down-round anti-dilution protection and, accordingly, were not afforded equity classification.

As more fully discussed in NOTE K, we entered into the Senior Convertible Note and Warrant Financing Transactions on November 8, 2011 and May 10, 2012. The Senior Convertible Notes embodied certain terms and conditions that were not clearly and closely related to the host debt agreement in terms of economic risks and characteristics. These terms and features consist of the embedded conversion options, certain redemption features and a conversion price reset feature. Warrants issued with this transaction embodied reset price protection and, accordingly, were not afforded equity classification.

Current accounting principles that are provided in ASC 815 – Derivatives and Hedging require derivative financial instruments to be classified in liabilities and carried at fair value with changes recorded in income. In addition, the standards do not permit an issuer to account separately for individual derivative terms and features embedded in hybrid financial instruments that require bifurcation and liability classification as derivative financial instruments. Rather, such terms and features must be bundled together and fair valued as a single, compound embedded derivative. We have selected the Monte Carlo Simulations valuation technique to fair value the compound embedded derivative because we believe that this technique is reflective of all significant assumption types, and ranges of assumption inputs, that market participants would likely consider in transactions involving compound embedded derivatives. Such assumptions include, among other inputs, interest risk assumptions, credit risk assumptions and redemption behaviors in addition to traditional inputs for option models such as market trading volatility and risk free rates. We have selected Binomial Lattice to fair value our warrant derivatives because we believe this technique is reflective of all significant assumption types market participants would likely consider in transactions involving freestanding warrants derivatives. The Monte Carlo Simulations technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators.

During the year ended December 31, 2014, the compound embedded derivatives related to the Senior Convertible Notes were converted. As of December 31, 2014, no compound embedded derivatives were present. Significant inputs and results arising from the Monte Carlo Simulations process are as follows for the compound embedded derivative that has been bifurcated from our Senior Convertible Note and classified in liabilities as of December 31, 2013:

December 31, 2013
Quoted market price on valuation date	$2.02
Contractual conversion rate	$3.17
Range of effective contractual conversion rates	—
Contractual term to maturity	0.33 Years
Implied expected term to maturity	0.33 Years
Market volatility:
Range of volatilities	47.4% - 91.2%
Range of equivalent volatilities	59.9% - 69.9%
Contractual interest rate	8.0 - 9.0%
Range of equivalent market risk adjusted interest rates	8.08% - 9.08%
Range of equivalent credit risk adjusted yields	0.67%
Risk-free rates	0.01% - 0.07%

Significant inputs and results arising from the Monte Carlo Simulations process are as follows for the share purchase options that have been bifurcated from our Monaco Notes and classified in liabilities as of December 31, 2014 and the inception dates (Tranche 1 – August 14, 2014, Tranche 2 – October 1, 2014, Tranche 3 – December 1, 2014):

Tranche 1 – August 14, 2014:	December 31, 2014	August 14, 2014
Underlying price on valuation date*	$2.50	$2.50
Contractual conversion rate	$3.15	$3.15
Contractual term to maturity	1.62 Years	2.00 Years
Implied expected term to maturity	1.51 Years	1.85 Years
Market volatility:
Range of volatilities	58.5% - 78.1%	37.0% - 62.2%
Equivalent volatilities	69.7%	51.2%
Contractual interest rate	8.0% - 11.0%	8.0% - 11.0%
Equivalent market risk adjusted interest rates	9.50%	9.50%
Range of credit risk adjusted yields	4.66% - 5.27%	3.94% - 4.45%
Equivalent credit risk adjusted yield	4.86%	4.15%

Tranche 2 – October 1, 2014:	December 31, 2014	October 1, 2014
Underlying price on valuation date*	$2.50	$2.50
Contractual conversion rate	$3.15	$3.15
Contractual term to maturity	1.75 Years	2.00 Years
Implied expected term to maturity	1.60 Years	1.79 Years
Market volatility:
Range of volatilities	60.1% - 80.5%	58.6% - 75.3%
Equivalent volatilities	70.4%	68.00%
Contractual interest rate	8.0% - 11.0%	8.0% - 11.0%
Equivalent market risk adjusted interest rates	9.50%	9.25%
Range of credit risk adjusted yields	4.66% - 5.27%	3.97% - 4.61%
Equivalent credit risk adjusted yield	4.91%	4.24%

Tranche 3 – December 1, 2014:	December 31, 2014	December 1, 2014
Underlying price on valuation date*	$2.50	$2.50
Contractual conversion rate	$3.15	$3.15
Contractual term to maturity	1.92 Years	2.00 Years
Implied expected term to maturity	1.72 Years	1.76 Years
Market volatility:
Range of volatilities	59.8% - 78.1%	61.8% - 79.8%
Equivalent volatilities	69.5%	72.2%
Contractual interest rate	8.0% - 11.0%	8.0% - 11.0%
Equivalent market risk adjusted interest rates	9.25%	9.25%
Range of credit risk adjusted yields	4.66% - 5.27%	4.29% - 4.84%
Equivalent credit risk adjusted yield	4.91%	4.52%

*	The instrument is convertible into shares of the Company’s subsidiary, Oceanica, which is not a publicly-traded entity. Therefore its shares do not trade on a public exchange. As a result, the underlying value must be based on private sales of the subsidiary’s shares because that is the best indicator of the value of the shares. There has been a sale of Oceanica’s shares in which a private investor accumulated 24% of the shares of which their last purchase price was for $2.50 per share in December 2013. Accordingly the underlying price used in the MCS calculations for the inception dates and quarter ended December 31, 2014 was $2.50.

The following table reflects the issuances of compound embedded derivatives, redemptions and changes in fair value inputs and assumptions related to the compound embedded derivatives during the years ended December 31, 2014 and 2013.

	For the years ended December 31,
	2014	2013
Balances at January 1	$47,243	$1,529,583
Issuances	—	—
Expirations from redemptions of host contracts reflected in income	(47,243)	(889,339)
Changes in fair value inputs and assumptions reflected in income	—	(593,001)

Balances at December 31	$—	$47,243

The fair value of the compound embedded derivative is significantly influenced by our trading market price, the price volatility in trading and the interest components of the Monte Carlo Simulation technique.

The following table reflects the issuances of the Share Purchase Option derivatives and changes in fair value inputs and assumptions for these derivatives during the year ended December 31, 2014.

December 31, 2014
Balances at January 1	$—
Issuances	1,985,079
Changes in fair value inputs and assumptions reflected in income	130,239

Balances at December 31	$2,115,318

The fair value of all Share Purchase Option derivatives is significantly influenced by our trading market price, the price volatility in trading and the risk free interest components of the Binomial Lattice technique.

On October 11, 2010, we also issued warrants to acquire 1,800,000 of our common shares in connection with the Series G Convertible Preferred Stock Financing. During April 4-8, 2011, we issued warrants to acquire 525,000 of our common shares in connection the Series G Convertible Preferred Stock and Warrant Settlement Transaction. Finally, on November 8, 2011, we issued warrants to acquire 1,302,083 of our common shares in connection with the Senior Convertible Note Financing Transaction. These warrants required liability classification as derivative financial instruments because certain down-round anti-dilution protection or price protection features included in the warrant agreements are not consistent with the concept of equity. We applied the Binomial Lattice valuation technique in estimating the fair value of the warrants because we believe that this technique is most appropriate and reflects all of the assumptions that market participants would likely consider in transactions involving the warrants, including the potential incremental value associated with the down-round anti-dilution protections.

The Binomial Lattice technique is a level three valuation technique because it requires the development of significant internal assumptions in addition to observable market indicators. All remaining warrants linked to 1,725,000 shares of common stock were exercised on October 11, 2013. Therefore, the warrants linked to 1,725,000 shares of common stock were not outstanding as of December 31, 2014 and December 31, 2013.

All remaining warrants linked to 525,000 shares of common stock expired unexercised on April 13, 2014. Therefore, the warrants linked to 525,000 shares of common stock were not outstanding as of December 31, 2014. Significant assumptions and utilized in the Binomial Lattice process are as follows for the warrants linked to 525,000 shares of common stock as of December 31, 2013:

December 31, 2013
Linked common shares	525,000
Quoted market price on valuation date	$2.02
Contractual exercise rate	$2.3793
Term (years)	0.28
Range of market volatilities	50.1% - 88.3%
Risk free rates using zero coupon US Treasury Security rates	0.01% - 0.07%

Significant assumptions and utilized in the Binomial Lattice process are as follows for the warrants linked to 1,562,500 shares of common stock as of December 31, 2014 and December 31, 2013:

	December, 31
	2014	2013
Linked common shares	1,562,500	1,562,500
Quoted market price on valuation date	$0.93	$2.02
Contractual exercise rate	$3.60	$3.60
Term (years)	2.40	3.35
Range of market volatilities	59.9% - 73.9%	51.1% - 78.2%
Risk free rates using zero coupon US Treasury Security rates	0.04% - 0.67%	0.07% - 0.78%
Custom lattice variable: Probability of exercisability (434,027 linked common shares)	—	—

Of the 1,302,083 common shares accessible from the warrant issued on November 8, 2011, 434,027 of those common shares were accessible only based upon the Company’s election to require the lender to provide the additional financing. When the lender provided additional financing of $8,000,000 on May 10, 2012, the additional 434,027 of common shares became accessible. Warrants indexed to an additional 260,417 were issued in conjunction with the additional financing.

The following table reflects the issuances of derivative warrants and changes in fair value inputs and assumptions related to the derivative warrants during the years ended December 31, 2014 and 2013.

	Years ended December 31,
	2014	2013
Balances at January 1	$923,580	$3,826,619
Issuances:
Series G Convertible Preferred Stock Financing	—	—
Senior Convertible Note Financing	—	—
Exercises:
Series G Convertible Preferred Stock Financing	—	(922,875)
Changes in fair value inputs and assumptions reflected in income	(812,453)	(1,980,164)

Balances at December 31	$111,127	$923,580

The fair value of all warrant derivatives is significantly influenced by our trading market price, the price volatility in trading and the risk free interest components of the Binomial Lattice technique.

NOTE K – MORTGAGE AND LOANS PAYABLE

The Company’s consolidated mortgages and notes payable consisted of the following at December 31, 2014 and 2013:

	December 31, 2014	December 31, 2013

Term loan	$4,000,000	$5,000,000
Project Term loans	15,502,422	10,000,000
Face value $10,000,000, 8% Convertible Senior Note Payable	—	1,176,076
Face value $8,000,000, 9% Convertible Senior Note Payable	—	4,039,446
Mortgages payable	1,662,459	1,816,286

Total mortgages and loans payable	$21,164,881	$22,031,808

Term Loan

Our current term loan with Fifth Third Bank, which is a result of amending its predecessor during July 2013, has a maturity date in July 2016. This facility bears floating interest at the one month LIBOR rate as reported in the Wall Street Journal plus 500 basis points. Beginning January 2014, we were required to make semi-annual payments of $500,000. Any prepayments made in full or in part were without premium or penalty. No restricted cash payments are required to be kept on deposit. This facility has substantially all the same terms that were attached to its predecessors as disclosed in previous Securities and Exchange Commission’s filings.

This term loan is secured by approximately 24,700 numismatic coins recovered from the SS Republic shipwreck, which amount will be reduced over the term by the amount of coins sold by the Company. The coins used as collateral are held by a custodian for the security of the Bank. The carrying value of the borrowing base is not to exceed forty percent (40%) of the eligible coin inventory valued on a rolling twelve-month wholesale average value. The Company is required to comply with a number of customary covenants. The significant covenants include: maintaining insurance on the inventory; ensuring the collateral is free from encumbrances without the consent of the Bank, the Company cannot merge or consolidate with or into any other corporation or entity nor can the Company enter into a material debt agreement with a third party without approval. We were in compliance with all covenants at December 31, 2014. At December 31, 2014, the outstanding loan balance for this term loan is $4,000,000.

Project Term Loans

Loan one

On August 14, 2014, we entered into a Note Agreement with Monaco Financial, LLC, a marketing partner, pursuant to which we issued and sold a Promissory Note in the original principal amount of $5.0 million (the “First Tranche”). Subject to the satisfaction of conditions set forth in the Note Agreement, we had the right to require Monaco to purchase two additional promissory notes for $2.5 million (“Second Tranche”) and $2.5 million (the “Third Tranche”). The aggregate amount issuable under the financing arrangement is $10.0 million (referred to collectively as the “Notes”). On October 1, 2014 the Second Tranche of $2.5 million was issued and on December 1, 2014 the Third Tranche of $2.5 million was issued. The outstanding balance of this debt at December 31, 2014 was $10.0 million.

The indebtedness evidenced by the Notes bears interest at 8.0% percent per year until the first anniversary of the note and 11% per annum from the first anniversary through the maturity date. Principal is payable at the maturity date while interest is payable monthly. As consideration for the Notes, the Company (i) entered into a multi-year exclusive agreement in which the Company granted the investor an exclusive right to market Valuable Trade Cargo through a marketing joint venture, (ii) assigned to the investor 100,000 shares of Oceanica Resources S. de. R.L (“Oceanica”) and (iii) granted the investor a Share Purchase Option whereby the investor may purchase shares of Oceanica at a purchase price which is the lower of (a) $3.15 per share or (b) the price per share of a contemplated equity offering of Oceanica which totals $1,000,000 or more in the aggregate. The Share Purchase Option may be exercised (i) by conversion of the outstanding principal, (ii) in cash for up to 50% of the initial principal amount of the Note (exercisable until the end of the term of the note) if the Note has been repaid early at the request of the investor, or (iii) in cash for up to 100% of the initial principal amount of the Note (exercisable until the end of the term of the note) if the Note has been repaid early at the request of the Company. Although the conversion price of the Share Purchase Option is variable, the amount of shares issuable under the arrangement is 10,000,000. For collateral, we granted the lender a security interest in the proceeds from the sale of valuable trade cargo whenever held, in excess of the proceeds previously pledged under other arrangements, a certain quantity of our Oceanica shares based on the loan balance and certain marine equipment and technology as evidenced by equity in two of our wholly owned subsidiaries.

Accounting considerations

We have accounted for the First Tranche issued for cash as a financing transaction, wherein the net proceeds that we received were allocated to the financial instruments issued. Prior to making the accounting allocation, we evaluated the First Tranche for proper classification under ASC 480 Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815 Derivatives and Hedging (“ASC 815”).

ASC 815 generally requires the analysis of embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative feature consisted of the share purchase option. The share purchase option was not clearly and closely related to the host debt agreement and required bifurcation.

Based on the previous conclusions, we allocated the cash proceeds first to the derivative components at their fair values with the residual allocated to the host debt contract, as follows:

	T1 Allocation	T2 Allocation	T3 Allocation
Promissory Note	$3,918,254	$1,937,540	$1,909,127
Embedded derivative (share purchase option)	831,746	562,460	590,873
Common shares of Oceanica	250,000	—	—

	$5,000,000	$2,500,000	$2,500,000

No value was assigned to the multi-year exclusive marketing agreement (entered into with Monaco Financial LLC at the same time as the loan agreement) because the value attributable to the multi-year exclusive marketing agreement is compensatory in nature. The value of the compensation will be determined when i) the treasure is uncovered, and ii) the marketing and sales activities are successful. Accordingly, the compensation related to the 5% fee will be a period expense in the period incurred, or when a sale takes place. The assignment to the investor of 100,000 shares of Oceanica Resources S. de. R.L (“Oceanica”) was valued at $250,000 and was included as part of the allocation of proceeds. The financing basis allocated to the notes payable is subject to amortization with periodic charges to interest expense using the effective interest method. Amortization of these components included in interest expense during the year ended December 31, 2014 amounted to $316,920. The derivative components are subject to re-measurement to fair value at the end of each reporting period with the change reflected in income.

Loan two

On May 7, 2014, we entered into a new $10.0 million credit facility with Fifth Third bank similar to the loans obtained in 2012 and 2013 for the Gairsoppa project. The bank will advance funds based upon our recovery of valuable cargo from shipwrecks over the subsequent 12 months. The advances are at pre-defined amounts or percentages of the value of a project’s recovered cargo. The proceeds from our shipwreck recovery contracts or from our sales of recovered cargo will be used to repay the new loan, as was done for the previous Gairsoppa loans. The interest rate on the new loan is a floating rate equal to the one month LIBOR rate plus 500 basis points. An origination fee of $50,000 was paid at closing. This facility matures in May 2015. A restricted cash deposit of $500,000 was required to cover interest payments when the term loan was funded, or portion thereof. We are required to comply with a number of customary affirmative and negative covenants of which we were in compliance at December 31, 2014. The proceeds are to be used to fund various project recovery costs. At December 31, 2014, the outstanding loan balance on this credit facility was $7,684,514.

Loan three

During July 2013, we entered into a $10.0 million project term loan agreement with Fifth Third Bank for the Gairsoppa shipwreck project. The facility that was outstanding at December 31, 2013 was to mature on July 24, 2014 but was repaid in its entirety during March 2014. This term loan bore interest at a floating rate equal to the one-month LIBOR rate plus 500 basis points. We were able to make prepayments in whole or in part without premium or penalty. An origination fee of $50,000 was paid at closing. A restricted cash deposit of $500,000 was required to cover interest payments. The term loan was secured by $10.0 million that was monetized from approximately 1.8 million ounces of silver recovered from the SS Gairsoppa. We were required to comply with a number of customary affirmative and negative covenants of which we were in compliance during the existence of this facility. The proceeds were used to fund project recovery costs.

Mortgages Payable

On July 11, 2008, we entered into a mortgage loan with Fifth Third Bank. Pursuant to the Loan Agreement, we borrowed $2,580,000. The loan bore interest at a variable rate equal to the prime rate plus three-fourths of one percent (0.75%) per annum. The loan matured on July 11, 2013, and required monthly principal payments in the amount of $10,750 plus accrued interest. This loan was secured by a restricted cash balance as well as a first mortgage on our corporate office building. This loan contained customary representations and warranties, affirmative and negative covenants, conditions, and other provisions.

During July 2013, when the above noted mortgage matured, we extended it under substantially the same terms that previously existed. The new maturity date is July 2016. The loan bears interest at a variable rate equal to the prime rate plus three-fourths of one percent (0.75%) per annum. Monthly principal payments in the amount of $10,750 plus accrued interest are required. This loan is secured by a restricted cash balance (See NOTE C) as well as a first mortgage on our corporate office building. This loan contains customary representations and warranties, affirmative and negative covenants, conditions, and other provisions. As of December 31, 2014, the loan balance outstanding was $1,119,250.

During May 2008, we entered into a mortgage loan in the principal amount of $679,000 with The Bank of Tampa to purchase our conservation lab and storage facility. This obligation has a monthly payment of $5,080 with a maturity date of May 14, 2015. Principal and interest payments are payable monthly. Interest is at a fixed annual rate of 6.45%. This debt is secured by the related mortgaged real property. As of December 31, 2014, the loan balance outstanding was $543,209. This property has been subsequently sold in 2015 and all related mortgages have been paid in full.

Senior Convertible Notes

Initial Note

During November 2011, we entered into a securities purchase agreement (the “Purchase Agreement”) with one institutional investor pursuant to which we issued and sold a Senior Convertible Note in the original principal amount of $10.0 million (the “Initial Note”) and a warrant (the “Warrant”) to purchase up to 1,302,083 shares of our common stock. Subject to the satisfaction of conditions set forth in the Purchase Agreement, we had the right to require the investor to purchase an additional senior convertible note in the original principal amount of up to $5.0 million on the six-month anniversary of the initial closing date (the “Additional Note” and, collectively “Notes”). Aggregate direct finance costs amounted to $545,000 of which $45,000 related to costs of the lender and, accordingly, were included in the original issue discount on the Initial Note.

The indebtedness evidenced by the Initial Note bore interest at 8.0% percent per year (15% under default conditions, if applicable). Interest was compounded monthly and payable quarterly at the beginning of each calendar quarter. The Initial Note was amortized with equal monthly principal installments of $434,783 that commenced on July 8, 2012. Prepayment was not allowed. Further, the Notes were able to be converted into our common stock, at the option of the holder, at any time following issuance, with respect to the Initial Note, or at any time following six months after the date of issuance, with respect to the Additional Note. The initial conversion price of the Initial Note was $3.74, subject to adjustment on the six-month anniversary of the initial closing date as follows: The reset conversion price applicable to the Initial Note was to be adjusted to the lesser of (a) the then current conversion price and (b) the greater of (i) $1.44 and (ii) 110.0% of the market price of our common stock on the six-month anniversary of the initial closing date (as applicable, the “Conversion Price”). On May 10, 2012 (the six-month anniversary of the initial closing date), the conversion price applicable to the Initial Note was adjusted to $3.17, which represented 110.0% of the market price of Odyssey’s common stock. The conversion price was also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions. We agreed to pay each amortization payment in shares of our common stock, if certain conditions are met; provided, that we may, at our option, elect to pay such amortization payments in cash. The conversion rate applicable to any amortization payment that were made in shares of our common stock was the lower of (a) the Conversion Price and (b) a price equal to 85.0% of the average for a ten-day period immediately prior to the applicable amortization date of the volume-weighted average price of our shares of common stock.

The Notes extended no voting rights to the investors. However, the Notes extended participation rights in dividend payments, if any, made to the holders of the Company’s common or other class of stock, except our Series G Preferred Stock.

The holder of the Initial Note elected to apply some of the payments due on the principal balance of the Initial Note to the Additional Note described below. During the year ended December 31, 2013, we issued 3,282,934 shares of common stock as payment of $8,608,694 in outstanding principal. During the year ended December 31, 2014, the remaining principal balance of $1,391,306 was paid in full in cash.

Under the terms of the Warrant, the holder is entitled to exercise the Warrant to purchase up to 1,302,083 shares of our common stock at an initial exercise price of $4.32 per share, during the five-year period beginning on the six-month anniversary of the initial closing date; provided, that 434,027 shares of our common stock issuable upon exercise of the Warrant could not be exercised unless the investor purchased the Additional Note. In accordance with the terms of the warrant agreement, on May 10, 2012, the exercise price applicable to the Warrant was adjusted to $3.60 which was the lesser of (a) the then current exercise price and (b) 125.0% of the market price of our common stock on the six-month anniversary of the initial closing date. The Exercise Price was also subject to adjustment for stock splits, stock dividends, recapitalizations, and similar transactions. We are generally prohibited from issuing shares of common stock upon exercise of the Warrant if such exercise would cause us to breach our obligations under the rules or regulations of the stock market on which the common stock is traded.

In connection with the financing, we entered into a registration rights agreement pursuant to which we filed a registration statement with the Securities and Exchange Commission (with the “SEC”) relating to the offer and sale by the investor of the shares of common stock issuable upon conversion of the Notes and the exercise of the Warrant. Pursuant to the agreement, we were required to file the registration statement within six months of the initial closing date and to use best efforts for the registration statement to be declared effective 90 days thereafter (or 120 days thereafter if the registration statement is subject to review by the SEC).

Additional Note

On May 10, 2012, we issued the Additional Note in the original principal amount of $8.0 million, and the number of shares of Odyssey’s common stock issuable upon exercise of the Warrant increased to 1,562,500. The Additional Note bore interest at 9.0% per year and matured on the 30-month anniversary of the initial closing date. The Additional Note was amortized in equal monthly installments that commenced on the eighth-month anniversary of the initial note and was able to be paid in cash or Odyssey common stock. The Additional Note could have been converted into Odyssey’s common stock, at the option of the holder, at any time following six months after the date of issuance. The conversion rate applicable to any amortization payment made in shares of our common stock was the lower of (a) the Conversion Price and (b) a price equal to 85.0% of the average for a ten-day period immediately prior to the applicable amortization date of the volume-weighted average price of our shares of common stock. The initial conversion price of the Additional Note is $3.74, was subject to reset on the earlier of the date the registration statement registering the offer and sale of the common stock issuable under the notes and the warrants became effective and a prospectus contained therein was available for the resale by the holder of all of the registrable securities or the six-month anniversary of the additional closing date. The registration statement was declared effective on July 6, 2012, and there was no reset to the conversion price of the Additional Note.

On January 2, 2013, we entered into an agreement to amend the terms of the Additional Note. The installment payments due December 1, 2012, January 1, 2013 and February 1, 2013 were deferred until March 1, 2013 and the conversion price on the Additional Note was decreased from $3.74 to $3.17. We evaluated the amendment’s impact on the accounting for the Additional Note in accordance with ASC 470-50-40-6 through 12 to determine whether extinguishment accounting was appropriate. The modification had a cash flow effect on a present value basis of less than 10% and the reduction in the conversion price resulted in a change in the fair value of the embedded conversion option that was less than 10% of the carrying value of the Additional Note immediately prior to the modification. Since the amendment did not result in a substantial modification, extinguishment accounting was not applicable. During the year ended December 31, 2014, $1,739,130 of the principal balance was paid in cash and the remaining principal balance of $2,347,826 was converted into common stock.

Accounting considerations

We have accounted for the Initial Note, Additional Note and Warrant issued for cash as a financing transaction, wherein the net proceeds received were allocated to the financial instruments issued. Prior to making the accounting allocation, we evaluated the Initial Note, Additional Note and the Warrant for proper classification under ASC 480 Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815 Derivatives and Hedging (“ASC 815”).

ASC 815 generally requires the analysis embedded terms and features that have characteristics of derivatives to be evaluated for bifurcation and separate accounting in instances where their economic risks and characteristics are not clearly and closely related to the risks of the host contract. The material embedded derivative features consisted of the conversion option and related conversion reset price protection, the Company’s redemption privilege, and certain redemption rights that were indexed to equity risks. The conversion option and conversion reset price protection, along with the redemption features bearing risks of equity, were not clearly and closely related to the host debt agreement and required bifurcation. Current accounting principles that are also provided in ASC 815 do not permit an issuer to account separately for individual derivative terms and features that require bifurcation and liability classification. Rather, such terms and features must be and were bundled together and fair valued as a single, compound embedded derivative.

The Warrant has a term of five and one-half years and at inception, had an initial exercise price of $4.32. The contractual exercise price is subject to adjustment for both traditional recapitalization events and was reset on the sixth month anniversary of issuance to $3.60 per share. Although the warrant did not fall within the scope of ASC 480, the warrant required derivative liability accounting because the conversion price reset protection terms are not consistent with the definition for financial instruments indexed to a company’s own stock.

Based on the previous conclusions, we allocated the cash proceeds first to the derivative components at their fair values (see NOTE J) with the residual allocated to the host debt contract, as follows:

Allocation
Initial Note	$4,910,862
Compound embedded derivative	2,989,537
Derivative warrants	2,054,601

$9,955,000

The basis that was subject to allocation included the gross proceeds of $10,000,000, less costs of the investor paid out of proceeds that amounted to $45,000. We also allocated the direct financing costs of $500,000 to the note payable and the derivative components based upon the relative fair values of these financial instruments. As a result of this allocation, $246,653 was recorded in deferred costs and $253,347 was recorded as expense.

Allocation of the cash proceeds related to the Additional Financing was as follows:

Allocation
Additional Note	$6,339,642
Compound embedded derivative	1,291,298
Derivative warrants	363,542

$7,994,482

The basis that was subject to allocation included the gross proceeds of $8,000,000, less costs of the investor paid out of proceeds that amounted to $5,518. We also allocated the direct financing costs of $400,000 to the note payable and the derivative components based upon the relative fair values of these financial instruments. As a result of this allocation, $317,201 was recorded in deferred costs and $82,799 was recorded as expense.

The financing basis allocated to the notes payable and the deferred asset arising from direct finance costs are subject to amortization with periodic charges to interest expense using the effective interest method. Amortization of these components included in interest expense during the years ended December 31, 2014 and 2013 amounted to $279,070 and $2,146,182, respectively. The derivative components are subject to re-measurement to fair value at the end of each reporting period with the change reflected in income. See NOTE J for information about our derivatives.

Long-Term Obligation Maturities:

	Total	2015	2016	2017	2018	2019	More than 5 years
Long term obligations	$15,660,299	$1,670,049	$13,990,250	$—	$—	$—	$—
Interest on obligations	1,965,332	1,140,354	824,978	—	—	—	—

Total obligations	$17,625,631	$2,810,403	$14,815,228	$—	$—	$—	$—

Long-term obligations represent the amounts due on our existing mortgages, notes and convertible note as described above.

NOTE L – ACCRUED EXPENSES

Accrued expenses consist of the following:

	2014	2013
Compensation and bonuses	$1,451	$1,610,357
Customer deposits	—	22,083
Project proceeds payable	—	1,325,122
Vessel operations	1,525,513	1,394,670
Professional services	465,000	222,274
Income tax provision	—	496,055
Accrued insurance payable	304,584	—
Other operating	91,414	223,859

Total accrued expenses	$2,387,962	$5,294,420

Vessel operations relates to expenditures required to operate our ships such as fuel, repair and maintenance, port fees and charter related. Professional fees are mainly attributable to legal fees and related and other professional services in support of operations. Other operating expenses contain general items related to, but not limited to marketing, insurance and the exhibit. As discussed in the Revenue Recognition and Accounts Receivable of NOTE A, the United Kingdom Government received 20% of available proceeds after our reimbursement of search and recovery expenses on the Gairsoppa project. The Project proceeds payable represents a share of the United Kingdom Government’s 20%.

NOTE M – RELATED PARTY TRANSACTIONS

On December 9, 2002, a Georgia limited liability company acquired rights from an unrelated third party through a foreclosure sale to receive 5% of post-finance cost proceeds, if any, from shipwrecks that we may recover within a predefined search area of the Mediterranean Sea. The shipwreck we believe to be HMS Sussex is located within this search area. Two of our officers and directors at the time owned a 58% interest in the limited liability company until they sold their interests to an unrelated third party in 2005. If, at any time, Odyssey is forced to cancel or abandon the project due to political interference, the officers may be required to buy back their interests.

NOTE N – DEFERRED INCOME AND REVENUE PARTICIPATION RIGHTS

The Company’s participating revenue rights and deferred revenue consisted of the following at December 31, 2014 and December 31, 2013:

	December 31, 2014	December 31, 2013
“Cambridge” project	$825,000	$825,000
“Seattle” project	62,500	62,500
Galt Resources, LLC (HMS Victory)	3,756,250	3,756,250
Marine services projects	—	1,840,404

Total deferred income and participating revenue rights	$4,643,750	$6,484,154

“Cambridge” project

We previously sold Revenue Participation Certificates (“RPCs”) that represent the right to share in our future revenues derived from the “Cambridge” project, which is also referred to as the HMS Sussex shipwreck project. The “Cambridge” RPC units constitute restricted securities.

Each $50,000 convertible “Cambridge” RPC entitles the holder to receive a percentage of the gross revenue received by us from the “Cambridge” project, which is defined as all cash proceeds payable to us as a result of the “Cambridge” project, less any amounts paid to the British Government or their designee(s); provided, however, that all funds received by us to finance the project are excluded from gross revenue. The “Cambridge” project holders are entitled to 100% of the first $825,000 of gross revenue, 24.75% of gross revenue from $4 – 35 million, and 12.375% of gross revenue above $35 million generated by the project.

“Seattle” project

In a private placement that closed in September 2000, we sold “units” consisting of “Republic” Revenue Participation Certificates and Common Stock. Each $50,000 “unit” entitled the holder to 1% of the gross revenue generated by the now named “Seattle” project (formerly referred to as the “Republic” project), and 100,000 shares of Common Stock. Gross revenue is defined as all cash proceeds payable to us as a result of the “Seattle” project, excluding funds received by us to finance the project.

The participating rights balance will be amortized under the units of revenue method once management can reasonably estimate potential revenue for each of these projects. The RPCs for the “Cambridge” and “Seattle” projects do not have a termination date, therefore these liabilities will be carried on the books until revenue is recognized from these projects or we permanently abandon either project.

Galt Resources, LLC

In February 2011, we entered into a project syndication deal with Galt Resources LLC (“Galt”) for which they invested $7,512,500 representing rights to future revenues of any one project Galt selected prior to December 31, 2011. If the project is successful and generates sufficient proceeds, Galt will recoup their investment plus three times the investment. Galt’s investment return will be paid out of project proceeds. Galt will receive 50% of project proceeds until this amount is recouped. Thereafter, they will share in additional net proceeds of the project at the rate of 1% for every million invested. Subsequent to the original syndication deal, we reached an agreement permitting Galt to bifurcate their selection between two projects, the SS Gairsoppa and HMS Victory with the residual 1% on additional net proceeds assigned to the HMS Victory project only. The bifurcation resulted in $3,756,250 being allocated to each of the two projects. Therefore, Galt will receive 7.5125% of net proceeds from the HMS Victory project after they recoup their investment of $3,756,250 plus three times the investment. Galt was paid in full in the amount of $12,506,755 during the first quarter of 2013 for their remaining share of the Gairsoppa project investment. There are no future payments remaining due to Galt for the Gairsoppa project nor did they receive or have they received any further distributions from the Gairsoppa project proceeds. Based on the timing of the proceeds earmarked for Galt, the relative corresponding amount of Galt’s revenue participation right of $3,756,250 was amortized into revenue in 2012 based upon the percent of Galt-related proceeds from the sale of silver as a percentage of total proceeds that Galt earned under the revenue participation agreement ($15.0 million).

Marine service projects

Since 2009, we entered into several marine search services contracts associated with the Robert Frasier Marine, Ltd. projects. For each contract, revenue is recognized over the contractual period when services are performed as defined by the contract. The period of time a search project remains active varies but usually extends over several months and may be accelerated or extended depending upon operational factors. At December 31, 2013, we had a $1,840,404 service obligation on one service contract that was to be recognized as revenue over the period of time the contractual services are provided. The balance at December 31, 2014 is zero. During 2014, both parties agreed to cease the program related to the project. The parties have negotiated the return of the funds which is expected to be approximately $1.4 million. The return of these funds will occur in 2015. When these funds are remitted, the contract will terminate. The remaining balance of $1,840,404 is in our accounts payable at December 31, 2014.

NOTE O – STOCKHOLDERS’ EQUITY/(DEFICIT)

Common Stock

In 2014, we issued 1,290,155 shares of common stock, valued at $2,420,863, representing payment for principal and interest on the Additional Note as described in NOTE K.

In 2013, we issued 3,552,357 shares of common stock, valued at $9,280,242, representing payment for principal and interest on our Initial Note and Additional Note as described in NOTE K

During the three-month period ended December 31, 2013, we issued 1,725,000 shares of common stock to five accredited investors upon conversion of 1,725,000 outstanding warrants associated with the Series G Convertible Preferred Stock.

During the three-month period ended March 31, 2013, we issued 2,010,500 shares of common stock to accredited investors upon exercise of their outstanding warrants.

Warrants

Warrants to purchase 1,562,500 shares of common stock were attached to our formerly outstanding Senior Convertible debt discussed further in NOTES K and J. The exercise price on these warrants is $3.60, and they expire on November 9, 2016. See NOTE J for further information on these warrants.

Convertible Preferred Stock

We have 32,400 shares of Series D Convertible Preferred Stock issued and outstanding. Series D is convertible into common stock at a ratio of 1 to 1. The liquidation preference for Series D is $3.50 per share of common stock into which the Series D could then be converted. There are no other rights attached to these convertible instruments.

Stock-Based Compensation

We have one active stock incentive plan, the 2005 Stock Incentive Plan. The 1997 Stock Incentive Plan expired on August 17, 2007. As of that date, options could no longer be granted from that Plan, but any granted and unexercised options continued to exist until they are exercised or until they expired. As of December 31, 2013 all outstanding options in the 1997 Stock Incentive Plan have expired. The 2005 Stock Incentive Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights. We initially reserved 2,500,000 of our authorized but unissued shares of common stock for issuance under the Plan, and, at the time the Plan was adopted, not more than 500,000 of these shares could be used for restricted stock awards and restricted stock units. On January 16, 2008, the Board of Directors approved amendments to the Plan to add 2,500,000 shares of common stock to the Plan, to allow any number of shares to be used for restricted stock awards, to clarify certain other provisions in the Plan and to submit the amended Plan for stockholder approval. The amended Plan was approved at the annual meeting of stockholders on May 7, 2008. On June 3, 2010, our stockholders’ approved an amendment to the 2005 Stock Incentive Plan which resulted in the addition of 3,000,000 shares of common stock to the Plan. Any incentive option and non-qualified option granted under the Plan must provide for an exercise price of not less than the fair market value of the underlying shares on the date of grant, but the exercise price of any incentive option granted to an officer, director or eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant.

On January 2, 2015, our Board of Directors (the “Board”) adopted the 2015 Stock Incentive Plan (the “Plan”), subject to stockholder approval. The Plan provides for the grant of incentive stock options, non-qualified stock options, restricted stock awards, restricted stock units and stock appreciation rights. The Plan will be submitted to our stockholders for approval at the 2015 annual meeting of stockholders. The Board adopted the Plan because the 2005 Stock Incentive Plan will expire during 2015. On January 2, 2015, the Board granted, subject to stockholder approval of the Plan, 1,652,000 stock options and 951,381 restricted stock units to officers, directors, and other eligible recipients.

Share-based compensation expense recognized during the period is based on the value of the portion of share-based payment awards that is ultimately expected to vest. As share-based compensation expense recognized in the statement of operations is based on awards ultimately expected to vest, it can be reduced for estimated forfeitures. The ASC topic Stock Compensation requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.

The share based compensation charged against income for the periods ended December 31, 2014, 2013 and 2012 was $2,081,482, $2,582,009 and $1,657,800, respectively.

The weighted average estimated fair value of stock options granted during the fiscal years ended December 31, 2014, 2013 and 2012 were $1.24, $1.42 and $1.45, respectively. These amounts were determined using the Black-Scholes option-pricing model, which values options based on the stock price at the grant date, the expected life of the option, the estimated volatility of the stock, the expected dividend payments, and the risk-free interest rate over the life of the option. The assumptions used in the Black-Scholes model were as follows for stock options granted in the years ended December 31, 2014, 2013 and 2012:

	2014	2013	2012
Risk-free interest rate	2.1-2.7%	.41-1.28%	.39-.67%
Expected volatility of common stock	63.5-65.0%	59.2-68.2%	65.3-71.6%
Dividend yield	0%	0%	0%
Expected life of options	6.1-8.2 years	3.0-4.1 years	3.0-4.1 years

The Black-Scholes option valuation model was developed for estimating the fair value of traded options that have no vesting restrictions and are fully transferable. Because option valuation models require the use of subjective assumptions, changes in these assumptions can materially affect the fair value of the options. Our options do not have the characteristics of traded options; therefore, the option valuation models do not necessarily provide a reliable measure of the fair value of our options.

Additional information with respect to both plans stock option activity is as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2011	3,399,405	$3.78
Granted	771,969	$2.85
Exercised	(15,150)	$2.61
Cancelled	(736,070)	$4.42

Outstanding at December 31, 2012	3,420,154	$3.31
Granted	1,233,822	$2.99
Exercised	(204,500)	$2.24
Cancelled	(1,453,600)	$3.61

Outstanding at December 31, 2013	2,995,876	$3.31
Granted	1,026,286	$2.14
Exercised	—	$—
Cancelled	(328,676)	$3.48

Outstanding at December 31, 2014	3,693,486	$2.67

Options exercisable at December 31, 2012	2,754,227	$3.44

Options exercisable at December 31, 2013	2,118,903	$2.94

Options exercisable at December 31, 2014	2,653,302	$2.77

The aggregate intrinsic values of options exercisable for the fiscal years ended December 31, 2014, 2013 and 2012 were $0, $16,450 and $371,142, respectively. The aggregate intrinsic values of options outstanding for the fiscal years ended December 31, 2014, 2013 and 2012 were $0, $16,450 and $524,500, respectively. The aggregate intrinsic values of options exercised during the fiscal years ended December 31, 2014, 2013 and 2012 are $0, $183,000 and $14,475, respectively, determined as of the date of the option exercise. Aggregate intrinsic value represents the positive difference between our closing stock price at the end of a respective period and the exercise price multiplied by the number of relative options. The total fair value of shares vested during the fiscal years ended December 31, 2014, 2013 and 2012 was $1,498,040, $1,498,040 and $832,177, respectively.

As of December 31, 2014, there was $2,434,064 of total unrecognized compensation cost related to unvested share-based compensation awards granted to employees under the option plans. That cost is expected to be recognized over a weighted-average period of 1.75 years.

The following table summarizes information about stock options outstanding at December 31, 2014:

Stock Options Outstanding

Range of Exercise Prices	Number of Shares Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price
$1.07 - $2.20	1,071,360	8.64	$2.13
$2.73 - $2.89	2,262,126	2.15	$2.80
$3.25 - $3.90	360,000	3.02	$3.42

	3,693,486	4.12	$2.67

The estimated fair value of each restricted stock award is calculated using the share price at the date of the grant. A summary of the status of the restricted stock awards as of December 31, 2014 and changes during the year ended December 31, 2014 is presented as follows:

	Number of Shares	Weighted Average Grant Date Fair Value

Unvested at December 31, 2013	188,125	$2.89
Granted	1,076,813	$1.43
Vested	(419,722)	$2.17
Cancelled	(7,000)	$2.00

Unvested at December 31, 2014	838,216	$1.38

The fair value of restricted stock awards vested during the years ended December 31 2014, 2013 and 2012 was $911,641, $854,861 and $1,286,257, respectively. The fair value of unvested restricted stock awards remaining at the periods ended December 31, 2014, 2013 and 2012 is $1,158,684, $380,013 and $514,964, respectively. The weighted-average grant date fair value of restricted stock awards granted during the periods ended December 31, 2014, 2013 and 2012 were $1.43, $2.89 and $3.91, respectively. The weighted-average remaining contractual term of these restricted stock awards at the periods ended December 31, 2014, 2013 and 2012 are 3.6, 1.2 and 1.0 years, respectively. As of December 31, 2014, there was a total of $1,118,938 unrecognized compensation cost related to unvested restricted stock awards.

The following table summarizes our common stock warrants outstanding at December 31, 2014:

Common Stock Warrants	Exercise Price	Termination Date

1,562,500	$3.60	11/9/2016

NOTE P – INCOME TAXES

As of December 31, 2014, the Company had consolidated income tax net operating loss (“NOL”) carryforwards for federal tax purposes of approximately $129,118,760 and net operating loss carryforwards for foreign income tax purposes of approximately $13,325,245. The federal NOL carryforwards from 2005 forward will expire in various years beginning in 2025 and ending through the year 2034. From 2025 through 2027, approximately $43 million of the NOL will expire, and from 2028 through 2034, approximately $86 million of the NOL will expire.

The components of the provision for income tax (benefits) are attributable to continuing operations as follows:

	December 31, 2014	December 31, 2013	December 31, 2012
Current
Federal	$(481,055)	$481,055	$—
State	—	15,000	—

	$(481,055)	$496,055	$—

Deferred
Federal	$—	$—	$—
State	—	—	—

	$—	$—	$—

Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

Deferred tax assets:
Net operating loss and tax credit carryforwards	$49,239,489
Capital loss carryforward	385,185
Accrued expenses	62,671
Deferred revenue	644,362
Reserve for accounts receivable	1,873,028
Reserve for inventory	130,011
Start-up costs	107,153
Excess of book over tax depreciation	2,766,649
Stock option and restricted stock award expense	1,389,793
Investment in unconsolidated entity	3,870,218
Less: valuation allowance	(60,312,726)

$155,833

Deferred tax liability:
Property and equipment basis	$69,311
Prepaid expenses	86,522

$155,833

Net deferred tax asset	$—

As reflected above, we have recorded a net deferred tax asset of $0 at December 31, 2014. As required by the Accounting for Income Taxes topic in the ASC, we have evaluated whether it is more likely than not that the deferred tax assets will be realized. Based on the available evidence, we have concluded that it is more likely than not that those assets would not be realized without the recovery and rights of ownership or salvage rights of high-value shipwrecks or other forms of taxable income, thus a valuation allowance has been recorded as of December 31, 2014.

The change in the valuation allowance is as follows:

December 31, 2014	$60,312,726
December 31, 2013	51,625,159

Change in valuation allowance	$8,687,567

Income taxes for the twelve month periods ended December 31, 2014, 2013 and 2012 differ from the amounts computed by applying the effective federal income tax rate of 34.0% to income (loss) before income taxes as a result of the following:

	December 31, 2014	December 31, 2013	December 31, 2012

Expected (benefit)	$(9,908,804)	$(3,483,374)	$(6,180,388)
Effects of:
U.S. income tax expense at the AMT 20% rate	—	(176,839)	—
State income taxes net of federal benefits	(294,933)	509,495	(181,423)
Nondeductible expense	(126,601)	31,640	17,994
Stock options and restricted stock awards	—	790,011	223,720
Derivatives	—	(783,994)	322,848
Change in valuation allowance	10,469,108	(6,276,369)	5,385,732
Change in net operating loss	—	—	832,408
CFC Dividend Income	—	9,190,723	(374,051)
Change in rate estimate		15,767	(42,925)
Foreign Rate Differential	(138,770)	662,745	—
Reversal of Prior Year AMT Accrual	(481,055)
Other, net	—	16,250	(3,915)

	$(481,055)	$496,055	$—

We have not recognized a material adjustment in the liability for unrecognized tax benefits and have not recorded any provisions for accrued interest and penalties related to uncertain tax positions.

On July 3, 2014 we received confirmation from the Internal Revenue Service that our private letter ruling was accepted granting us relief to make a late election to carryback our 2008 federal net operating loss five taxable years preceding the taxable year of the NOL in lieu of the general two-year carryback period. There will be no cash-tax benefit related to the carryback as we had a taxable loss during the 2003 tax year. The benefit of making the 5 year carryback election is that the 2008 NOL will now be able to offset 100 percent of future alternative minimum taxable income instead of only 90 percent. The AMT tax accrual for 2013 in the amount of $481,055 was reversed during the quarter ending June 30, 2014 resulting in a tax benefit.

The earliest tax year still subject to examination by a major taxing jurisdiction is 2011.

NOTE Q – MAJOR CUSTOMERS

For the fiscal year ended December 31, 2014, we had three customers who accounted for 28.6%, 25.7% and 23.0% of our total revenue. During the fiscal year ended December 31, 2013, we had one customer who accounted for 87.2% of our total revenue.

NOTE R – COMMITMENTS AND CONTINGENCIES

Rights to Future Revenues, If Any

We have sold the rights to share in future revenues, if any, with respect to the “Seattle” and the “Cambridge” (“HMS Sussex”) projects and have recorded $887,500 as Deferred Income from Revenue Participation Rights (See NOTE N). We are contingently liable to share the future revenue of these projects only if revenue is derived from these specific projects.

To date, the only income derived from these projects resulted in a one-time revenue distribution payment of $12,986 to the holders of the “Cambridge” RPC’s.

In addition, on May 26, 1998, we signed an agreement with a subcontractor that entitled it to receive 5% of the post finance cost proceeds from any shipwrecks in a predefined search area of the Mediterranean Sea. A shipwreck we have found, which we believe to be HMS Sussex, is located within the specified search area and we will be responsible to share future revenues, if any, from this shipwreck. On December 9, 2002, a Georgia limited liability company acquired the 5% interest from the subcontractor through a foreclosure sale (see NOTE M).

In February 2011, we entered into a project syndication deal with Galt Resources LLC (“Galt”) for which they invested $7,512,500 representing rights to future revenues of any project of Galt’s choosing. This amount has been bifurcated equally between the SS Gairsoppa and HMS Victory projects. The SS Gairsoppa has been paid in full. See NOTE N for further detail.

Legal Proceedings

The Company may be subject to a variety of other claims and suits that arise from time to time in the ordinary course of business. We are currently not a party to any pending litigation.

Going Concern Consideration

We have experienced several years of net losses and may continue to do so. Our capacity to generate net income or positive cash flows for the remainder of 2015 or the following twelve months is dependent upon our success in recovering and monetizing shipwrecks, monetizing our interests in mineral exploration entities and recovered cargo, generating income from shipwreck or mineral exploration charters, collecting on amounts owed to us, and on generating income from other project or asset based financing. We can offer no assurance any of our planned projects will be successful in providing additional cash during 2015. We have been the target of repeated attacks by third parties seeking to drive down our stock price. These attacks are primarily organized by certain short sellers seeking to distort the truth and thereby profit from the decline of our company’s share price (“short and distort”). These attacks have taken the form of public false statements, misrepresentations, and scare tactics in unregulated internet media channels, but have also taken the form of both direct and indirect attempts to disrupt our business by seeking to negatively influence our business partners and business ventures. These attacks have had a consequence on the company’s share price, on our various business deals, and on our ability to secure certain financing alternatives. We received a letter from NASDAQ on March 9, 2015 stating that the Company’s closing bid price on the NASDAQ Capital Market had not achieved the minimum bid price of $1.00 for 30 consecutive business days and that the company now has 180 calendar days to cure the situation. The company may be eligible for more than 180 days to cure the situation, but if the situation is not cured then the Company’s shares could de-listed from the exchange. Our 2015 business plan requires us to generate new cash inflows during 2015 to effectively allow us to perform our planned projects. We plan to generate new cash inflows through the monetization of shipwreck cargo and/or our equity stakes in seabed mineral companies, financings, syndications or other partnership opportunities. One or more of the planned shipwreck or mining project monetizations, financings, syndications or partnership opportunities may not be realized to the extent needed which may require us to curtail our desired business plan until we generate additional cash. On March 11, 2015, we entered into a Stock Purchase Agreement with Minera del Norte S.A. de c.v. (“MINOSA”) and Penelope Mining LLC, an affiliate of MINOSA (“Penelope”), pursuant to which (a) MINOSA will extend short-term, debt financing to Odyssey of up to $14.75 million, and (b) Penelope has agreed to invest up to $101 million over three years in convertible preferred stock of Odyssey. The debt and the equity financings are subject to the satisfaction of certain conditions, including the approval of our stockholders. (See Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations—General Discussion 2014—Financings.) If our stockholders do not approve the transaction, we will likely have to seek debt or equity financing from other sources to allow us to continue as a going concern. If cash inflow is not sufficient to meet our desired projected business plan requirements, we will be required to follow our contingency business plan which is based on curtailed expenses and requires less cash inflows. Our consolidated non-restricted cash balance at December 31, 2014 was $3.1 million which is insufficient to support operations through the end of 2015. We have a working capital deficit at December 31, 2014 of $7.6 million. We have a bank loan of $7.7 million that matures in 2015. Even though our total assets are $25.1 million, the majority of these assets are secured as collateral against our loans and the related fair market value of these assets may differ from their net carrying book value. Even though we executed the above noted financing arrangement, we must wait for shareholder approval to fully consummate the equity component of the transaction. Therefore, the factors noted above raise doubt about our ability to continue as a going concern. These consolidated financial statements do not include any adjustments to the amounts and classification of assets and liabilities that may be necessary should we be unable to continue as a going concern.

NOTE S – QUARTERLY FINANCIAL DATA – UNAUDITED

The following tables present certain unaudited consolidated quarterly financial information for each of the past eight quarters ended December 31, 2014 and 2013. This quarterly information has been prepared on the same basis as the Consolidated Financial Statements and includes all adjustments necessary to state fairly the information for the periods presented.

	Fiscal Year Ended December 31, 2014
	Quarter Ending
	March 31	June 30	September 30	December 31
Revenue – net	$566,086	$348,264	$120,046	$288,486
Gross profit	446,481	290,379	93,020	245,915
Net income (loss)	(9,798,757)	(4,015,881)	(7,415,124)	(5,243,352)
Basic and diluted net income (loss) per share	$(0.12)	$(0.05)	$(0.09)	$(0.06)

	Fiscal Year Ended December 31, 2013
	Quarter Ending
	March 31	June 30	September 30	December 31
Revenue – net	$863,072	$253,745	$5,554,460	$17,242,672
Gross profit	717,371	158,661	5,384,887	16,958,243
Net income (loss)	(9,665,379)	(10,895,976)	(931,393)	10,751,476
Basic and diluted net income (loss) per share	$(0.12)	$(0.14)	$(0.01)	$0.13

NOTE T – GAIN ON SILVER FIXED PRICE SWAP

During the three-month period ended September 30, 2013, we entered into two fixed price swap hedge contracts to mitigate the exposure risk related to silver price volatility. We entered into these contracts specifically related to the time period the recovered silver from the Gairsoppa project was sold into the London bullion market during the latter of 2013. The price per silver troy ounce was reaching a period high when we entered into the contracts as compared to when the silver was recovered in mid-July. The first contract was for 250,000 troy ounces of silver and covered the period from October 1 to October 31, 2013. The fixed price was $24.40 per troy ounce. The second contract was for 250,000 troy ounces of silver and covered the period from November 1 to November 30, 2013. The fixed price on the second contract was $23.10 per troy ounce. If the average silver price was less than the fixed price, we would receive the difference multiplied by the 250,000 troy ounces. If the average silver price was greater than the fixed price, we would owe the difference multiplied by the 250,000 troy ounces. During the three-month period ended December 31, 2013, we realized a combined gain of $1,206,350 on these contracts.

NOTE U – SUBSEQUENT EVENTS (UNAUDITED)

On March 11, 2015, we entered into a Stock Purchase Agreement with Minera del Norte S.A. de c.v. (“MINOSA”) and Penelope Mining LLC, an affiliate of MINOSA (“Penelope”), pursuant to which (a) MINOSA will extend short-term, debt financing to Odyssey of up to $14.75 million, and (b) Penelope has agreed to invest up to $101 million over three years in Series AA-1 convertible preferred stock of Odyssey. Penelope also has the right, but not the obligation, to purchase up to $43.3 million of Series AA-2 convertible preferred stock at any time after the closing price of the Common Stock has been $1.26 or more for 20 consecutive trading days. Penelope’s right to purchase the shares of Series AA-2 convertible preferred stock will terminate on the fifth anniversary of the initial closing under the Stock Purchase Agreement. The debt and the equity financings are subject to the satisfaction of certain conditions. Management has not yet determined the proper accounting treatment for this subsequent event. The information set forth under the heading “Item 1.01. Entry Into a Material Definitive Agreement” in the Current Report on Form 8-K that we filed with the SEC on March 11, 2015 (Commission File No. Number 001-31895) is incorporated herein by reference.

SCHEDULE II – VALUATION and QUALIFYING ACCOUNTS

For the Fiscal Years of 2012, 2013 and 2014

ODYSSEY MARINE EXPLORATION, INC. AND SUBSIDIARIES

	Balance at Beginning of Year	Charged (Credited) to Expenses	Charged (Credited) to Other Accounts	Deductions	Balance at End of Year
Deferred recovery cost reserve
2012	2,557,149	—	—	2,557,149	—
2013	—	—	—	—	—
2014	—	—	—	—	—

Inventory reserve
2012	392,203	—	—	24,645	367,558
2013	367,558	3,774	—	—	371,332
2014	371,332	—	—	—	371,332

Accounts receivable reserve
2012	6,390,593	—	—	1,570,000	4,820,593
2013	4,820,593	500,000	—	189,000	5,131,593
2014	5,131,593	—	—	500,000	4,631,593

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunder duly authorized.

ODYSSEY MARINE EXPLORATION, INC.

Dated: March 16, 2015	By:	/S/ Mark D. Gordon
Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/S/ MARK D. GORDON	President and Chief Executive Officer (Principal Executive Officer)	March 16, 2015
Mark D. Gordon

/S/ Philip S. Devine	Chief Financial Officer (Principal Financial Officer)	March 16, 2015
Philip S. Devine

/S/ John D. Longley	Chief Operating Officer	March 16, 2015
John D. Longley

/S/ JAY A. NUDI	Treasurer (Principal Accounting Officer)	March 16, 2015
Jay A. Nudi

/s/ Gregory P. Stemm	Chairman of the Board	March 16, 2015
Gregory P. Stemm

/S/ BRADFORD B. BAKER	Lead Director	March 16, 2015
Bradford B. Baker

/S/ DAVID J. SAUL	Director	March 16, 2015
David J. Saul

/S/ MAX H. COHEN	Director	March 16, 2015
Max H. Cohen

/S/ JON D. SAWYER	Director	March 16, 2015
Jon D. Sawyer

/s/ Mark B. Justh	Director	March 16, 2015
Mark B. Justh

EXHIBITS INDEX

Exhibit Number	Description

3.1	Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-KSB for the year ended February 28, 2001)

3.2	Bylaws (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K dated February 28, 2006)

3.3	Certificate of Designation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K dated March 13, 2006)

3.4	Certificate of Amendment to Certificate of Designation of Series D Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K dated January 22, 2007)

3.5	Certificate of Amendment filed with the Nevada Secretary of State on June 6, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 8-K filed June 7, 2011)

4.1	Form of Warrant to Purchase Common Stock – Modification to Series G Convertible Preferred Stock (incorporated by reference to Exhibit 99.2 to the Company’s Report on Form 8-K dated April 20, 2011)

4.2	Reference is hereby made to Exhibit 10.19

10.2	Partnering Agreement Memorandum Concerning the Shipwreck of HMS Sussex, dated September 27, 2002 (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-QSB For the quarter ended August 31, 2002)

10.3*	2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.14 to the Company’s Report on Form 8-K dated August 3, 2005)

10.4	Revolving Credit Loan and Security Agreement with Fifth Third Bank dated February 7, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated February 8, 2008)

10.5	Revolving Credit Note with Fifth Third Bank dated February 7, 2008 (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K dated February 8, 2008)

10.6	Loan Agreement with Fifth Third Bank dated July 11, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated July 17, 2008)

10.7	Commercial Promissory Note with Fifth Third Bank dated July 11, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated July 17, 2008)

10.8	Mortgage and Security Agreement with Fifth Third Bank dated July 11, 2008 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated July 17, 2008)

10.9	First Amendment to Revolving Credit Loan and Security Agreement with Fifth Third Bank dated April 20, 2010 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated April 26, 2010)

10.10	Renewal to Revolving Credit with Fifth Third Bank dated April 20, 2010 (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K dated April 26, 2010)

10.11	Shipwreck Project Agreement with Gault Resources LLC dated February 11, 2011 (incorporated by reference to Exhibit 10.26 to the Company’s Annual Report on Form 10-K For the year ended December 31, 2010)

10.12	Second Amendment to Revolving Credit Loan and Security Agreement dated May 4, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011)

10.13	Amendment to Real Estate Loan Agreement dated May 4, 2011 (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011)

10.14	Securities Purchase Agreement dated November 8, 2011 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K filed November 9, 2011)

10.15	Form of Senior Convertible Note (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K filed November 9, 2011)

10.16	Warrant to Purchase Common Stock dated November 8, 2011 (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 8-K filed November 9, 2011)

10.17	Registration Rights Agreement dated November 8, 2011 (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 8-K filed November 9, 2011)

10.18	Third Amendment to the Loan and Security Agreement with Fifth Third Bank dated March 30, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated April 5, 2012)

10.19	Renewal, Advance and Consolidation Commercial Term Promissory Note dated March 30, 2012 (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K dated April 5, 2012)

10.20	Amendment Agreement dated April 25, 2012, to the Securities Purchase Agreement dated November 8, 2011 (incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 8-K dated April 26, 2012)

10.21	Form of Additional Note dated April 25, 2012 (incorporated by reference to Exhibit 10.6 to the Company’s Report on Form 8-K dated April 26, 2012)

10.22	Additional Note dated May 10, 2012 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated May 10, 2012)

10.26	Fourth Amendment to the Loan and Security Agreement with Fifth Third Bank dated July 11, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated July 17, 2013)

10.27	Renewal Commercial Term Promissory Note dated July 11, 2013 (incorporated by reference to Exhibit 10.2 to the Company’s Report on Form 8-K dated July 17, 2013)

10.28	Renewal Commercial Promissory Note (incorporated by reference to Exhibit 10.3 to the Company’s Report on Form 8-K dated July 17, 2013)

10.29	Second Amendment to Loan Agreement with Fifth Third Bank dated July 11, 2013 (incorporated by reference to Exhibit 10.4 to the Company’s Report on Form 8-K dated July 17, 2013)

10.30	Mortgage and Note Modification Agreement with Fifth Third Bank dated July 11, 2013 (incorporated by reference to Exhibit 10.5 to the Company’s Report on Form 8-K dated July 17, 2013)

10.31	Securities Purchase and Option Agreement dated July 12, 2013 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on form 10-Q for the quarter ended June 30, 2013)

10.32	First Amendment to Unit Option Agreement dated December 30, 2013 (incorporated by reference to Exhibit 10.34 to the Company’s Annual Report on Form 10-K For the year ended December 31, 2013)

10.33	Third Amendment to Unit Option Agreement dated December 30, 2013 (incorporated by reference to Exhibit 10.35 to the Company’s Annual Report on Form 10-K For the year ended December 31, 2013)

10.34	Loan Agreement dated May 7, 2014, with Fifth Third Bank (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on form 10-Q for the quarter ended March 31, 2014)

10.35	Non-Revolving Line Of Credit Promissory Note (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on form 10-Q for the quarter ended March 31, 2014)

10.36*	Employment Agreement dated August 7, 2014, between the Company and Mark D. Gordon (filed herewith electronically)

10.37**	Loan Agreement dated August 14, 2014 (incorporated by reference to Exhibit 10.1 to the Company’s Amendment No. 1 to Quarterly Report on Form 10-Q filed February 27, 2015)

10.38**	Promissory Note dated August 14, 2014 (incorporated by reference to Exhibit 10.2 to the Company’s Amendment No. 1 to Quarterly Report on Form 10-Q filed February 27, 2015)

10.39*	2015 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Report on Form 8-K dated January 2, 2015)

21.1	Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013)

23.1	Consent of Ferlita, Walsh, Gonzalez & Rodriguez, P.A., Independent Accountants (filed herewith electronically)

31.1	Certification of Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith electronically)

31.2	Certification of Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith electronically)

32.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350 (filed herewith electronically)

32.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350 (filed herewith electronically)

101.1	XBRL Interactive Data File

*	Management contract or compensatory plan.
**	Portions of these exhibits have been omitted pursuant to a confidential treatment request. The omitted information has been filed separately with the Securities and Exchange Commission.

Exhibit 10.36

ODYSSEY MARINE EXPLORATION, INC.

5215 West Laurel Street

Tampa, Florida 33607

(813) 876-1776

August 7, 2014

Mark D. Gordon

5215 West Laurel Street

Tampa, Florida 33607

Dear Mark:

On behalf of Odyssey Marine Exploration, Inc. (“Odyssey”), I am pleased to provide you with confirmation of the following terms and conditions of your employment with Odyssey and your appointment to the position of Chief Executive Officer.

1. Employment Period. The initial term of your employment under this letter agreement (this “Agreement”) will commence on the date of execution of the Agreement (the “Effective Date”) and end on the third anniversary of the Effective Date (the “Initial Term”) unless terminated earlier pursuant to Section 3 of this Agreement; provided, however, that as of the expiration date of each of (i) the Initial Term and (ii) if applicable, any Renewal Period (as defined below), the Employment Period will automatically be extended for a one-year period (each, a “Renewal Period”), unless either party gives at least ninety (90) days written notice (a “Notice of Non-Renewal”) prior to such expiration date of his or its intention not to renew the Employment Period (the Initial Term and each subsequent Renewal Period shall constitute the “Employment Period”). The Employment Period shall automatically end upon termination of your employment for any reason.

2. Terms of Employment.

a. Position. During the Employment Period, you shall serve as President and Chief Operating Officer of Odyssey and, effective as of October 1, 2014 (or such earlier date as the current Chief Executive Officer ceases serving in such position or you elect to assume that position), Chief Executive Officer of Odyssey, with such duties and responsibilities as are commensurate with such positions and as they are from time to time assigned in good faith by the Board of Directors of Odyssey (the “Board”) consistent with the terms and provisions of this Agreement. In performing your duties hereunder, you shall report directly to the Board. You shall also serve as a member of the Board during the Employment Period. Without your prior written consent, Odyssey will not relocate your principal place of employment by more than 40 miles away from the location of your current primary workplace.

b. Duties. During the course of your employment with Odyssey, you will dedicate substantially all of your business time and efforts to the business and affairs of Odyssey and use your reasonable best efforts to fulfill your duties and obligations hereunder; provided that, nothing herein will prevent you from (i) participating in industry, trade, professional, charitable and community activities, (ii) serving on corporate, civic or charitable boards or committees as mutually agreed by us and you, (iii) delivering lectures, fulfilling speaking

Mark D. Gordon

August 6, 2014

engagements, or teaching at educational institutions, and (iv) managing your personal investments and affairs, in each case so long as such activities do not materially conflict or interfere with the performance of your responsibilities to Odyssey hereunder.

c. Compensation

i. Base Salary. During the Employment Period, you shall receive an initial annual base salary of $295,000, which shall be increased to $350,000 upon your appointment as Chief Executive Officer of Odyssey (less payroll taxes and required withholdings) (the “Base Salary”), paid semi-monthly. The Base Salary will be reviewed by the Board or the Compensation Committee of the Board (the “Compensation Committee”) at least annually for increase (but not for decrease), with the first review to be conducted with the annual review of the compensation of all executive officers at the end of 2014. The Base Salary, as then increased, will be the “Base Salary” for all purposes of this Agreement.

ii. Annual Bonuses. During the Employment Period, Odyssey will establish a performance-based bonus plan (the “Plan”) pursuant to which you will be eligible to receive an annual bonus (the “Bonus”) with respect to each fiscal year of Odyssey (a “Fiscal Year”) ending during the Employment Period (each, a “Bonus Year”). The Board or the Compensation Committee will administer the Plan and, in consultation with you, will establish performance objectives for each Fiscal Year, which performance objectives shall be reasonably related to Odyssey’s business objectives. In the event that, with respect to the applicable Fiscal Year ending during the Employment Period, Odyssey achieves the pre-established target performance goals and you achieve the pre-established individual strategic objectives based on actual performance, you will be entitled to receive a Bonus in an amount that shall be no less than 70% of your Base Salary during such Fiscal Year (“Target Bonus”); provided, however, that the Board and/or Compensation Committee may also provide discretionary bonuses to you under the Plan. Subject to Section 4, you will be entitled to receive the Bonus only upon Odyssey’s achievement of the specified performance objectives and if you are employed on the last day of the applicable Bonus Year. The Bonus shall be paid no later than March 15 of the year following the end of the applicable Bonus Year, provided that the Board or Compensation Committee finally determines (x) that Odyssey has achieved the applicable performance objectives and (y) the amount of the bonus that shall be paid to each senior executive under the Plan for the applicable Bonus Year. If the Board or Compensation Committee has not made such final determination by March 15 of such year, the Bonus (if any) shall instead be paid as soon as practicable thereafter during such year.

iii. Equity Awards.

(A) Within 15 business days of the Effective Date, Odyssey will issue to you 100,000 shares of its Common Stock, $0.0001 par value per share (the “Common Stock”) under Odyssey’s 2005 Stock Incentive Plan (the “2005 Plan”). Such shares will be fully vested and registered for resale with the Securities and Exchange Commission on the date of issuance, and will not be subject to forfeiture or any rights of repurchase by Odyssey.

Mark D. Gordon

August 6, 2014

(B) On the earlier to occur of the date you are appointed CEO and October 1, 2014, Odyssey will grant you 500,000 restricted shares of Common Stock (the “Restricted Shares”) under the 2005 Plan. The Restricted Shares will be issued out of shares of Common Stock reserved for issuance under the 2005 Plan, registered on Form S-8, and will be granted on terms and subject to conditions of the 2005 Plan and a separate restricted stock award agreement reflecting the provisions of this Agreement. The award of Restricted Shares hereunder has been approved by the Compensation Committee and the Board, and will vest in accordance with the following stock performance standards:

•	125,000 Restricted Shares will vest when the average closing share price of the Common Stock for any 20 consecutive trading days is $3.50 or higher;

•	125,000 Restricted Shares will vest when the average closing share price for any 20 consecutive trading days is $4.00 or higher;

•	125,000 of the Restricted Shares will vest when the average closing share price for any 20 consecutive trading days is $4.50 or higher; and

•	125,000 Restricted Shares will vest when the average closing share price for any 20 consecutive trading days is $5.00 or higher.

Upon satisfaction of a particular share price vesting target, all lower share price vesting targets will be deemed satisfied and the shares associated therewith fully vested. Any Restricted Shares that remain unvested on the 5th anniversary of the date of grant will be forfeited as of 12:00 am on the next day. Vesting is subject to your continuous service with Odyssey. Effective immediately prior to the consummation of a Change of Control (as defined below) in which the consideration payable to shareholders of Odyssey in respect of a share of Common Stock has a value equal to or greater than $3.50 or if immediately prior to the effectiveness of a Change of Control the closing price per share of Common Stock is equal to or greater than $3.50, all outstanding Restricted Shares shall become fully vested.

(C) Annual Long Term Incentive Awards. With respect to each fiscal year of Odyssey ending during the Employment Period, you will be eligible to receive grants of equity compensation pursuant to Odyssey’s Long-Term Incentive Award program with a target value of no less than 125% of your Base Salary (based on the grant date value of any such award). The terms and conditions applicable to each such award will be determined by the Compensation Committee and will be no less favorable than those that apply to similarly situated senior executives of Odyssey.

v. Benefits. During the Employment Period, you will be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executives of Odyssey and its direct and indirect subsidiaries and will be eligible for participation in, and shall receive all benefits under, welfare benefit plans, practices, policies and programs provided by Odyssey to the extent applicable generally to other senior executives of Odyssey (“Benefit Plans”), in each case on a basis which is no less

Mark D. Gordon

August 6, 2014

favorable than is provided to other similarly situated senior executives of Odyssey. Odyssey reserves the right to amend or cancel any Benefit Plans at any time in its sole discretion, subject to the terms of such Benefit Plan and applicable law.

vi. Vacation; Paid Time-off. During the Employment Period, you will be entitled to paid vacation on a basis that is at least as favorable as that provided to other similarly situated senior executives of Odyssey. You will also receive other paid time-off in accordance with Odyssey’s policies for executive officers as such policies may exist from time to time.

vii. Expenses. During the Employment Period, you will be entitled to receive reimbursement for all reasonable out-of-pocket business, entertainment, and travel expenses you incur in the performance of your duties hereunder provided that such expenses are incurred in accordance with Odyssey’s applicable expense reimbursement policies and procedures then in effect.

viii. Fringe Benefits and Perquisites. During the Employment Period, you will be entitled to fringe benefits and perquisites consistent with the practices of Odyssey, and to the extent Odyssey provides similar benefits or perquisites (or both) to similarly situated senior executives of Odyssey. Notwithstanding the foregoing, each year during the Employment Period, Odyssey shall reimburse you for the amount of your membership dues and related business expenses for the World President Organization or comparable organizations in an amount not to exceed $20,000 in any calendar year.

ix. Legal Fees Incurred in Negotiating the Agreement. Odyssey will pay or you will be reimbursed by Odyssey for the amount of all reasonable legal fees and expenses reasonably incurred by you in connection with the negotiation and preparation of this Agreement, subject to a maximum of $15,000.

3. Termination of Employment.

a. Death or Disability. Your employment hereunder will terminate automatically upon your death during the Employment Period. If you become subject to a Disability during the Employment Period (pursuant to the definition of Disability set forth below), Odyssey may give you written notice in accordance with Sections 3(e) and 9(f) of its intention to terminate your employment. In such event, your employment with Odyssey will terminate effective on the 30th day after receipt of such notice by you (the “Disability Effective Date”). For purposes of this Agreement, “Disability” means that you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. Whether you have incurred a “Disability” shall be determined by a physician selected by Odyssey or its insurers, which physician is reasonably acceptable to you (or your legal representative). If the parties cannot agree on a licensed physician, each party shall select a licensed physician and the two physicians shall select a third who shall be the approved licensed physician for this purpose.

Mark D. Gordon

August 6, 2014

b. Cause. Your employment may be terminated at any time by Odyssey with or without Cause. For purposes of this Agreement, “Cause” means dismissal for: (i) willfully engaging in misconduct that is materially injurious to Odyssey; (ii) your willful and repeated failure to discharge your duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness); (iii) your conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony or a crime that constitutes a misdemeanor involving moral turpitude; (iv) the performance of an illegal act that is materially injurious to Odyssey while purporting to act in Odyssey’s behalf; (v) embezzlement, misappropriation, or fraud; or (vi) your material breach of Section 6 or your unauthorized use or disclosure of confidential information or trade secrets in a manner that is materially injurious to Odyssey. A termination will not be for “Cause” pursuant to clauses (i), (ii), (iv) or (vi), to the extent such conduct is curable, unless Odyssey shall have notified you in writing describing such conduct and prescribing conduct required to cure such conduct and you shall have failed to cure such conduct within ten (10) business days after your receipt of such written notice. For purposes of this definition of Cause, no act or failure to act on your part will be considered willful if it is done, or omitted to be done, by you in good faith and with a good faith belief that your act or omission was in the best interests of Odyssey.

c. Good Reason. Your employment may be terminated at any time by you for Good Reason. For purposes of this Agreement, “Good Reason” means voluntary resignation after any of the following actions taken by Odyssey or any of its subsidiaries without your prior written consent: (i) a material diminution in your Base Salary; (ii) a material diminution in your authority, duties, or responsibilities; (iii) a requirement that you report to a corporate officer or employee instead of reporting directly to the Board; (iv) a material change in the geographic location of your principal office, or (v) a material breach by Odyssey of other obligations under this Agreement. A termination will not be for “Good Reason” unless you have provided a Notice of Termination to Odyssey’s general counsel or Board setting forth your intent to resign for Good Reason and specifying with reasonable particularity the grounds constituting “Good Reason” within 90 days of the initial existence of such grounds and Odyssey shall have failed to cure the event giving rise to Good Reason within 30 days after Odyssey’s receipt of such written notice.

d. Voluntary Termination. You may voluntarily terminate your employment without Good Reason, and such termination shall not be deemed to be a breach of this Agreement.

e. Notice of Termination. Any termination by Odyssey for Cause or by reason of your Disability, or by you for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 9(f) of this Agreement. For purposes of this Agreement, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date. The failure by you or Odyssey to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of yours or Odyssey’s hereunder or preclude you or Odyssey from asserting such fact or circumstance in enforcing yours or Odyssey’s rights hereunder.

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f. Date of Termination. “Date of Termination” means (i) if your employment is terminated by Odyssey for Cause, or by you for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein pursuant to Section 3(e), as the case may be, (ii) if your employment is terminated by Odyssey other than for Cause or Disability, of if you voluntarily resign without Good Reason, the date on which the terminating party notifies the other party of such termination, (iii) if your employment is terminated by Odyssey due to Disability, the Disability Effective Date, or (iv) if your employment is terminated by reason of death, the date of death.

g. Resignation of All Other Positions. Upon termination of your employment hereunder for any reason, you agree to resign, effective on the Date of Termination from all positions that you hold as an officer or member of the board of directors (or a committee thereof) of Odyssey or any of its subsidiaries or affiliates

4. Obligations of Odyssey upon Termination.

a. Good Reason; Other Than for Cause; Notice of Non-Renewal. If, during the Employment Period, you terminate your employment for Good Reason or Odyssey terminates your employment without Cause or delivers a Notice of Non-Renewal, then Odyssey will provide you with the following severance payments and/or benefits:

(i) On the pay date immediately following the Date of Termination, Odyssey shall pay you in a lump sum, to the extent not previously paid, (A) the Base Salary through the Date of Termination, (B) the Bonus earned for any Bonus Year ended prior to the year in which the Date of Termination occurs, provided that you were employed on the last day of such Bonus Year, (C) the value of your unused vacation time accrued through the Date of Termination, calculated on the basis of your Base Salary at such time, and (D) reimbursement for unreimbursed reasonable business expenses (collectively, the “Accrued Obligations”);

(ii) An aggregate amount equal to 200% of the sum of your Base Salary and Target Bonus for the year in which the Date of Termination occurs (the “Cash Severance”), which shall be paid in equal monthly installments the last of which will be made prior to the second anniversary of the Date of Termination in accordance with Odyssey’s normal payroll practices; provided that such payments will be accelerated to the extent necessary to comply with or qualify for an exemption from Section 409A of the Internal Revenue Code (the “Code”);

(iii) Odyssey will pay you a prorated Bonus for the year in which the Date of Termination occurs, based on actual performance for such year, the amount of which prorated Bonus, if any, shall be determined and paid on or before March 15 of the year immediately following the end of the Fiscal Year to which such Bonus relates and in accordance with the terms of the Plan;

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(iv) If you timely and properly elect continuation coverage under COBRA, Odyssey shall reimburse you for the monthly COBRA premium paid by you for yourself and your dependents sufficient to continue your group health insurance coverage at the same level of coverage received as of the Date of Termination. Such reimbursement shall be paid to you on the 5th day of the month immediately following the month in which you timely remit the premium payment. You shall be eligible to receive such reimbursement until the earlier of: (i) the second anniversary of the Date of Termination; and (ii) the date you are no longer eligible to receive COBRA continuation coverage; and

(v) Notwithstanding the terms of the 2005 Plan, any other equity incentive plan of Odyssey, or any award agreements with you, as applicable (collectively, the “Equity Documents”):

(A) all outstanding unvested stock options granted to you before or during the Employment Period will become fully vested and exercisable for the remainder of their full term;

(B) all outstanding awards of restricted stock other than the Restricted Shares will become fully vested and any restrictions thereon shall lapse; and

(C) 50% of any outstanding Restricted Shares will become fully vested, and the balance shall remain outstanding and shall vest or be forfeited in accordance with the terms of this Agreement and the award agreement until the 5th anniversary of the date such Restricted Shares were granted.

b. Cause; Other than for Good Reason. If your employment shall be terminated by Odyssey for Cause or by you without Good Reason during the Employment Period, or if your employment terminates by reason of you providing a Notice of Non-Renewal, then Odyssey shall have no further payment obligations to you other than for payment of the Accrued Obligations. Thereafter, Odyssey shall have no further obligation to you other than the obligation to indemnify you pursuant to Section 7, provided, however, that Odyssey shall have no obligation to indemnify you for any act resulting in your termination for Cause.

c. Death. If your employment is terminated by reason of your death, then Odyssey shall pay your legal representatives within 30 days following such termination the Accrued Obligations.

d. Disability. If your employment is terminated by reason of your Disability, then Odyssey will provide you with the severance payments and/or benefits set forth in clauses (i) through (v) of Section 4(a).

e. General Release. The obligations of Odyssey to make payments under Sections 4(a) and (d) (other than the Accrued Obligations) are conditioned on you or your legal representative’s (as applicable) executing and delivering a general release of claims against Odyssey, and its subsidiaries and affiliated companies and their respective successors and assigns (and the officers and directors of such entities) in substantially the form attached hereto

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as Exhibit A (the “Release”) with such Release becoming effective not more than [90] days after the Date of Termination (the “Release Execution Period”), provided, however, that if the Release Execution Period begins in one taxable year and ends in the next taxable year, payments of Cash Severance shall not be made until the beginning of the second taxable year; provided, further, that the first installment payment of Cash Severance shall include all amounts that would otherwise have been paid to you during the period beginning on the Date of Termination and ending on the first payment date if no delay had been imposed.

5. Change of Control.

(a) Notwithstanding the terms of any Equity Document, immediately prior to consummation of a Change in Control;

(i) all outstanding unvested stock options granted to you before or during the Employment Period will become fully vested and exercisable for the remainder of their full term; and

(ii) all outstanding awards of restricted stock, other than the Restricted Shares, granted to you before or during the Employment Period will become fully vested and any restrictions thereon shall lapse.

(b) Notwithstanding any other provision contained herein, if your employment hereunder is terminated by you for Good Reason or by Odyssey on account of its failure to renew the Agreement in accordance with Section 1, or without Cause (other than on account of your death or Disability), in each case within twenty-four (24) months following a Change in Control:

(i) On the pay date immediately following such Date of Termination, Odyssey shall pay you in a lump sum, the Accrued Obligations;

(ii) Odyssey will pay you a lump sum amount equal to 250% of the sum of your Base Salary and Target Bonus for the year in which the Date of Termination occurs (or if greater, the year immediately preceding the year in which the Change in Control occurs) within 30 days following the Date of Termination;

(iii) Odyssey will pay you a prorated Bonus for the year in which the Date of Termination occurs, based on actual performance for such year, the amount of which prorated Bonus, if any, shall be determined and paid on or before March 15 of the year immediately following the end of the Fiscal Year to which such Bonus relates and in accordance with the terms of the Plan;

(iv) If you timely and properly elect continuation coverage under COBRA, Odyssey shall reimburse you for the monthly COBRA premium paid by you for yourself and your dependents sufficient to continue your group health insurance coverage at the same level of coverage received as of the Date of Termination. Such reimbursement shall be paid to you on the 5th day of the month immediately following the month in which you timely

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remit the premium payment. You shall be eligible to receive such reimbursement until the earlier of: (i) the second anniversary of the Date of Termination; and (ii) the date you are no longer eligible to receive COBRA continuation coverage; and

(v) Notwithstanding the terms of any Equity Document:

(A) all outstanding unvested stock options granted to you before or during the Employment Period will become fully vested and exercisable for the remainder of their full term; and

(B) all outstanding awards of restricted stock granted to you before or during the Employment Period will become fully vested and any restrictions thereon shall lapse.

(c) For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following after the Effective Date:

(i) one person (or more than one person acting as a group) acquires ownership of stock of Odyssey that, together with the stock held by such person or group, constitutes more than 40% of the total fair market value or total voting power of the stock of such corporation; provided that, a Change in Control shall not occur if any person (or more than one person acting as a group) owns more than 40% of the total fair market value or total voting power of Odyssey’s stock and acquires additional stock;

(ii) one person (or more than one person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of Odyssey’s stock possessing 25% or more of the total voting power of the stock of such corporation;

(iii) a majority of the members of the Board are replaced during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or

(iv) the sale of all or substantially all of Odyssey’s assets.

Notwithstanding the foregoing, a Change in Control shall not occur unless such transaction constitutes a change in the ownership of Odyssey, a change in effective control of Odyssey, or a change in the ownership of a substantial portion of Odyssey’s assets under Section 409A.

6. Non-Solicitation and Non-Compete. During the period commencing on the Effective Date and ending on the first anniversary of the Date of Termination (the “Restricted Period”), you will not directly or indirectly, personally or through others (a) solicit, recruit, or attempt to solicit or recruit any employee, agent, licensor, content provider, supplier, distributor, customer or partner of Odyssey to curtail, cancel or terminate such employment, agency or business relationship that it has with Odyssey or its affiliates; or (b) own, manage, operate, control, participate in, perform services for, make any investment in, assist, or otherwise carry on, Odyssey’s business (such business, including the business of any subsidiary or controlled

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affiliate of Odyssey, is referred to herein as the “Company Business”) or any business that directly competes with the Company Business (other than in the course of performing duties to Odyssey or any of its affiliates as an employee or other service provider).

7. Indemnification/Insurance. If you are made a party or threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), other than any Proceeding initiated by you or Odyssey related to any contest or dispute between you and Odyssey or any of its affiliates with respect to this Agreement or your employment hereunder, by reason of the fact that you are or were a director or officer of Odyssey, or any affiliate of Odyssey, or are or were serving at the request of Odyssey as a director, officer, member, employee or agent of another corporation or a partnership, joint venture, trust or other enterprise, you shall be indemnified and held harmless by Odyssey to the maximum extent permitted under the general corporation law of the State of Nevada or other applicable law, from and against any liabilities, costs, claims and expenses, including all costs and expenses incurred in defense of any Proceeding (including attorneys’ fees). Costs and expenses incurred by you in defense of any such Proceeding (including attorneys’ fees) shall be paid by Odyssey in advance of the final disposition of such litigation upon receipt by Odyssey of: (i) a written request for payment; (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought; and (iii) an undertaking adequate under applicable law made by you or on your behalf to repay the amounts so paid if it shall ultimately be determined that you are not entitled to be indemnified by Odyssey under this Agreement. Your rights under this provision, the Articles of Incorporation and Bylaws of Odyssey, and any other written agreement between you and Odyssey concerning indemnification and advancement of expenses shall survive the termination of your employment hereunder. No amendment, alteration, or repeal of this Agreement or of any provision of it shall limit or restrict any of your rights under this Agreement in respect of any action taken or omitted by you prior to such amendment, alteration or repeal. To the extent that a change in the laws of the State of Nevada, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the laws of the State of Nevada, Odyssey intends that you enjoy by this Agreement the greater benefits afforded by such change. No right or remedy conferred in this provision is intended to be exclusive or any other right or remedy (including under the Articles of Incorporation and Bylaws of Odyssey) and every other right or remedy shall be cumulative and in addition to every other right and remedy given under this Agreement or existing before or after the date of this Agreement at law or in equity or otherwise (including under the Articles of Incorporation and Bylaws of Odyssey, and any other written agreement between you and Odyssey concerning indemnification and advancement of expenses). During the Employment Period and for a period of six (6) years thereafter, Odyssey or any successor to Odyssey will purchase and maintain, at its own expense, directors’ and officers’ liability insurance providing coverage to you on terms that are no less favorable than the coverage provided to other directors and similarly situated senior executives of Odyssey.

8. Section 280G.

(a) Notwithstanding any other provision of this Agreement or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by Odyssey or its affiliates to you or for your benefit pursuant to the terms of this

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Agreement or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would, but for this Section 8 be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law or any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be either (i) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax (that amount, the “Reduced Amount”) or (ii) payable in full if your receipt on an after-tax basis of the full amount of payments and benefits (after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax)) would result in you receiving an amount greater than the Reduced Amount.

(b) The Covered Payments shall be reduced in a manner that maximizes your economic position. In applying this principle, the reduction shall be made in a manner consistent with the requirements of Section 409A of the Code, and where two economically equivalent amounts are subject to reduction but payable at different times, such amounts shall be reduced on a pro rata basis but not below zero.

(c) Any determination required under this Section 8 shall be made in writing in good faith by an independent accounting firm selected by Odyssey that is reasonably acceptable to you (the “Accountants”), which shall provide detailed supporting calculations to Odyssey and you as requested by Odyssey or you. Odyssey and you must provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 8. For purposes of making the calculations and determinations required by this Section 8, the Accountants may rely on reasonable, good faith assumptions and approximations concerning the application of Section 280G and Section 4999 of the Code. The Accountants’ determinations shall be final and binding on you and Odyssey. Odyssey will be responsible for all fees and expenses incurred by the Accountants in connection with the calculations required by this Section 8.

(d) It is possible that after the determinations and selections made pursuant to this Section 8 you will receive Covered Payments that are in the aggregate more than the amount provided under this Section 8 (“Overpayment”) or less than the amount provided under this Section 8 (“Underpayment”).

(i) If: (A) the Accountants determine, based upon the assertion of a deficiency by the Internal Revenue Service against either Odyssey or you which the Accountants believe has a high probability of success, that an Overpayment has been made or (B) it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that has been finally and conclusively resolved that an Overpayment has been made, then you will pay any such Overpayment to Odyssey.

(ii) If: (A) the Accountants, based upon controlling precedent or substantial authority, determine that an Underpayment has occurred or (B) a court of competent jurisdiction determines that an Underpayment has occurred, any such Underpayment will be paid promptly by Odyssey to you or for your benefit.

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August 6, 2014

9. General Provisions.

a. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Florida, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Florida to be applied. In furtherance of the foregoing, the internal law of the State of Florida will control the interpretation and construction of the Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

b. Arbitration of Claims. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be submitted to and settled by binding arbitration, conducted before a single panel member sitting in a location selected by you within 50 miles from the location of Odyssey’s executive offices, in accordance with the rules of the American Arbitration Association then in effect. The decision of the arbitrators in that proceeding shall be binding on Odyssey and you. Judgment may be entered on the award of the arbitrator in any court having jurisdiction. Each party will be responsible for its own costs and expenses in the arbitration proceeding, and one-half of the costs of the arbitrator. In addition, the arbitrator shall have the right, but not the obligation, to grant to the prevailing party recovery for all, or any portion of, the costs and expenses associated with such arbitration (including attorney’s fees) if the arbitrator deems it necessary and appropriate to satisfy the merits of the dispute.

c. Entire Agreement. This Agreement and the Equity Documents constitute the entire agreement, arrangement and understanding between you and Odyssey with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements, or representations by or between the parties, written or oral, which may have related to the subject matter hereof. Also, by your execution of this Agreement, you affirm that no one has made any written or oral statement that contradicts the provisions of this Agreement. In the event of any inconsistency between the terms contained in this Agreement and the terms contained in any Equity Document, the terms contained in this Agreement will control, and the provisions regarding vesting or termination contained in in any Equity Document will be superseded by the provisions of this Agreement to the extent of any conflict.

d. Successors and Assigns. This Agreement is personal to you and without the prior written consent of Odyssey shall not be assignable by you otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by your legal representatives. This Agreement shall inure to the benefit of and be binding upon Odyssey and its successors and assigns. Odyssey will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Odyssey to assume expressly and agree to perform this Agreement in the same manner and to the same extent that Odyssey would be required to perform it if no such succession had taken place. As used in this Agreement, “Odyssey” shall mean Odyssey as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

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e. Counterparts. This Agreement may be executed in counterparts, each of which (including any signature transmitted via facsimile or email) shall be deemed to be an original, and all of which together shall constitute one instrument.

f. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, transmitted via electronic mail, mailed by first class mail (postage prepaid and return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the recipient at the address below indicated or at such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder and received when delivered personally, five days after deposit in the U.S. mail, one day after deposit with a reputable overnight courier service, and if delivered by email, when the recipient, by an email for the sender set forth below or by a notice delivered by another method in accordance with this Section 9(f), acknowledges having received that email, with an automatic “read receipt” not constituting acknowledgment of an email for purposes of this Section 9(f).

If to Odyssey, to:

Odyssey Marine Exploration, Inc.
5215 West Laurel Street
Tampa, Florida 33607
Attention:	Melinda J. MacConnel, Esq., Executive Vice President, Secretary, and General Counsel
Telephone: (813) 789-6575
Email: mmacconnel@odysseymarine.com

If to you, to your address set forth above or the following electronic mail address: mark@odysseymarine.com.

g. No Mitigation. In no event shall you be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to you under any of the provisions of this Agreement and any amounts payable pursuant to Section 4 or 5 shall not be reduced by compensation you earn on account of employment with another employer.

h. Withholding. Odyssey may withhold from any amounts payable or benefits to be provided to you under this Agreement or otherwise all Federal, state, city or other taxes and other amounts that Odyssey may reasonably determine are required to be withheld pursuant to any applicable law or regulation.

i. Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of Odyssey and you and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall be construed as a waiver of such provisions or affect the validity, binding effect or enforceability of this Agreement or any provision hereof.

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j. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

k. Section 409A.

(i) This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a “separation from service” under Section 409A.

(ii) Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the you in connection with your termination of employment is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and you are determined to be a “specified employee” as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Date of Termination (the “Specified Employee Payment Date”) or, if earlier, on your death. The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date and interest on such amounts calculated based on the applicable federal rate published by the Internal Revenue Service for the month in which your separation from service occurs shall be paid to the you in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

(iii) To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following: (A) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (B) any reimbursement of an eligible expense shall be paid to you on or before the last day of the calendar year following the calendar year in which the expense was incurred; and (C) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

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August 6, 2014

Please sign where indicated below to signify your acceptance of this offer and your acknowledgement and agreement with the terms set forth herein.

Sincerely,

ODYSSEY MARINE EXPLORATION, INC

By:	/s/ Jon Sawyer

Name:	Jon Sawyer

Title:	Director

ACKNOWLEDGED AND AGREED:

/s/ Mark D. Gordon
Mark D. Gordon

Exhibit 23.1

VINCENT E. WALSH, CPA FROMENT JOHN GONZALEZ, ILL, CPA DON F. RODRIGUEZ, CPA, CVA SAM S. FERLITA, CPA, CVA	Members: American Institute of Certified Public Accountants — Florida Institute of Certified Public Accountants — Registered with Public Companies Accounting Standards Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8, SEC File No. 333-168611, 333-50325, 333-76038, 333-134631 and 333-166130 of Odyssey Marine Exploration, Inc. and subsidiaries of our reports dated March 9, 2015, on the financial statements and internal control over financial reporting of Odyssey Marine Exploration, Inc. and subsidiaries, in this Annual Report on Form 10-K for the year ended December 31, 2014.

FERLITA, WALSH, GONZALEZ & RODRIGUEZ, P.A.

Certified Public Accountants

Tampa, Florida

March 9, 2015

3302 Azeele St. • Tampa, FL 33609

(813) 877-9609 • Fax: (813) 875-4477

www.fwgcpas.com

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Mark D. Gordon, certify that:

1.	I have reviewed this annual report on Form 10-K of Odyssey Marine Exploration, Inc.:

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant’s, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 16, 2015

/s/ Mark D. Gordon
Mark D. Gordon President and Chief Executive Officer

Exhibit 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Philip S. Devine, certify that:

1.	I have reviewed this annual report on Form 10-K of Odyssey Marine Exploration, Inc.:

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant’s, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 16, 2015

/s/ Philip S. Devine
Philip S. Devine Chief Financial Officer (Principal Financial Officer)

Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

ODYSSEY MARINE EXPLORATION, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I hereby certify that, to the best of my knowledge, the annual report on Form 10-K of Odyssey Marine Exploration, Inc. for the period ending December 31, 2014, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Odyssey Marine Exploration, Inc.

/s/ Mark D. Gordon
Mark D. Gordon President and Chief Executive Officer

March 16, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Odyssey Marine Exploration, Inc. and will be retained by Odyssey Marine Exploration, Inc. and furnished to the Securities and Exchange Commission upon request.

Exhibit 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

ODYSSEY MARINE EXPLORATION, INC.

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I hereby certify that, to the best of my knowledge, the annual report on Form 10-K of Odyssey Marine Exploration, Inc. for the period ending December 31, 2014, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material aspects, the financial condition and results of operations of Odyssey Marine Exploration, Inc.

/s/ Philip S. Devine
Philip S. Devine Chief Financial Officer

March 16, 2015

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Odyssey Marine Exploration, Inc. and will be retained by Odyssey Marine Exploration, Inc. and furnished to the Securities and Exchange Commission upon request.

ODYSSEY MARINE EXPLORATION, INC. 5215 WEST LAUREL STREET TAMPA, FL 33607

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 8, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 8, 2015. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

   TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M90095-P59780 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ODYSSEY MARINE EXPLORATION, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.     To elect seven directors to serve as members of the Company’s Board of Directors for one to three-year terms, if Proposal 3(c) is approved, or, if Proposal 3(c) is not approved, for one-year terms until the next Annual Meeting or until their successors are elected;

		☐	☐	☐
Nominees:
01) John C. Abbott 02) Mark D. Gordon 03) Mark B. Justh 04) James S. Pignatelli 05) David J. Saul 06) Jon D. Sawyer 07) Gregory P. Stemm
The Board of Directors recommends you vote FOR the following proposals:		For	Against	Abstain			For	Against	Abstain

2.     To adopt and approve, for purposes of Nasdaq Listing Rule 5635, the Purchase Agreement dated March 11, 2015 (as amended, the “Purchase Agreement”),among the Company, Minera del Norte, S.A. de C.V. (“MINOSA”), and Penelope Mining LLC (the “Investor”), including the issuance of up to 31,300,297 shares of the Company’s Class AA Preferred Stock and the issuance of up to 31,300,297 shares of the Company’s common stock issuable upon conversion of the Class AA Preferred Stock, in each case calculated after giving effect to the one-for-six reverse stock split contemplated by Proposal 3(b) (the “Transaction Proposal”);

		☐	☐	☐

3(d)  A proposal limiting the liability of the Company’s directors and officers to the fullest extent permitted by Nevada law and that requires the expenses of officers and directors incurred in defending any threatened, pending, or completed action, suit, or proceeding involving alleged acts or omissions of such officer or director be paid as they are incurred (the “Liability Limitation Proposal”); and

							☐	☐	☐

3. To adopt an amendment to the Company’s articles of incorporation (the “Articles Amendment Proposal”), with the following sub-proposals:

3(e)  A proposal that allocates corporate opportunities among the Company and directors of the Company who are not officers, employees, or other members of management of the Company, and that otherwise modifies the corporate opportunity policy that previously applied to the Company under its amended and restated bylaws (the “Unaffiliated Director Proposal”);

							☐	☐	☐

3(a)  A proposal to provide that the aggregate number of shares the Company is authorized to issue is 150,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share (the “Authorized Capitalization Proposal”);

		☐	☐	☐	4. To hold a non-binding advisory vote to approve named executive officer compensation;		☐	☐	☐

3(b)  A proposal to implement a one-for-six reverse stock split whereby each six issued and outstanding shares of the Company’s common stock will be combined into one share of the Company’s common stock (the “Reverse Split Proposal”);

		☐	☐	☐	5. To approve the Company’s 2015 Stock Incentive Plan, as amended;		☐	☐	☐

3(c)  A proposal to classify the membership of the Company’s Board of Directors into three classes, as nearly equal in number as possible with one class to be elected annually for staggered three-year terms (the “Classified Board Proposal”);

		☐	☐	☐	6. To ratify the appointment of Ferlita, Walsh, Gonzalez & Rodriguez, P.A. as our independent registered public accounting firm; and		☐	☐	☐

7.     A proposal to grant the chairperson of the Annual Meeting the authority to adjourn or postpone the Annual Meeting, if necessary, in order to solicit additional proxies in the event that (a) there are not sufficient affirmative votes present at the Annual Meeting to adopt the proposals or (b) a quorum is not present at the Annual Meeting (the “Adjournment Proposal”).

							☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

MEETING LOCATION:

Holiday Inn - Tampa

Princess Palm Room

700 N. Westshore Boulevard

Tampa, FL 33609

DIRECTIONS:

One block North of I-275 at the corner of Westshore Boulevard & Cypress Street

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement, Annual Report on Form 10-K and Stockholder Letter

are available at www.proxyvote.com

M90096-P59780

ODYSSEY MARINE EXPLORATION, INC.

Annual Meeting of Stockholders

June 9, 2015 9:30 AM

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gregory P. Stemm and Bradford B. Baker, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ODYSSEY MARINE EXPLORATION, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:30 AM, EDT on June 9, 2015, at the Holiday Inn - Tampa, Princess Palm Room, 700 North Westshore Blvd., Tampa, FL 33609 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side